As filed with the Securities and Exchange Commission on April 14, 2000.

                                                      Registration No. 333-95091
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                       PRE-EFFECTIVE AMENDMENT NO. 2
                                      TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                      CENTERSTATE BANKS OF FLORIDA, INC.
           ---------------------------------------------------------
          (Name of Small Business Issuer as specified in its charter)

            FLORIDA                                6711                         59-3606741
            -------                                ----                         ----------
(State or other jurisdiction of        (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)             Classification Code)            Identification Number)

         7722 SR 544 EAST, WINTER HAVEN, FLORIDA 33881  (863) 422-8990
         -------------------------------------------------------------
         (Address and telephone number of principal executive offices)


                                JAMES H. WHITE
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      CENTERSTATE BANKS OF FLORIDA, INC.
         7722 SR 544 EAST, WINTER HAVEN, FLORIDA 33881 (863) 422-8990
         ------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                              ------------------

                                   Copy to:

                           JOHN P. GREELEY, ESQUIRE
                      SMITH, MACKINNON, GREELEY, BOWDOIN,
                        EDWARDS, BROWNLEE & MARKS, P.A.
                            255 SOUTH ORANGE AVENUE
                                   SUITE 800
                            ORLANDO, FLORIDA 32801
                                (407) 843-7300
                           FACSIMILE (407) 843-2448

                              ------------------

           APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF
                         THE SECURITIES TO THE PUBLIC:

         The date of mailing the Proxy Statement-Prospectus included herein to the shareholders of First National Bank of Polk County.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                               ------------------
             PROXY STATEMENT FOR FIRST NATIONAL BANK OF POLK COUNTY
                               ------------------

                PROSPECTUS OF CENTERSTATE BANKS OF FLORIDA, INC.
                               ------------------


Dear First National Bank of Polk County shareholder:

         This proxy statement/prospectus is being furnished to you because you own common stock of First National Bank of Polk County. The board of directors of First National/Polk has approved a merger whereby First National/Polk will become a subsidiary of Centerstate Banks of Florida, Inc. IN THE MERGER, YOU WILL RECEIVE 1.62 SHARES OF CENTERSTATE BANKS OF FLORIDA COMMON STOCK FOR EACH SHARE OF FIRST NATIONAL/POLK COMMON STOCK YOU OWN. Centerstate Banks of Florida has not yet commenced any business. It has, however, entered into similar merger agreements with First National Bank of Osceola County, headquartered in Kissimmee, Florida, and Community National Bank of Pasco County, headquartered in Zephyrhills, Florida. The closing of the First National/Polk merger is conditioned upon the simultaneous closing by Centerstate Banks of Florida of the First National Bank of Osceola County and Community National Bank of Pasco County mergers. Upon the consummation of these mergers, First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County will operate as separate subsidiaries of Centerstate Banks of Florida.

         The mergers would result in 36.2%, 29.2%, and 34.6% of the outstanding Centerstate Banks of Florida common stock being owned by First National Bank of Osceola County shareholders, First National/Polk shareholders, and Community National Bank of Pasco County shareholders, respectively.

         Centerstate Banks of Florida common stock is not listed for quotation on any stock exchange and is not actively traded.

         The special meeting at which you will consider approval of the merger will be held at ______, p.m. on ___________, 2000, at First National/Polk's principal executive offices, 7722 SR 544 East, Winter Haven, Florida 33881. We cannot complete the merger unless holders of at least two-thirds of First National/Polk common stock approve it.

         Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the merger. If you fail to return your card, the effect will be a vote against the merger. YOUR VOTE IS VERY IMPORTANT.

         On behalf of the board of directors of First National/Polk, we urge you to vote "FOR" approval and adoption of the merger.


      James H. White                 George H. Carefoot
      Chairman of the Board          President and Chief Executive Officer

                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

         The date of this proxy statement/prospectus is __________, 2000 and it is first being mailed to shareholders of First National/Polk on or about ________, 2000.


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
                                                                                                        Page
                                                                                                        ----
QUESTIONS AND ANSWERS ABOUT THE MERGER ..............................................................     1

SUMMARY .............................................................................................     2
               Centerstate and First National/Polk are the parties to the merger ....................     2
               Centerstate intends to continue First National/Polk dividend policy ..................     2
               The investment banker says the merger is fair to shareholders ........................     2
               Shareholders may exercise dissenters' rights .........................................     3
               There are certain differences between Centerstate and First National/Polk shares .....     3
               The First National/Polk board of directors recommends approval of the merger .........     3
               The merger is generally tax free to shareholders .....................................     3
               Management stock options will convert to Centerstate options .........................     3
               The special meeting will be held on ___________, 2000 ................................     3
               Information on voting at a special meeting and director ownership of stock ...........     4
               First National/Polk will continue its operations after the merger ....................     4
               The merger agreement is included in the proxy statement/prospectus ...................     4
               The bank regulatory agencies have approved the merger ................................     4
               The merger agreement can be terminated before it is closed ...........................     4
               Centerstate Banks of Florida intends to use pooling of interests accounting treatment.     4

COMMUNITY NATIONAL BANK OF PASCO COUNTY AND
               FIRST NATIONAL BANK OF OSCEOLA COUNTY MERGERS.........................................     5

FIRST NATIONAL BANK OF POLK COUNTY
               SELECTED FINANCIAL DATA...............................................................     6

THE SPECIAL MEETING .................................................................................    13
               General...............................................................................    13
               Date, time and place of the special meeting...........................................    13
               Shares outstanding and entitled to vote; record date..................................    13
               Vote required to approve merger.......................................................    13
               Voting and solicitation of proxies ...................................................    13

THE MERGER ..........................................................................................    15
               General information about the merger .................................................    15
               Background of the merger .............................................................    15
               Recommendation of the First National/Polk board ......................................    18
               Opinion of financial advisor .........................................................    19
               Compensation of Allen C. Ewing .......................................................    24
               Centerstate's reasons for the merger .................................................    25
               Conversion ratio .....................................................................    25
               Interest of certain persons in the merger ............................................    25
               Effectiveness of the merger ..........................................................    26
               Regulatory approvals for the merger ..................................................    26
               Rights of dissenting shareholders ....................................................    26
               Resales of Centerstate Banks of Florida common stock to be received
                       by affiliates of First National/Polk .........................................    27

                                       i

                                                                                                       Page
                                                                                                       ----
               Accounting treatment of the merger ..................................................    28
               Federal income tax consequences of the merger .......................................    28
               How to exchange First National/Polk stock certificates
                       for Centerstate Banks of Florida stock ......................................    29
               Conduct of business pending the merger ..............................................    29
               Conditions for the merger ...........................................................    31
               Expenses and fees related to the merger .............................................    31
               Amendment, waiver and termination ...................................................    31

DIFFERENCE IN RIGHTS OF CENTERSTATE BANKS OF FLORIDA
               AND FIRST NATIONAL/POLK SHAREHOLDERS ................................................    32
               Authorized capital stock ............................................................    32
               Voting ..............................................................................    33
               Shareholders' meetings ..............................................................    33
               Dividend rights .....................................................................    33
               Appraisal rights ....................................................................    34
               Control share and fair price laws ...................................................    34

MARKET AND DIVIDEND INFORMATION ....................................................................    35
               Stock trading information ...........................................................    35
               Dividends ...........................................................................    36

DESCRIPTION OF CENTERSTATE BANKS OF FLORIDA ........................................................    36
               Conduct of business prior to the merger .............................................    36
               Conduct of business following the merger ............................................    37
               Directors ...........................................................................    37
               Executive officers ..................................................................    38
               Property ............................................................................    38
               Employees ...........................................................................    39
               Legal proceedings ...................................................................    39

BUSINESS OF FIRST NATIONAL/POLK ....................................................................    39

SUPERVISION AND REGULATION .........................................................................    64

DESCRIPTION OF CAPITAL STOCK .......................................................................    70
               General .............................................................................    70
               Common shares .......................................................................    70
               Preferred shares ....................................................................    70
               Indemnification provisions ..........................................................    70

LEGAL OPINION ......................................................................................    71

EXPERTS ............................................................................................    71

ADDITIONAL INFORMATION .............................................................................    71

                                       ii

                                                                                                       Page
                                                                                                       ----
INDEX TO FINANCIAL STATEMENTS ......................................................................    F-1

Appendices

Appendix A:       Agreement to Merge Among First National Bank of Polk County,
                  Centerstate Banks of Florida, Inc. and First Interim National
                  Bank of Polk County

Appendix B:       Opinion of Allen C. Ewing & Co.

Appendix C:       Excerpts from Section 215a of the National Bank Act

Appendix D:       Information on Community National Bank of Pasco County

Appendix E:       Information on First National Bank of Osceola County

Q:       WHAT WILL HAPPEN IN THE MERGER?

A: First National/Polk will continue to conduct its business and operations as it currently conducts it, but as a subsidiary bank of Centerstate Banks of Florida.

Q:       HOW WILL I BE AFFECTED BY THE MERGER?

A: After the merger, you will own shares in Centerstate Banks of Florida. Centerstate Bank of Florida will have three subsidiary banks, which will consist of First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County. There are certain differences in owning shares of Centerstate Banks of Florida compared to First National/Polk. You should carefully review these differences, which are discussed beginning on page 33.

Q:       WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed envelope as soon as possible so that your shares of First National/Polk common stock will be represented at the special meeting even if you cannot attend.

Q:       WHAT AM I BEING ASKED TO VOTE ON?

A:       You are being asked to vote on the merger.

Q:       WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: You may send in a later-dated proxy card or you may attend the special meeting and vote your shares in person. If you have already mailed your proxy card and want to vote in person, before the meeting you should notify the president of First National/Polk.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, we will send you written instructions for exchanging your First National/Polk common stock for Centerstate Banks of Florida common stock.

Q:       WHEN WILL THE MERGER BE COMPLETED?

A: Assuming we receive the required approvals, we expect the merger to be completed during the second quarter of 2000.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A: If you want additional copies of this document or if you want to ask any questions about the merger, you should contact:

         First National/Polk
         George H. Carefoot
         President and Chief Executive Officer
         7722 SR 544 East
         Winter Haven, Florida  33881
         (863) 422-8990

         Please rely only on the information in this proxy statement/prospectus or information that we have referred you to review. We have not authorized anyone to provide you with different information.

                                    SUMMARY

         This summary section may not contain all information that is important to you. You are urged to read the entire proxy statement/prospectus before deciding how to vote your shares.

CENTERSTATE AND FIRST NATIONAL/POLK ARE THE PARTIES TO THE MERGER

         First National/Polk is located in Polk County, Florida, and provides general banking services, including personal lines of credit, commercial, agricultural, real estate and installment loans, checking, savings, NOW and money market accounts, certificates of deposit and individual retirement accounts. The principal office of First National/Polk is located at 7722 SR 544 East, Winter Haven, Florida 33881. Its telephone number is (863) 422-8990.

         Centerstate Banks of Florida has not yet conducted any business. It is being organized to serve as a bank holding company for First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County. The principal office of Centerstate Banks of Florida is located at 7722 SR 544 East, Winter Haven, Florida 33881. Its telephone number is
(863) 422-8990.

         Centerstate Banks of Florida has not commenced operations and will not until the proposed merger is consummated. It has no assets or liabilities other than $1.00 initial capitalization.

         FIRST NATIONAL/POLK SHAREHOLDERS WILL RECEIVE 1.62 SHARES OF CENTERSTATE COMMON STOCK FOR EACH SHARE OUTSTANDING.

         In the merger, for each share of First National/Polk common stock you own, you will receive 1.62 shares of Centerstate Banks of Florida common stock.

         You will not receive any fractional shares. Instead, you will receive a check in payment for any fractional shares based on the book value of a share of First National/Polk common stock at the end of the month prior to effectiveness of the merger.

CENTERSTATE INTENDS TO CONTINUE FIRST NATIONAL/POLK DIVIDEND POLICY

         First National/Polk paid cash dividends of $.18 per share in 1999 and $.15 per share in 1998. Centerstate Banks of Florida intends to pay cash dividends to shareholders following the merger in an amount at least equal on a comparative basis to the amount historically received by First National/Polk shareholders. The payment of dividends by Centerstate Banks of Florida is dependent upon its profitability, capital requirements, and regulatory constraints.

THE INVESTMENT BANKER SAYS THE MERGER IS FAIR TO SHAREHOLDERS


         Allen C. Ewing & Co., which was retained by First National/Polk as financial advisor in connection with the merger, has advised First National/Polk that the merger conversion ratio is fair from a financial point of view to the First National/Polk shareholders. This fairness opinion was issued on December 22, 1999, and will not be updated prior to the closing of the merger. First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County have agreed to pay Allen C. Ewing a total fee of $25,000, or $8,333.00 each, for financial advisory services rendered in the merger, and to reimburse Allen C. Ewing for reasonable out-of-pocket expenses incurred as a part of its engagement.

SHAREHOLDERS MAY EXERCISE DISSENTERS RIGHTS

         In the merger, you may be entitled to dissenters' rights under the national banking laws. If you properly exercise your dissenters' rights, you will be entitled to receive in cash the value of the shares determined as of the day the merger becomes effective. See "The Merger - Rights of dissenting shareholders," page 28.

THERE ARE CERTAIN DIFFERENCES BETWEEN CENTERSTATE AND FIRST NATIONAL/POLK SHARES

         As a First National/Polk shareholder, you can cumulate your votes in the election of directors, which allows minority shareholders to have the ability to elect a director. Centerstate Banks of Florida shareholders do not have such rights, and thus a majority of the shares elects the entire board. First National/Polk shareholders also have certain appraisal rights in merger and consolidation transactions. If Centerstate Banks of Florida shares qualify for trading under the NASDAQ system, then Centerstate Banks of Florida shareholders will not have dissenters' rights in connection with a merger or consolidation transaction. Please see "Difference in Rights of Centerstate Banks of Florida and First National/Polk Shareholders" beginning on page ____ for additional information regarding changes in shareholder rights.

THE FIRST NATIONAL/POLK BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE MERGER

         The board of directors of First National/Polk believes that the merger is in the best interest of First National/Polk shareholders, and unanimously recommends a vote FOR approval of the merger. See "The Merger - Recommendation of the First National/Polk Board," page 20.


EACH OF THE BANKS USED THE SAME LAW FIRM AND INVESTMENT BANKER

         Each of the three banks used the same law firm and investment banker in connection with the merger transactions. The board of directors of each of the three banks considered and waived the potential conflict of interest of using the same law firm and the same investment banker.


THE MERGER IS GENERALLY TAX FREE TO SHAREHOLDERS



         We have an opinion of KPMG LLP that the merger is generally tax free to First National/Polk shareholders for U.S. federal income tax purposes. You will have to pay taxes on a portion of any cash you receive instead of fractional shares or if you dissent and receive cash payment for your First National/Polk shares. Your tax consequences depend on your personal situation. You are encouraged to consult your tax advisor. See "The Merger - Federal income tax consequences of the merger," page 29.



MANAGEMENT STOCK OPTIONS WILL CONVERT TO CENTERSTATE OPTIONS AND DIRECTORS FEES WILL BE PAID

         First National/Polk management has no change in control, employment or other agreements. They do, however, own options for First National/Polk common stock which will convert into options for Centerstate Banks of Florida common stock on the same basis that the First National/Polk shares are converted into Centerstate Banks of Florida common stock in the merger. Centerstate Banks of Florida intends to pay its directors a monthly fee of $300 for each board meeting and $100 for each committee meeting attended by the director. While Centerstate Banks of Florida will have a stock option plan for employees, it has made no decision regarding the issuance of any stock options.



THE SPECIAL MEETING WILL BE HELD ON ___________, 2000

         The special meeting will be held on __________, ___________, 2000 at ____ p.m., local time, at the offices of First National/Polk at 7722 SR 544 East, Winter Haven, Florida 33881. See "The Special Meeting," on page ____.

INFORMATION ON VOTING AT A SPECIAL MEETING AND DIRECTOR OWNERSHIP OF STOCK

         You may vote at the special meeting only if you owned shares of First National/Polk common stock at the close of business on __________, ___________, 2000. You may cast one vote for each share of First National/Polk common stock owned at that date. In order to approve the merger, the holders of at least two-thirds of the outstanding shares of First National/Polk common stock must vote in favor of the merger. As of __________, 2000, the First National/Polk directors, executive officers and their affiliates held a total of 52.50% of the outstanding shares of First National/Polk. Management of First National/Polk expects that these persons will vote in favor of the merger.

FIRST NATIONAL/POLK WILL CONTINUE ITS OPERATIONS AFTER THE MERGER

         We propose a merger between First National/Polk and a subsidiary to be formed by Centerstate Banks of Florida. After the merger, First National/Polk will retain its name, officers and directors and continue its operations from its same banking offices.

THE MERGER AGREEMENT IS INCLUDED IN THE PROXY STATEMENT/PROSPECTUS

         We have attached the merger agreement as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

THE BANK REGULATORY AGENCIES HAVE APPROVED THE MERGER

         The merger has been approved by the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency.

THE MERGER AGREEMENT CAN BE TERMINATED BEFORE IT IS CLOSED

         We may terminate the merger agreement at any time without completing the merger, even after you have approved it.

         In addition, either of us may decide, without the consent of the other, to terminate the merger agreement if the merger has not occurred by December 31, 2000, or if the shareholders of First National/Polk fail to approve the merger. For a description of other circumstances in which either of us may terminate the merger agreement, see "The Merger Agreement - Amendment, waiver and termination," page 33.

CENTERSTATE BANKS OF FLORIDA INTENDS TO USE POOLING OF INTERESTS ACCOUNTING TREATMENT

         We believe the merger qualifies as a pooling of interests for accounting purposes. Using this accounting method, Centerstate Banks of Florida anticipates that the asset and liability accounts of First National/Polk will not be adjusted, but will be combined with the corresponding accounts of First National Bank of Osceola County and Community National Bank of Pasco County. This means no goodwill will be reported on the books of Centerstate Banks of Florida, which otherwise would reduce its accounting net income for the next several years.

                  COMMUNITY NATIONAL BANK OF PASCO COUNTY AND
                 FIRST NATIONAL BANK OF OSCEOLA COUNTY MERGERS

         On December 10, 1999, Centerstate Banks of Florida entered into separate merger agreements with Community National Bank of Pasco County and First National Bank of Osceola County. These merger agreements provide for the two banks to become subsidiaries of Centerstate Banks of Florida, along with First National/Polk. Similar to the First National/Polk transaction, these two bank mergers are expected to be accounted for as a pooling-of-interest.

         The terms of the merger agreements between Centerstate Banks of Florida and each of the three banks are similar, with the exception of the conversion ratio applicable to the particular bank. The merger agreement between Centerstate Banks of Florida and Community National Bank of Pasco County provides for shareholders of Community National Bank of Pasco County to receive
2.02 shares of Centerstate Banks of Florida common stock for each outstanding share of Community National Bank of Pasco County. The merger agreement between Centerstate Banks of Florida and First National Bank of Osceola County provides for shareholders of First National Bank of Polk County to receive 2.00 shares of Centerstate Banks of Florida common stock for each outstanding share of First National Bank of Osceola County.

         Assuming the conversion of all First National/Polk common stock, and the conversion of all First National Bank of Osceola County and Community National Bank of Pasco County common stock in their mergers, the consummation of the First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County mergers would result in 29.2%, 36.2%, and 34.6% of the outstanding Centerstate Banks of Florida common stock being owned by First National/Polk shareholders, First National Bank of Osceola County shareholders, and Community National Bank of Pasco County shareholders, respectively.

         The merger transactions involving First National/Polk, Community National Bank of Pasco County and First National Bank of Osceola County are all conditioned upon each of the three bank merger transactions closing on the same date. Thus, none of the transactions will close unless all of the bank merger transactions close and each of First National/Polk, Community National Bank of Pasco County and First National Bank of Osceola County become subsidiaries of Centerstate Banks of Florida.

         Since the closing of the First National/Polk transaction is conditioned upon the simultaneous closing by Centerstate Banks of Florida of the Community National Bank of Pasco County and First National Bank of Osceola County transactions, this proxy statement/prospectus also includes information on Community National Bank of Pasco County and First National Bank of Osceola County, as well as pro forma financial information which takes into account the closing by Centerstate of all three bank transactions. For additional information regarding Community National Bank of Pasco County and First National Bank of Osceola County, see the pro forma financial information of Centerstate Banks of Florida, the financial statements of the banks included under the section entitled "Index to Financial Statements," and the Appendices to this proxy statement/prospectus.

                       First National Bank Of Polk County
                             SELECTED FINANCIAL DATA

         The information presented below for the years ended December 31, 1995 through 1999 is derived in part from First National/Polk's audited financial statements. This information does not purport to be complete and should be read in conjunction with First National/Polk's financial statements appearing elsewhere in this prospectus.

                             SELECTED FINANCIAL DATA
                            Years Ended December 31,


                                                                ---------     ---------     ---------     ---------     ---------
                                                                  1999          1998          1997          1996          1995
          (Dollars in thousands except for per share data)      ---------     ---------     ---------     ---------     ---------
          SUMMARY OF OPERATIONS:
          Total Interest Income                                 $   4,993     $   4,998     $   4,439     $   3,878     $   3,430
          Total Interest Expense                                   (2,020)       (2,232)       (1,959)       (1,832)       (1,660)
                                                                ---------     ---------     ---------     ---------     ---------
                                                                $   2,973     $   2,766     $   2,480     $   2,046     $   1,770
          Provision for Loan Losses                                   (63)          (39)          (73)         (120)         (168)
                                                                ---------     ---------     ---------     ---------     ---------
          Net Interest Income After Provision for
               Loan Losses                                      $   2,910     $   2,727     $   2,407     $   1,926     $   1,602
          Noninterest Income                                          355           274           209           170           109
          Noninterest Expense                                      (2,244)       (2,014)       (1,766)       (1,447)       (1,221)
                                                                ---------     ---------     ---------     ---------     ---------
          Income before Income Taxes                            $   1,021     $     987     $     850     $     649     $     490
          Income Taxes                                               (375)         (296)         (302)         (244)          (39)
                                                                ---------     ---------     ---------     ---------     ---------
          Net Income                                            $     646     $     691     $     548     $     405     $     451
                                                                =========     =========     =========     =========     =========

          PER COMMON SHARE DATA:
          Basic Earnings Per Share                              $    1.37     $    1.58     $    1.35     $    1.01     $    1.12
          Diluted Earnings Per Share                            $    1.32     $    1.49     $    1.27     $    0.96     $    1.12
          Book Value Per Share                                  $   14.07     $   13.35     $   11.88     $   10.71     $    9.94
          Tangible Book Value Per Share                         $   14.21     $   13.19     $   11.82     $   10.58     $    9.64
          Dividends                                             $    0.18     $    0.15     $    0.10     $    0.07     $    0.00
          Actual Shares Outstanding                               486,625       441,250       412,500       402,500       402,500
          Weighted Average Shares Outstanding                     472,662       437,360       406,719       402,500       402,500
          Diluted Weighted Average Shares Outstanding             488,155       462,503       431,201       421,065       402,500

          BALANCE SHEET DATA:
          Assets                                                $  75,007     $  73,778     $  63,925     $  54,303     $  48,239
          Total Loans, net                                         43,169        39,415        34,497        29,651        25,164
          Total Deposits                                           67,730        67,426        58,454        49,350        43,650
          Short-Term Borrowings                                       259           255           389           337           280
          Shareholders' Equity                                      6,846         5,890         4,901         4,311         4,002
          Tangible Capital                                          6,913         5,821         4,876         4,257         3,881
          Average Total Assets                                     74,812        69,901        59,473        52,063        44,054
          Average Loans (net)                                      40,127        36,991        32,541        27,607        23,926
          Average Interest Earning Assets                          68,128        63,969        54,153        47,653        40,641
          Average Deposits                                         67,766        63,486        54,534        47,327        39,334
          Average Interest Bearing Deposits                        56,432        54,486        46,983        41,384        34,589
          Average Interest Bearing Liabilities                     56,778        55,169        47,394        47,665        39,682
          Average Shareholders' Equity                              6,422         5,456         4,568         4,049         3,567

                            Years Ended December 31,




                                                                ---------     ---------     ---------     ---------   ---------
                                                                  1999          1998          1997           1996        1995
          (Dollars in thousands except for per share data)      ---------     ---------     ---------     ---------   ---------

          SELECTED FINANCIAL RATIOS:
          Return on Average Assets                                  0.86%        0.99%        0.92%        0.78%        1.02%
          Return on Average Equity                                 10.06%       12.66%       12.00%       10.00%       12.64%
          Dividend Payout                                          13.17%        9.49%        7.42%        6.96%        0.00%
          Efficiency (1)                                           67.43%       66.25%       65.67%       65.30%       64.98%
          Net Interest Margin (2)                                   4.36%        4.32%        4.58%        4.29%        4.36%
          Net Interest Spread (3)                                   3.77%        3.77%        4.06%        4.29%        4.26%

          CAPITAL RATIOS:
          Tier 1 Leverage Ratio                                     9.19%        8.19%        7.81%        7.91%        8.53%
          Risk-Based Capital
            Tier 1                                                 17.01%       14.80%       14.44%       14.07%       14.20%
            Total                                                  18.26%       16.00%       15.70%       15.33%       15.45%
          Average Equity to Average Assets                          8.58%        7.81%        7.68%        7.78%        8.10%

          ASSET QUALITY RATIOS:
          Net Charge-Offs to Average Loans                          0.29%        0.01%        0.09%       -0.04%        0.48%
          Allowance to Period End Loans                             1.45%        1.72%        1.86%        2.07%        1.92%
          Allowance for Loan Losses to
               Nonperforming Loans                                140.89%      104.72%        0.00%      209.22%      226.29%
          Nonperforming Assets to Total Assets                      0.85%        0.89%        0.00%        1.18%        0.49%

          OTHER DATA:
          Banking Locations                                            3            3            3            2            2
          Full-Time Equivalent Employees                              32           32           28           27         19.5

(1) Efficiency ratio is non-interest expense divided by the sum of net interest income before the provision for loan loss plus non-interest income.
(2) Net interest margin is net interest income divided by total average earning assets.
(3) Net interest spread is the difference between the average yield on average earning assets and the average yield on average interest bearing liabilities.

               UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS

The following pro forma condensed financial statements reflect the balance sheets as of December 31, 1999 and 1998 and the income statements for the years then ended after giving effect to the merger whereby First National Bank of Osceola County, Community National Bank of Pasco County and First National Bank of Polk County will become subsidiaries of Centerstate Banks of Florida, Inc. The merger is expected to be accounted for as a pooling of interests. The conversion ratio recommended is 2.0 shares of Centerstate Banks of Florida common stock for each share of First National Bank of Osceola County, 2.02 shares of Centerstate Banks of Florida common stock for each outstanding share of Community National Bank of Pasco County and 1.62 shares of Centerstate Banks of Florida common stock for each outstanding share of First National Bank of Polk County.

                       CENTERSTATE BANKS OF FLORIDA, INC.

                             Pro Forma Balance Sheet

                                December 31, 1999

                                                                First National/   Community     First National/
                                                   CenterState     Osceola       Nat'l/Pasco         Polk           Combined
                                                   ----------   --------------  -------------   --------------   ---------------
                 ASSETS

Cash and due from banks                            $        1   $   6,833,328   $  7,729,372    $   5,413,247    $    19,975,948
Federal funds sold                                                    700,770        737,000        2,631,000          4,068,770
Investment securities available for sale                           22,038,778     17,625,445       20,162,297         59,826,520
Investment securities held to maturity                              3,532,305             --               --          3,532,305
Loans, net                                                         70,160,780     61,830,310       43,169,433        175,160,523
Accrued interest receivable                                           691,055        672,569          448,888          1,812,512
Premises and equipment, net                                         4,434,399      6,061,989        2,578,302         13,074,690
Other real estate owned                                                    --             --          190,597            190,597
Deferred income taxes                                                 223,312        351,630          262,669            837,611
Prepaids and other assets                                             118,931        133,388          150,407            402,726
                                                   ==========   =============   ============    =============    ===============
          Total assets                             $        1   $ 108,733,658   $ 95,141,703    $  75,006,840    $   278,882,202
                                                   ==========   =============   ============    =============    ===============
  LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
   Interest bearing                                $            $  74,806,896   $ 74,210,325    $  56,378,614    $   205,395,835
   Noninterest bearing                                             20,015,370     11,214,288       11,351,625         42,581,283
                                                   ----------   -------------   ------------    -------------    ---------------
          Total deposits                                           94,822,266     85,424,613       67,730,239        247,977,118
Securities sold under agreements
     to repurchase                                                  2,263,131      1,556,134          259,000          4,078,265
Accrued interest payable                                              127,690        128,642           75,724            332,056
Federal reserve bank advances                                       3,000,000             --               --          3,000,000
Accounts payable and other
     accrued expenses                                                  61,648         24,726           96,347            182,721
                                                   ----------   -------------   ------------    -------------    ---------------
          Total liabilities                                       100,274,735     87,134,115       68,161,310        255,570,160
                                                   ----------   -------------   ------------    -------------    ===============


Stockholders' equity:
   Common stock                                             1       2,555,875      2,436,050        2,433,125          7,425,051
   Additional paid-in capital                                       2,745,684      2,598,126        2,555,034          7,898,844
   Retained earnings                                                3,264,193      3,064,422        1,924,427          8,253,042
   Accumulated other comprehensive income                            (106,829)       (91,010)         (67,056)          (264,895)
                                                   ----------   -------------   ------------    -------------    ---------------
          Total stockholders' equity                        1       8,458,923      8,007,588        6,845,530         23,312,042
                                                   ==========   =============   ============    =============    ===============
Total liabilities and stockholders' equity         $        1   $ 108,733,658  $  95,141,703    $  75,006,840    $   278,882,202
                                                   ==========   =============   ============    =============    ===============

                       CENTERSTATE BANKS OF FLORIDA, INC.

                             Pro Forma Balance Sheet

                                December 31, 1998

                                                                   First National/  Community     First National/
                 ASSETS                              CenterState     Osceola       Nat'l/Pasco         Polk             Combined
                                                      -----------  ------------   -------------   --------------   ----------------
Cash and due from banks                              $         1   $  4,687,944  $    3,787,574   $    3,106,304    $    11,581,823
Federal funds sold                                                    5,017,000       5,175,000        3,752,000         13,944,000
Investment securities available for sale                             35,818,706      21,955,703       23,809,823         81,584,232
Investment securities held to maturity                                2,555,226                                           2,555,226
Loans, net                                                           56,591,397      55,783,943       39,414,516        151,789,856
Accrued interest receivable                                             753,990         666,606          533,345          1,953,941
Premises and equipment, net                                           3,714,825       5,294,524        2,701,899         11,711,248
Other real estate owned                                                                  34,672          203,179            237,851
Deferred income taxes                                                    91,869         235,942          184,117            511,928
Prepaids and other assets                                                93,959          46,960           72,493            213,412
                                                     -----------  -------------   -------------   --------------   ----------------
          Total assets                               $         1  $ 109,324,916  $   92,980,924   $   73,777,676   $    276,083,517
                                                     ===========  =============   =============   ==============   ================
  LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
   Interest bearing                                  $            $  78,886,965   $  73,322,182  $    57,359,893   $    209,569,040
   Noninterest bearing                                               18,670,815      11,324,586       10,066,213         40,061,614
                                                     -----------  -------------   -------------   --------------   ----------------
          Total deposits                                             97,557,780      84,646,768       67,426,106        249,630,654
Securities sold under agreements
     to repurchase                                                    3,978,073         652,948          255,000          4,886,021
Accrued interest payable                                                143,246         144,862           91,057            379,165
Accounts payable and other
     accrued expenses                                                   189,294          89,694          115,617            394,605
                                                     -----------  -------------   -------------   --------------   ----------------
          Total liabilities                                         101,868,393      85,534,272       67,887,780        255,290,445
                                                     ===========  =============   =============   ==============   ================

Stockholders' equity:
   Common stock                                                1      2,255,545       2,307,925        2,206,250          6,769,721
   Additional paid-in capital                                         2,334,249       2,430,696        2,250,547          7,015,492
   Retained earnings                                                  2,741,285       2,591,424        1,364,345          6,697,054
   Accumulated other comprehensive income                               125,444         116,607           68,754            310,805
                                                     -----------  -------------   -------------   --------------   ----------------
          Total stockholders' equity                           1      7,456,523       7,446,652        5,889,896         20,793,072
                                                     -----------  -------------   -------------   --------------   ----------------
Total liabilities and stockholders' equity           $         1  $ 109,324,916  $   92,980,924   $   73,777,676   $    276,083,517
                                                     ===========  =============   =============   ==============   ================

                       CENTERSTATE BANKS OF FLORIDA, INC.

                        Pro Forma Statement of Operations

                      For the Year Ended December 31, 1999

                                                                 FIRST NATIONAL/   COMMUNITY       FIRST NATIONAL/
                                                   CENTERSTATE      OSCEOLA       NAT'L/PASCO          POLK            COMBINED
                                                   ------------   ------------    ------------      ------------     ------------
INTEREST INCOME
   Loans                                           $                 5,639,325       5,103,704         3,532,568     $ 14,275,597
   Investment securities                                             1,739,947       1,223,606         1,307,640        4,271,193
   Federal funds sold                                                  150,631         251,697           152,538          554,866
                                                   ------------   ------------    ------------      ------------     ------------
TOTAL INTEREST INCOME                                        --      7,529,903       6,579,007         4,992,746       19,101,656
                                                   ------------   ------------    ------------      ------------     ------------
INTEREST EXPENSE
   Deposits                                                          3,095,506       2,989,455         2,004,313        8,089,274
   Securities sold under agreements
        to repurchase                                                  160,864          52,391            15,397          228,652
                                                   ------------   ------------    ------------      ------------     ------------
TOTAL INTEREST EXPENSE                                       --      3,256,370       3,041,846         2,019,710        8,317,926
                                                   ------------   ------------    ------------      ------------     ------------
NET INTEREST INCOME                                          --      4,273,533       3,537,161         2,973,036       10,783,730
Provision for loan losses                                              186,000           9,000            63,000          258,000
                                                   ------------   ------------    ------------      ------------     ------------
NET INTEREST INCOME AFTER
     LOAN LOSS PROVISION                                     --      4,087,533       3,528,161         2,910,036       10,525,730
                                                   ------------   ------------    ------------      ------------     ------------
NON INTEREST INCOME
   Service charges on deposit accounts                                 707,507         591,342           232,037        1,530,886
   Other service charges and fees                                      182,693          67,382           123,365          373,440
   (Loss) on sale of other real estate owned                                --          (3,428)               --           (3,428)
   Gain on sale of available for sale securities                         6,418              --                --            6,418
                                                   ------------   ------------    ------------      ------------     ------------
TOTAL NON INTEREST INCOME                                    --        896,618         655,296           355,402        1,907,316
                                                   ------------   ------------    ------------      ------------     ------------
NON INTEREST EXPENSE
   Salaries, wages and employee benefits                             1,665,073       1,423,152         1,029,052        4,117,277
   Occupancy expense                                                   563,345         413,590           236,013        1,212,948
   Depreciation of premises and equipment                              265,347         321,717           191,374          778,438
   Stationery and printing supplies                                    164,291          79,320            84,615          328,226
   Advertising and public relations                                     82,114          80,123            49,871          212,108
   Data processing expense                                             279,587         240,767           231,158          751,512
   Legal and professional fees                                         100,668         111,628            62,237          274,533
   Other expenses                                                      791,852         539,281           360,583        1,691,716
                                                   ------------   ------------    ------------      ------------     ------------
NON INTEREST EXPENSE                                         --      3,912,277       3,209,578         2,244,903        9,366,758
                                                   ------------   ------------    ------------      ------------     ------------
INCOME BEFORE INCOME TAXES                                           1,071,874         973,879         1,020,535        3,066,288
Provision for income taxes                                             390,682         354,831           374,841        1,120,354
                                                   ------------   ------------    ------------      ------------     ------------
NET INCOME                                         $         --   $    681,192    $    619,048      $    645,694     $  1,945,934
                                                   ============   ============    ============      ============     ============

Earnings per share of common stock:
   Basic                                           $         --   $      1.42     $      1.31       $      1.37      $      1.36
   Diluted                                         $         --   $      1.36     $      1.27       $      1.32      $      1.32

Average number of common shares outstanding:
       Basic                                                  1       481,135         471,830           472,662        1,425,628
       Diluted                                                1       500,084         487,230           488,155        1,475,470

                       CENTERSTATE BANKS OF FLORIDA, INC.

                        Pro Forma Statement of Operations

                      For the year ended December 31, 1998


                                                             FIRST NATIONAL/      COMMUNITY      FIRST NATIONAL/
                                              CENTERSTATE       OSCEOLA          NAT'L/PASCO          POLK            COMBINED
                                              -----------    ---------------     -----------     ---------------   --------------
INTEREST INCOME
   Loans                                      $                $ 5,160,699       $ 4,868,419       $ 3,452,295     $   13,481,413
   Investment securities                                         1,468,988         1,108,953         1,254,071          3,832,012
   Federal funds sold                                              636,830           296,312           291,839          1,224,981
                                              -----------      -----------       -----------       -----------     --------------
TOTAL INTEREST INCOME                                   0        7,266,517         6,273,684         4,998,205         18,538,406
                                              -----------      -----------       -----------       -----------     --------------
INTEREST EXPENSE
   Deposits                                                      3,349,948         3,039,598         2,198,379          8,587,925
   Securities sold under agreements
        to repurchase                                              103,563            58,853            33,975            196,391
                                              -----------      -----------       -----------       -----------     --------------
TOTAL INTEREST EXPENSE                                  0        3,453,511         3,098,451         2,232,354          8,784,316
                                              -----------      -----------       -----------       -----------     --------------
NET INTEREST INCOME                                              3,813,006         3,175,233         2,765,851          9,754,090
Provision for loan losses                                           38,473           150,000            39,000            227,473
                                              -----------      -----------       -----------       -----------     --------------
NET INTEREST INCOME AFTER                               0        3,774,533         3,025,233         2,726,851          9,526,617
                                              -----------      -----------       -----------       -----------     --------------
     LOAN LOSS PROVISION
NON INTEREST INCOME
   Service charges on deposit accounts                             584,789           423,759           195,016          1,203,564
   Other service charges and fees                                  122,114            41,098            79,701            242,913
   Gain on sale of real estate owned                                                  99,659
                                              -----------      -----------       -----------       -----------     --------------
TOTAL NON INTEREST INCOME                               0          706,903           564,516           274,717          1,546,136
                                              -----------      -----------       -----------       -----------     --------------
NON INTEREST EXPENSE
   Salaries, wages and employee benefits                         1,373,971         1,131,682           887,138          3,392,791
   Occupancy expense                                               422,940           272,603           215,842            911,385
   Depreciation of premises and equipment                          217,172           215,412           212,826            645,410
   Stationery and printing supplies                                 99,530            83,034            77,193            259,757
   Advertising and public relations                                 75,266            47,772            56,837            179,875
   Data processing expense                                         232,530           208,688           185,072            626,290
   Legal and professional fees                                      97,544           114,735            52,288            264,567
   Other expenses                                                  556,196           420,755           326,910          1,303,861
                                              -----------      -----------       -----------       -----------     --------------
NON INTEREST EXPENSE                                    0        3,075,149         2,494,681         2,014,106          7,583,936
                                              -----------      -----------       -----------       -----------     --------------
INCOME BEFORE INCOME TAXES                              0        1,406,287         1,095,068           987,462          3,488,817
Provision for income taxes                                         512,396           393,405           296,171          1,201,972
                                              -----------      -----------       -----------       -----------     --------------
NET INCOME                                    $         0      $   893,891       $   701,663       $   691,291     $    2,286,845
                                              ===========      ===========       ===========       ===========     ==============

Earnings per share of common stock:
   Basic                                      $      1.00      $      1.00       $      0.76       $      0.98     $          0.9
   Diluted                                    $      0.93      $      0.93       $      0.72       $      0.92     $         0.85

Average number of common shares outstanding:
        Basic                                                      893,474           925,259           708,523          2,527,256
        Diluted                                                    963,354           976,834           749,417          2,689,605

                               THE SPECIAL MEETING

GENERAL

         This proxy statement/prospectus and the accompanying proxy card are being mailed to you on or about _________, 2000. The First National/Polk board of directors will be soliciting proxies from the holders of First National/Polk common stock to be voted at the special meeting. The special meeting has been called to consider and vote upon the merger agreement providing for the merger of First National/Polk with a national banking subsidiary to be organized by Centerstate Banks of Florida. The First National/Polk board of directors unanimously has approved the merger agreement and recommends that you vote FOR approval of it.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

         This special meeting will be held on _________, 2000 at ______ p.m., local time, in the principal executive officers of First National/Polk, at 7722 SR 544 East, Winter Haven, Florida 33881.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

         Only holders of record of First National/Polk common stock on _________, 2000, will be entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. On that date, there were 486,625 shares of First National/Polk common stock outstanding and entitled to vote at the special meeting. Each share is entitled to one vote. As of ___________, 2000, there were approximately ____ holders of record of First National/Polk common stock.

VOTE REQUIRED TO APPROVE MERGER

         The approval of the merger requires the approval from the holders of at least two-thirds of all the shares of First National/Polk common stock outstanding.

         As of __________, 2000, the First National/Polk directors, executive officers and their affiliates owned 52.50% of the outstanding stock of First National/Polk. First National/Polk management anticipates that these persons will vote in favor of the merger.

VOTING AND SOLICITATION OF PROXIES

         All shares of First National/Polk represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting in accordance with the instructions on the proxies. If you properly execute a proxy but include no voting instructions, your shares will be voted to approve the merger and authorize the merger.

         The First National/Polk board of directors does not know of any matters, other than as described in the notice of special meeting, which are to come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed form of proxy will have the authority to vote on those matters in their discretion.

         If you give a proxy, you have the right to revoke it at any time before it is voted. You may revoke your proxy by (1) filing with the Secretary of First National/Polk a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the

Secretary of First National/Polk before the taking of the vote at the special meeting, or (3) attending the special meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to First National/Polk, 7722 SR 544 East, Winter Haven, Florida 33881,
Attention: George H. Carefoot, or hand delivered to Mr. Carefoot at or before the taking of the vote at the special meeting.

         First National/Polk will pay for the cost of the solicitation of proxies. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of First National/Polk in person or by telephone, or by other means of communication. These individuals will not be additionally compensated but may be reimbursed for out-of-pocket expenses they incur in connection with the solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of First National/Polk common stock held of record by such persons. First National/Polk may reimburse these custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in connection with the solicitation.

                                   THE MERGER

         All material terms and provisions of the merger agreement are disclosed in the proxy statement/prospectus. This section of the proxy statement/prospectus describes some aspects of the merger. The following descriptions are not complete and are qualified in their entirety by reference to the merger agreement, which is attached as Appendix A to this document and is incorporated by reference into this document. We urge you to read all of the merger agreement carefully.

GENERAL INFORMATION ABOUT THE MERGER

         On December 10, 1999, Centerstate Banks of Florida and First National/Polk signed a merger agreement. The merger agreement provides that First National/Polk will merge into an interim national banking subsidiary to be formed by Centerstate Banks of Florida. After the merger, First National/Polk will continue to conduct its business as it did prior to the merger, and with the same name, directors, employees and banking offices, except that it will be a subsidiary of Centerstate Banks of Florida. Shareholders of First National/Polk will become shareholders of Centerstate Banks of Florida, except to the extent that they exercise dissenters' rights in the merger.

         Centerstate Banks of Florida has entered into similar merger agreements with First National Bank of Osceola County and Community National Bank of Pasco County. The merger involving First National/Polk will not be completed unless Centerstate Banks of Florida at the same time completes its mergers with First National Bank of Osceola County and Community National Bank of Pasco County. Thus, if the merger is completed, Centerstate Banks of Florida will have three separate subsidiary banks consisting of First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County. For additional information regarding Community National Bank of Pasco County, see the information beginning at Appendix D to this proxy statement/prospectus. For additional information regarding First National Bank of Osceola County, see the information beginning at Appendix E to this proxy statement/prospectus. Also, additional financial information regarding First National Bank of Osceola County and Community National Bank of Pasco County is included under the section entitled "Index to Financial Statements," beginning on page F-1.

         Assuming the conversion of all First National/Polk common stock, and the conversion of all First National Bank of Osceola County and Community National Bank of Pasco County common stock in their mergers, the consummation of the First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County mergers would result in 29.2%, 36.2%, and 34.6% of the outstanding Centerstate Banks of Florida common stock being owned by First National/Polk shareholders, First National Bank of Osceola County shareholders, and Community National Bank of Pasco County shareholders, respectively.

BACKGROUND OF THE MERGER

         In 1989, James H. White and other individuals worked together to form First National Bank of Osceola County and Community National Bank of Pasco County as separate community banks in Central Florida. Mr. White currently serves as Chairman of the Board of First National of Osceola County and Community National Bank of Pasco County, positions he has held with each of the banks since they opened in 1989. In forming the banks, there was some discussion among the directors of the two banks about the possibility in the future of combining the two banks under a holding company structure if the circumstances and value were deemed appropriate by each of the banks at that time. In 1992, Mr. White and other individuals from Winter Haven, Florida and surrounding communities worked to organize First National

Bank/Polk. Mr. White has served as Chairman of the Board of First National/Polk since its opening in 1992. The Organizers of First National/Polk were aware of the interest by First National Bank of Osceola County and Community National Bank of Pasco County in possibly forming under a bank holding company structure, and the directors of the three banks discussed this possibility from time to time.

         In 1993 and 1994, First National/Polk, Community National Bank of Pasco County and First National Bank of Osceola County held meetings and discussions with several other Florida community banks, regarding the possibility of the three banks and other Florida banks combining as separate subsidiary banks under a holding company. The discussions with the several Florida community banks terminated in late 1994 with no agreements signed by any of the banks.

         From time to time thereafter, First National/Polk, Community National Bank of Pasco County and First National Bank of Osceola County continued their discussions regarding the possibility of the three banks reorganizing under a bank holding company structure. These discussions became more frequent in the early part of 1998. The three banks explored the advisability of building a multi-bank holding company which would have the potential of offering publicly traded stock and opportunities for share liquidity, thereby potentially enhancing the value to the shareholders of each of the three banks. In the second quarter of 1998, representatives of the three banks asked representatives of Allen C. Ewing to meet with the directors of the three banks regarding the consideration of forming a holding company. On May 7, 1998, representatives of Allen C. Ewing met with the directors of the three banks to discuss how peer mergers, or combination of equals transactions, are effected, and various related issues including procedures for listing shares of publicly traded companies, and information on publicly-traded Florida banks. In August 1998, the Presidents of the three banks, along with Mr. White and representatives of Allen C. Ewing, met to discuss the possible bank holding company formation. In September 1998, the three banks retained Allen C. Ewing to provide assistance in assessing the basis on which the three banks could reorganize under a bank holding company and the amount that each bank's shareholders might own as a result of the transaction. As a part of this process, the three banks exchanged and reviewed financial and other information on their organizations. Also in September 1998, the three banks sent letters to their shareholders advising that their directors were in the process of assessing the formation of a holding company for the three banks, but cautioning that the process may take an extended period of time to complete, if at all, and that factors including the performance of bank stocks generally and economic and market conditions could cause the banks to delay or cancel the process.

         The three banks continued to hold informal discussions during the remainder of 1998 and the first half of 1999, and also continued to exchange and review financial and other information on their organizations.

         In August 1999, the presidents of the three banks met with Mr. White and legal counsel to develop a more formal process for forming a bank holding company and bringing the three banks underneath the holding company as separate subsidiaries. On September 20, 1999, the three banks caused Centerstate Banks of Florida to be incorporated under Florida law. On September 29, 1999, representatives of the three banks met with representatives of Allen C. Ewing, legal counsel, and accountants to discuss the organization of Centerstate Banks of Florida and the process for the reorganization of the three banks under the bank holding company. At the meeting, each of the banks appointed Mr. White and two directors from each of the banks to serve as the seven member board of directors of Centerstate Banks of Florida. Mr. White also was elected to serve as Chairman, President and Chief Executive Officer of Centerstate Banks of Florida.

         During October 1999, the banks had several discussions with each other as well as with Allen C. Ewing for purposes of Allen C. Ewing developing a report for presentation to the three banks as well as to

Centerstate Banks of Florida of a possible conversion ratio for the three banks. On October 28, 1999, Allen C. Ewing representatives met with representatives of the three banks and Centerstate Banks of Florida for an overview of Allen C. Ewing's analysis of the three banks and its calculation of possible conversion ratios. Without taking any action on the report, the representatives of the three banks asked Allen C. Ewing to continue its analysis and review of the banks' information and to report back to the banks on Allen C. Ewing's recommended conversion ratio. Also during October 1999, legal counsel prepared drafts of a form of merger agreement for consideration by the directors of Centerstate Banks of Florida, and each of the three banks.

         Allen C. Ewing continued its discussions with representatives of the three banks during the first portion of November 1999 and, on November 11, 1999, advised Centerstate Banks of Florida and the three banks on a recommended conversion ratio in connection with the proposed merger transaction. Based upon its analysis, Allen C. Ewing indicated that it would be in a position to issue a fairness opinion to each of the three banks based upon a recommended conversion ratio of 1.62 shares of Centerstate Banks of Florida common stock for each outstanding share of First National/Polk, 2.02 shares of Centerstate Banks of Florida common stock for each outstanding share of Community National Bank of Pasco County, and 2.0 shares of Centerstate Banks of Florida common stock for each outstanding share of First National Bank of Osceola County.

         On November 15, 1999, the Board of Directors of First National Bank of Osceola County met to review the Allen C. Ewing report, information regarding the banks, and the terms of the merger agreement. At this meeting, legal counsel reviewed generally the fiduciary obligations of directors in sales of financial institutions and commented on the form of definitive agreement and affiliate agreements to be entered into between First National Bank of Osceola County directors and Centerstate Banks of Florida. In connection with the meeting, Allen C. Ewing had advised First National Bank of Osceola County that the conversion ratio is fair, from a financial point of view, to the shareholders of First National Bank of Osceola County. First National Bank of Osceola County's board then unanimously approved the merger agreement. First National Bank of Osceola County management also was authorized to execute the merger agreement.

         On November 17, 1999, the Board of Directors of Community National Bank of Pasco County met to review the Allen C. Ewing report, information regarding the banks, and the terms of the merger agreement. At this meeting, legal counsel reviewed generally the fiduciary obligations of directors in sales of financial institutions and commented on the form of definitive agreement and affiliate agreements to be entered into between Community National Bank of Pasco County directors and Centerstate Banks of Florida. In connection with the meeting, Allen C. Ewing had advised Community National Bank of Pasco County that the conversion ratio is fair, from a financial point of view, to the shareholders of Community National Bank of Pasco County. Community National Bank of Pasco County's board then unanimously approved the merger agreement. Community National Bank of Pasco County management also was authorized to execute the merger agreement.

         On November 18, 1999, the Board of Directors of First National/Polk met to review the Allen C. Ewing report, information regarding the banks, and the terms of the merger agreement. At this meeting, legal counsel reviewed generally the fiduciary obligations of directors in sales of financial institutions and commented on the form of definitive agreement and affiliate agreements to be entered into between First National/Polk directors and Centerstate Banks of Florida. In connection with the meeting, Allen C. Ewing had advised First National/Polk that the conversion ratio is fair, from a financial point of view, to the shareholders of First National/Polk. First National/Polk's board then unanimously approved the merger agreement. First National/Polk management also was authorized to execute the merger agreement.

         On December 10, 1999, Centerstate Banks of Florida approved and entered into the separate merger agreements with First National/Polk, Community National Bank of Pasco County, and First National Bank of Osceola County.

         The terms of the merger agreements between Centerstate Banks of Florida and each of the three banks are similar, with the exception of the conversion ratio applicable to the particular bank.

RECOMMENDATION OF THE FIRST NATIONAL/POLK BOARD

         The First National/Polk board of directors has unanimously approved the merger agreement and recommends that you vote FOR approval and adoption of the merger agreement. The First National/Polk board of directors has determined that the merger is in your best interest and in the best interest of First National/Polk.

         Without assigning any relative or specific weights to the factors, the board of directors of First National/Polk considered the following material factors:

         - The terms of the merger agreement, including the conversion ratio. The mergers would result in approximately 29.2% of the outstanding Centerstate Banks of Florida common stock being owned by First National/Polk shareholders. The First National/Polk board believes that this resulting ownership takes into account, and substantially patterns, the contribution that First National/Polk will make to the combined Centerstate Banks of Florida organization in the primary areas of equity capital and net income. As set forth in the "Opinion of financial advisor" section below, the 29.2% resulting Centerstate Banks of Florida ownership by First National/Polk shareholders is in the range of First National/Polk's 29.6% contribution to Centerstate fully diluted equity capital at September 30, 1999 and the 29.8% contribution to the forecasted fully diluted equity capital at December 31, 1999, and also is in the range of the 27.4% contribution by First National/Polk to Centerstate's normalized net income for the 12 months ended September 30, 1999, and the 29.7% contribution to forecasted normalized net income for the year ended December 31, 1999. It is also in the range of the 26.8% forecasted contribution by First National/Polk to Centerstate's fully diluted equity capital at December 31, 2000 and the 26.8% forecasted normalized net income of Centerstate for 2000.

         - That upon completion of the merger, Centerstate Banks of Florida intends to qualify its shares to be eligible for trading on the Nasdaq system. Currently, there is no established public trading market for the shares of First National/Polk common stock, and its shares are not actively traded. While there is no assurance, if such shares do qualify for trading on the Nasdaq System then First National/Polk shareholders may have the opportunity to sell their Centerstate Banks of Florida stock through market makers who can facilitate the sale in an established public trading market. Currently, shareholders must sell in privately negotiated transactions without the benefit of public quotations or public information. Centerstate Banks of Florida would have been the 11th largest publicly-traded community bank headquartered in Florida, based upon December 31, 1999 market data information for publicly traded Florida banks available to Centerstate Banks of Florida. Based upon such market data, the average daily trading volume for the 10 largest such institutions during the months of November 1999, December 1999 and January 2000 was 0.22% of outstanding shares. Applying this average of 0.22% to the anticipated 2,853,854 shares of Centerstate Banks of Florida common stock to be outstanding after the closing of the mergers, results in an imputed average daily trading volume of 6,278 shares of Centerstate Banks of Florida common stock. This is in excess of the average daily trading volume of 99 shares for all three banks combined during the same three month period, taking into account the conversion ratio in the mergers. Shareholders should understand that there is no assurance that the average daily trading volume in Centerstate Banks of Florida common stock following the merger would approximate the averages discussed above, since several factors affect stock trading volume including the underlying performance of the institution, and prevailing economic and financial conditions.

         - That the merger will afford First National/Polk the opportunity to participate in the ownership of a bank holding company which, after the closing of the First National Bank of Polk County and Community National Bank of Pasco County mergers, would have greater capital resources than First National/Polk. First National/Polk's shareholders equity as of December 31 was $7.4 million. The combined capital of Centerstate Banks of Florida following the closing of the three bank mergers and based upon December 31, 1999 financial information would be $23.3 million.

         - That after the merger, First National/Polk will be able to use the collective resources and capital of the entire Centerstate Banks of Florida organization to serve more and larger customers through a branching network not available to any of the three banks and larger lending limits reflecting the combined organization. Based upon First National/Polk's capital at December 31, 1999, the maximum amount that it can lend to one customer is approximately $1.1 million. Centerstate Banks of Florida would have a total lending limit of approximately $3.5 million taking into account the capital of all three banks at December 31, 1999.
         -        The likelihood of receiving requisite regulatory approvals.

         - The overall compatibility of operations and management of First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County.

         First National/Polk also entered into the merger agreement conditioned upon it receiving from its financial advisor an opinion as to the fairness of the conversion ratio from a financial point of view to the First National/Polk shareholders. See "Opinion of financial advisor" below.


         Each of the three banks used the same law firm and investment banker in connection with the merger transactions. The board of directors of each of the three banks considered and waived the potential conflict of interest of using the same law firm and the same investment banker.


         THE BOARD OF DIRECTORS OF FIRST NATIONAL/POLK UNANIMOUSLY RECOMMENDS THAT FIRST NATIONAL/POLK SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

GENERAL


         First National/Polk retained Allen C. Ewing as financial advisor in connection with the merger. Allen C. Ewing was also retained by First National Bank of Osceola County and Community National Bank of Pasco County to serve as financial advisor in connection with the merger. Allen C. Ewing delivered to First National/Polk a written opinion, dated December 22, 1999 as to the fairness, from a financial point of view, of the conversion ratio to the shareholders of First National/Polk. This fairness opinion was issued on December 22, 1999, and will not be updated prior to the closing of the merger.


         Allen C. Ewing is regularly engaged in the valuation of securities in connection with mergers and acquisitions, underwritings, private placements, trading and market making activities, and valuations for various other purposes for commercial banks. The board of directors of First National/Polk engaged Allen C. Ewing based on its experience as a financial advisor in mergers and acquisitions of financial institutions, particularly transactions in Florida, and its general investment banking experience in the financial services industry.

         You should consider the following as you read this discussion of Allen
C. Ewing's opinion:

         - The text of Allen C. Ewing's written opinion is located in Appendix B to this proxy statement/prospectus and should be read carefully and in its entirety by the shareholders of First National/Polk.

         - Allen C. Ewing's opinion is directed to the board of directors of First National/Polk and addresses only the fairness, from a financial point of view, of the conversion ratio to the shareholders of First National/Polk.

         - Allen C. Ewing's opinion was based on information provided by First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County, as well as general economic, market, and financial conditions as they existed on the date of the opinion.

         - Allen C. Ewing's opinion is subject to Centerstate Banks of Florida completing its mergers with First National Bank of Osceola County and Community National Bank of Pasco County at the same time it completes its merger with First National/Polk.

         - Allen C. Ewing was not engaged to make any recommendations to the board of directors of First National/Polk regarding strategies other than the merger with Centerstate Banks of Florida and Allen C. Ewing's opinion does not address the underlying business decision by the board of directors of First National/Polk to enter into the merger.

         - Allen C. Ewing's opinion does not constitute a recommendation to any First National/Polk shareholder as to how he or she should vote on the merger.

         In connection with its opinion, Allen C. Ewing reviewed, analyzed and relied upon the following information provided by the management of First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County:

         -        the merger agreement;

         - audited financial statements for the three banks for the three years ended December 31, 1998;

         - unaudited interim financial information for the three banks for various periods for the year 1999;

         - forecasted results for the three banks, prepared by management of each respective bank, for various periods for the years 1999, 2000, and 2001; and

         - normalized income for the three banks, prepared by management of each respective bank, for various historical and future periods.

         In connection with its opinion, Allen C. Ewing also considered:

         - publicly available information concerning the trading of publicly-traded common stocks of Florida financial institutions, as well as publicly available information regarding mergers and acquisitions of Florida financial institutions;

         - the business prospects of the three banks, and the general economies of their respective markets; and

         - other financial, economic, and regulatory factors deemed relevant by Allen C. Ewing.


         The following table highlights the forecasted results for each of the three banks, as prepared by the management of each respective bank and provided to Allen C. Ewing (dollars in thousands):



                                 First National Bank of      First National Bank of       Community National
                                 Osceola County              Polk County                  Bank of Pasco County
                                 ----------------------      ----------------------       --------------------
At or for the Year Ending
December 31, 1999:

Total Loans                                    $ 67,200                     $40,699                   $ 59,000
Total Assets                                    111,200                      74,621                     98,700
Total Deposits                                   97,200                      67,400                     88,000
Total Equity Capital                              8,555                       6,648                      7,927
Net Interest Income                               4,191                       2,959                      3,568
Noninterest Income                                  863                         343                        658
Noninterest Expense                               3,950                       2,324                      3,284
Net Income                                          674                         620                        587
Normalized Net Income                               821                         620                        824

At and for the Year Ending
December 31, 2000:

Total Loans                                    $ 71,000                     $44,894                   $ 68,950
Total Assets                                    118,000                      80,686                    109,528
Total Deposits                                  102,872                      72,725                    100,000
Total Equity Capital                              9,428                       7,251                      8,588
Net Interest Income                               4,980                       3,224                      4,513
Noninterest Income                                  970                         379                        752
Noninterest Expense                               4,542                       2,501                      4,013
Net Income                                          873                         699                        781
Normalized Net Income                               940                         669                        889


         In conducting its review and arriving at its opinions, Allen C. Ewing relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Allen C. Ewing did not attempt to verify such information independently. Allen C. Ewing relied upon the management of each bank as to the reasonableness and achievability of all forecasts and adjustments for normalized income provided to Allen C. Ewing. Allen C. Ewing assumed that such forecasts and adjustments reflected the best available estimates and judgments of management and that such forecasts and adjustments will be realized in the amounts and in the time periods estimated by management.

         Allen C. Ewing assumed, without independent verification, that the aggregate allowances for loan and other losses for First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County are adequate to cover such losses. Allen C. Ewing did not make or obtain any inspections, evaluations, or appraisals of the assets or liabilities of the three banks, nor did Allen C. Ewing examine any individual loan, property, or securities files. Allen C. Ewing also assumed that First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County have taken necessary steps to address Year 2000 issues and Allen C. Ewing makes no representations with respect to the Year 2000 readiness of the three banks.

         Allen C. Ewing assumed for purposes of its opinion that the merger will qualify as a pooling of interests transaction under generally accepted accounting principles and that the transaction will qualify as a tax-free reorganization for income tax purposes. Allen C. Ewing also assumed that the conditions to the merger as set forth in the merger agreement, including receipt of any required governmental, regulatory, or other consents and approvals, would be satisfied and that the merger would be consummated on a timely basis as contemplated by the merger agreement.

         Allen C. Ewing met with the boards of directors and management of First National/Polk, First National Bank of Osceola County, Community National Bank of Pasco County, and Centerstate Banks of Florida on several occasions for the purposes of developing conversion ratios for the three banks. See "The
Merger - Background of the merger." Based on such meetings and the information provided to Allen C. Ewing and other considerations as outlined under "The Merger - Opinion of the financial advisor - General," Allen C. Ewing recommended to each of the three banks a conversion ratio that, in Allen C. Ewing's judgment, was fair, from a financial point of view, to the respective shareholders of each of the three banks.

         On November 11, 1999, Allen C. Ewing recommended conversion ratios of
1.62 shares of Centerstate Banks of Florida common stock for each outstanding share of First National/Polk common stock, 2.00 shares of Centerstate Banks of Florida common stock for each outstanding share of First National Bank of Osceola County common stock, and 2.02 shares of Centerstate Banks of Florida common stock for each outstanding share of Community National Bank of Pasco County common stock. The recommended conversion ratios for each of the three banks were subsequently approved by the boards of directors of each of the three banks at meetings taking place during the week of November 15, 1999. See "The Merger Background of the merger."

VALUATION METHODOLOGIES

         In connection with its opinions, Allen C. Ewing performed various analyses, a brief summary of which follows:

         ANALYSIS OF TERMS OF THE MERGER. In the merger, each share of First National/Polk common stock outstanding will be converted into the right to receive 1.62 shares of Centerstate Banks of Florida common stock. See "Conversion of shares."

         ANALYSIS OF COMPARABLE TRANSACTIONS. Because of the relatively few transactions involving peer mergers of three community banks with total assets less than $100 million each, analysis of comparable transactions was not utilized by Allen C. Ewing.

         DISCOUNTED CASH FLOW ANALYSIS. Discounted cash flow analysis is based on management's forecasted earnings and dividends for a period of years and a projected value at the end of the period. The cash flow streams are then discounted at various discount rates reflecting required rates of return and the inherent risks in the cash flow projections. Because of the volatility in earnings resulting from recent branch openings, the hiring of additional officers and personnel, and other costs for First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County, discounted cash flow analysis was not utilized by Allen C. Ewing.

         CONTRIBUTION ANALYSIS. Allen C. Ewing calculated the contributions by First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County to the pro forma balance sheet and income statement of Centerstate Banks of Florida for various periods. The following table presents various balance sheet and income statement contributions to be made to Centerstate Banks of Florida by each of the three banks, compared to the pro forma ownership in Centerstate Banks of Florida by the shareholders from each of the three banks after the merger.



                                                 First National                                          Community
                                                Bank of Osceola            First National/            National Bank of
                                                     County                    Polk                     Pasco County
                                                Contribution to           Contribution to              Contribution to
                                                  Centerstate                Centerstate                 Centerstate
                                                ---------------           ----------------            ----------------
AT OR FOR THE TRAILING TWELVE
MONTHS ENDED SEPTEMBER 30, 1999:
Fully Diluted Equity Capital                         36.3%                     29.6%                        34.0%
Total Loans                                          40.3%                     25.0%                        34.8%
Total Deposits                                       38.7%                     26.6%                        34.8%
Total Assets                                         38.9%                     26.3%                        34.8%
Actual Net Income                                    34.8%                     32.0%                        33.2%
Normalized Net Income                                36.1%                     26.2%                        37.7%


AT OR FOR THE YEAR
ENDING DECEMBER 31, 1999:
Forecasted Fully Diluted Equity Capital              36.3%                     29.8%                        33.8%
Forecasted Total Loans                               40.3%                     24.4%                        35.4%
Forecasted Total Deposits                            38.4%                     26.7%                        34.8%
Forecasted Total Assets                              39.1%                     26.2%                        34.7%
Forecasted Net Income                                35.8%                     33.0%                        31.2%
Forecasted Normalized Net Income                     36.2%                     27.4%                        36.4%

AT OR FOR THE YEAR
ENDING DECEMBER 31, 2000:
Forecasted Fully Diluted Equity Capital             36.7%                     29.7%                        33.6%
Forecasted Total Loans                              38.4%                     24.3%                        37.3%
Forecasted Total Deposits                           37.3%                     26.4%                        36.3%
Forecasted Total Assets                             38.3%                     26.1%                        35.6%
Forecasted Net Income                               37.1%                     29.7%                        33.2%
Forecasted Normalized Net Income                    37.6%                     26.8%                        35.6%


                                                 First National                                           Community
                                                Bank of Osceola           First National/             National Bank of
                                                     County                     Polk                    Pasco County
                                                ----------------          ---------------             ----------------
Conversion Ratio                                      2.00                      1.62                        2.02

Pro Forma Fully Diluted Percentage
Ownership of Centerstate Banks of Florida
to be Owned by the Shareholders of Each
of the Three Banks                                    36.0%                     29.1%                       34.9%

         ACCRETION AND DILUTION ANALYSIS. Allen C. Ewing analyzed the pro forma impact of the merger on fully diluted earnings per share and book value per share of First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County. Allen C. Ewing's analysis showed that the merger, compared to the continued operation of First National/Polk on a stand-alone basis, would be:

         - $0.12, or 8.96%, dilutive to earnings per share and $0.23, or 1.75%, dilutive to fully diluted book value per share for the trailing twelve months ended September 30, 1999;

         - $0.14, or 11.65%, dilutive to forecasted earnings per share and $0.33, or 2.38%, dilutive to fully diluted forecasted book value per share for the year ending December 31, 1999; and

         - $0.03, or 1.96%, dilutive to forecasted earnings per share and $0.29, or 1.93%, dilutive to fully diluted forecasted book value per share for the year ending December 31, 2000.

Allen C. Ewing's analysis showed that the merger, compared to the continued operation of First National Bank of Osceola County on a stand-alone basis, would be:

         - $0.05, or 3.59%, accretive to earnings per share and $0.14, or 0.85%, dilutive to fully diluted book value per share for the trailing twelve months ended September 30, 1999;

         - $0.01, or 0.51%, accretive to forecasted earnings per share and $0.15, or 0.90%, dilutive to fully diluted forecasted book value per share for the year ending December 31, 1999; and

         - $0.05, or 2.94%, dilutive to forecasted earnings per share and $0.35, or 1.91%, dilutive to fully diluted forecasted book value per share for the year ending December 31, 2000.

Allen C. Ewing's analysis showed that the merger, compared to the continued operation of Community National Bank of Pasco County on a stand-alone basis, would be:

         - $0.07, or 4.87%, accretive to earnings per share and $0.39, or 2.43%, accretive to fully diluted book value per share for the trailing twelve months ended September 30, 1999;

         - $0.14, or 11.71%, accretive to forecasted earnings per share and $0.50, or 3.06%, accretive to fully diluted forecasted book value per share for the year ending December 31, 1999; and

         - $0.08, or 5.04%, accretive to forecasted earnings per share and $0.67, or 3.79%, accretive to fully diluted forecasted book value per share for the year ending December 31, 2000.

         STOCK TRADING HISTORY. Allen C. Ewing reviewed the prior stock trading history for First National/Polk common stock and concluded that no active trading market exists for First National/Polk common stock. After the merger, Centerstate Banks of Florida intends to list its shares of common stock for trading on the Nasdaq system, which may provide the opportunity for share liquidity if an active trading market develops.

         While the summary set forth above describes the material analyses performed by Allen C. Ewing, it does not purport to be a complete description of the analyses. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Allen C. Ewing believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part or all of the above summary without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses reflected in Allen C. Ewing's opinions. In addition, Allen C. Ewing may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Allen C. Ewing's view of the actual value of First National/Polk, First National Bank of Osceola County, or Community National Bank of Pasco County. The fact that any specific analysis has been referred to in the summary above is not intended to indicate that such analysis was given greater weight than any other analysis.

         In performing its analyses, Allen C. Ewing made numerous assumptions with respect to industry performance, general business, and economic conditions and other matters, many of which are beyond the control of First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County. The analyses performed by Allen C. Ewing are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Allen C. Ewing's analysis of the fairness, from a financial point of view, of the conversion ratio to the shareholders of First National/Polk. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Allen C. Ewing's opinion is just one of many factors taken into consideration by the board of directors of First National/Polk in determining to enter into the merger agreement.

         In the ordinary course of its business as a broker/dealer, Allen C. Ewing may, from time to time, purchase securities from, and sell securities to, banking and thrift companies and as a market maker in securities may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of banking and thrift companies for its own account and for the account of its customers. As of the date of this proxy statement/prospectus, Allen C. Ewing had no such position in the securities of First National/Polk, First National Bank of Osceola County, Community National Bank of Pasco County, or Centerstate Banks of Florida.

COMPENSATION OF ALLEN C. EWING

         First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County have agreed to pay Allen C. Ewing a total fee equal to $25,000 ($8,333 each) for financial advisory services rendered in connection with the merger. Further, each of the three banks has agreed to reimburse Allen C. Ewing for reasonable out-of-pocket expenses incurred in connection with acting as financial advisor to each. Each of the three banks has also agreed to indemnify and hold harmless Allen C. Ewing and its directors, officers, and employees against certain liabilities, including liabilities under the federal securities laws, in connection with its services.

CENTERSTATE'S REASONS FOR THE MERGER

         Centerstate Banks of Florida has not yet conducted any business and will not until the proposed merger is consummated. It has no assets or liabilities other than $1.00 initial capitalization. It was formed solely to serve as the corporate entity under which the three banks would be reorganized. Centerstate Banks of Florida was organized by the three banks, and its directors consist of individuals who also serve as directors of the three banks. Thus, Centerstate Banks of Florida's reasons for engaging in the transaction are to facilitate the reorganization of the three banks under one corporate entity, which in turn would be owned by the shareholders of the banks.

CONVERSION RATIO

         As a result of the merger, each share of First National/Polk common stock outstanding immediately prior to effectiveness of the merger, other than shares as to which dissenters' rights have been perfected under the national banking laws, will be converted into the right to receive 1.62 shares of Centerstate Banks of Florida common stock. This is referred to as the conversion ratio. Centerstate Banks of Florida will not issue fractional shares of its common stock. A holder of First National/Polk common stock otherwise entitled to a fractional share will be paid cash in lieu of such fractional share based on the book value of First National/Polk common stock on the last day of the month prior to or on the date the merger becomes effective.

INTEREST OF CERTAIN PERSONS IN THE MERGER

         All of First National/Polk's directors and officers will obtain an equity interest in Centerstate Banks of Florida in exchange for their shares of First National/Polk common stock in the merger. Each of them will receive the same number of shares of Centerstate Banks of Florida common stock for each share of First National/Polk common stock owned by him or her as every other First National/Polk shareholder. Directors and officers of First National/Polk will be treated the same as other First National/Polk shareholders, except that they may be subject to certain restrictions on any resale of Centerstate Banks of Florida common stock received by them in the merger. See "Resales of Centerstate Banks of Florida common stock to be received by affiliates of First National/Polk" below.

         First National/Polk has outstanding stock options covering 37,450 shares of First National/Polk common stock. These options will be assumed by Centerstate Banks of Florida and will continue as outstanding options exercisable for shares of Centerstate Banks of Florida common stock. Each holder of an option will have the right to acquire after effectiveness of the merger a number of shares of Centerstate Banks of Florida common stock equal to the product, rounded up to the next whole number, of (1) the number of shares of First National/Polk common stock covered by the option and (2) the conversion ratio. The exercise price at which the option will be exercisable will be an amount, rounded up to the next whole cent, computed by dividing (1) the exercise price per share of the option, by (2) the conversion ratio. Option holders who exercise their options prior to effectiveness of the merger and receive First National/Polk common stock will receive Centerstate Banks of Florida common stock in the merger in the same manner as any other First National/Polk shareholder.


         Centerstate Banks of Florida intends to pay its directors a monthly fee of $300 for each board meeting and $100 for each committee meeting attended by the director. While Centerstate Banks of Florida will have a stock option plan for employees, it has made no decision regarding the issuance of any stock options.


         The merger agreement also provides that after effectiveness of the merger, Centerstate Banks of Florida will indemnify the present and former officers, directors and employees of First National/Polk against losses incurred by them prior to effectiveness of the merger to the full extent allowed under Florida law and by the articles of incorporation of First National/Polk.

EFFECTIVENESS OF THE MERGER

         The merger will become effective on the date and time set forth in the certificate of merger relating to the merger issued by the Comptroller of the Currency. Unless otherwise agreed to by First National/Polk and Centerstate Banks of Florida, the effectiveness of the merger will occur on the tenth business day following the later to occur of (1) the effective date of the last required regulatory approval to consummate the merger, (2) the date on which First National/Polk shareholders approved the merger agreement, and (3) the date on which all other conditions required for consummation of the merger are completed.

REGULATORY APPROVALS FOR THE MERGER

         The Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency have approved the merger.

RIGHTS OF DISSENTING SHAREHOLDERS

         The national banking laws afford you the right to dissent from the merger and receive cash for the value of your shares. The following is a brief summary of the steps you must take to perfect your dissenters' rights under the national banking laws. This summary does not purport to be complete and is subject in all respects to the provisions of the national banking laws which are reproduced as Appendix C to this proxy statement/prospectus. A shareholder of First National/Polk who wishes to exercise his or her dissenters' rights:

         - must either give written notice to the President of First National/Polk, at or prior to the special meeting, of the holder's dissent from the merger or must vote against the merger at the special meeting;

         - within 30 days after the effectiveness of the merger, must make a written request to First National/Polk for appraisal; and

         - must send his or her First National/Polk stock certificates with the written request for appraisal.

         The written notices and written requests to First National/Polk should be addressed to: George H. Carefoot, President and Chief Executive Officer, First National Bank of Polk County, 7722 SR 544 East, Winter Haven, Florida 33881.

         If you perfect your dissenters' rights, the value of your shares will be determined as of the effectiveness of the merger by an appraisal made by a committee of three persons. One person will be selected by a vote of the holders of a majority of the stock, the owners of which are exercising their dissenters' rights. The second member will be selected by the board of directors of First National/Polk. The third member will be selected by the two persons so selected. The value agreed upon by any two of the three appraisers governs. If the value so fixed is not satisfactory to a dissenting shareholder who has requested payment, that shareholder may within five days after being notified of the appraised value of the shares, appeal to the Comptroller of the Currency. The Comptroller of the Currency will cause a reappraisal to be made which will be final and binding as to the value of the shares. If within 90 days after effectiveness of the merger, one or more of the appraisers is not selected for any reason, or the appraisers fail to determine the value of the shares, the Comptroller of the Currency will, upon request of any interested party, cause an appraisal to be made. This appraisal will be final and binding on all parties. The expenses of the Comptroller of the Currency in making the reappraisal or the appraisal will be paid by First National/Polk.

         To exercise your dissenters' rights, strict adherence to the provisions of the national banking laws is required. If you think you may desire to exercise your dissenters' rights, you should carefully review the statutory provisions attached to this proxy statement/prospectus as Appendix C. As in all legal matters, you would be well advised to seek the guidance of an attorney.

         If you receive cash for the fair value of your shares of First National/Polk common stock, that cash will be subject to federal income taxes. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with the Internal Revenue Code. If you are contemplating the possible exercise of dissenters' rights, you are urged to consult a tax advisor as to the federal and any applicable state and local income tax consequences resulting from such an election.

RESALES OF CENTERSTATE BANKS OF FLORIDA COMMON STOCK TO BE RECEIVED BY AFFILIATES OF FIRST NATIONAL/POLK

         The shares of Centerstate Banks of Florida common stock that you will receive in the merger will be registered under the Securities Act of 1933. Under current law, if you are not an affiliate of First National/Polk or Centerstate Banks of Florida within the meaning of Rule 144 under the Securities Act, you may sell or transfer any shares of Centerstate Banks of Florida common stock that you receive in the merger without need of further registration under the Securities Act.

         If you are an affiliate of First National/Polk before the merger or an affiliate of Centerstate Banks of Florida after the merger, you may resell the shares of Centerstate Banks of Florida common stock issued to you in the merger only:

         - in transactions permitted by Rule 144 and 145 under the Securities Act;

         -        pursuant to an effective registration statement; or

         -        in transactions exempt from registration.

         Generally, if you are an executive officer, director or principal shareholder or other control person of First National/Polk or Centerstate Banks of Florida, you may be deemed to be an affiliate for these purposes. Other shareholders would not be deemed to be affiliates. Rule 144 and 145, insofar as relevant to the merger, impose restrictions on the manner in which affiliates may make resales and also on the quantity of resales that such affiliates, and others with whom they may act in concert, may make within any three-month period.

ACCOUNTING TREATMENT OF THE MERGER

         Centerstate Banks of Florida intends to treat the merger as a pooling of interests for accounting purposes. The unaudited pro forma financial information included in this proxy statement/prospectus reflects the merger using the pooling of interests method of accounting.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The merger is conditioned upon receipt of an opinion as to the principal federal income tax consequences expected to result from the merger. KPMG LLP has provided this opinion.

         The following summary of the material federal income tax consequences expected to result from the merger is qualified in its entirety by reference to the full text of the opinion of KPMG LLP, including the assumptions upon which that opinion is based. The opinion is filed as Exhibit 8 to the registration statement of which this proxy statement/prospectus is a part. Neither the opinion nor this summary addresses any tax considerations under foreign, state or local laws, or the tax considerations to shareholders other than individual United States citizens who hold their shares of First National/Polk common stock or Centerstate Banks of Florida common stock as capital assets within the meaning of the Internal Revenue Code.


         No rulings have been requested from the Internal Revenue Service as to the federal income tax consequences of the merger. You should be aware that the opinion of KPMG LLP is not binding on the Internal Revenue Service and the Internal Revenue Service is not precluded from taking a different position. You should also be aware that some of the federal income tax consequences of the merger are governed by provisions of the Internal Revenue Code as to which there are no final regulations and little or no judicial or administrative guidance. KPMG LLP's opinion is based upon the federal income tax laws as in effect on the date of the opinion and as those laws are currently interpreted. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained in this proxy statement/prospectus or in the opinion. The tax opinion relies on representations which are only factual representations.


         Subject to the limitations and assumptions described above, KPMG LLP will render an opinion to Centerstate Banks of Florida and First National/Polk that the merger will have the following federal income tax consequences:

         - No gain or loss will be recognized by Centerstate Banks of Florida or First National/Polk as a result of the transactions contemplated in the merger agreement;

         - No gain or loss will be recognized by the shareholders of First National/Polk as a result of their exchange of First National/Polk common stock for Centerstate Banks of Florida common stock, except to the extent that any shareholder receives cash in lieu of a fractional share or as a dissenting shareholder;

         - The holding period of the Centerstate Banks of Florida common stock received in the merger will include the period during which the stock of First National/Polk exchanged therefor was held, provided such stock was a capital asset in the hands of the holder on the date of the exchange; and

         - The federal income tax basis of the Centerstate Banks of Florida common stock received in the merger will be the same as the basis of the First National/Polk common stock exchanged therefor.

         The tax consequences of the merger may vary depending upon your particular circumstances. You are urged to consult your own tax advisor to determine the particular tax consequences of the merger to you, including the applicability and effect of any state, local or foreign income, property, transfer or other tax laws.

HOW TO EXCHANGE FIRST NATIONAL/POLK STOCK CERTIFICATES FOR CENTERSTATE BANKS OF FLORIDA STOCK

         Promptly after the merger becomes effective, Centerstate Banks of Florida will mail transmittal and exchange instructions to each holder of record of First National/Polk common stock to be used to exchange shares of First National/Polk common stock for shares of Centerstate Banks of Florida common stock. These transmittal letters will be accompanied by instructions specifying other details of the exchange. You should not send in your certificates until you receive a transmittal form and instructions.

         After the merger becomes effective, each certificate for shares of First National/Polk common stock will be deemed to represent only the right to receive:

         - the number of shares of Centerstate Banks of Florida common stock that the holder is entitled to receive in the merger; and

         - the cash payment for any fractional share of First National/Polk common stock.

         The holder of an unexchanged certificate will not be entitled to receive any dividend or other distribution payable by Centerstate Banks of Florida until the certificate has been exchanged.

CONDUCT OF BUSINESS PENDING THE MERGER

         In the merger agreement, First National/Polk and Centerstate Banks of Florida have agreed that until the merger becomes effective or the merger agreement is terminated, each will, with some exceptions:

         - use its best efforts to take all actions necessary for all regulatory applications to be approved and use reasonable efforts to remove any condition unduly restricting the operations or materially adversely affecting the condition of Centerstate Banks of Florida or First National/Polk or rendering consummation of the merger unduly burdensome;

         - use its best efforts to obtain any consents and approvals required to consummate the merger;

         - refrain from taking any action which would cause any representations and warranties to become untrue in any material respect or any condition set forth in the merger agreement to not be satisfied;

         - continue to file all reports and documents required with appropriate regulatory authorities;

         - refrain from taking any action which would disqualify the merger as a tax-free reorganization under the Internal Revenue Code;

         - permit representatives of the other party to have full access to information and documents pertaining to it;

         - notify the other of any material adverse development affecting its business;

         - conduct its business in the ordinary course consistent with past practices;

         - use reasonable efforts to maintain its business organization, employees and business relationships; and

         - take no action which would adversely affect or delay the ability of any party to obtain any consent or approval required for the merger.

         In addition, until the merger becomes effective, First National/Polk and Centerstate Banks of Florida have each agreed that it will not

         -        incur any debt other than the ordinary course of business;

         - make any change in its capital structure, except for the payment of dividends consistent with past practices and the issuance of shares upon the exercise of stock options;

         - sell any of its material properties or assets or cancel any material indebtedness, except in the ordinary course of business;

         - make any material investment in any other entity, except in the ordinary course of business;

         - enter into or terminate, or make any changes to, any material leases or contracts, other than renewals, and except in the ordinary course of business;

         - increase in any material manner the compensation of its employees or implement or change any benefit plans, except in the ordinary course of business;

         -        amend its articles of association or bylaws;

         -        enter into any new material line of business;

         - change its lending, investment, liability management and other material banking policies in any respect which is material;

         - incur or commit to any capital expenditure other than the ordinary course of business;

         -        change its method of accounting; or

         - issue or sell any additional shares, except upon the conversion of outstanding options.

         The merger agreement also provides that neither Centerstate Banks of Florida nor First National/Polk may solicit or encourage or consider or participate in the negotiation or the submission of a proposal or offer from any person relating to any recapitalization, merger, acquisition of 25% or more of its stock or assets, or similar transaction. This excludes the agreements that Centerstate Banks of Florida has entered into to similarly acquire First National Bank of Osceola County and Community National Bank of Pasco County. However, either party can consider and negotiate regarding any prohibited proposal to the extent its board of directors determines in good faith that the failure to do so would be inconsistent with its fiduciary obligations. If a party makes this determination, it must promptly notify the other party.

CONDITIONS FOR THE MERGER

         The obligations of First National/Polk and Centerstate Banks of Florida to affect the merger are subject to conditions, including:

         - the approval of the merger agreement by the holders of at least two-thirds of the outstanding shares of First National/Polk common stock;

         - receipt of the approval of the merger by all bank regulatory agencies, without inclusion of any condition which would unduly restrict the operations, or would materially adversely affect the condition, of Centerstate Banks of Florida or First National/Polk or make consummation of the merger unduly burdensome;

         - the accuracy in all material respects of the representations and warranties of the parties set forth in the merger agreement;

         - the absence of any pending or threatened action or proceeding which would prevent consummation of the merger or would adversely affect the rights of a party after effectiveness of the merger to own, operate or control its assets;

         - the shareholders equity of First National/Polk on the last day of the calendar month immediately preceding effectiveness of the merger shall not be less than the amount at September 30, 1999;

         - the holders of no more than 5% of the outstanding First National/Polk common stock shall have elected to exercise their dissenters' rights in the merger.

         The closing of the merger is also conditioned upon the simultaneous closing by Centerstate Banks of Florida of the First National Bank of Osceola County and Community National Bank of Pasco County mergers.

EXPENSES AND FEES RELATED TO THE MERGER

         Each party to the merger agreement will bear its own expenses incurred in connection with the merger.

AMENDMENT, WAIVER AND TERMINATION

         The merger may be terminated at any time prior to the merger, either before or after the special meeting by mutual consent of Centerstate Banks of Florida and First National/Polk. In addition, the merger agreement may be terminated at any time by either Centerstate Banks of Florida or First National/Polk if:

         -        the effectiveness of the merger has not occurred by December
                  31, 2000;

         - there is a material breach of a representation, warranty or covenant by the other party, which has not been cured within 15 days after written notice of the breach has been given;

         - if a material adverse development occurs affecting the condition of the other party;

         - if the merger fails to receive approval of the First National/Polk shareholders; or

         - if any approval from a bank regulatory agency required for effectiveness of the merger is not received, or includes conditions which in the reasonable judgment of a party would unduly impair or restrict the operations or materially adversely affect the condition of either party, or render consummation of the merger unduly burdensome.

         If the merger agreement is terminated, no party will have any further liability to the other party, except for any liability of a party which breaches the merger agreement.

         Substantially all of the conditions to consummating the merger may be waived to the extent permissible under law by the party for whose benefit the condition has been imposed, without the approval of shareholders of First National/Polk.


              DIFFERENCE IN RIGHTS OF CENTERSTATE BANKS OF FLORIDA
                      AND FIRST NATIONAL/POLK SHAREHOLDERS

         As a result of the merger, shareholders of First National/Polk will exchange their shares of common stock in First National/Polk for shares of common stock in Centerstate Banks of Florida and will become shareholders of Centerstate Banks of Florida. First National/Polk is a national banking association and subject to the national banking laws. Centerstate Banks of Florida is a Florida corporation and subject to Florida law. As discussed below, there are certain differences between the national banking laws and the laws of the State of Florida that will change the rights of First National/Polk shareholders as a result of their becoming shareholders of Centerstate Banks of Florida. In addition, the following also summarizes certain differences between Centerstate Banks of Florida's articles of incorporation and bylaws and the articles of association of First National/Polk.

AUTHORIZED CAPITAL STOCK

         Centerstate Banks of Florida is authorized to issue up to 20,000,000 shares of common stock. As of the date of this proxy statement/prospectus, only one share of common stock was outstanding which was held by James H. White solely to facilitate the organization of Centerstate Banks of Florida. First National/Polk articles authorize the issuance of up to 5,000,000 shares of First National/Polk common stock.

         The Centerstate Banks of Florida articles also authorize Centerstate Banks of Florida to issue up to 5,000,000 shares of preferred stock, none of which were issued or outstanding as of the date of this Proxy Statement. The First National/Polk articles do not authorize the issuance of any shares of First National/Polk preferred stock. The shares of Centerstate Banks of Florida preferred stock may be issued by the Centerstate Banks of Florida board from time to time without further shareholder action, in one or more series, and with such relative rights and preferences as the board may determine. As to any series this may include the dividend rate, the terms and conditions of redemption, liquidation value, voting rights, conversion rights, and such other relative, participating, optional, or special rights, qualifications, limitations, or restrictions as the Centerstate Banks of Florida board may determine.

         The Centerstate Banks of Florida board of directors may authorize the issuance of additional shares of Centerstate Banks of Florida common stock or preferred stock without further action by the Centerstate Banks of Florida shareholders, unless such action is required in a particular case by applicable law. The authority to issue additional shares of Centerstate Banks of Florida common stock or preferred stock provides

Centerstate Banks of Florida with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The unissued shares of Centerstate Banks of Florida common stock and preferred stock may be issued from time to time for any corporate purposes, including stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of Centerstate Banks of Florida. In addition, the sale of a substantial number of shares of Centerstate Banks of Florida common stock or the sale of preferred stock to persons who have an understanding with Centerstate Banks of Florida concerning the voting of such shares, or the distribution or dividend of such shares, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of Centerstate Banks of Florida. Further, because the Centerstate Banks of Florida board has the power to determine the voting, conversion or other rights of Centerstate Banks of Florida preferred stock, the issuance of a series of preferred stock to persons friendly to management could effectively discourage or preclude consummation of a change in control transaction or have the effect of maintaining the position of Centerstate Banks of Florida incumbent management. Centerstate Banks of Florida does not currently have any plans or commitments to effect any such issuance, but reserves the right to take any action that the board of directors deems to be in the best interests of Centerstate Banks of Florida and its shareholders.

VOTING

         Each holder of First National/Polk common stock is entitled to one vote for each share of First National/Polk common stock held, except in the election of directors. In all elections of directors, each First National/Polk shareholder has the right to vote the number of shares of First National/Polk common stock owned by such shareholder for as many persons as there are directors to be elected, or to use cumulative voting, which permits the shareholder to cumulate such shares and give one candidate as many votes as will equal the number of directors multiplied by the number of shares of such shareholder's stock, or to distribute such shareholder's votes on the same principle among as many candidates as the shareholder shall think fit. Shareholders of Centerstate Banks of Florida do not have cumulative voting rights. Each share of Centerstate Banks of Florida common stock entitles the holder thereof to one vote on all matters, including the election of directors.

         First National/Polk may effect mergers or consolidations if the holders of at least two-thirds of the outstanding shares of First National/Polk common stock cast their votes in favor of such a proposal. Centerstate Banks of Florida may effect mergers or consolidations if the holders of a majority of the outstanding shares of Centerstate Banks of Florida common stock cast their votes in favor of such a proposal.

SHAREHOLDERS' MEETINGS

         Special meetings of First National/Polk shareholders may be called by the Board or any 20 or more shareholders owning, in the aggregate, not less than 20% of the outstanding First National/Polk shares. Centerstate Banks of Florida's Bylaws provide that special meetings of Centerstate Banks of Florida shareholders may be called by the Chairman, the President, the board of directors or by the holders of not less than one-third of the outstanding Centerstate Banks of Florida shares.

DIVIDEND RIGHTS

         The holders of First National/Polk common stock are entitled to dividends when, as and if declared by First National/Polk's board of directors out of funds legally available therefor. However, national banks are subject to the provisions of the national banking laws which limit the payment of dividends by national banks if (1) such dividends would impair the bank's capital structure, (2) the bank's surplus fund is not equal to its common capital, or (3) dividends declared in any year would exceed the total of net profits in that year combined with retained net profits for the preceding two years, less any required transfer to surplus.

         Holders of Centerstate Banks of Florida common stock are entitled to dividends when, as and if declared by Centerstate Banks of Florida's board of directors out of funds legally available therefor. Under Florida law, a dividend may not be paid if, after giving effect to the dividend, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were to dissolve to satisfy the preferential rights of those shareholders whose rights are superior to those receiving the distribution.

APPRAISAL RIGHTS

         Both the national banking laws and Florida corporate law provide that dissenting shareholders have appraisal rights with respect to mergers and consolidations. These appraisal rights differ primarily in the procedures employed to determine the value of the shares. Under the national banking laws, the value of shares of dissenting shareholders is determined by an appraisal made by a committee of three persons composed of one selected by the vote of the holders of a majority of the shares as to which dissenters' rights are exercised, one selected by the directors and one selected by the two so selected. Any shareholder may within five days after being notified of the appraised value of the shares, as determined by two of the three appraisers, appeal to the OCC, who must reappraise the shares. The OCC's determination is final and binding.

         Under Florida law, a corporation is entitled to make a written offer to each dissenting shareholder to pay an amount the corporation estimates to be the fair value of the shares to which dissenters' rights have been exercised. If the corporation fails to make such an offer or a dissenting shareholder fails to accept it, then the corporation, at its own election or upon demand from any dissenting shareholder given within certain time periods, may file an action in state court requesting that the fair value of the shares be determined. The court has the option of appointing one or more persons to act as appraisers to receive evidence and recommend a decision on the question of fair value. The court also has the discretion of including a fair rate of interest.

         Florida law provides that holders of shares which are traded on the NASDAQ national market system or an exchange, or held of record by not fewer than 2,000 shareholders, do not have dissenters' rights with respect to a plan of merger or share exchange, or a proposed sale or exchange of property. After the First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County mergers, Centerstate Banks of Florida intends to make application to qualify the shares of Centerstate Banks of Florida common stock for trading under the NASDAQ system. If such shares are designated a NASDAQ national market system security, then holders of Centerstate Banks of Florida common stock will not have dissenters' rights in connection with a plan of merger or share exchange, or a proposed sale or exchange of property, submitted by Centerstate Banks of Florida to a vote of the Centerstate Banks of Florida shareholders.

CONTROL SHARE AND FAIR PRICE LAWS

         Centerstate Banks of Florida is subject to several provisions under Florida law which may deter or frustrate unsolicited attempts to acquire certain Florida corporations. These statutes, commonly referred to as the "Control Share Act" and the "Fair Price Act," apply to most public corporations organized in Florida unless the corporation has specifically elected to opt out of such provisions. Centerstate Banks of Florida has not elected to opt out of these provisions. The Fair Price Act generally requires that certain transactions between a public corporation and an affiliate must be approved by two-thirds of the disinterested directors or shareholders, not including those shares beneficially owned by an "interested shareholder". The Control Share Act generally provides that shares of a public corporation acquired in excess of certain specified thresholds will not posses any voting rights unless such voting rights are approved by a majority vote of the corporation's disinterested shareholders. These anti-takeover provisions of Florida law could result in Centerstate Banks of Florida being less attractive to a potential acquiror and/or result in shareholders receiving less for their shares than otherwise might be available in the event of an unsolicited takeover attempt.


                         MARKET AND DIVIDEND INFORMATION

STOCK TRADING INFORMATION

         Centerstate Banks of Florida has only one share outstanding, which is held by James H. White solely to facilitate the organization of Centerstate Banks of Florida. Thus, no shares of Centerstate Banks of Florida common stock have been traded and there is no established public trading market for the shares.

         After the First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County mergers, Centerstate Banks of Florida intends to make application to qualify the shares of Centerstate Banks of Florida common stock for trading under the NASDAQ System. Although Centerstate Banks of Florida believes that the shares of Centerstate Banks of Florida common stock will meet the qualification for trading under the NASDAQ System, including the qualifications for the NASDAQ national market system, there is no assurances as to whether or when the shares will be accepted for trading under the NASDAQ System.

         First National/Polk common stock is not actively traded, and such trading activity, as it occurs, takes place in privately negotiated transactions. There is no established public trading market for the shares of First National/Polk common stock. Management of First National/Polk is aware of certain transactions in its shares that have occurred since January 1, 1998, although the actual trading prices of all stock transactions are not known.

         The following sets forth the high and low trading prices for certain trades of First National/Polk common stock that occurred in transactions known to First National/Polk since January 1, 1998:



                                                                                        2000
                              1998                        1999                (THROUGH MARCH 31, 2000)
                              ----                        ----                ------------------------
                      HIGH     LOW    SHARES      HIGH      LOW     SHARES     HIGH     LOW     SHARES
                      ----     ---    ------      ----      ---     ------     ----     ---     ------
1st Quarter         $16.50   $16.00    1,050    $17.50    $17.50       700       --      --         --

2nd Quarter             --       --       --     20.00     18.00     1,400

3rd Quarter          17.50    17.50    1,200     18.00     18.00     1,200

4th Quarter          17.50    17.50    1,500     18.00     18.00     5,200

         The last sale of First National/Polk common stock of which First National/Polk management had knowledge prior to the December 10, 1999 date of the merger agreement occurred on October 20, 1999 at a price of $18.00 per share. The last sale of First National/Polk common stock of which First National/Polk management had knowledge of occurred on December 17, 1999 at a price of $18.00 per share. As noted above, there is no established public trading market for the shares of First National/Polk common stock or Centerstate Banks of Florida common stock.

         First National/Polk had approximately 361 shareholders of record as of December 31, 1999.

DIVIDENDS

         Since Centerstate Banks of Florida has not commenced any business, it has not paid any dividends. First National/Polk paid cash dividends of $.15 per share in 1998, and $.18 per share in 1999. The Centerstate Banks of Florida board may consider the payment of regular quarterly dividends following completion of the First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County mergers. If at any time the Centerstate Banks of Florida board determines to pay dividends on the Centerstate Banks of Florida common stock, the timing and the extent to which dividends are paid by Centerstate Banks of Florida will be determined by such board in light of then-existing circumstances, including Centerstate Banks of Florida's rate of growth, profitability, financial condition, existing and anticipated capital requirements, the amount of funds legally available for the payment of cash dividends, regulatory constraints and such other factors as the board determines relevant. The primary source of funds for payment of dividends by Centerstate Banks of Florida is dividends paid to Centerstate Banks of Florida by First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County. There are various statutory limitations on the dividends paid by such banks. For additional information regarding the restrictions on the payment of dividends by national banks and Florida corporations, see "Difference in Rights of Centerstate Banks of Florida and First National/Polk Shareholders Dividend Rights" and "Supervision and Regulation -- Dividends."


                   DESCRIPTION OF CENTERSTATE BANKS OF FLORIDA

CONDUCT OF BUSINESS PRIOR TO THE MERGER

         Centerstate Banks of Florida was formed as a Florida corporation on September 20, 1999 to serve as a bank holding company for First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County. The outstanding capital stock of Centerstate Banks of Florida consists of one share of common stock, which is owned by James H. White solely to facilitate the organization of the company. Mr. White is chairman of the board of each of First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County. The merger agreement provides that prior to effectiveness of the merger Centerstate Banks of Florida will not conduct any business operations or enter into any contract or agreement of any kind, acquire any asset, or incur any liability, except as contemplated by the merger agreement.

         Centerstate Banks of Florida has not commenced operations and will not until the proposed merger is consummated and has no assets or liabilities other than $1.00 initial capitalization.

CONDUCT OF BUSINESS FOLLOWING THE MERGER

         Following the merger, Centerstate Banks of Florida will own all of the outstanding shares of First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County. Each of the three banks will continue to operate as separate subsidiary banks of Centerstate Banks of Florida. They will continue with their same name, directors, officers, employees and banking offices that they had prior to effectiveness of the merger. Although no plans have been made as of the date of this proxy statement/prospectus, Centerstate Banks of Florida in the future may decide to establish new subsidiaries for the purposes of carrying on businesses not now conducted by the Banks. Centerstate Banks of Florida also could assess opportunities for possible growth through additional business combinations with other community banks located in Florida.

         Centerstate Banks of Florida has not commenced operations and will not until the proposed merger is consummated and has no assets or liabilities other than $1.00 initial capitalization.

DIRECTORS

         The board of directors of Centerstate Banks of Florida consists of seven persons, two of whom have been designated by each of First National/Polk, First National Bank of Osceola County, and Community National Bank of Pasco County. The seventh director is Mr. James H. White, who serves as a director of each of the three banks. The following sets forth certain information regarding each of the directors:


                                PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                    EXPERIENCE DURING PAST FIVE YEARS

James H. White, 73              Chairman of the Board of First National Bank of
                                Polk County, First National Bank of Osceola
                                County and Community National Bank of Pasco
                                County

G. Robert Blanchard, Sr., 72    President and CEO of WRB Enterprises, Inc.
                                (diversified holding company)

James H. Bingham, 51            President of Bingham Realty, Inc. (commercial
                                real estate company)

Terry W. Donley, 51             President of Donley Citrus, Inc. (citrus
                                harvesting and production)

Bryan W. Judge, 72              Self-employed, farming (1994-present); Chief
                                Executive Officer of Judge Farms (1965-1994)

Samuel L. Lupfer, IV, 44        President of Lupfer-Frakes, Inc.
                                (insurance)

J. Thomas Rocker, 57            Director - Arctic Services, Inc.
                                (commercial insulation)

EXECUTIVE OFFICERS

         The table below lists the executive officers of Centerstate Banks of Florida. Each officer is elected by the board of directors for a term of office extending until the meeting of the board of directors following the next annual meeting of shareholders and until his successor has been elected and qualified.


                                    POSITION WITH CENTERSTATE
NAME AND AGE                             BANKS OF FLORIDA               PRINCIPAL OCCUPATION
------------                             ----------------               --------------------
James H. White, 73                  Chairman of Board, President        Chairman of Board, President
                                    and Chief Executive Officer         and Chief Executive Officer of
                                                                        Centerstate; Chairman of the
                                                                        Board of First National Bank of
                                                                        Polk County, Community
                                                                        National Bank of Pasco County
                                                                        and First National Bank of
                                                                        Osceola County

G. Robert Blanchard, Sr., 72        Vice Chairman of the Board          Vice Chairman of the Board of
                                                                        Centerstate; President and
                                                                        Chief Executive Officer of
                                                                        WRB Enterprises, Inc.
                                                                        (diversified holding company)

James J. Antal, 48                  Senior Vice President and Chief     Senior Vice President and Chief
                                    Financial Officer                   Financial Officer of Centerstate
                                                                        (November 1999 to present);
                                                                        self-employed certified public
                                                                        accountant (November 1998
                                                                        to November 1999); Senior Vice
                                                                        President, Chief Financial
                                                                        Officer and Treasurer of
                                                                        Trumbull Savings and Loan
                                                                        Company (August 1992 to
                                                                        November 1998)


         Each officer holds office until the next annual meeting of the directors and until such officer's successor is duly elected and qualified.

         Centerstate Banks of Florida has not compensated any of its officers or directors. There are no plans at the present time to provide compensation to any officers or directors of Centerstate Banks of Florida. However, the board of directors may provide for such compensation at a future date without shareholder approval.

PROPERTY

         Centerstate Banks of Florida owns no real property. In the event that its business requires office space, it is anticipated that the space will be minimal and will be located in the main office of First National/Polk at 920 North Bermuda Avenue, Kissimmee, Florida 34741.

EMPLOYEES

         Centerstate Banks of Florida does not currently intend to employ any persons other than its executive officers, who will be compensated by the respective Bank for which the officer is employed.

LEGAL PROCEEDINGS

         Centerstate Banks of Florida is not a party to any legal proceeding.


                         BUSINESS OF FIRST NATIONAL/POLK

GENERAL

         First National/Polk was organized as a national banking association on February 21, 1992, First National/Polk provides a range of consumer and commercial banking services to individuals, businesses and industries. The basic services offered by First National/Polk include: demand interest bearing and noninterest bearing accounts, money market deposit accounts, NOW accounts, time deposits, safe deposit services, credit cards, cash management, direct deposits, notary services, money orders, night depository, travelers' checks, cashier's checks, domestic collections, savings bonds, bank drafts, drive-in tellers, and banking by mail. In addition, First National/Polk makes secured and unsecured commercial and real estate loans and issues stand-by letters of credit. First National/Polk provides automated teller machine ("ATM") cards, as a part of the HONOR ATM network, thereby permitting customers to utilize the convenience of larger ATM networks. First National/Polk does not have trust powers and, accordingly, no trust services are provided.

         The revenues of First National/Polk are primarily derived from interest on, and fees received in connection with, real estate and other loans, and from interest and dividends from investment and mortgage-backed securities, and short-term investments. The principal sources of funds for First National/Polk's lending activities are its deposits, repayment of loans, and the sale and maturity of investment securities. The principal expenses of First National/Polk are the interest paid on deposits, and operating and general administrative expenses.

         As is the case with banking institutions generally, First National/Polk's operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the Federal Reserve and the OCC. Deposit flows and costs of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds. First National/Polk faces strong competition in the attraction of deposits (its primary source of lendable funds) and in the origination of loans. See "Competition."

LENDING ACTIVITIES

         First National/Polk offers a range of lending services, including real estate, consumer and commercial loans, to individuals and small businesses and other organizations that are located in or conduct a substantial portion of their business in the Bank's market area. First National/Polk's total loans at December 31, 1999 and 1998 were $43.9 million, or 59% of total assets, and $40.2 million, or 54% of total assets, respectively. The interest rates charged on loans vary with the degree of risk, maturity, and amount of the loan, and are further subject to competitive pressures, money market rates, availability of funds, and government regulations. First National/Polk has no foreign loans or loans for highly leveraged transactions.

         First National/Polk's loans are concentrated in three major areas: real estate loans, commercial loans, and consumer loans. At December 31, 1999, 65.4%, 18.2% and 16.4% and at December 31, 1998, 69.8%, 13.6%, and 17.7% of
First National/Polk's loan portfolio consisted of real estate, commercial and consumer loans, respectively. In excess of 96% of First National/Polk's loans at December 31, 1999 and 1998, respectively, were made on a secured basis. As of December 31, 1999 and 1998, 65.4% and 68.6%, respectively of the loan portfolio consisted of loans secured by mortgages on real estate.

         First National/Polk's commercial loans include loans to individuals and small-to-medium sized businesses located primarily in Polk County for working capital, equipment purchases, and various other business purposes. A majority of First National/Polk's commercial loans are secured by equipment or similar assets, but these loans may also be made on an unsecured basis. Commercial loans may be made at variable- or fixed-interest rates. Commercial lines of credit are typically granted on a one-year basis, with loan covenants and monetary thresholds. Other commercial loans with terms or amortization schedules of longer than one year will normally carry interest rates which vary with the prime lending rate and will become payable in full and are generally refinanced in three to five years.

         First National/Polk's real estate loans are secured by mortgages and consist primarily of loans to individuals and businesses for the purchase, improvement of or investment in real estate and for the construction of single-family residential units or the development of single-family residential building lots. These real estate loans may be made at fixed- or variable-interest rates. First National/Polk generally does not make fixed-interest rate commercial real estate loans for terms exceeding five years. Loans in excess of five years generally have adjustable interest rates. First National/Polk's residential real estate loans generally are repayable in monthly installments based on up to a 30-year amortization schedule with variable-interest rates.

         First National/Polk's consumer loan portfolio consists primarily of loans to individuals for various consumer purposes, but includes some business purpose loans which are payable on an installment basis. The majority of these loans are for terms of less than five years and are secured by liens on various personal assets of the borrowers, but consumer loans may also be made on an unsecured basis. Consumer loans are made at fixed- and variable-interest rates, and are often based on up to a five-year amortization schedule. First National/Polk has a policy and practice that loans to its officers, directors or shareholders owning more than 10% of First National/Polk common stock, must be approved, in advance, by a majority of the entire board of directors with the interested party abstaining from the vote.

         First National/Polk has a policy and practice that loans to its executive officers, directors or shareholders owning more than 10% of First National/Polk common stock must be approved in advance, by the majority of the entire board of directors with the interested party abstaining from the vote. Any loans to executive officers, directors and principal shareholders must be made on substantially the same terms, including interest rates and collateral, as those existing at the time for comparable transactions with persons who are not affiliated with the bank. Loans to executive officers, directors and principal shareholders also must not involve more than the normal risk of repayment or present other unfavorable features. The Bank may pay an overdraft on an account of a director, provided the payment is in accordance with a written, preauthorized, interest bearing extension of credit specifying a method of repayment or a written preauthorized transfer of funds from another account. As to transactions, other than loans, with directors and principal shareholders, First National/Polk requires that any such transaction be on terms and under circumstances that are substantially the same, or at least as favorable to the Bank, as those prevailing at the time for comparable transactions involving other parties who are not affiliated with the Bank. If there are no comparable prevailing transactions, then the transaction with the director or principal shareholder must be on terms and under circumstances that in good faith would be offered and would apply to others who are not affiliated with the Bank. From time to time, First National/Polk has had loans to its directors and executive officers, and other transactions with its directors. First National/Polk management believes that such loans and transactions were in compliance with the foregoing policies.

         For additional information regarding First National/Polk's loan portfolio, see "First National/Polk's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition."

DEPOSIT ACTIVITIES

         Deposits are the major source of First National/Polk's funds for lending and other investment activities. First National/Polk considers the majority of its regular savings, demand, NOW and money market deposit accounts to be core deposits. These accounts comprised 63.2% and 58.5% of First National/Polk's total deposits at December 31, 1999 and 1998, respectively. Approximately 36.8% and 41.5% of First National/Polk's deposits at December 31, 1999 and 1998 were certificates of deposit. Generally, First National/Polk attempts to maintain the rates paid on its deposits at a competitive level. Time deposits of $100,000 and over made up 5.0% and 5.3% of First National/Polk's total deposits at December 31, 1999 and 1998, respectively. The majority of the deposits of First National/Polk are generated from Polk County. First National/Polk does not accept brokered deposits. For additional information regarding First National/Polk's deposit accounts, see "First National/Polk's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition."

EMPLOYEES

         At December 31, 1999, First National/Polk employed 32 full-time and four part-time employees. The employees are not represented by a collective bargaining unit. First National/Polk consider relations with its employees to be good.

PROPERTIES

         The main office of First National/Polk is located at 7722 State Road 544 East, Winter Haven, Florida in a two-story building of approximately 12,000 square feet, which is owned by First National/Polk. First National/Polk also has a branch office of approximately 2,800 square feet in a one-story building located at 1191 Highway 27 North, Haines City, Florida, and a branch office of approximately 3,200 square feet in a one-story building located at 12600 U.S. Highway 27 N., Davenport, Florida. All of First National/Polk's branch offices are owned by it.

LITIGATION

         In the ordinary course of operations, First National/Polk is a party to various legal proceedings. Management does not believe there is any proceeding pending against First National/Polk which, if determined adversely, would have a material adverse effect on the financial condition or results of operations of First National/Polk.

MANAGEMENT

         Board of Directors. The Board of Directors of First National/Polk currently consists of 13 directors, each of whom holds office until the next annual meeting of First National/Polk shareholders. The following table sets forth certain information with respect to the directors of First National/Polk.

                                   DIRECTOR OR OFFICER
                                  OF FIRST NATIONAL/POLK              PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                              SINCE                       EXPERIENCE DURING PAST FIVE YEARS
------------------                ----------------------              ---------------------------------
James H. White, 73                         1992                    Chairman of the Board of First National/Polk,
                                                                   First National Bank of Osceola County, and
                                                                   Community National Bank of Pasco County

Bruce A. Davis, 47                         1992                    President - Bruce A. Davis & Associates,
                                                                   Inc. (insurance agency)

Terry W. Donley, 51                        1992                    President - Donley Citrus, Inc. (citrus
                                                                   harvesting and production)

Bruce B. Ingram, 54                        1992                    President - Ingram Grove Service, Inc.
                                                                   (citrus harvesting and production)

Jack A. Kuder, 71                          1992                    Citrus Grower

Charlie N. Long, Jr., 68                   1992                    Owner - Central Park and Central Park II
                                                                   (mobile retirement home community)

Edward D. Mathews, 65                      1992                    Owner - Sonny's Bar-B-Q (Haines City,
                                                                   Winter Haven & Bartow) (multiple franchise
                                                                   owner)

Louis W. McKnight, 82                      1992                    President - Holly Hill Fruit Products Co., Inc.
                                                                   (fruit harvester, grower and processor)

William K. Pou, Jr., 42                    1992                    Executive Vice President of Retail
                                                                   Operations - W. S. Badcock Corp. (retail
                                                                   furniture business)

J. Thomas Rocker, 57                       1992                    Director - Arctic Services, Inc. (commercial
                                                                   insulation)

Joy C. Sims, 57                            1992                    Community Leader

Ralph T. Stalnaker, Jr.                    1992                    President - Woodland Lakes Retirement
                                                                   Concepts, Inc. (mobile home retirement
                                                                   community)

George H. Carefoot, 56                     1992                    President and Chief Executive Officer of
                                                                   First National Bank/Polk

         Executive Officers. The following sets forth information regarding the executive officers of First National/Polk. The officers of First National/Polk serve at the pleasure of the Board of Directors.


                                                  PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                                      EXPERIENCE DURING PAST FIVE YEARS
----------------------                            -------------------------------------
George H. Carefoot, 56                            President and Chief Executive Officer

Lynn C. Briske, 52                                Operations - Vice President - Cashier

Joyce W. Lovelace, 42                             Retail Lending - Vice President


COMPENSATION AND BENEFITS

      The table below sets forth certain information with respect to compensation paid to Mr. George H. Carefoot (the President and Chief Executive Officer of First National/Polk) during the years presented. No other executive officer of First National/Polk received a total salary and bonus in excess of $100,000 in 1999.


                                      ANNUAL COMPENSATION
                              -------------------------------------------------
     NAME AND                                     OTHER ANNUAL   ALL OTHER
PRINCIPAL POSITION     YEAR   SALARY($)   BONUS   COMPENSATION  COMPENSATION(1)
------------------     ----   ---------   -----   ------------  ---------------
George H. Carefoot,    1999   $122,276   $6,000        --          $4,891
President and Chief    1998   $117,520   $8,500        --          $4,700
Executive Officer      1997   $113,000   $8,500        --          $4,520

------------------

(1) Represents amounts contributed by First National/Polk to Mr. Carefoot's Section 401(k) savings plan accounts.

         Non-employee directors of First National/Polk receive directors fees of $200.00 for each Board and $75.00 for each committee meeting attended.

         Savings Plan

         First National/Polk has a 401(k) savings plan covering substantially all employees of First National/Polk. Under the provisions of the plan, employees may contribute up to 15% of their compensation on a pre-tax basis, subject to limits specified in the Internal Revenue Code. First National/Polk may make, at the discretion of the Board of Directors, matching contributions up to 3% of the employee's annual compensation and within various limitations specified by the Code.

         Stock Option Plan

         First National/Polk has a Directors' Stock Option Plan and an Officers' and Employees' Stock Option Plan. Under the plans, options for an aggregate of 26,450 shares of First National/Polk Common Stock were outstanding as of the date of this Proxy Statement (including options for 13,000 shares held by Mr. Carefoot). The Plans provide that options are granted at prices equal to market value on the date of grant (as determined by the Board of Directors), and become exercisable over four years at the rate of 25% each year. The options remain exercisable up to 10 years from the date of grant. The exercise prices for the options range from $10.00 to $17.50 per share.

MANAGEMENT AND PRINCIPAL STOCK OWNERSHIP

         Directors and Officers

         The following table sets forth the beneficial ownership of outstanding shares of First National/Polk Common Stock as of the date of this Proxy Statement by First National/Polk's current directors, and by current directors and executive officers as a group. Except as set forth below, management of First National/Polk is not aware of any individual or group that owns in excess of 5% of the outstanding shares of First National/Polk.


NAME OF INDIVIDUAL                AMOUNT/NATURE OF                 PERCENT
(AND ADDRESS OF 5% OWNER)         BENEFICIAL OWNERSHIP(1)          OF CLASS
-------------------------         -----------------------          --------
George H. Carefoot                       25,000(2)                  5.00%
313 Hamilton Shore Drive
Winter Haven, FL  33881

Bruce A. Davis                           20,500(3)                  4.31%

Terry W. Donley                          13,750                     2.89%

Bruce B. Ingram                          15,000(4)                  3.15%

Jack A. Kuder                            18,425(5)                  3.87%

Charlie N. Long, Jr.                     14,300(6)                  3.01%

Edward D. Mathews                        21,050(7)                  4.43%

Louis W. McKnight                        21,025(8)                  4.42%

William K. Pou, Jr.                      17,500(9)                  3.68%

J. Thomas Rocker                         25,650(10)                 5.39%

Joy C. Sims                              16,000(11)                 3.36%

Ralph T. Stalnaker, Jr.                  14,000(12)                 2.94%

James H. White                           27,500(12)                 5.78%
P. O. Box 188
Haines City, FL  33845-0188

All directors and executive             249,800                    52.50%
officers as a group (15 persons)

--------------------

(1) Information related to beneficial ownership is based upon the information available to First National/Polk.

(2)      Includes options to acquire 13,000 shares.

(3) Includes 15,000 shares held jointly with his spouse, 2,000 shares held jointly with his child, 1,500 shares held jointly with his mother, and 2,000 shares held by his company as to which shares he exercises voting and investment power.

(4)      Held jointly with his spouse.

(5) Includes 17,925 shares held by his company as to which shares he exercises voting and investment power.

(6) Consists of 12,800 shares held jointly with his spouse and 1,500 shares held by his retirement plan.

(7) Consists of 15,000 shares held jointly with his spouse and 5,850 shares held by his company as to which shares he exercises voting and investment power.

(8) Includes 10,000 shares held by his company as to which shares he exercises voting and investment power and 5,825 shares held by his retirement plan.

(9)      Includes 2,500 shares held by his spouse.

(10) Includes 5,000 shares held by his spouse, 5,000 shares held jointly with his spouse, and 3,150 shares held by his retirement plan.

(11)     Includes 5,000 shares held jointly with her spouse.

(12) Includes 11,500 shares held by his spouse, and 1,000 shares held jointly with his spouse.

                               FIRST NATIONAL/POLK
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS COVERS IMPORTANT FACTORS AFFECTING THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FIRST NATIONAL/POLK FOR THE PERIODS SHOWN. FIRST NATIONAL/POLK'S FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THIS ANALYSIS.

OVERVIEW

         First National/Polk is a national bank chartered February 21, 1992. It provides traditional deposit and lending products and services to its commercial and retail customers through three full service branches located within Polk County in central Florida. The company is subject to the supervision of the Office of the Comptroller of the Currency. At December 31, 1999, the Bank had total assets of $75.0 million, total loans of $43.2 million, total deposits of $67.7 million, and total shareholders' equity of $6.8 million. Net income for the years ended December 31, 1999 and 1998, was $646,000 and $691,000 respectively.

         First National/Polk is located in the northwest corner of Polk County, which is primarily a retirement and agricultural community. It is the fastest growing area in Polk County. As Orlando is expanding, residential housing is spreading west on Interstate 4 extending into this area of the county. In addition, Walt Disney World is approximately ten miles from First National/Polk's closest branch, which makes First National/Polk's market a convenient commute for any of the thousands of Disney employees.

         At December 31, 1999, real estate loans were approximately 65% of total gross loans outstanding. Of this amount, more than half were residential real estate loans. Due to the demographics of the market, the concentration in real estate loans overall, residential real estate loans in particular, is expected to continue.


RESULTS OF OPERATIONS

NET INCOME

Year Ended December 31, 1999, compared to Year Ended December 31, 1998

         First National/Polk's net income for the years ended December 31, 1999 and 1998 was $646,000 and $691,000 respectively. The net income per share for the years ended December 31, 1999 and 1998 were $1.37 $(1.32 diluted) and $1.58 $(1.49 diluted). The per share income was negatively impacted due to the issuance of additional shares from the exercise of stock options. First National/Polk has a qualified stock option plan for its employees, as well as a non qualified stock option plan for its directors.

         First National/Polk's return on average assets ("ROA") and return on average equity ("ROE") for the year ended December 31, 1999 was 0.86% and 10.06% as compared to the ROA and ROE of 0.99% and 12.66% for the year ended December 31, 1998. The efficiency ratios for the two years ended December 31, 1999 and 1998 approximated 67% and 66% respectively.

         There were positive improvements in net interest income of approximately $207,000 and in non-interest income of approximately $81,000 in the year ending December 31, 1999 as compared to the year ending December 31, 1998. These positive impacts were partially offset by the negative impacts resulting from a $24,000 increase in the loan loss provision, a $230,000 increase in non interest expense, and a $79,000 increase in income tax expense the year ending December 31, 1999 as compared to the year ending December 31, 1998.

         The improvement in the net interest margin was primarily due to a combination of increased interest earning assets and changes in interest bearing liabilities, plus an increase in non interest bearing demand deposits. The increase in non-interest expense is due to increases in compensation expense, data processing expense, and other operating expense.


NET INTEREST INCOME/MARGIN

         Net interest income consists of interest and fee income generated by earning assets, less interest expense.

Year Ended December 31, 1999, compared to Year Ended December 31, 1998

         Net interest income increased $207,000 or 7.5% to $2,973,000 during 1999 compared to $2,766,000 during 1998. The $207,000 increase was a combination of a $5,000 decrease in interest income and a $212,000 decrease in interest expense.

         Average interest earning assets increased $4,159,000 to $68,128,000 during 1999 compared to $63,969,000 for 1998. Comparing these same two periods, the yield on average interest earning assets decreased from 7.81% to 7.33%. The increase in volume had a positive effect on the change in interest income ($364,000 volume variance), however, this was offset by the negative impact resulting from the 0.48% decrease in average yields ($369,000 rate variance). The result was a $5,000 decrease in interest income.

         Average interest bearing liabilities increased $1,609,000 to $56,778,000 during 1999 compared to $55,169,000 for 1998. Comparing these same two periods, the cost of average interest bearing liabilities decreased from 4.05% to 3.56%. Although volume increase, interest expense decreased due to the change in the deposit mix. That is, smaller average balances of higher cost deposits, and larger average balances of lower cost deposits, in 1999 as compared to 1998 ($35,000 volume variance). The decrease in yield had a decreasing effect on interest expense ($177,000 rate variance). The result was a $212,000 decrease in interest expense. Refer to the tables Average Balances - Yields & Rates below.

                                                                     AVERAGE BALANCES - YIELDS & RATES
                                                                         (Dollars are in Thousands)

                                                                          Years Ended December 31,
                                           ----------------------------------------------------------------------------------
                                                           1999                                       1998
                                           ----------------------------------------     -------------------------------------
                                           Average        Interest          Average     Average      Interest         Average
ASSETS:                                    Balance        Inc / Exp           Rate      Balance      Inc / Exp         Rate
                                           -------        ---------         -------     -------      ---------        -------
Federal Funds Sold                         $ 3,114         $   153            4.91%     $ 5,462        $  292           5.35%
Securities Available for Sale               24,887           1,308            5.26%      21,516         1,254           5.83%
Loans (2)(1)                                40,127           3,532            8.80%      36,991         3,452           9.33%
                                           -------         -------            ----      -------        ------           ----
TOTAL EARNING ASSETS                       $68,128         $ 4,993            7.33%     $63,969        $4,998           7.81%
All Other Assets                             6,684                                        5,932
                                           -------                                      -------
TOTAL ASSETS                               $74,812                                      $69,901
                                           =======                                      =======

LIABILITIES & SHAREHOLDERS' EQUITY:
Deposits:
  NOW & Money Markets                      $25,977         $   698            2.69%     $21,948        $  614           2.80%
  Savings                                    4,675              62            1.33%       4,026            78           1.94%
  Time Deposits                             25,780           1,245            4.83%      28,512         1,506           5.28%
Short Term Borrowings                          346              15            4.34%         683            34           4.98%
                                           -------         -------            ----      -------        ------           ----
TOTAL INTEREST
BEARING LIABILITIES                        $56,778         $ 2,020            3.56%     $55,169        $2,232           4.05%
Demand Deposits                             11,334                                        9,000
Other Liabilities                              278                                          276
Shareholders' Equity                         6,422                                        5,456
                                           -------                                      -------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                       $74,812                                      $69,901
                                           =======                                      =======

NET INTEREST SPREAD (3)                                                       3.77%                                     3.76%
                                                                              =====                                     ====
NET INTEREST INCOME                                        $ 2,973                                     $2,766
                                                           =======                                     ======
NET INTEREST MARGIN (4)                                                       4.36%                                     4.32%
                                                                              =====                                     ====

(1) Loan balances are net of deferred fees/cost of origination and reserve for loan loss allowances.
(2) Interest income on average loans includes loan fee recognition of $116,000 and $122,000 for the years ended December 31, 1999 and 1998.
(3) Represents the average rate earned on interest earning assets minus the average rate paid on interest bearing liabilities.
(4) Represents net interest income divided by total earning assets.

               ANALYSIS OF CHANGES IN INTEREST INCOME AND EXPENSES
                           (Dollars are in Thousands)

                                             Net Change Dec 31, 1998 - 1999
                                             -------------------------------
                                                                      Net
                                              Volume (1)  Rate (2)   Change
                                             -------------------------------
INTEREST INCOME
   Federal Funds sold                           $(126)     $ (13)    $(139)
   Securities Available for Sale                  196       (142)       54
   Loans                                          294       (214)       80

                                             -------------------------------
TOTAL INTEREST INCOME                           $ 364      $(369)    $  (5)
                                             -------------------------------


INTEREST EXPENSE
   Deposits
     NOW & Money Market Accounts                $ 113      $ (29)    $  84
     Savings                                       13        (29)      (16)
     Time Deposits                               (144)      (117)     (261)
   Short-Term  Borrowings                         (17)        (2)      (19)

                                             -------------------------------
TOTAL INTEREST EXPENSE                          $ (35)     $(177)    $(212)
                                             -------------------------------

NET INTEREST INCOME                             $ 399      $(192)    $ 207
                                             ===============================

(1) The volume variance reflects the change in the average balance outstanding multiplied by the actual average rate during the prior period.

(2) The rate variance reflects the change in the actual average rate multiplied by the average balance outstanding during the current period.

PROVISION FOR LOAN LOSSES

         Management's policy is to maintain the allowance for loan losses at a level sufficient to absorb inherent losses in the loan portfolio. The allowance is increased by the provision for loan losses, which is a charge to current period earnings, and net recoveries on prior period loan charge-offs. The allowance is decreased by net charge-offs. In determining the adequacy of the reserve for loan losses, management considers the conditions of individual borrowers, First National/Polk's historical loan loss experience, the general economic environment and the overall portfolio composition. As these factors change, the level of loan loss provision changes.


 Year Ended December 31, 1999, Compared to Year Ended December 31, 1998

         The provision for loan loss expense increased $24,000, or 62%, to $63,000 during 1999, as compared to $39,000 for 1998. The increase was primarily due to a change in management's assessment of conditions of individual borrowers and the overall portfolio composition. At December 31, 1999 the allowance for loan losses totaled $634,000 or 1.5% of total loans outstanding, compared to $688,000 or 1.7% of total loans outstanding at December 31, 1998.

         The following sets forth certain information on First National/Polk's allowance for loan losses for the periods presented.

                      ACTIVITY IN ALLOWANCE FOR LOAN LOSSES
                           (Dollars are in Thousands)


                                                       Years Ended
                                                         Dec 31
                                                --------------------------
                                                   1999             1998
                                                --------------------------

Balance at Beginning of Year                    $    688          $    654

Loans Charged-Off:
 Commercial, Financial & Agricultural                (88)                0
 Real Estate, Mortgage                               (25)               (5)
 Consumer                                             (6)              (19)
                                                --------------------------
Total Loans Charged-Off                         $   (119)         $    (24)
                                                --------------------------

Recoveries on Loans Previously
Charged-Off:
 Commercial, Financial & Agricultural           $      0          $      0
 Real Estate, Mortgage                                 0                17
 Consumer                                              2                 2
                                                --------------------------
Total Loan Recoveries                           $      2          $     19
                                                --------------------------


Net Loans Charged-Off                           $   (117)         $     (5)
                                                --------------------------

Provision for Loan Losses Charged
  to Expense                                    $     63          $     39
                                                --------------------------

Ending Balance                                  $    634          $    688
                                                ==========================

Total Loans Outstanding (net of deferred
  fees/costs)                                   $ 43,803          $ 40,103
Average Loans Outstanding                       $ 40,767          $ 39,717
Allowance for Loan Losses to Loans
  Outstanding                                       1.45%             1.72%
Net Charge-offs to Average Loans
  Outstanding                                       0.29%             0.01%

NON-INTEREST INCOME

Year Ended December 31, 1999, Compared to Year Ended December 31, 1998

         Non interest income for 1999 increased $81,000 or 30% to $355,000 as compared to $274,000 for 1998. The net increase was comprised of a $37,000 increase in service fees from various deposit accounts, a $10,000 increase in rental income, a $13,0000 increase in ATM related fees, and a $21,000 net increase from other miscellaneous fees.

NON-INTEREST EXPENSE

Year Ended December 31, 1999, Compared to Year Ended December 31, 1998

         Non interest expense increased $230,000 or 11% to $2,244,000 during 1999 compared to $2,014,000 for 1998. The increase was a result of a $142,000 increase in compensation and related employee benefits. Data processing service expense increased $46,000 primarily due to the Bank switching from manual check sorting and stuffing in house, to outsourcing this function with an automated processor. The remaining non-interest expense variances net to $42,000 and are summarized in the table below -- Non Interest Expenses.

                              NON INTEREST EXPENSES
                           (Dollars are in Thousands)

                                                     Year Ended Dec 31
                                             -----------------------------------
                                              1999          1998      Incr/(Decr)
                                             -----------------------------------
Salary, wages and employee benefits           $1,029        $  887        $ 142
Occupancy expense                                236           216           20
Depreciation of premises and equipment           191           213          (22)
Stationary and printing supplies                  85            77            8
Advertising and public relations                  50            57           (7)
Data processing expense                          231           185           46
Legal & professional fees                         62            52           10
Other operating expenses                         360           327           33
                                             -----------------------------------
Total non interest expenses                   $2,244        $2,014        $ 230
                                             ===================================

INCOME TAX PROVISION

         The income tax provision for the year ended December 31, 1999, was $375,000, an effective tax rate of 36.7%, as compared to $296,000 for the year ended December 31, 1998, which was an effective tax rate of 30.0%. The increase in the effective tax rate in 1999 compared to 1998 was primarily the result of higher amounts of non-deductible items in 1999 as compared to 1998.

Net Income

         Net income for the years ended December 31, 1999 and 1998 was $646,000 and $691,000, respectively.


FINANCIAL CONDITION

         As of December 31, 1999, First National/Polk had total assets of $75.0 million, compared to $73.8 million as of December 31, 1998. Net loans outstanding on December 31, 1999, were $43.2 million, compared to $39.4 million as of December 31, 1998.

Loans

         Lending related income is the most important component of First National/Polk's net interest income and is the major contributor to profitability. The loan portfolio is the largest component of earning assets, and generates the largest portion of revenues. The absolute volume of loans and the volume of loans as a percentage of earning assets are important determinants of net interest margin as loans are expected to produce higher yields than securities and other earning assets. Average loans during the year ending December 31, 1999, were $40,127,000, or 58.9% of earning assets as compared to $36,991,000 or

57.8% of earning assets for December 31, 1998. This represented an average loan to average deposit ratio of 59.2% and 58.3% for the years ending December 31, 1999 and 1998, respectively.

         As of December 31, 1999, First National/Polk had total loans net of deferred fees/costs of $43,803,000 as compared to $40,103,000 at December 31, 1998, an increase of $3,700,000, or 9.2%. The growth in loans was mainly due to the general growth in the market and the calling efforts of the loan officers. As of December 31, 1999, commercial, financial and agricultural loans totaled $7,989,000 or 18.3% of the loan portfolio. Real estate construction loans totaled $1,278,000 or 2.9% of the loan portfolio. Real estate mortgage loans totaled $27,343,000 or 62.4% of the loan portfolio. Installment and consumer loans totaled $7,193,000 or 16.4% of the loan portfolio.

         As of December 31, 1998 commercial, financial and agricultural loans totaled $5,433,000 or 13.5% of the loan portfolio. Real estate construction loans totaled $1,801,000 or 4.5% of the loan portfolio. Real estate mortgage loans primarily consisted of singe family residential mortgages and totaled $25,692,000 or 64.1% of the loan portfolio. Installment and consumer loans totaled $7,177,000 or 17.9% of the loan portfolio.

         Loan concentrations are considered by management to exist where there are amounts loaned to multiple borrowers engaged in similar activities which collectively could be similarly impacted by economic or other conditions and when the total of such amounts would exceed 25% of total capital. Due to the lack of diversified industry in the markets served, First National/Polk has concentrations in geographic locations as well as in types of loans funded. The tables below provide a summary of the loan portfolio composition and maturities for the periods provided below.

                           LOAN PORTFOLIO COMPOSITION
                           (Dollars are in Thousands)

TYPES OF LOANS                                      December 31,
---------------                             ----------------------------
                                               1999              1998
                                            -----------       ----------
Commercial, Financial & Agricultural           $  7,989         $  5,433
Real Estate - Construction                        1,278            1,801
Real Estate - Mortgage                           27,343           25,692
Installment & Consumer Loans                      7,193            7,177
                                            -----------       ----------
Total Loans, Net of Deferred fees/costs        $ 43,803         $ 40,103
Less:  Allowance for Loan Losses                   (634)            (688)
                                            -----------       ----------
Net Loans                                      $ 43,169         $ 39,415
                                            ===========       ==========

                             LOAN MATURITY SCHEDULE
                         Based on Contractual Maturities
                           (Dollars are in Thousands)

                                                               December 31, 1999
                                          ----------------------------------------------------------
                                           0 - 12          1 - 5           Over 5
                                           Months          Years           Years             Total
                                          --------        --------        ---------          -------
All Loans other Than Construction          $ 6,556        $ 15,421         $ 20,548          $42,525
Real Estate - Construction                   1,278               0                0            1,278
                                           -------        --------         --------          -------
Total                                      $ 7,834        $ 15,421         $ 20,548          $43,803
                                           =======        ========         ========          =======
Fixed Interest Rate                        $ 2,402        $ 11,135         $  8,031          $21,568
Variable Interest Rate                       5,432           4,286           12,517           22,235
                                           -------        --------         --------          -------
Total                                      $ 7,834        $ 15,421         $ 20,548          $43,803
                                           =======        ========         ========          =======

                                                              December 31, 1998
                                         -----------------------------------------------------------
                                           0 - 12           1 - 5           Over 5
                                           Months           Years            Years           Total
                                         ---------        ---------        --------         --------
All Loans Other Than Construction          $21,703          $11,520          $5,080          $38,303
Real Estate - Construction                   1,800                0               0            1,800
                                           -------          -------          ------          -------
Total                                      $23,503          $11,520          $5,080          $40,103
                                           =======          =======          ======          =======
Fixed Interest Rate                        $ 1,946          $ 6,789          $4,733          $13,468
Variable Interest Rate                      21,557            4,731             347           26,635
                                           -------          -------          ------          -------
Total                                      $23,503          $11,520          $5,080          $40,103
                                           =======          =======          ======          =======

Credit Quality

         First National/Polk maintains an allowance for loan losses to absorb inherent losses in the loan portfolio. The loans are charged against the allowance when management believes collection of the principal is unlikely. The allowance consists of amounts established for specific loans and is also based on historical loan loss experience. The specific reserve element is the result of a regular analysis of all loans and commitments based on credit rating classifications. The historical loan loss element represents a projection of possible future credit problems and is determined using loan loss experience of each loan type. Management also weighs general economic conditions based on knowledge of specific factors that may affect the collectibility of loans. First National/Polk is committed to the early recognition of possible problems and to maintaining a sufficient allowance. At December 31, 1999, the allowance for loan losses was $634,000 or 1.4% of total loans outstanding, net of unearned income, compared to $688,000 or 1.7% at December 31, 1998.

         Non-performing assets consist of non-accrual loans, loans past due 90 days or more and still accruing interest, and other real estate owned. Loans are placed on a non-accrual status when they are past due 90 days and management believes the borrower's financial condition, after giving consideration to economic conditions and collection efforts, is such that collection of interest is doubtful. When a loan is placed on non-accrual status, interest accruals cease and uncollected interest is reversed and charged against current income. Subsequent collections reduce the principal balance of the loan until the loan is returned to accrual status.

         Total non-performing assets as of December 31, 1999, decreased $207,000, or 32%, to $450,000, compared to $657,000 as of December 31, 1998.
Non-performing loans, plus other real estate owned, as a percentage of total assets at December 31, 1999, and 1998, was 0.85% and 0.89%, respectively. Management believes that First National/Polk's allowance for loan losses was adequate at December 31, 1999.

         Management is continually analyzing its loan portfolio in an effort to recognize and resolve its problem assets as quickly and efficiently as possible. As of December 31, 1999, management believes that it has identified and adequately reserved for such problem assets. However, management recognizes that many factors can adversely impact various segments of its market. As such, management continuously focuses its attention on promptly identifying and managing potential problem loans as they arise. The table below summarizes First National/Polk's non-performing assets and allocation of allowance for loan losses for the periods provided.

                              NON PERFORMING ASSETS
                           (Dollars are in Thousands)

                                                 December 31,
                                             ---------------------
                                             1999           1998
                                             ------         ------
Non-Accrual Loans                            $  259         $  452
Past Due Loans 90 Days or More
  and Still Accruing Interest                     0              2
Other Real Estate Owned                         191            203
                                             ------         ------
Total Non-Performing Assets                  $  450         $  657
                                             ======         ======

Percent of Total Assets                        0.85%          0.89%
                                             ======         ======
Allowance for Loan Losses                    $  634         $  688
                                             ======         ======
Allowance for Loan Losses to
  Nonperforming Loans                        140.89%        104.72%
                                             ======         ======

                                          Dec 31, 1999   Dec 31, 1998
                                          ------------   ------------

Restructured loans                             $  0           $  0
                                               ----           ----
Recorded investment in impaired loans          $649           $983
                                               ----           ----


                     ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
                           (Dollars are in Thousands)

                                           December 31, 1999                 December 31, 1998
                                         ----------------------            ----------------------
                                                   Percent of                         Percent of
                                                  Loans in Each                     Loans in Each
                                                   Category to                       Category to
                                          Amount   Total Loans              Amount   Total Loans
                                         -------   -----------              ------  ------------
Commercial, Financial & Agricultural        $359       18%                   $410        14%
Real Estate Construction                       0        3%                     59         4%
Real Estate - Mortgage                       182       63%                    153        65%
Consumer                                      93       16%                     66        17%
Unallocated                                    0        0%                      0         0%
                                            ----      ---                    ----       ---
Total                                       $634      100%                   $688       100%
                                            ====      ===                    ====       ===

Deposits and Funds Purchased

         Total deposits as of December 31, 1999, were $67,730,000 compared to $67,426,000 on December 31, 1998, an increase of $304,000 or 0.5%. First
National/Polk does not rely on purchased or brokered deposits as a source of funds. Instead, the generation of deposits within its market area, serves as First National/Polk's fundamental tool in providing a source of funds to be invested, primarily in loans. The table below summarizes selected deposit information for the periods indicated.

                  SELECTED STATISTICAL INFORMATION FOR DEPOSITS
                           (Dollars are in Thousands)

                                       December 31,                 December 31,
                                  -----------------------     -----------------------
                                            1999                        1998
                                  -----------------------     -----------------------
                                  Average                     Average
                                  Balance           Rate      Balance           Rate
                                  -------           -----     -------           -----
Noninterest-bearing
   demand deposits                $11,334           0.00%     $ 9,000           0.00%
Interest-bearing demand
   deposits                        25,977           2.69%      21,948           2.80%
Savings deposits                    4,675           1.33%       4,026           1.94%
Time deposits                      25,780           4.82%      28,512           5.28%
                                  -------           ----      -------           ----
    Total Average Deposits        $67,766           2.96%     $63,486           3.46%
                                  =======           ====      =======           ====

                  MATURITY OF TIME DEPOSITS OF $100,000 OR MORE
                           (Dollars are in Thousands)

                                       Dec 31, 1999                     Dec 31, 1998
                                       ------------                     ------------
Three Months or Less                         $1,507                           $1,408
Three Through Six Months                        502                              990
Six Through Twelve Months                       711                              780
Over Twelve Months                              647                              428
                                             ------                           ------
             Total                           $3,367                           $3,606
                                             ======                           ======

Repurchase Agreements

         First National/Polk enters into agreements to repurchase ("repurchase agreements") under which the Bank pledges investment securities owned and under its control as collateral against the one-day agreements. The daily average balance of these agreements for the years ended December 31, 1999 and 1998 was approximately $346,000 and $683,000, respectively. Interest expense for the same periods was approximately $15,000 and $34,000, respectively, resulting in an average rate paid of 4.34% and 4.98% for the years ended December 31, 1999, and 1998, respectively.


                      SCHEDULE OF SHORT-TERM BORROWINGS (1)
                           (Dollars are in Thousands)

                                 Maximum                         Average                           Weighted
                               Outstanding                    Interest Rate                        Average
                                 at any          Average        during the        Ending        Interest Rate
                                Month End        Balance           Year           Balance        at Year End
                               ----------        -------       ------------       -------       --------------
YEAR ENDED DECEMBER 31,

1999                             $  433           $346            4.34%            $259              4.57%
1998                             $1,161           $683            4.98%            $255              4.50%

-------------------------
(1)  Consists of Securities sold under agreements to repurchase

Securities

         First National/Polk accounts for investments at fair value except for those securities which the Bank has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of stockholders' equity net of the effect of income taxes. Realized gains and losses on investment securities available for sale are computed using the specific identification method.

         Securities that management has the intent and the Bank has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the statement of operations.

         First National/Polk does not engage in trading activities as defined in Statement of Financial Accounting Standard No. 115.

         First National/Polk's available for sale portfolio was $20,162,000 at December 31, 1999 and $23,810,000 at December 31, 1998, 27% and 32%,
respectively of total assets. See the tables below for a summary of security type, maturity and average yield distributions.

         First National/Polk does not have any securities in its held to maturity portfolio at December 31, 1999, and 1998.

         First National/Polk uses its securities portfolio primarily as a source of liquidity and a base from which to pledge assets for repurchase agreements and public deposits. When the company's liquidity position exceeds expected loan demand, other investments are considered by management as a secondary earnings alternative. Typically, management remains short-term (under 5 years) in its decision to invest in certain securities. As these investments mature, they will be used to meet cash needs or will be reinvested to maintain a desired liquidity position. First National/Polk has designated it's securities as available for sale to provide flexibility, in case an immediate need for liquidity arises. The composition of the portfolio offers management full flexibility in managing its liquidity position and interest rate sensitivity, with the intent to minimize the adverse impact on its regulatory capital levels. The available for sale portfolio is carried at fair market value and had a net unrealized loss of approximately $108,000 on December 31, 1999, and a net unrealized gain of approximately $110,000 on December 31, 1998.

         First National/Polk invests primarily in direct obligations of the United States, obligations guaranteed as to the principal and interest by the United States and obligations of agencies of the United States. In addition, First National/Polk enters into federal funds transactions with its principal correspondent banks, and acts as a net seller of such funds. The Federal Reserve Bank also requires equity investments to be maintained by First National/Polk. The tables below summarize the maturity distribution of securities, weighted average yield by range of maturities, and distribution of securities for the period provided.

                 MATURITY DISTRIBUTION OF INVESTMENT SECURITIES
                           (Dollars are in Thousands)



                                                     December 31, 1999         December 31, 1998
                                                 -----------------------    --------------------------
                                                 Amortized     Estimated    Amortized      Estimated
AVAILABLE-FOR-SALE                                  Cost    Market Value       Cost       Market Value
------------------                               ---------  ------------    ---------     ------------
U.S. Treasury and U.S. Government Agencies
     And Corporations and Obligations of
     State and Political Subdivisions:
        One Year or Less                           $14,580       $14,516      $ 8,649          $ 8,690
        Over One Through Five Years                  4,546         4,502       14,918           14,987
        Over Five Through Ten Years                  1,000         1,000            0                0
        Over Ten Years                                   0             0            0                0
Federal Reserve Bank Stock                             144           144          133              133
                                                   -------       -------      -------          -------
Total                                              $20,270       $20,162      $23,700          $23,810
                                                   =======       =======      =======          =======

HELD-TO-MATURITY
----------------                                   -------       -------      -------          -------
   Total                                           $     0       $     0      $     0          $     0
                                                   =======       =======      =======          =======

                  WEIGHTED AVERAGE YIELD BY RANGE OF MATURITIES
    (Average yields on securities available for sale are calculated based on amortized cost)


                                                    Dec 31, 1999       Dec 31, 1998
                                                    -------------------------------
         One Year or Less                                5.18%                5.75%
         Over One Through Five Years                     5.90%                5.37%
         Over Five Through Ten Years                     6.60%                0.00%
         Over Ten Years                                  0.00%                0.00%


                      DISTRIBUTION OF INVESTMENT SECURITIES
                           (Dollars are in Thousands)


                                   December 31, 1999             December 31, 1998
                                ------------------------     -------------------------
                                Amortized        Fair        Amortized         Fair
AVAILABLE-FOR-SALE                Cost           Value          Cost           Value
------------------              ---------      ---------     ----------     ----------
    US Treasury Securities        $ 9,030        $ 8,982        $ 8,535        $ 8,597
    US Government Agencies          8,998          8,952         12,995         13,040
    State, County, & Municipal      1,000          1,000          1,000          1,000
    Mortgage-Backed Securities      1,098          1,084          1,037          1,040
    Federal Reserve Bank Stock        144            144            133            133
                                  -------        -------        -------        -------
    Total                         $20,270        $20,162        $23,700        $23,810
                                  =======        =======        =======        =======


Liquidity and Interest Rate Sensitivity

         Market and public confidence is the financial strength of First National/Polk and financial institutions in general, and will largely determine the institutions access to appropriate levels of liquidity. This confidence is significantly dependent on First National/Polk's ability to maintain sound asset quality and appropriate levels of capital reserves.

         Liquidity is defined as the ability of First National/Polk to meet anticipated customer demands for funds under credit commitments and deposit withdrawals at a reasonable cost and on a timely basis.

Management measures the Bank's liquidity position by giving consideration to both on- and off-balance sheet sources of and demands for funds on a daily and weekly basis.

         Sources of liquidity include cash and cash equivalents, net of federal requirements to maintain reserves against deposit liabilities; investment securities eligible for pledging to secure borrowings from dealers and customers pursuant to securities sold under repurchase agreements; loan repayments; loan sales; deposits and certain interest rate-sensitive deposits; and borrowings under overnight federal fund lines available from correspondent banks. In addition to interest rate-sensitive deposits, First National/Polk's primary demand for liquidity is anticipated fundings under credit commitments to customers.

         Interest rate sensitivity refers to the responsiveness of interest-earning assets and interest-bearing liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate-sensitive assets and liabilities, at a given time interval, including both floating rate instruments and instruments which are approaching maturity. The measurement of First National/Polk's interest rate sensitivity, or gap, is one of the principal techniques used in asset and liability management. Management generally attempts to maintain a balance between rate-sensitive assets and liabilities as the exposure period is lengthened to minimize the overall interest rate risks to the company.

         The asset mix of the balance sheet is evaluated continually in terms of several variables: yields, credit quality, appropriate funding sources and liquidity. Management of the liability mix of the balance sheet focuses on expanding the various funding sources.

         First National/Polk's gap and liquidity positions are reviewed periodically by management to determine whether or not changes in policies and procedures are necessary to achieve financial goals. At December 31, 1999, approximately 51% of total gross loans were adjustable rate, 73% of total securities either reprice or mature in less than one year, and the remaining securities either reprice or mature in three years or less. Total deposit liabilities consisted of approximately $31,480,000 (46%) in NOW, Money Market Accounts and Savings, $24,898,000 (37%) in time deposits and $11,352,000 (17%) in non-interest bearing demand accounts. At December 31, 1998, approximately 66% of total gross loans were adjustable rate, 36% of total securities either reprice or mature in less than one year, and the remaining securities either reprice or mature in two years or less. Total deposit liabilities consisted of approximately $29,370,000 (44%) in NOW, Money Market Accounts and Savings, $27,989,000 (41%) in time deposits and $10,066,000 (15%) in non-interest bearing demand accounts. A rate sensitivity analysis is presented below as of December 31, 1999 and December 31, 1998.

         First National/Polk has prepared a table which presents the market risk associated with financial instruments held by the company. In the "Rate Sensitivity Analysis" table, rate sensitive assets and liabilities are shown by maturity or repricing periods, separating fixed and variable interest rates. The estimated fair value of each instrument category is also shown in the table. While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that, were First National/Polk have to dispose of such instruments at December 31, 1999, and December 31, 1998, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1999, and December 31, 1998, should not necessarily be considered to apply at subsequent dates.

                            RATE SENSITIVITY ANALYSIS
                                December 31, 1999
                           (Dollars are in Thousands)

                                                                                                                    Est. Fair
                                        1 Year      2 Years    3 Years    4 Years    5 Years    5 Ys +     TOTAL      Value
                                        ------      -------    -------    -------    -------    ------     -----      -----
INTEREST  EARNING ASSETS
Loans
   Fixed Rate Loans                     $ 7,287     $   520    $   979    $ 2,097    $ 2,098    $ 8,587   $21,568     $21,617
   Average Interest Rates                  9.26%       8.80%      9.70%      8.80%      8.80%      8.43%     8.85%
   Variable Rate Loans                   16,447         311        843      2,150      2,149        335    22,235      22,235
   Average Interest Rates                  8.45%       8.35%      8.60%      8.35%      8.35%      7.30%     8.42%
Investment Securities (1)
   Fixed Rate Securities                 14,580       4,023        523          0          0          0    19,126      19,018
   Average Interest Rates                  5.17%       5.66%      6.25%                                      5.30%
   Variable Rate Securities               1,000           0          0          0          0          0     1,000       1,000
   Average Interest Rates                  6.69%                                                             6.69%
Federal Funds Sold                        2,631           0          0          0          0          0     2,631        2631
Average Interest Rates                     5.08%                                                             5.08%
Other Earning Assets (2)                    144           0          0          0          0          0       141         141
Average Interest Rates                     6.00%                                                             6.00%
                                        -------     -------    -------    -------    -------    -------   -------     -------
Total Interest-Earning Assets           $42,089     $ 4,854    $ 2,345    $ 4,247    $ 4,247    $ 8,922   $66,701     $66,642
                                           6.88%       5.85%      8.64%      8.53%      8.92%      7.98%     7.50%
                                        =======     =======    =======    =======    =======    =======   =======

INTEREST BEARING LIABILITIES
NOW Accounts                            $12,202     $     0    $     0    $     0    $     0    $     0   $12,202     $12,202
Average Interest Rates                     1.00%                                                             1.00%
Money Market Accounts                    13,445           0          0          0          0          0    13,445      13,445
Average Interest Rates                     4.74%                                                             4.74%
Savings Accounts                          5,833           0          0          0          0          0     5,833       5,833
Average Interest Rates                     1.25%                                                             1.25%
CDs $100,000 & Over                       2,720         313        200        134          0          0     3,367       3,360
Average Interest Rates                     4.30%       4.81%      6.25%      5.55%                           4.51%
CDs Under $100,000                       16,402       3,527      1,261        212        129          0    21,531      21,492
Average Interest Rates                     4.86%       4.96%      5.64%      5.10%      4.92%                4.92%
Securities Sold Under
     Repurchase Agreements                  259           0          0          0          0          0       259         259
Average Interest Rates                     4.58%                                                             4.58%

                                        -------     -------    -------    -------    -------    -------   -------     -------
Total Interest-Bearing Liabilities      $50,861     $ 3,840    $ 1,461    $   346    $   129    $     0   $56,637     $56,591
                                           3.39%       4.73%      5.67%      5.31%      4.70%                3.63%
                                        =======     =======    =======    =======    =======    =======   =======

----------------------------
(1)      Securities available for sale are shown at their amortized cost.
(2)      Represents interest earning Federal Reserve Bank Stock.

                            RATE SENSITIVITY ANALYSIS
                                December 31, 1998
                           (Dollars are in Thousands)


                                                                                                                          Est. Fair
                                         1 Year       2 Years      3 Years    4 Years     5 Years    5 Ys +     TOTAL       Value
                                         ------       -------      -------    -------     -------    ------     -----       -----
INTEREST  EARNING ASSETS
Loans
   Fixed Rate Loans                   $    1,946     $      921     $  711     $2,211     $2,946     $4,733     $13,468     $13,874
   Average Interest Rates                   8.56%          9.56%      8.45%      8.93%      9.10%      9.26%       9.05%
   Variable Rate Loans                    21,557            720        870      3,116         25        347      26,635      26,635
   Average Interest Rates                   8.30%          9.13%      9.30%      8.55%      8.80%      7.40%       8.37%
Investment Securities (1)
   Fixed Rate Securities                   7,516         15,051          0          0          0          0      22,567      22,677
   Average Interest Rates                   5.76%          5.36%                                                   5.46%
   Variable Rate Securities                1,000              0          0          0          0          0       1,000       1,000
   Average Interest Rates                   5.77%                                                                  5.77%
Federal Funds Sold                         3,752              0          0          0          0          0       3,752        3752
Average Interest Rates                      4.67%                                                                  4.67%
Other Earning Assets (2)                     133              0          0          0          0          0         133         133
Average Interest Rates                      6.00%                                                                  6.00%
                                      ----------     ----------     ------     ------     ------     ------     -------     -------
Total Interest-Earning Assets         $   35,904     $   16,692     $1,581     $5,327     $2,971     $5,080     $67,555     $68,071
                                            7.30%          5.75%      8.92%      8.71%      9.10%      9.13%       7.28%
                                      ==========     ==========     ======     ======     ======     ======     =======

INTEREST BEARING LIABILITIES
NOW Accounts                          $   13,006     $        0     $    0     $    0     $    0     $    0     $13,006     $13,006
Average Interest Rates                      1.42%                                                                  1.42%
Money Market Accounts                     12,072              0          0          0          0          0      12,072      12,072
Average Interest Rates                      3.98%                                                                  3.98%
Savings Accounts                           4,293              0          0          0          0          0       4,293       4,293
Average Interest Rates                      1.75%                                                                  1.75%
CDs $100,000 & Over                        3,179            100          0        200        127          0       3,606       3,661
Average Interest Rates                      5.14%          5.25%                 6.25%      5.55%                 5.22%
CDs Under $100,000                        16,921          4,950      1,189      1,110        206          7      24,383      24,743
Average Interest Rates                      4.94%          5.60%      5.45%      5.70%      5.22%      4.00%       5.13%
Securities Sold Under
Repurchase Agreement                         255              0          0          0          0          0         255         255
Average Interest Rates                      4.17%                                                                  4.17%

                                      ----------     ----------     ------     ------     ------     ------     -------     -------
Total Interest-Bearing Liabilities    $   49,726     $    5,050     $1,189     $1,310     $  333     $    7     $57,615     $58,030
                                            3.52%          5.59%      5.45%      5.78%      5.35%       4.00%      3.80%
                                      ==========     ==========     ======     ======     ======     =======    =======


--------------------------------
(1)      Securities available for sale are shown at their amortized cost.
(2)      Represents interest earning Federal Reserve Bank Stock.

Primary Sources and Uses of Funds


Year ended December 31, 1999

         The primary source of funds during the period included a net decrease in investments ($3,648,000), increase in deposits ($304,000), exercise of stock options net of tax benefit ($531,000), and net income ($646,000). The primary uses of funds during the period included an increase in net loans outstanding ($3,754,000), increase in federal funds sold and other cash items ($1,186,000), dividends paid ($86,000) and other miscellaneous net uses ($103,000).

Year ended December 31, 1998

         The primary source of funds during the period included a net growth in deposits ($8,972,000), exercise of stock options net of tax benefits ($320,000), net income ($691,000), and other miscellaneous net sources ($164,000). The primary uses of funds during the period included an increase in investments outstanding ($5,163,000), an increase in net loans outstanding ($4,918,000), and dividends paid ($66,000).


CAPITAL RESOURCES

         Shareholders' equity at December 31, 1999, was $6,846,000, as compared to $5,890,000 at December 31, 1998.

         The Comptroller has established risk-based capital requirements for national banks. These guidelines are intended to provide an additional measure of a bank's capital adequacy by assigning weighted levels of risk to asset categories. Banks are also required to systematically maintain capital against such "off-balance sheet" activities as loans sold with recourse, loan commitments, guarantees and standby letters of credit. These guidelines are intended to strengthen the quality of capital by increasing the emphasis on common equity and restricting the amount of loan loss reserves and other forms of equity such as preferred stock that may be included in capital. First National/Polk's goal is to maintain its current status as a "well-capitalized institution" as that term is defined by its regulators.

         Under the terms of the guidelines, banks must meet minimum capital adequacy based upon both total assets and risk adjusted assets. All banks are required to maintain a minimum ratio of total capital to risk-weighted assets of 8% and a minimum ratio of Tier 1 capital to risk-weighted assets of 4%. Adherence to these guidelines has not had an adverse impact on First National/Polk. Selected capital ratios at December 31, 1999 and 1998 were as follows:

                                 CAPITAL RATIOS
                           (Dollars are in Thousands)

                                                          Actual             Well Capitalized
                                                    -------------------    --------------------       Excess
                                                      Amount   Ratio         Amount    Ratio          Amount
                                                    -------------------    --------------------     -----------
AS OF DECEMBER 31, 1999:
Total Capital:  (to Risk Weighted Assets):             $7,423   18.3%         $4,065    10.0%          $3,358
Tier 1 Capital: (to Risk Weighted Assets):             $6,913   17.0%         $2,439     6.0%          $4,474
Tier 1 Capital: (to Average Assets):                   $6,913    9.2%         $3,762     5.0%          $3,151

AS OF DECEMBER 31, 1998:
Total Capital:  (to Risk Weighted Assets):             $6,315   16.0%         $3,934    10.0%          $2,381
Tier 1 Capital: (to Risk Weighted Assets):             $5,821   14.8%         $2,360     6.0%          $3,461
Tier 1 Capital: (to Average Assets):                   $5,821    8.2%         $3,555     5.0%          $2,266


EFFECTS OF INFLATION AND CHANGING PRICES


         The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. In addition, inflation affects financial institutions' increased cost of goods and services purchased, the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings, and shareholders' equity. Commercial and other loan originations and refinancings tend to slow as interest rates increase, and can reduce First National/Polk's earnings from such activities.

ACCOUNTING PRONOUNCEMENTS


         On January 1, 1998, the Bank adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 provides new accounting and reporting standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The adoption of this standard did not have a material impact on reported results of operations of the Bank.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes accounting and reporting standards for derivative instruments (including certain derivative instruments imbedded in other contracts). The statement is effective for fiscal years beginning after June 15, 1999. The financial impact of the adoption of this statement has not been determined. However, the effect of the adoption of the statement is not expected to be material. In June 1999, the FASB issued SFAS No. 137, which delays implementation of SFAS No. 133 for one year.

Quarterly Financial Information

         The following table sets forth, for the periods indicated, certain consolidated quarterly financial information for the Bank. This information is derived from First National/Polk's unaudited financial statements which include, in the opinion of management, all normal recurring adjustments which management considers necessary for a fair presentation of the results for such periods. This information should be read in conjunction with First National/Polk's Financial Statements included elsewhere in this Prospectus. The results for any quarter are not necessarily indicative of results for future periods.

                             SELECTED QUARTERLY DATA
                           (Dollars are in Thousands)

(Dollars in Thousands except                            1999                                  1998
for per share data)                     ----------------------------------   -------------------------------------
                                             4Q      3Q       2Q      1Q          4Q       3Q        2Q       1Q
--------------------------------------  ----------------------------------   -------------------------------------
Net Interest Income                        $ 759    $ 739   $ 757    $ 718       $ 684    $ 703     $ 690    $ 689
Provision for Loan Losses                      0        6      28       29           0        0        19       20
                                        ----------------------------------  --------------------------------------
Net Interest Income after
     after provision for loan losses       $ 759    $ 733   $ 729    $ 689       $ 684    $ 703     $ 671    $ 669
Other Income (excluding
     security transactions)                $  88    $  86   $  90    $  91       $  76    $  72     $  65    $  61
Other expenses                             $ 531    $ 567   $ 574    $ 572       $ 478    $ 527     $ 516    $ 493
                                        ----------------------------------   -------------------------------------
Income before income
     tax expense                           $ 316    $ 252   $ 245    $ 208       $ 282    $ 248     $ 220    $ 237
Income tax expense                         $ 119    $  90   $  90    $  76       $  76    $  53     $  80    $  87
                                        ----------------------------------   -------------------------------------
Net Income                                 $ 197    $ 162   $ 155    $ 132       $ 206    $ 195     $ 140    $ 150
                                        ==================================   =====================================

Basic earnings per common share            $0.41    $0.34   $0.33    $0.28       $0.47    $0.44     $0.32    $0.34
Diluted earnings per common share          $0.40    $0.33   $0.31    $0.27       $0.44    $0.42     $0.30    $0.32

                           SUPERVISION AND REGULATION

         Banks and their holding companies, and many of their affiliates, are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules, and regulations affecting Centerstate Banks of Florida, First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County. For purposes of this summary, First National/Polk, First National Bank of Osceola County and Community National Bank of Pasco County are collectively referred to as the "Banks." This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to the business of Centerstate Banks of Florida and the Banks. Any change in the applicable law or regulation may have a material effect on the business and prospects of Centerstate Banks of Florida and the Banks. Supervision, regulation, and examination of banks by regulatory agencies are intended primarily for the protection of depositors, rather than shareholders.

         Bank Holding Company Regulation. Centerstate Banks of Florida has not commenced any business but has filed applications with the Federal Reserve Bank of Atlanta to become a bank holding company by acquiring the Banks. If the applications are approved and Centerstate Banks of Florida acquires the Banks, then Centerstate Banks of Florida will be subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve. The Company is required to furnish to the Federal Reserve an annual report of its operations at the end of each fiscal year, and such additional information as the Federal Reserve may require pursuant to the Act. The Act requires that a bank holding company obtain the prior approval of the Federal Reserve before (1) acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, (2) taking any action that causes a bank to become a subsidiary of the bank holding company, or (3) merging or consolidating with any other bank holding company.

         The Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly of banking in any section of the United States, or substantially lessen competition, unless the anticompetitive effects are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy and consideration of convenience and needs issues includes the parties' performance under the Community Reinvestment Act of 1977, both of which are discussed below.

         Bank holding companies are generally prohibited from engaging in activities other than banking, or managing or controlling banks or other permissible subsidiaries, and from acquiring or retaining control of any company engaged in any activities other than those activities determined by the Federal Reserve to be closely related to banking or managing or controlling banks. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and certain insurance underwriting activities have all been determined by regulations of the Federal Reserve to be permissible activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or terminate its ownership or control of any subsidiary, when it has reasonable cause to believe that such activity or ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

         Banks are subject to the provisions of the Community Reinvestment Act. Under the terms of the Community Reinvestment Act, the appropriate federal bank regulatory agency is required, in connection with its examination of a bank, to assess such bank's record in meeting the credit needs of the community served by that bank, including low- and moderate-income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Act. The regulatory agency's assessment of the bank's record is made available to the public. Further, such assessment is required of any bank which has applied to

         -        charter a national bank,

         - obtain deposit insurance coverage for a newly chartered institution,

         -        establish a new branch office that will accept deposits,

         -        relocate an office, or

         - merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.

         In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the Federal Reserve will assess the record of each subsidiary bank of the applicant bank holding company, and such records may be the basis for denying the application.

         Gramm-Leach-Bliley Act. On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act which reforms and modernizes certain areas of financial services regulation. The law permits the creation of new financial services holding companies that can offer a full range of financial products under a regulatory structure based on the principle of functional regulation. The legislation eliminates the legal barriers to affiliations among banks and securities firms, insurance companies, and other financial services companies. The law also provides financial organizations with the opportunity to structure these new financial affiliations through a holding company structure or a financial subsidiary. The new law reserves the role of the Federal Reserve Board as the supervisor for bank holding companies. At the same time, the law also provides a system of functional regulation which is designed to utilize the various existing federal and state regulatory bodies. The law also sets up a process for coordination between the Federal Reserve Board and the Secretary of the Treasury regarding the approval of new financial activities for both bank holding companies and national bank financial subsidiaries.

         The law also includes a minimum federal standard of financial privacy. Financial institutions are required to have written privacy policies that must be disclosed to customers. The disclosure of a financial institution's privacy policy must take place at the time a customer relationship is established and not less than annually during the continuation of the relationship. The act also provides for the functional regulation of bank securities activities. The law repeals the exemption that banks were afforded from the definition of "broker," and replaces it with a set of limited exemptions that allow the continuation of some historical activities performed by banks. In addition, the act amends the securities laws to include banks within the general definition of dealer. Regarding new bank products, the law provides a procedure for handling products sold by banks that have securities elements. In the area of Community Reinvestment Act activities, the law generally requires that financial institutions address the credit needs of low-to-moderate income individuals and neighborhoods in the communities in which they operate. Bank regulators are required to take the Community Reinvestment Act ratings of a bank or of the bank subsidiaries of a holding company into account when acting upon certain branch and bank merger and acquisition applications filed by the institution. Under the law, financial holding companies and banks that desire to engage in new financial activities are required to have satisfactory or better Community Reinvestment Act ratings when they commence the new activity.

         Most of the provisions of the law take effect on November 12, 1999, with other provisions being phased in over a one to two year period thereafter. It is anticipated that the effects of the law, while providing additional flexibility to bank holding companies and banks, may result in additional affiliation of different financial services providers, as well as increased competition, resulting in lower prices, more convenience, and greater financial products and services available to consumers.

         Bank Regulation. The Banks are national banks. The deposits of the Banks are insured by the FDIC to the extent provided by law. The Banks are subject to comprehensive regulation, examination and supervision by the Comptroller of the Currency and the FDIC. The Banks also are subject to other laws and regulations applicable to banks. Such regulations include limitations on loans to a single borrower and to its directors, officers and employees; restrictions on the opening and closing of branch offices; the maintenance of required capital and liquidity ratios; the granting of credit under equal and fair conditions; and the disclosure of the costs and terms of such credit. The Banks are examined periodically by the Comptroller of the Currency, to whom the Banks submit periodic reports regarding their financial condition and other matters. The Comptroller of the Currency has a broad range of powers to enforce regulations and to take discretionary actions determined to be for the protection and safety and soundness of banks, including the institution of cease and desist orders and the removal of directors and officers. The Comptroller of the Currency also has the authority to approve or disapprove mergers, consolidations, and similar corporate actions.

         Under federal law, federally insured banks are subject to certain restrictions on any extension of credit to their parent holding companies or other affiliates, on investment in the stock or other securities of affiliates, and on the taking of such stock or securities as collateral from any borrower. In addition, banks are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or the providing of any property or service.

         Federal law also contains capital standards and civil and criminal enforcement provisions. Annual full-scope, on-site examinations are required of all insured depository institutions. The cost for conducting an examination of an institution may be assessed to that institution, with special consideration given to affiliates and any penalties imposed for failure to provide information requested.

         Transactions with Affiliates. There are various legal restrictions on the extent to which Centerstate Banks of Florida and any future nonbank subsidiaries can borrow or otherwise obtain credit from the Banks. There also are legal restrictions on the Banks' purchase of or investments in the securities of and purchases of assets from Centerstate Banks of Florida. The Banks also are restricted in loaning to third parties collateralized by the securities or obligations of Centerstate Banks of Florida, issuing guarantees, acceptances, and letters of credit on behalf of Centerstate Banks of Florida and certain bank transactions with Centerstate Banks of Florida. Subject to certain limited exceptions, the Banks may not extend credit to Centerstate Banks of Florida or to any other affiliate in an amount which exceeds 10% of the respective Bank's capital stock and surplus and may not extend credit in the aggregate to such affiliates in an amount which exceeds 20% of its capital stock and surplus. Further, there are legal requirements as to the type, amount and quality of collateral which must secure such extensions of credit transactions between the Banks and Centerstate Banks of Florida or such other affiliates. Such transactions also must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the Banks as those prevailing at the time for comparable transactions with non-affiliated companies. Also, Centerstate Banks of Florida and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

         Dividends. Dividends from the Banks constitute the primary source of funds for dividends to be paid by Centerstate Banks of Florida. As national banks, the Banks are subject to certain limitations on their right to pay dividends. See "Difference in Rights of Centerstate Banks of Florida and First National/Polk Shareholders - Dividend rights." Florida law applicable to companies including Centerstate Banks of Florida provides that dividends may be declared and paid only if, after giving it effect, (1) the company is able to pay its debts as they become due in the usual course of business, and (2) the company's total assets would be greater than the sum of its total liabilities plus the amount that would be needed if the company were to be dissolved at the time of the dividend to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend.

         Capital Requirements. The federal bank regulatory authorities have adopted risk-based capital guidelines for banks and bank holding companies that are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies. The resulting capital ratios represent qualifying capital as a percentage of total risk-weighted assets and off-balance sheet items. The guidelines are minimums, and the federal regulators have noted that banks and bank holding companies contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain all ratios well in excess of the minimums. The current guidelines require all bank holding companies and federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier 1 capital. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred shares, and minority interests in equity accounts of consolidated subsidiaries, but excludes goodwill and most other intangibles and excludes the allowance for loan and lease losses. Tier 2 capital includes the excess of any preferred shares not included in Tier 1 capital, mandatory convertible securities, hybrid capital instruments, subordinated debt and intermediate term-preferred shares, and general reserves for loan and lease losses up to 1.25% of risk-weighted assets.

         Federal law contains "prompt corrective action" provisions pursuant to which banks are to be classified into one of five categories based upon capital adequacy, ranging from "well capitalized" to "critically undercapitalized" and which require, subject to certain exceptions, the appropriate federal banking agency to take prompt corrective action with respect to an institution which becomes "significantly undercapitalized" or "critically undercapitalized".

         The Comptroller of the Currency has issued final regulations to implement the "prompt corrective action" provisions. In general, the regulations define the five capital categories as follows:

         - an institution is "well capitalized" if it has a total risk-based capital ratio of 10% or greater, has a Tier 1 risk-based capital ratio of 6% or greater, has a leverage ratio of 5% or greater and is not subject to any written capital order or directive to meet and maintain a specific capital level for any capital measures;

         - an institution is "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, has a Tier 1 risk-based capital ratio of 4% or greater, and has a leverage ratio of 4% or greater;

         - an institution is "undercapitalized" if it has a total risk-based capital ratio of less than 8%, has a Tier 1 risk-based capital ratio that is less than 4% or has a leverage ratio that is less than 4%;

         - an institution is "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3% or a leverage ratio that is less than 3%; and

         - an institution is "critically undercapitalized" if its "tangible equity" is equal to or less than 2% of its total assets.

         The Comptroller of the Currency also, after an opportunity for a hearing, has authority to downgrade an institution from "well capitalized" to "adequately capitalized" or to subject an "adequately capitalized" or "undercapitalized" institution to the supervisory actions applicable to the next lower category, for supervisory concerns. The degree of regulatory scrutiny of a financial institution will increase, and the permissible activities of the institution will decrease, as it moves downward through the capital categories. Institutions that fall into one of the three undercapitalized categories may be required to

         -        submit a capital restoration plan;

         -        raise additional capital;

         - restrict their growth, deposit interest rates, and other activities;

         -        improve their management;

         -        eliminate management fees; or

         -        divest themselves of all or part of their operations.

         Bank holding companies controlling financial institutions can be called upon to boost the institutions' capital and to partially guarantee the institutions' performance under their capital restoration plans. These capital guidelines can affect Centerstate Banks of Florida in several ways.

         After completion of the acquisition of the three Banks, Centerstate Banks of Florida's capital levels will be in excess of those required to be maintained by a "well capitalized" financial institution. However, rapid growth, poor loan portfolio performance, or poor earnings performance, or a combination of these factors, could change Centerstate Banks of Florida's capital position in a relatively short period of time, making an additional capital infusion necessary.

         Federal law also requires that (1) only a "well capitalized" depository institution may accept brokered deposits without prior regulatory approval and
(2) the appropriate federal banking agency annually examine all insured depository institutions, with some exceptions for small, "well capitalized" institutions and state-chartered institutions examined by state regulators. Federal law also contains a number of consumer banking provisions, including disclosure requirements and substantiative contractual limitations with respect to deposit accounts.

         Enforcement Powers. Congress has provided the federal bank regulatory agencies with an array of powers to enforce laws, rules, regulations and orders. Among other things, the agencies may require that institutions cease and desist from certain activities, may preclude persons from participating in the affairs of insured depository institutions, may suspend or remove deposit insurance, and may impose civil money penalties against institution-affiliated parties for certain violations.

         Maximum Legal Interest Rates. Like the laws of many states, Florida law contains provisions on interest rates that may be charged by banks and other lenders on certain types of loans. Numerous exceptions exist to the general interest limitations imposed by Florida law. The relative importance of these interest limitation laws to the financial operations of the Banks will vary from time to time, depending on a number of factors, including conditions in the money markets, the costs and availability of funds, and prevailing interest rates.

         Bank Branching. Banks in Florida are permitted to branch state wide. Such branch banking, by national banks, however, is subject to prior approval by the Comptroller of the Currency. Any such approval would take into consideration several factors, including the bank's level of capital, the prospects and economics of the proposed branch office, and other conditions deemed relevant by the Comptroller of the Currency for purposes of determining whether approval should be granted to open a branch office.

         Change of Control. Federal law restricts the amount of voting stock of a bank holding company and a bank that a person may acquire without the prior approval of banking regulators. The overall effect of such laws is to make it more difficult to acquire a bank holding company and a bank by tender offer or similar means than it might be to acquire control of another type of corporation. Consequently, shareholders of Centerstate Banks of Florida may be less likely to benefit from the rapid increases in stock prices that may result from tender offers or similar efforts to acquire control of other companies. Federal law also imposes restrictions on acquisitions of stock in a bank holding company and a state bank. Under the federal Change in Bank Control Act and the regulations thereunder, a person or group must give advance notice to the Federal Reserve before acquiring control of any bank holding company and the Comptroller of the Currency before acquiring control of any national bank, such as the Banks. Upon receipt of such notice, the Federal Reserve or the Comptroller of the Currency, as the case may be, may approve or disapprove the acquisition. The Change in Bank Control Act creates a rebuttable presumption of control if a member or group acquires a certain percentage or more of a bank holding company's or national bank's voting stock, or if one or more other control factors set forth in the Change in Bank Control Act are present.

         Interstate Banking. Federal law provides for nationwide interstate banking and branching. Under the law, interstate acquisitions of banks or bank holding companies in any state by bank holding companies in any other state are permissible subject to certain limitations. Florida also has a law that allows out-of-state bank holding companies (located in states that allow Florida bank holding companies to acquire banks and bank holding companies in that state) to acquire Florida banks and Florida bank holding companies. The law essentially provides for out-of-state entry by acquisition only (and not by interstate branching). Interstate branching and consolidation of existing bank subsidiaries in different states is permissible.

         Effect of Governmental Policies. The earnings and businesses of Centerstate Banks of Florida and the Banks are affected by the policies of various regulatory authorities of the United States, especially the Federal Reserve. The Federal Reserve, among other things, regulates the supply of credit and deals with general economic conditions within the United States. The instruments of monetary policy employed by the Federal Reserve for those purposes influence in various ways the overall level of investments, loans, other extensions of credit, and deposits, and the interest rates paid on liabilities and received on assets.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         Centerstate Banks of Florida's articles of incorporation authorize it to issue up to 20,000,000 common shares. Only one share of such common stock was outstanding as of the date of this proxy statement/prospectus was held by James
H. White solely to facilitate the organization of Centerstate Banks of Florida. Centerstate Banks of Florida also is authorized to issue up to 5,000,000 shares of preferred stock, none of which were outstanding as of the date of this proxy statement/prospectus.

COMMON SHARES

         The Centerstate Banks of Florida common stock to be issued in the merger will be fully paid and nonassessable. The holders of common shares are entitled to one vote for each share held of record on all matters voted upon by shareholders. Each outstanding common share is entitled to participate equally in any distribution of net assets made to the stockholders in liquidation, dissolution, or winding up Centerstate Banks of Florida and is entitled to participate equally in dividends as and when declared by Centerstate Banks of Florida's Board of Directors. There are no redemption, sinking fund, conversion, or preemptive rights with respect to the common stock. All common stock have equal rights and preferences.

PREFERRED SHARES

         As of the date of this proxy statement/prospectus, no preferred shares were issued or outstanding. The board of directors is authorized to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of preferred shares, including the dividend rights, original issue price, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms thereof, and the number of shares constituting any such series and the designation thereof and to increase or decrease the number of shares of such series subsequent to the issuance of shares of such series but not below the number of shares then outstanding. The board of directors, without shareholder approval, can issue preferred shares with the voting and conversion rights described above, which could adversely affect the voting power of the shareholders of common shares. Centerstate Banks of Florida has no plans at this time to issue any preferred shares. Any such issuance of preferred shares could have the effect of delaying or preventing a change of control.

INDEMNIFICATION PROVISIONS

         Florida law authorizes a company to indemnify its directors and officers in certain instances against certain liabilities which they may incur by virtue of their relationship with the company. Further, a Florida company is authorized to provide further indemnification or advancement of expenses to any of its directors, officers, employees, or agents, except for acts or omissions which constitute:

         - a violation of the criminal law unless the individual had reasonable cause to believe it was lawful,

         - a transaction in which the individual derived an improper personal benefit,

         - in the case of a director, a circumstance under which certain liability provisions of the Florida Business Corporation Act are applicable related to payment of dividends or other distributions or repurchases of shares in violation of such Act, or

         - willful misconduct or a conscious disregard for the best interest of the company in a proceeding by the company, or a company shareholder.

         A Florida company also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agents.

         Centerstate Banks of Florida's bylaws provide that Centerstate Banks of Florida shall indemnify each of its directors and officers to the fullest extent permitted by law, and that the indemnity will include advances for expenses and costs incurred by such director or officer related to any action in regard to which indemnity is permitted. There is no assurance that Centerstate Banks of Florida will maintain liability insurance for its directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Centerstate Banks of Florida pursuant to the foregoing provisions, Centerstate Banks of Florida has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                  LEGAL OPINION

         The legality of the common stock being offered hereby will be passed upon for Centerstate Banks of Florida by Smith, Mackinnon, Greeley, Bowdoin, Edwards, Brownlee & Marks, P.A., Orlando, Florida.


                                     EXPERTS

         The financial statements of First National Bank of Polk County, Community National Bank of Pasco County, and First National Bank of Osceola County at December 31, 1999 and 1998 and for the years then ended have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

         On January 25, 1998, First National Bank of Osceola County dismissed Graham & Cottrill, P.A. as its accountants and retained the accounting firm of KPMG LLP. Graham & Cottrill, P.A.'s report on the financial statements for First National Bank of Osceola County for 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion nor was such report qualified or modified as to audit scope or accounting principle. During such calendar years and the subsequent interim period preceding the change in its accountants, there were no disagreements with the former accountant on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreement or disagreements, if not resolved to the satisfaction of the former accountant, would have caused them to make a reference to the subject matter of the disagreement in connection with its report. The decision to dismiss Graham & Cottrill, P.A. was recommended and approved by the Board of Directors of First National Bank of Osceola County.


         On August 18, 1998, Community National Bank of Pasco County dismissed Dwight Darby & Company as its accountants and retained the accounting firm of KPMG LLP. Dwight Darby & Company's report on the financial statements for Community National Bank of Pasco County for 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion nor was such report qualified or modified as to audit scope or accounting principle. During such calendar years and the subsequent interim period preceding the change in its accountants, there were no disagreements with the former accountant on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreement or disagreements, if not resolved to the satisfaction of the former accountant, would have caused them to make a reference to the subject matter of the disagreement in connection with its report. The decision to dismiss Dwight Darby & Company was recommended and approved by the Board of Directors of Community National Bank of Pasco County.

                             ADDITIONAL INFORMATION

         Centerstate Banks of Florida has filed with the Commission a Registration Statement under the Securities Act, with respect to the common shares offered by the Registration Statement. This proxy statement/prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits attached. Certain items were omitted in accordance with the rules and regulations of the Commission. For further information with respect to Centerstate Banks of Florida and the common shares, reference is made to the Registration Statement and the exhibits filed with it. Anyone can inspect the Registration Statement without charge at the Public Reference Section of the Commission Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Commission's regional offices:
Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York, 10048; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies may be obtained upon payment of the required fees. Information contained in this proxy statement/prospectus which refer to a document filed as an exhibit to the Registration Statement are qualified in their entirety by reference to a copy of that document. In addition, Centerstate Banks of Florida is required to file electronic versions of these documents with the Commission through the Commission's EDGAR system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         Centerstate Banks of Florida intends to furnish its shareholders with annual reports containing financial statements audited by independent public accountants and with quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                          INDEX TO FINANCIAL STATEMENTS


FIRST NATIONAL BANK OF OSCEOLA COUNTY

      Independent Auditors' Report .............................................................      F-3

      Balance Sheets as of December 31, 1999 and 1998 ..........................................      F-4

      Statements of Operations for the years ended December 31, 1999 and 1998 ..................      F-5

      Statements of Changes in Stockholders' Equity and Comprehensive Income for the
          years ended December 31, 1999 and 1998 ...............................................      F-6

      Statements of Cash Flows for the years ended December 31, 1999 and 1998 ..................      F-7

      Notes to the Financial Statements ........................................................      F-8


COMMUNITY NATIONAL BANK OF PASCO COUNTY

      Independent Auditors' Report .............................................................      F-31

      Balance Sheets as of December 31, 1999 and 1998 ..........................................      F-32

      Statements of Operations for the years ended December 31, 1999 and 1998 ..................      F-33

      Statements of Changes in Stockholders' Equity and Comprehensive Income for the years ended
          December 31, 1999 and 1998 ...........................................................      F-34

      Statements of Cash Flows for the years ended December 31, 1999 and 1998 ..................      F-35

      Notes to the Financial Statements ........................................................      F-36


FIRST NATIONAL BANK OF POLK COUNTY

      Independent Auditors' Report .............................................................      F-57

      Balance Sheets as of December 31, 1999 and 1998 ..........................................      F-58

      Statements of Operations for the years ended December 31, 1999 and 1998 ..................      F-59

      Statements of Changes in Stockholders' Equity and Comprehensive Income for the years ended
          December 31, 1999 and 1998 ...........................................................      F-60

      Statements of Cash Flows for the years ended December 31, 1999 and 1998 ..................      F-61

      Notes to the Financial Statements ........................................................      F-62

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
First National Bank of Osceola County
Kissimmee, Florida


We have audited the accompanying balances sheet of First National Bank of Osceola County as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholders' equity and comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First National Bank of Osceola County at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/KPMG LLP
Orlando, Florida
February 2, 2000

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                                 Balance Sheets


                                                                               DECEMBER 31,
                                                                    --------------------------------
                                                                         1999                1998
                                                                    -------------       ------------
                                   ASSETS
Cash and due from banks                                             $   6,833,328       $  4,687,944
Federal funds sold                                                        700,770          5,017,000
Investment securities available for sale                               22,038,778         35,818,706
Investment securities held to maturity (market value of
    $3,457,495 and $2,546,254 for December 31, 1999
    and 1998, respectively)                                             3,532,305          2,555,226
Loans, less allowance for loan losses of $798,510 and $781,034
    for December 31, 1999 and 1998, respectively                       70,160,780         56,591,397
Accrued interest receivable                                               691,055            753,990
Bank premises and equipment, net                                        4,434,399          3,714,825
Deferred income taxes, net                                                223,312             91,869
Prepaids and other assets                                                 118,931             93,959
                                                                    -------------       ------------
             Total assets                                           $ 108,733,658       $109,324,916
                                                                    =============       ============
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
    Interest bearing                                                $  74,806,896       $ 78,886,965
    Noninterest bearing                                                20,015,370         18,670,815
                                                                    -------------       ------------
             Total deposits                                            94,822,266         97,557,780

    Securities sold under agreements to repurchase                      2,263,131          3,978,073
    Accrued interest payable                                              127,690            143,246
    Federal Reserve Bank advances                                       3,000,000                 --
    Accounts payable and accrued expenses                                  61,648            189,294
                                                                    -------------       ------------
             Total liabilities                                        100,274,735        101,868,393
                                                                    -------------       ------------
Stockholders' equity:
    Common stock, $5 par value; 550,000 shares
       authorized;  511,175 and 451,109 shares issued and
       outstanding at December 31, 1999 and 1998                        2,555,875          2,255,545
    Additional paid-in capital                                          2,745,684          2,334,249
    Retained earnings                                                   3,264,193          2,741,285
    Accumulated other comprehensive (loss) income                        (106,829)           125,444
                                                                    -------------       ------------
             Total stockholders' equity                                 8,458,923          7,456,523

Commitments and contingent liabilities
                                                                    -------------       ------------

             Total liabilities and stockholders'                    $ 108,733,658       $109,324,916
                                                                    =============       ============

See accompanying notes to financial statements.

                        FIRST NATIONAL BANK OF OSCEOLA COUNTY

                               Statements of Operations


                                                                          YEARS ENDED
                                                                          DECEMBER 31,
                                                                  --------------------------
                                                                     1999            1998
                                                                  ----------      ----------
Interest income:
    Loans                                                         $5,639,325      $5,160,699
    Investment securities                                          1,739,947       1,468,988
    Federal funds sold                                               150,631         636,830
                                                                  ----------      ----------
                                                                   7,529,903       7,266,517
Interest expense:
    Deposits                                                       3,095,506       3,349,948
    Securities sold under agreement to repurchase                    160,864         103,563
                                                                  ----------      ----------
                                                                   3,256,370       3,453,511
                                                                  ----------      ----------
            Net interest income                                    4,273,533       3,813,006

Provision for loan losses                                            186,000          38,473
                                                                  ----------      ----------
            Net interest income after loan loss provision          4,087,533       3,774,533
                                                                  ----------      ----------
Other income:
    Service charges on deposit accounts                              707,507         584,789
    Other service charges and fees                                   182,693         122,114
    Gain on sale of available for sale securities                      6,418              --
                                                                  ----------      ----------
            Total other income                                       896,618         706,903
                                                                  ----------      ----------
Other expenses:
    Salaries, wages and employee benefits                          1,665,073       1,373,971
    Occupancy expense                                                563,345         422,940
    Depreciation of premises and equipment                           265,347         217,172
    Stationary and printing supplies                                 164,291          99,530
    Advertising and public relations                                  82,114          75,266
    Data processing expense                                          279,587         232,530
    Legal and professional fees                                      100,668          97,544
    Other expenses                                                   791,852         556,196
                                                                  ----------      ----------
            Total other expenses                                   3,912,277       3,075,149
                                                                  ----------      ----------
            Income before income taxes                             1,071,874       1,406,287
                                                                  ----------      ----------

Provision for income taxes                                           390,682         512,396
                                                                  ----------      ----------

            Net income                                            $  681,192      $  893,891
                                                                  ==========      ==========
Earnings per share:
    Basic                                                         $     1.42            2.00
                                                                  ==========      ==========
    Diluted                                                       $     1.36            1.86
                                                                  ==========      ==========
Common shares used in the calculation of earnings per share:
    Basic                                                            481,135         446,737
                                                                  ==========      ==========
    Diluted                                                          500,084         481,677
                                                                  ==========      ==========

See accompanying notes to financial statements.

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

     Statements of Changes in Stockholders' Equity and Comprehensive Income

                     Years ended December 31, 1999 and 1998


                                                UNREALIZED
                                               GAIN (LOSS) -
                                                 RECLASSI-                ADDITIONAL                      OTHER           TOTAL
                               COMPREHENSIVE     FICATION       COMMON     PAID-IN       RETAINED     COMPREHENSIVE   STOCKHOLDERS'
                                   INCOME         AMOUNT         STOCK     CAPITAL       EARNINGS     INCOME (LOSS)      EQUITY
                               -------------   -------------  ----------  ----------    ---------     -------------   -------------
Balances, December 31, 1997                                   $2,177,500   2,200,078    1,960,171          20,103        6,357,852

Dividends paid                                                        --          --     (112,777)             --         (112,777)

Stock options exercised                                           78,045      78,045           --              --          156,090

Tax effect of tax deduction
    in excess of book
    deduction on options
    exercised during the year                                         --      56,126           --              --           56,126

Comprehensive income:
    Net income                   $ 893,891                            --          --      893,891              --          893,891
    Other comprehensive
      income, net of tax:
      Gross unrealized income
        on securities                             105,341
      Less: reclassified
        adjustment for gains
        included in net income                         --             --          --           --         105,341          105,341
                                                 --------
            Net realized gain
              on securities        105,341
                                 ---------
Comprehensive income             $ 893,891
                                 =========                    ----------   ---------    ---------       ---------        ---------
Balances, December 31, 1998                                    2,255,545   2,334,249    2,741,285         125,444        7,456,523

Dividends paid                                                        --          --     (158,284)             --         (158,284)

Stock options exercised                                          300,330     300,330           --              --          600,660

Tax effect of tax deduction
    in excess of book
    deduction on options
    exercised during the year                                         --     111,105           --              --          111,105

Comprehensive income:
    Net income                   $ 681,192                            --          --      681,192              --          681,192
    Other comprehensive
      income, net of tax:
      Gross unrealized loss
        on securities                            (241,712)
      Less: reclassified
         adjustment for gains
         included in net loss                       6,418
                                                 --------
            Net unrealized
              loss on
              securities          (235,294)                           --          --           --        (232,273)        (232,273)
                                 ---------
Comprehensive income             $ 445,898
                                 =========                    ----------   ---------    ---------       ---------        ---------
Balances, December 31, 1999                                   $2,555,875   2,745,684    3,264,193        (106,829)       8,458,923
                                                              ==========   =========    =========       =========        =========

See accompanying notes to financial statements.

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                            Statements of Cash Flows


                                                                                             DECEMBER 31,
                                                                                   -------------------------------
                                                                                        1999              1998
                                                                                   ------------       ------------
Cash flows from operating activities:
    Net income                                                                     $    681,192       $    893,891
    Adjustments to reconcile net income to net cash provided
      by operating activities:
      Provision for loan losses                                                         186,000             38,473
      Depreciation of premises and equipment                                            265,347            217,172
      Net amortization/accretion of investment securities                               131,046            189,386
      Net deferred loan origination fees                                                 36,400                471
      Deferred income taxes                                                               8,696             (5,091)
      Realized gain on sale of available for sale securities                             (6,418)                --
      Tax deduction in excess of book deduction on options exercised                    111,105             56,126
    Cash provided by (used in) changes in:
      Decrease (increase) in accrued interest receivable                                 62,935           (147,856)
      Increase in prepaids and other assets                                             (24,972)           (30,525)
      (Decrease) increase in accrued interest payable                                   (15,556)            16,246
      Decrease in accounts payable and accrued expenses                                (127,646)           (60,030)
                                                                                   ------------       ------------
           Net cash provided by operating activities                                  1,308,129          1,168,263
                                                                                   ------------       ------------
Cash flows from investing activities:
    Purchases of available-for-sale of securities                                    (4,569,337)       (33,032,503)
    Proceeds from sales of investment securities available for sale                   7,016,641                 --
    Proceeds from maturities of investment securities available for sale              8,858,505          6,353,955
    Proceeds from callable investment securities available for sale                   2,000,000          4,500,000
    Purchases of investment securities held-to-maturity                              (1,500,000)        (1,058,438)
    Proceeds from maturities of investment securities held-to-maturity                  500,000          2,513,126
    Increase in loans, net of repayments                                            (13,791,783)        (4,317,211)
    Net purchases of premises and equipment                                            (984,921)        (1,010,102)
                                                                                   ------------       ------------
           Net cash used in investing activities                                     (2,470,895)       (26,051,173)
                                                                                   ------------       ------------
Cash flows from financing activities:
    Net (decrease) increase in demand and savings deposits                           (2,735,514)        19,049,998
    Net (decrease) increase in securities sold under agreements to repurchase        (1,714,942)         2,933,873
    Proceeds from Federal Reserve Bank advances                                       3,000,000                 --
    Stock options exercised                                                             600,660            156,090
    Dividends paid                                                                     (158,284)          (112,777)
                                                                                   ------------       ------------
             Net cash (used in) provided by financing activities                     (1,008,080)        22,027,184
                                                                                   ------------       ------------

             Net decrease in cash and cash equivalents                               (2,170,846)        (2,855,726)

Cash and cash equivalents, beginning of year                                          9,704,944         12,560,670
                                                                                   ------------       ------------

Cash and cash equivalents, end of year                                             $  7,534,098       $  9,704,944
                                                                                   ============       ============
Supplemental schedule of noncash transactions:
    Market value adjustment-investment securities available-for-sale
      Market value adjustments-investments                                         $   (171,283)      $    201,129
      Deferred income tax asset (liability)                                              64,454            (75,685)
                                                                                   ------------       ------------
             Unrealized (loss) gain on investments available-for-sale              $   (106,829)      $    125,444
                                                                                   ============       ============
Cash paid during the year for:
    Interest                                                                       $  3,271,926       $  3,437,265
                                                                                   ============       ============
    Income taxes                                                                   $    442,898       $    497,114
                                                                                   ============       ============

See accompanying notes to financial statements.

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The following is a description of the basis of presentation and the significant accounting and reporting policies which First National Bank of Osceola County (the "Bank") follows in preparing and presenting its financial statements.

       (a)    CASH EQUIVALENTS

              For purposes of the statement of cash flows, the Bank considers cash and due from banks, federal funds sold and noninterest bearing deposits in other banks with a purchased maturity of three months or less to be cash equivalents.

       (b) INVESTMENT SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES HELD TO MATURITY

              The Bank accounts for investments at fair value, except for those securities, which the Bank has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of shareholders' equity net of the effect of income taxes.

              Securities that management has the intent and the Bank has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the statements of operations.

       (c)    LOANS

              Loans receivable that management has the intent and the Bank has the ability to hold until maturity or payoff are reported at their outstanding unpaid principal balance less the allowance for loan losses and deferred fees on originated loans.

                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

              Loans are placed on nonaccrual status when the loan becomes 90 days past due as to interest or principal, unless the loan is both well secured and in the process of collection, or when the full timely collection of interest or principal becomes uncertain. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is written off, amortization of the net deferred loan origination fees cease and the loan is accounted for on the cash or cost recovery method thereafter , until qualifying for return to accrual status.

              The Bank, considering current information and events regarding the borrower's ability to repay their obligations, considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, the secondary market value of the loan, or the fair value of the collateral for collateral dependent loans. In the case of impaired collateral dependent loans where repayment is expected to be provided solely by the underlying collateral and there is no other available and reliable sources of repayment, the loan is written down to the lower of cost or collateral value. Impairment losses are included in the allowance for loan losses.

       (d)    ALLOWANCE FOR LOAN LOSSES

              The Bank follows a consistent procedural discipline and accounts for loan loss contingencies in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" (Statement 5). The following is a description of how each portion of the allowance for loan losses is determined.

              The Bank segregates the loan portfolio for loan loss purposes into the following broad segments: commercial real estate; residential real estate; commercial business; and consumer loans. The Bank provides for an allowance for losses inherent in the portfolio by the above categories, which consists of two components: general loss percentages and specific loss analysis.

              General loss percentages are calculated based upon historical analyses. A portion of the allowance is calculated for inherent losses which management believes exist as of the evaluation date even though they might not have been identified by the more objective processes used. This is due to the risk of error and/or inherent imprecision in the process. This portion of the allowance is particularly subjective and requires judgments based on qualitative factors which do not lend themselves to exact mathematical calculations such as; trends in delinquencies and nonaccruals; migration trends in the portfolio; trends in volume, terms, and portfolio mix; new credit products and/or changes in the geographic distribution of those products; changes in lending policies and procedures; loan review reports on the efficacy of the risk identification process; changes in the outlook for local, regional and national economic conditions and concentrations of credit.

                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

              Allowances are provided in the event that the specific collateral analysis on a loan indicates that the estimated loss upon liquidation of collateral would be in excess of the general percentage allocation. The provision for loan loss is debited or credited in order to state the allowance for loan losses to the required level as determined above.

              The Bank considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. When a loan is impaired, the Bank may measure impairment based on (a) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate; (b) the observable market price of the impaired loans; or (c) the fair value of the collateral of a collateral-dependent loan. The Bank selects the measurement method on a loan-by-loan basis, except for collateral-dependent loans for which foreclosure is probable must be measured at the fair value of the collateral. In a troubled debt restructuring involving a restructured loan, the Bank measures impairment by discounting the total expected future cash flows at the loan's original effective rate of interest.

              Regulatory examiners may require the Bank to recognize additions to the allowance based upon their judgment about the information available to them at the time of their examination.

       (e)    PREMISES AND EQUIPMENT

              Premises and equipment are stated at cost less accumulated depreciation which is computed over the estimated useful lives of the assets which range from 5 to 40 years on a straight-line basis.

       (f)    OTHER REAL ESTATE OWNED

              Real estate acquired in the settlement of loans is recorded at the lower of cost (principal balance of the former loan plus costs of obtaining title and possession) or estimated fair value, less estimated selling costs. Costs relating to development and improvement of the property are capitalized, whereas those relating to holding the property are charged to operations.

       (g)    COMPREHENSIVE INCOME

              The Bank's other comprehensive income is the unrealized gain/(loss) on investment securities available for sale which is excluded from the statement of operations and is recorded as a separate component of stockholders' equity.

                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       (h)    NET INCOME PER SHARE

              The Bank adopted Statement of Financial Accounting Standards No. 128 (Statement 128) Earnings per Share, in the year ended December 31, 1998. Under Statement 128, the Bank presents two earnings per share (EPS) amounts. Basic EPS is calculated based on net earnings available to common shareholders and the weighted-average number of shares outstanding during the year. Diluted EPS includes additional dilution from potential common stock, such as stock issuable pursuant to the exercise of stock options outstanding.

       (i)    INCOME TAXES

              Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred tax assets are recognized subject to management's judgment that realization is more likely than not.

       (j)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. These estimates include the allowance for loan loss and the valuation of the deferred tax asset. Actual results could differ from these estimates.

       (k)    EFFECT OF NEW PRONOUNCEMENTS

              In June 1998, the Financial Accounting Standard Board (the "FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement, which is effective for all fiscal quarters and all fiscal years beginning after June 15, 1999, requires all derivatives be measured at fair value and be recognized as assets and liabilities in the statement of financial position. This Statement sets forth the accounting for changes in fair value of a derivative depending on the intended use and designation of the derivative. Implementation of the Statement is not expected to have a significant impact on the financial position or results of operations of the Bank.

                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

              In June 1999, the FASB issued Statement of Financial Accounting Standard No. 137 which amended the implementation date of SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

       (l)    RECLASSIFICATION

              Certain amounts in the 1998 financial statements have been reclassified to conform with the 1999 financial statements.

(2) INVESTMENT SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES HELD TO MATURITY

       The amortized cost and estimated market values of investment securities available for sale for the years ended December 31, 1999 and 1998 are as follows:

       INVESTMENT SECURITIES AVAILABLE FOR SALE:


                                                             DECEMBER 31, 1999
                                         -----------------------------------------------------------
                                                           GROSS           GROSS          ESTIMATED
                                          AMORTIZED      UNREALIZED     UNREALIZED          MARKET
                                             COST          GAINS          LOSSES            VALUE
                                         -----------     ----------     -----------      -----------
         U.S. Treasury securities        $13,803,729      $  1,639      $    63,462      $13,741,906
         Obligations of U.S.
             government agencies           8,000,385            --           99,346        7,901,039
         Mortgage backed
             securities                      250,197            --           10,114          240,083
         Federal reserve bank stock          155,750            --               --          155,750
                                         -----------      --------      -----------      -----------

                                         $22,210,061      $  1,639      $   172,922      $22,038,778
                                         ===========      ========      ===========      ===========




                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998


                                                                         DECEMBER 31, 1998
                                             -----------------------------------------------------------------------
                                                                    GROSS              GROSS              ESTIMATED
                                              AMORTIZED          UNREALIZED         UNREALIZED              MARKET
                                                 COST               GAINS             LOSSES                VALUE
                                             -----------         ----------         -----------          -----------
         U.S. Treasury securities            $19,621,138          $153,434          $        --          $19,774,572
         Obligations of U.S.
             government agencies              15,500,675            53,664                4,775           15,549,564
         Mortgage backed
             securities                          360,414                --                1,194              359,220
         Federal reserve bank stock              135,350                --                   --              135,350
                                             -----------          --------          -----------          -----------

                                             $35,617,577          $207,098          $     5,969          $35,818,706
                                             ===========          ========          ===========          ===========

       The amortized cost and estimated market values of investment securities held to maturity for the years ended December 31, 1999 and 1998:

       INVESTMENT SECURITIES HELD TO MATURITY:


                                                                         DECEMBER 31, 1999
                                             -----------------------------------------------------------------------
                                                                    GROSS              GROSS              ESTIMATED
                                              AMORTIZED          UNREALIZED         UNREALIZED              MARKET
                                                 COST               GAINS             LOSSES                VALUE
                                             -----------         ----------         -----------          -----------
         U.S. Treasury securities            $        --          $     --          $        --          $        --
         Obligations of U.S.
             government agencies               3,532,305                --               74,810            3,457,495
                                             -----------          --------          -----------          -----------

                                             $ 3,532,305          $     --          $    74,810          $ 3,457,495
                                             ===========          ========          ===========          ===========


                                                                         DECEMBER 31, 1998
                                             -----------------------------------------------------------------------

         U.S. Treasury securities            $   500,689          $  3,686          $        --          $   504,375
         Obligations of U.S.
             government agencies               2,054,537                --               12,658            2,041,879
                                             -----------          --------          -----------          -----------

                                             $ 2,555,226          $  3,686          $    12,658          $ 2,546,254
                                             ===========          ========          ===========          ===========

                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       The amortized cost and estimated market value of investment securities available for sale and held to maturity for the year ended December 31, 1999 by contractual maturity, is below:


                                                                                   ESTIMATED
                                                                                    MARKET
                                                          AMORTIZED COST            VALUE
                                                          --------------         -----------
         Investment securities available for sale:
            Due in one year or less                         $16,284,582          $16,204,109
            Due after one year through five years             5,769,729            5,678,919
            Federal Reserve Bank stock                          155,750              155,750
                                                            -----------          -----------

                                                            $22,210,061          $22,038,778
                                                            ===========          ===========

         Investment securities held to maturity:
            Due after one year through five years           $ 3,532,305          $ 3,457,495
                                                            ===========          ===========

       At December 31, 1999 and 1998, the Bank had $500,000 and $250,000,
       respectively, in investment securities pledged to the Treasurer of the State of Florida as collateral on public fund deposits and for other purposes required or permitted by law.

       Proceeds from sales of investment securities available for sale were $7,016,641 and $-0- in 1999 and 1998, respectively. Gross realized gains on sales of investment securities available for sale during 1999 and 1998 were $6,418 and $-0-, respectively. During 1999 and 1998, there were no sales of investment securities held to maturity.




                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(3)    LOANS

       Major categories of loans included in the loan portfolio for the years ended December 31, 1999 and 1998 are:


                                                               DECEMBER 31,
                                                     --------------------------------
                                                         1999                1998
                                                     -----------          -----------
         Real estate:
             Residential                             $19,553,933          $17,055,229
             Commercial                               28,363,682           20,799,754
             Construction                              3,962,770            2,801,246
                                                     -----------          -----------

                 Total real estate                    51,880,385           40,656,229

         Commercial                                   12,109,839           10,827,888
         Installment                                   6,924,701            5,831,592
         Overdrafts                                      117,095               93,052
                                                     -----------          -----------

                                                      71,032,020           57,408,761

         Less:
             Allowance for loan losses                   798,510              781,034
             Deferred loan origination fees               72,730               36,330
                                                     -----------          -----------

                 Net loans                           $70,160,780          $56,591,397
                                                     ===========          ===========

       At December 31, 1999 and 1998, there were no nonaccrual loans and no impaired loans.

       Certain principal stockholders, directors and officers and their related interests were indebted to the Bank as summarized below at December 31, 1999 and 1998:


                                                           DECEMBER 31,
                                                  ------------------------------
                                                     1999                1998
                                                  ----------          ----------
         Balance, beginning of year               $1,653,797          $1,587,000
         Additional new loans                      1,276,327           1,471,480
         Repayments on outstanding loans           1,109,383           1,404,683
                                                  ----------          ----------

         Balance, end of year                     $1,820,741          $1,653,797
                                                  ==========          ==========

                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       All such loans were made in the ordinary course of business. For the years ended December 31, 1999 and 1998, principal stockholders, directors and officers of the Bank and their related interests had available lines of credit of $469,575 and $842,077, respectively.

       Changes in the allowance for loan losses for the years ended December 31, 1999 and 1998 are as follows:


                                                        1999                1998
                                                     ---------           ---------
         Balance, beginning of year                  $ 781,034           $ 780,995
         Provision charged to operations               186,000              38,473
         Loans charged-off                            (200,153)            (55,198)
         Recoveries of previous charge-offs             31,629              16,764
                                                     ---------           ---------

         Balance, end of year                        $ 798,510           $ 781,034
                                                     =========           =========

(4)    PREMISES AND EQUIPMENT

       A summary of premises and equipment for the years ended December 31, 1999 and 1998 is as follows:


                                                        1999                1998
                                                     ----------          ----------
         Land                                        $1,746,128          $1,732,098
         Building and building improvements           1,720,714           1,210,327
         Furniture, fixtures and equipment            1,705,395           1,267,758
         Leasehold improvements                         266,887             244,020
                                                     ----------          ----------

                                                      5,439,124           4,454,203
         Less accumulated depreciation                1,004,725             739,378
                                                     ----------          ----------

                                                     $4,434,399          $3,714,825
                                                     ==========          ==========

                                                                     (Continued)

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(5)    FAIR VALUE OF FINANCIAL INSTRUMENTS

       The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

         CASH AND CASH EQUIVALENTS - The carrying amount of cash and cash equivalents represents fair value.

         INVESTMENTS - The Bank's investment securities available for sale and held to maturity represent investments in U.S. Government obligations, U.S. Government Agency securities, and state and political subdivisions. The Bank's equity investments at year-end represents stock investments in the Federal Reserve Bank. The stock is not publicly traded and the carrying amount was used to estimate the fair value. The fair value of the U.S. Government obligations and U.S. Government Agency obligations and state and local political subdivision portfolios was estimated based on quoted market prices.

         LOANS - For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate, commercial and consumer loans other than variable rate loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

         DEPOSITS - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at December 31, 1999 and 1998 (that is their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit (CDs) approximate their fair value at the reporting date. Fair values for fixed rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         REPURCHASE AGREEMENTS - The carrying amount of the repurchase agreements approximate their fair value.

         FEDERAL RESERVE ADVANCES - The carrying amount of the Federal reserve advances approximate their fair value.

         COMMITMENTS - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

                                                                     (Continued)

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       The following tables present the carrying amounts and estimated fair values of the Bank's financial instruments.


                                                                             DECEMBER 31, 1999
                                                                     --------------------------------
                                                                      CARRYING
                                                                        AMOUNT            FAIR VALUE
                                                                     -----------          -----------
         Financial assets:
             Cash and due from banks and federal funds sold          $ 7,534,098          $ 7,534,098
             Investment securities available for sale                 22,038,778           22,038,778
             Investment securities held to maturity                    3,532,305            3,457,495
             Loans (carrying amount less allowance
               for loan losses of $798,510)                           70,160,780           68,977,414

         Financial liabilities:
             Deposits:
               Without stated maturities                             $46,752,635          $46,752,635
               With stated maturities                                 48,069,631           48,211,220
             Securities sold under agreement to repurchase             2,263,131            2,263,131
             Federal reserve advances                                  3,000,000            3,000,000

         Commitments:
             Letter of credit                                        $        --          $    95,863
             Lines of credit                                                  --            9,340,122
             Loan commitments                                                 --           13,699,420


                                                                             DECEMBER 31, 1998
                                                                     --------------------------------
         Financial assets:
             Cash and due from banks and federal funds sold          $ 9,704,944          $ 9,704,944
             Investment securities available for sale                 35,818,706           35,818,706
             Investment securities held to maturity                    2,555,226            2,546,254
             Loans (carrying amount less allowance
               for loan losses of $781,034)                           56,591,397           56,750,000

         Financial liabilities:
             Deposits:
               Without stated maturities                             $42,793,386          $42,793,386
               With stated maturities                                 54,764,394           55,080,000
             Securities sold under agreement to repurchase             3,978,073            3,978,073

         Commitments:
             Letter of credit                                        $        --          $   191,149
             Lines of credit                                                  --            6,028,801
             Loan commitments                                                 --            7,049,204

                                                                     (Continued)

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                       Notes to the Financial Statements

                           December 31, 1999 and 1998

       The carrying amounts shown in the tables are included in the balance sheets under the indicated captions.


(6)    DEPOSITS

       A detail of deposits for the years ended December 31, 1999 and 1998 follows:


                                                                                DECEMBER 31,
                                                        -------------------------------------------------------------
                                                                           WEIGHTED                          WEIGHTED
                                                                            AVERAGE                           AVERAGE
                                                                           INTEREST                          INTEREST
                                                             1999            RATE            1998              RATE
                                                        ------------       --------      ------------        --------
       Non-interest bearing demand deposits             $ 20,015,370           --%       $ 18,670,815            --%
       Interest bearing:
         Interest-bearing demand deposits                 16,777,264         1.90%         16,093,120          1.43%
         Savings deposits                                  9,960,001         2.46%          8,029,451          1.65%
         Time deposits less than $100,000                 36,710,573         4.99%         43,203,321          5.43%
         Time deposits of $100,000 or greater             11,359,058         5.27%         11,561,073          5.60%
                                                        ------------         -----       ------------          -----

                                                        $ 94,822,266         3.16%       $ 97,557,780          3.09%
                                                        ============         =====       ============          =====

       The following table presents, by various interest rate categories, the amount of certificate accounts as of December 31, 1999, maturing during the periods reflected below (dollars in thousands):


         INTEREST RATE          2000          2001         2002        2003        2004          TOTAL
         -------------        -------        -----        -----        ----       ------        ------
         1.00% - 3.99%        $ 2,263           --           --         --            --         2,263
         4.00% - 4.99%         15,472        2,395          202        174            37        18,280
         5.00% - 5.99%         17,292        3,662          579        548           281        22,362
         6.00% - 6.99%          2,993        1,331          243         26           179         4,772
         7.00% - 7.45%            320           --           73         --            --           393
                              -------        -----        -----        ---        ------        ------

                              $38,340        7,388        1,097        748           497        48,070
                              =======        =====        =====        ===        ======        ======

                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       Included in interest-bearing deposits are certificates of deposit issued, which have remaining maturities at December 31, 1999 and 1998 as follows:


                                                1999                      1998
                                            -----------               -----------
         One year                           $38,339,893               $46,739,065
         Two year                             7,388,023                 5,361,169
         Three year                           1,096,956                 1,432,630
         Four year                              747,679                   823,520
         Five year                              497,080                   408,010
                                            -----------               -----------

                                            $48,069,631               $54,764,394
                                            ===========               ===========

       A summary of interest expense on deposits is as follows:


                                                                        DECEMBER 31,
                                                            -----------------------------------
                                                                1999                     1998
                                                            ----------               ----------
         Interest-bearing demand deposits                   $  251,559               $  231,130
         Savings deposits                                      241,573                  181,338
         Time deposits less than $100,000                    2,032,543                2,269,057
         Time deposits of $100,000 or greater                  569,831                  668,423
                                                            ----------               ----------

                                                            $3,095,506               $3,349,948
                                                            ==========               ==========

       The Bank had deposits from directors, officers and employees and their related interests of $2,895,437 and $1,280,453 for the years ended December 31, 1999 and 1998, respectively.


(7)    OTHER BORROWINGS

       The Bank enters into sales of securities under agreements to repurchase. These fixed-coupon agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreements remain in the asset accounts.

       At December 31, 1999 and 1998, the Bank had $2,263,131 and $3,978,073 in
       repurchase agreements with weighted average interest rates of 4.52% and 4.33%, respectively. Repurchase agreements are secured by U.S. Treasury securities and Government Agency securities with market values of $6,726,570 and $4,264,453 at December 31, 1999 and 1998, respectively.

                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       The repurchase agreements were to repurchase the identical securities as those, which were sold. Repurchase agreements averaged $3,704,982 and $2,315,848 for the years ended December 31, 1999 and 1998, respectively. The maximum amount outstanding at any month-end for the corresponding periods was $4,847,979 and $4,729,620, respectively. Total interest expense paid on repurchase agreements for the years ending December 31, 1999 and 1998 was $154,919 and $103,563, respectively.

       The Bank has available repurchase lines equal to the amount of all unpledged investment securities.

       In 1998, the Bank had an unsecured line of credit with another financial institution of $1,000,000, with an interest rate of 5.59%. As of December 31, 1999 and 1998, the outstanding balance was zero.

       In 1999, the Bank had a secured line of credit with the Federal Reserve Bank of $17,750,000 with an interest rate of 7.00%. The line of credit was secured by U.S. Treasury securities and Government Agencies with market values of $17,887,821 at December 31, 1999. As of December 31, 1999, the outstanding balance was $3,000,000. Total interest expense paid for Federal Reserve Bank advances for the year ending December 31, 1999 was $5,945.

(8)    INCOME TAXES

       The provision for income taxes for the years ended December 31, 1999 and 1998 consists of the following:


                                      CURRENT            DEFERRED            TOTAL
                                     ---------          ---------          --------
          DECEMBER 31, 1999:
             Federal                 $ 352,552              7,426           359,978
             State                      29,434              1,270            30,704
                                     ---------          ---------          --------

                                     $ 381,986              8,696           390,682
                                     =========          =========          ========

         DECEMBER 31, 1998:
            Federal                  $ 462,781          $  (4,784)         $457,997
            State                       54,706               (307)           54,399
                                     ---------          ---------          --------

                                     $ 517,487          $  (5,091)         $512,396
                                     =========          =========          ========

                                                                     (Continued)

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities for the years ended December 31, 1999 and 1998 are presented below:


                                                                                    DECEMBER 31,
                                                                            ----------------------------
                                                                               1999               1998
                                                                            ---------          ---------
         Deferred tax assets:
             Unrealized loss on investment securities
                available for sale                                          $  64,454          $      --
             Allowance for loan losses                                        248,818            256,862
                                                                            ---------          ---------

                     Net deferred tax asset                                   313,272            256,862
                                                                            ---------          ---------

         Deferred tax liabilities:
             Premises and equipment, due to differences in
                depreciation methods and useful lives                         (89,960)           (89,308)
             Unrealized gain on investment securities
                available for sale                                                 --            (75,685)
                                                                            ---------          ---------

                     Total deferred tax liability                             (89,960)          (164,993)
                                                                            ---------          ---------

                     Net deferred tax asset                                 $ 223,312          $  91,869
                                                                            =========          =========

       The Bank has recorded a deferred tax asset of $223,312 and $91,869 for the years ended December 31, 1999 and 1998, respectively. No valuation allowance as defined by SFAS 109 is required for the years ended December 31, 1999 and 1998. Management believes that a valuation allowance is not necessary because it is more likely than not the deferred tax asset is realizable.

                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       A reconciliation between the actual tax expense and the "expected" tax expense (computed by applying the U.S. federal corporate rate of 34% to earnings before income taxes) is as follows:


                                                                      DECEMBER 31,
                                                               --------------------------
                                                                  1999            1998
                                                               --------         ---------
         "Expected" tax expense                                $364,437         $ 478,138
         State income taxes, net of federal income tax
             benefits                                            20,265            35,800
         Other, net                                               5,980            (1,542)
                                                               --------         ---------

                                                               $390,682         $ 512,396
                                                               ========         =========

(9)    COMMITMENTS

       The following is a schedule of future minimum annual rentals under the noncancellable operating leases of the Bank's facilities as of December 31, 1999:



         2000                                  $    175,921
         2001                                       175,921
         2002                                       175,921
         2003                                       175,921
         2004                                       148,421
         Thereafter                                 678,874
                                               ------------

                                               $  1,530,979
                                               ============

       Rent expense for the years ended December 31, 1999 and 1998 was $172,112 and $142,687, respectively, and is included in occupancy expense in the accompanying statements of operations. Operating lease income from subleases of the Bank's premises for December 31, 1999 and 1998 amounted to $8,403 and $6,250, respectively.

                                                                     (Continued)

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(10)   REGULATORY CAPITAL

       The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets. Management believes, as of December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

       As of December 31, 1999, the most recent notification from the Office of Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.





                                                                     (Continued)

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       The Bank's actual capital amounts and ratios are also presented in the table.


                                                                                                       TO BE WELL
                                                                                                   CAPITALIZED UNDER
                                                                         FOR CAPITAL ADEQUACY      PROMPT CORRECTIVE
                                                      ACTUAL                   PURPOSES             ACTION PROVISION
                                              -------------------        --------------------     --------------------
                                                AMOUNT      RATIO          AMOUNT       RATIO       AMOUNT       RATIO
                                              ----------    -----        ----------     -----     ----------     -----
   DECEMBER 31, 1999:
      Total capital (to risk weighted
         assets)                              $9,239,134    13.3%        $5,543,143      >8%      $6,928,928      >10%
                                                                                         -                        -
      Tier I capital (to risk
         weighted assets)                      8,440,624    12.2%         2,771,571      >4%       4,157,357      > 6%
                                                                                         -                        -
      Tier I capital (to average
         assets)                               8,440,624     7.8%         4,311,941      >4%       5,389,926      > 5%
                                                                                         -                        -
   DECEMBER 31, 1998:
      Total capital (to risk weighted
         assets)                              $8,019,444    13.7%        $4,668,192      >8%      $5,835,241      >10%
                                                                                         -                        -
      Tier I capital (to risk
         weighted assets)                      7,289,402    12.5%         2,334,096      >4%       3,501,144      > 6%
                                                                                         -                        -
      Tier I capital (to average
         assets)                               7,289,402     6.7%         4,336,161      >4%       5,420,201      > 5%
                                                                                         -                        -

(11)   DIVIDENDS

       The Board of Directors of the Bank declared cash dividends of $158,284 and $112,777 for the years ended December 31, 1999 and 1998, respectively. Banking regulations limit the amount of dividends that may be paid by the Bank without prior approval of the Bank's regulatory agency.



                                                                     (Continued)

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(12)   STOCK OPTION PLANS

       The Bank currently has an incentive stock plan for the directors and employees. In September 1989, the Bank authorized 97,500 common shares for future options for all directors under an incentive stock option and non-statutory stock option plan. The number of options granted to each director shall not exceed 7,500. Options were granted at $10.00 per share (fair market value of the stock). Each option provides that the underlying options expire no later than September 18, 1999 and vesting occurs at 20% on September 18th of each year. As of December 31, 1999 and 1998, there were -0- and 23,291 options vested and outstanding, respectively. During 1999 and 1998, 400 and -0-, respectively, were forfeited due to terminations. No additional options were granted and 22,891 were exercised during the year ended December 31, 1999.

       In addition, in 1989, the Bank granted options for a total of 45,000 shares under a stock option plan to key employees of the Bank. Options were granted at a minimum price of $10.00 per share (fair market value of the stock). Each option provides an exercise period as decided by the Board with expiration at ten years from the date of grant. As of December 31, 1999 and 1998, there were 2,856 and 39,431 options vested and 4,656 and 42,681 outstanding, respectively. During 1999 and 1998, 850 and 1,894 were forfeited due to terminations, respectively. No additional options were granted and 37,175 were exercised during the year ended December 31, 1999.

       The Bank applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Bank's stock-based compensation plan been determined consistent with FASB Statement No. 123, the Bank's net income would have been reduced to the pro forma amounts indicated below:


                                                                             DECEMBER 31,
                                                                  -------------------------------
                                                                     1999                 1998
                                                                  ----------           ----------
              Net income:
                  As reported                                     $  681,192           $  893,891
                  Pro forma                                          673,625              887,746
              Diluted earnings per share:
                  As reported                                           1.36                 1.86
                  Pro forma                                             1.35                 1.84

       The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted-average assumptions used for grants in 1998: dividend yield of 5.0%; expected volatility of 0%; risk-free interest rates of 4.73% and expected lives of 7 years for the plan options.


                                                                     (Continued)

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       A summary of the status of the Bank's stock option plan for the years December 31, 1999 and 1998, and changes during the years ended on those dates is presented below:


                                                                                  DECEMBER 31,
                                                                         ---------------------------
                                OPTIONS FILED                                1999             1998
             -----------------------------------------------------       -----------      ----------
             Outstanding at beginning of year:                               65,972           79,975
                 Granted                                                       ----            3,500
                 Exercised                                                  (60,066)         (15,609)
                 Forfeited                                                   (1,250)          (1,894)
                                                                         ----------       ----------

             Outstanding at end of year                                       4,656           65,972

             Options exercisable at end of year                               2,856           62,972
                                                                         ==========       ==========

             Weighted-average fair value of option granted
                 during the year per share                               $       --       $     7.92
                                                                         ==========       ==========

       The following table summarizes information about fixed stock options outstanding at December 31, 1999:


                                                      DECEMBER 31, 1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              WEIGHTED
                             NUMBER              WEIGHTED          WEIGHTED            NUMBER            AVERAGE EXERCISE
                        OUTSTANDING AT          REMAINING          AVERAGE         EXERCISABLE AT             PRICE AT
   RANGE OF              DECEMBER 31,          CONTRACTUAL         EXERCISE         DECEMBER 31,            DECEMBER 31,
EXERCISE PRICES              1999                  LIFE             PRICE               1999                    1999
---------------         --------------         -----------         --------        --------------        ----------------
    $10.00                  4,656               4.7 years           $10.00             2,856                  $10.00

(13)   EMPLOYEE BENEFIT PLAN

       The Bank maintains a 401(k) compensation and incentive plan for the benefit of its employees. Employees are eligible to participate in the plan after completing one year of continuous employment. The Bank contributed an amount equal to a certain percentage of the employees' contributions based on the discretion of the Board of Directors. The Bank's total contributions are not to exceed six percent of the employees' annual compensation. During the years ended December 31, 1999 and 1998 the Bank's contributions to the plan were $85,283 and $32,267, respectively.

                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(14)   CREDIT COMMITMENTS

       The Bank has outstanding at any time a significant number of commitments to extend credit. These arrangements are subject to strict credit control assessments and each customer's creditworthiness is evaluated on a case-by-case basis. A summary of commitments to extend credit and standby letters of credit written for the years ended December 31, 1999 and 1998 are as follows:

                                                                                   DECEMBER 31,
                                                                      ------------------------------------
                                                                          1999                     1998
                                                                      -----------               ----------
         Standby letters of credit                                    $    95,863               $  191,149
         Available lines of credit                                      9,340,122                6,028,801
         Unfunded firm loan commitments - variable rate                13,699,420                7,049,204

       Because many commitments expire without being funded in whole or part, the contract amounts are not estimates of future cash flows.

       The majority of loan commitments have terms up to one year and have variable interest rates.

       Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that the collateral or other security is of no value.

       The Bank's policy is to require customers to provide collateral prior to the disbursement of approved loans. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, real estate and income providing commercial properties.

       Standby letters of credit are contractual commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.




                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(15)   CONCENTRATIONS OF CREDIT RISK

       Most of the Bank's business activity is with customers located within Osceola County and portions of adjacent counties. The majority of commercial and mortgage loans are granted to customers residing in this area. Generally, commercial loans are secured by real estate, and mortgage loans are secured by either first or second mortgages on residential or commercial property. As of December 31, 1999, substantially all of the Bank's loan portfolio was secured. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of Osceola County and portions of adjacent counties. The Bank does not have significant exposure to any individual customer or counterparty.


(16)   BASIC AND DILUTED EARNINGS PER SHARE

       Basic and diluted earnings per share are calculated as follows:

                                                                 INCOME                 SHARES             PER SHARE
                                                              (NUMERATOR)           (DENOMINATOR)            AMOUNT
                                                            ---------------         -------------        -------------
       For the year ended 1999:
           BASIC EARNINGS PER SHARE:
             Net income                                     $      681,192             481,135           $        1.42
                                                                                                         =============

           EFFECT OF DILUTIVE SECURITIES:
             Stock options                                              --              18,949
                                                            --------------             -------

           DILUTED EARNINGS PER SHARE:
             Income and assumed conversions                 $      681,192             500,084           $        1.36
                                                            ==============             =======           =============

       For the year ended 1998:
           BASIC EARNINGS PER SHARE:
             Net income                                     $      893,891             446,737           $        2.00
                                                                                                         =============

           EFFECT OF DILUTIVE SECURITIES:
             Stock options                                              --              34,940
                                                            --------------             -------

           DILUTED EARNINGS PER SHARE:
             Income and assumed conversions                 $      893,891             481,677           $        1.86
                                                            ==============             =======           =============

                                                                     (Continued)

                      FIRST NATIONAL BANK OF OSCEOLA COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(17)   MERGER NEGOTIATIONS

       The Bank's Board of Directors has approved a merger whereby the Bank will become a subsidiary of Centerstate Banks of Florida, Inc. ("Centerstate"). In the merger, the shareholders of the Bank will receive
       2.0 shares of Centerstate common stock for each Bank common share owned. Centerstate has not yet commenced any business. It has, however, entered into similar merger agreements with First National Bank of Polk County ("Polk") and Community National Bank of Pasco County ("Pasco"). The closing of the Bank's merger is conditioned upon the simultaneous closing by Centerstate and the Polk and Pasco mergers. Upon the consummation of these mergers, the Bank, Polk and Pasco will operate as separate subsidiaries of Centerstate.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Community National Bank of Pasco County:


We have audited the accompanying balance sheets of Community National Bank of Pasco County as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholders' equity and comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community National Bank of Pasco County at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/KPMG LLP
----------------
Orlando, Florida
February 4, 2000

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                                 Balance Sheets


                                                                              DECEMBER 31,
                                                                  ----------------------------------
                                                                       1999                  1998
                                                                  ------------           -----------
                                   ASSETS
Cash and due from banks                                           $  7,729,372           $ 3,787,574
Federal funds sold                                                     737,000             5,175,000
Investment securities available for sale                            17,625,445            21,955,703
Loans, less allowance for loan losses of $869,815 and
    $865,503 at December 31, 1999 and 1998, respectively            61,830,310            55,783,943
Accrued interest receivable                                            672,569               666,606
Bank premises and equipment, net                                     6,061,989             5,294,524
Other real estate owned                                                     --                34,672
Deferred income taxes                                                  351,630               235,942
Prepaids and other assets                                              133,388                46,960
                                                                  ------------           -----------
                                                                  $ 95,141,703           $92,980,924
                                                                  ============           ===========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
    Noninterest bearing                                           $ 11,214,288           $11,324,586
    Interest bearing                                                74,210,325            73,322,182
                                                                  ------------           -----------
             Total deposits                                         85,424,613            84,646,768
    Securities sold under agreements to repurchase                   1,556,134               652,948
    Accrued interest payable                                           128,642               144,862
    Accounts payable and accrued expenses                               24,726                89,694
                                                                  ------------           -----------
             Total liabilities                                      87,134,115            85,534,272
                                                                  ------------           -----------
Stockholders' equity:
    Common stock, $5 par value; 5,000,000 shares
       authorized; 487,210 and 461,585 shares issued
       and outstanding at December 31, 1999 and 1998                 2,436,050             2,307,925
    Additional paid-in capital                                       2,598,126             2,430,696
    Retained earnings                                                3,064,422             2,591,424
    Accumulated other comprehensive (loss) income                      (91,010)              116,607
                                                                  ------------           -----------
             Total stockholders' equity                              8,007,588             7,446,652

Commitments and contingent liabilities
                                                                  ------------           -----------
             Total liabilities and stockholders' equity           $ 95,141,703           $92,980,924
                                                                  ============           ===========

See accompanying notes to financial statements

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                            Statements of Operations


                                                                          YEARS ENDED DECEMBER 31,
                                                                      --------------------------------
                                                                          1999                 1998
                                                                      -----------           ----------
Interest income:
    Loans                                                             $ 5,103,704           $4,868,419
    Investment securities                                               1,223,606            1,108,953
    Federal funds sold                                                    251,697              296,312
                                                                      -----------           ----------
                                                                        6,579,007            6,273,684
                                                                      -----------           ----------
Interest expense:
    Deposits                                                            2,989,455            3,039,598
    Securities sold under agreement to repurchase                          52,391               58,853
                                                                      -----------           ----------
                                                                        3,041,846            3,098,451
                                                                      -----------           ----------
             Net interest income                                        3,537,161            3,175,233

Provision for loan losses                                                   9,000              150,000
                                                                      -----------           ----------
             Net interest income after loan loss provision              3,528,161            3,025,233
                                                                      -----------           ----------
Other income:
    Service charges on deposit accounts                                   591,342              423,759
    Other service charges and fees                                         67,382               41,098
    (Loss) gain on sale of other real estate owned                         (3,428)              99,659
                                                                      -----------           ----------
                                                                          655,296              564,516
                                                                      -----------           ----------
Other expenses:
    Salaries, wages and employee benefits                               1,423,152            1,131,682
    Occupancy expense                                                     413,590              272,603
    Depreciation of premises and equipment                                321,717              215,412
    Stationary and printing supplies                                       79,320               83,034
    Advertising and public relations                                       80,123               47,772
    Data processing expense                                               240,767              208,688
    Legal and professional fees                                           111,628              114,735
    Other expenses                                                        539,281              420,755
                                                                      -----------           ----------
                                                                        3,209,578            2,494,681
                                                                      -----------           ----------
             Income before provision for income taxes                     973,879            1,095,068

Provision for income taxes                                                354,831              393,405
                                                                      -----------           ----------
             Net income                                               $   619,048           $  701,663
                                                                      ===========           ==========
Earnings per share:
    Basic                                                             $      1.31           $     1.53
                                                                      ===========           ==========
    Diluted                                                           $      1.27           $     1.45
                                                                      ===========           ==========
Common shares used in the calculation of earnings per share:
    Basic                                                                 471,830              458,049
                                                                      ===========           ==========
    Diluted                                                               487,230              483,581
                                                                      ===========           ==========

See accompanying notes to financial statements.

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

     Statements of Changes in Stockholders' Equity and Comprehensive Income
                     Years ended December 31, 1999 and 1998


                                                UNREALIZED
                                               GAIN (LOSS) -
                                                 RECLASSI-                ADDITIONAL                      OTHER           TOTAL
                               COMPREHENSIVE     FICATION       COMMON     PAID-IN       RETAINED     COMPREHENSIVE   STOCKHOLDERS'
                                   INCOME         AMOUNT         STOCK     CAPITAL       EARNINGS     INCOME (LOSS)      EQUITY
                               -------------   -------------  ----------  ----------    ---------     -------------   -------------
Balances, December 31, 1997                                   $2,183,240   2,265,349    2,005,032          34,688       6,488,309

Dividends paid                                                        --          --     (115,271)             --        (115,271)

Stock options exercised                                          124,685     124,685           --              --         249,370

Tax effect of tax deduction
    in excess of book
    deduction on options
    exercised during the year                                         --      40,662           --              --          40,662

Comprehensive income:
    Net income                    $701,663                            --          --      701,663              --         701,663
    Other comprehensive
      income, net of tax:
      Gross unrealized gain
         on securities                           81,919
      Less: reclassified
          adjustment for gain
          included in net
          income                                     --
                                               --------
      Net unrealized gain on
          securities                81,919                            --          --           --          81,919          81,919
                                  --------
Comprehensive income              $783,582
                                  ========                    ----------   ---------    ---------        --------       ---------

Balances, December 31, 1998                                    2,307,925   2,430,696    2,591,424         116,607       7,446,652

Dividends paid                                                        --          --     (146,050)             --        (146,050)

Stock options exercised                                          128,125     128,125           --              --         256,250

Tax effect of tax deduction
    in excess of book
    deduction on options
    exercised during the year                                         --      39,305           --              --          39,305

Comprehensive income:
    Net income                    $619,048                            --          --      619,048              --         619,048
    Other comprehensive
      income, net of tax:
      Gross unrealized loss
         on securities                         (209,540)
      Less: reclassified
          adjustment for loss
          included in net
          income                                 (1,923)
                                               --------
      Net unrealized loss
          on securities           (207,617)                           --         --            --        (207,617)       (207,617)
                                  --------
Comprehensive income              $411,431
                                  ========                    ----------   ---------    ---------        --------       ---------

Balances, December 31, 1999                                   $2,436,050   2,598,126    3,064,422         (91,010)      8,007,588
                                                              ==========   =========    =========        ========       ====-====

See accompanying notes to financial statements.

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                            Statements of Cash Flows


                                                                                        YEARS ENDED DECEMBER 31,
                                                                                  ----------------------------------
                                                                                      1999                  1998
                                                                                  -----------           ------------
Cash flows from operating activities:
    Net income                                                                    $   619,048           $    701,663
    Adjustments to reconcile net income to net cash provided by operating activities:
        Provision for loan losses                                                       9,000                150,000
        Depreciation of premises and equipment                                        321,717                215,412
        Net amortization/accretion of investment securities                            80,501                 17,571
        Net deferred loan origination fees                                              7,001                    (62)
        Loss (gain) on sale of other real estate owned                                  3,428                (99,659)
        Loss on sale of securities                                                      1,923                     --
        Deferred income taxes                                                           9,574                (61,139)
        Tax deduction in excess of book deduction on options exercised                 39,305                 40,662
    Cash provided by (used in) changes in:
        Net change in accrued interest receivable                                      (5,963)               (57,196)
        Net change in prepaids and other assets                                       (86,428)                (2,472)
        Net change in accrued interest payable                                        (16,220)                 2,905
        Net change in accounts payable and accrued expenses                           (64,968)               (86,824)
                                                                                  -----------           ------------
           Net cash provided by operating activities                                  917,918                820,861
                                                                                  -----------           ------------
Cash flows from investing activities:
    Purchases of investment securities available for sale                          (9,085,690)           (15,955,525)
    Proceeds from callable investment securities available for sale                 1,500,000              2,300,000
    Proceeds from maturities of investment securities available for sale            8,000,000              6,000,000
    Proceeds from sales of investment securities available for sale                 3,500,645                     --
    Proceeds from maturities of investment securities held to maturity                     --              3,000,000
    Increase in loans, net of repayments                                           (6,062,368)            (5,086,240)
    Purchases of premises and equipment                                            (1,089,182)            (2,059,348)
    Proceeds from sale of other real estate owned                                      31,244                390,241
                                                                                  -----------           ------------
           Net cash used in investing activities                                   (3,205,351)           (11,410,872)
                                                                                  -----------           ------------
Cash flows from financing activities:
    Net increase in demand and savings deposits                                       777,845             12,976,225
    Net increase (decrease) in other borrowings                                       903,186               (834,803)
    Stock options exercised                                                           256,250                249,370
    Dividends paid                                                                   (146,050)              (115,271)
                                                                                  -----------           ------------
             Net cash provided by financing activities                              1,791,231             12,275,521
                                                                                  -----------           ------------
             Net (decrease) increase in cash and cash equivalents                    (496,202)             1,685,510
Cash and cash equivalents, beginning of year                                        8,962,574              7,277,064
                                                                                  -----------           ------------
Cash and cash equivalents, end of year                                            $ 8,466,372           $  8,962,574
                                                                                  ===========           ============
Supplemental schedule of noncash transactions:
    Market value adjustment-investment securities available-for-sale
        Market value adjustments-investments                                      $  (145,919)          $    186,960
        Deferred income tax asset (liability)                                          54,909                (70,353)
                                                                                  -----------           ------------
             Unrealized (loss) gain on investments available-for-sale             $   (91,010)          $    116,607
                                                                                  ===========           ============
      Transfer of loan to other real estate owned                                 $        --           $     34,000
                                                                                  ===========           ============
Other supplemental disclosures: Cash paid during the year for:
      Interest                                                                    $ 3,058,066           $  3,095,546
                                                                                  ===========           ============
      Income taxes                                                                $   371,567           $    368,750
                                                                                  ===========           ============

See accompanying notes to financial statements.

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The following is a description of the basis of presentation and the significant accounting and reporting policies which Community National Bank of Pasco County (the "Bank") follows in preparing and presenting its financial statements.

       (a)    CASH EQUIVALENTS

              For purposes of the statement of cash flows, the Bank considers cash and due from banks, federal funds sold and noninterest bearing deposits in other banks with a purchased maturity of three months or less to be cash equivalents.

       (b)    INVESTMENT SECURITIES AVAILABLE FOR SALE

              The Bank accounts for investments at fair value except for those securities which the Bank has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of shareholders' equity net of the effect of income taxes.

       (c)    LOANS

              Loans receivable that management has the intent and the Bank has the ability to hold until maturity or payoff are reported at their outstanding unpaid principal balance less the allowance for loan losses and deferred fees on originated loans.

              Loans are placed on nonaccrual status when the loan becomes 90 days past due as to interest or principal, unless the loan is both well secured and in the process of collection, or when the full timely collection of interest or principal becomes uncertain. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is written off, amortization of the net deferred loan origination fees cease and the loan is accounted for on the cash or cost recovery method thereafter until, qualifying for return to accrual status.

              The Bank, considering current information and events regarding the borrower's ability to repay their obligations, considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, the secondary market value of the loan, or the fair value of the collateral for collateral dependent loans. In the case of impaired collateral dependent loans where repayment is expected to be provided solely by the underlying collateral and there is no other available and reliable sources of repayment, the loan is written down to the lower of cost or collateral value. Impairment losses are included in the allowance for loan losses.

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       (d)    ALLOWANCE FOR LOAN LOSSES

              The Bank follows a consistent procedural discipline and accounts for loan loss contingencies in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" (Statement 5). The following is a description of how each portion of the allowance for loan losses is determined.

              The Bank segregates the loan portfolio for loan loss purposes into the following broad segments: commercial real estate; residential real estate; commercial business; and consumer loans. The Bank provides for an allowance for losses inherent in the portfolio by the above categories, which consists of two components: general loss percentages and specific loss analysis.

              General loss percentages are calculated based upon historical analyses. A portion of the allowance is calculated for inherent losses which management believes exist as of the evaluation date even though they might not have been identified by the more objective processes used. This is due to the risk of error and/or inherent imprecision in the process. This portion of the allowance is particularly subjective and requires judgments based on qualitative factors which do not lend themselves to exact mathematical calculations such as; trends in delinquencies and nonaccruals; migration trends in the portfolio; trends in volume, terms, and portfolio mix; new credit products and/or changes in the geographic distribution of those products; changes in lending policies and procedures; loan review reports on the efficacy of the risk identification process; changes in the outlook for local, regional and national economic conditions and concentrations of credit.

              Allowances are provided in the event that the specific collateral analysis on a loan indicates that the estimated loss upon liquidation of collateral would be in excess of the general percentage allocation. The provision for loan loss is debited or credited in order to state the allowance for loan losses to the required level as determined above.

              The Bank considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. When a loan is impaired, the Bank may measure impairment based on (a) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate; (b) the observable market price of the impaired loans; or (c) the fair value of the collateral of a collateral-dependent loan. The Bank selects the measurement method on a loan-by-loan basis, except for collateral-dependent loans for which foreclosure is probable must be measured at the fair value of the collateral. In a troubled debt restructuring involving a restructured loan, the Bank measures impairment by discounting the total expected future cash flows at the loan's original effective rate of interest.

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

              Regulatory examiners may require the Bank to recognize additions to the allowance based upon their judgment about the information available to them at the time of their examination.

       (e)    PREMISES AND EQUIPMENT

              Premises and equipment are stated at cost less accumulated depreciation which is computed over the estimated useful lives of the assets which range from 5 to 31.5 years on a straight-line basis.

       (f)    OTHER REAL ESTATE OWNED

              Real estate acquired in the settlement of loans is recorded at the lower of cost (principal balance of the former loan plus costs of obtaining title and possession) or estimated fair value, less estimated selling costs. Costs relating to development and improvement of the property are capitalized, whereas those relating to holding the property are charged to operations.

       (g)    COMPREHENSIVE INCOME

              The Bank's other comprehensive income is the unrealized gain/(loss) on investment securities available for sale which is excluded from the statement of operations and is recorded as a separate component of stockholders' equity.

       (h)    NET INCOME PER SHARE

              The Bank adopted Statement of Financial Accounting Standards No. 128 (Statement 128) Earnings per Share, in the year ended December 31, 1998. Under Statement 128, the Bank presents two earnings per share (EPS) amounts. Basic EPS is calculated based on net earnings available to common shareholders and the weighted-average number of shares outstanding during the year. Diluted EPS includes additional dilution from potential common stock, such as stock issuable pursuant to the exercise of stock options outstanding.

       (i)    INCOME TAXES

              Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred tax assets are recognized subject to management's judgment that realization is more likely than not.

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       (j)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. These estimates include the allowance for loan loss and the valuation of the deferred tax asset. Actual results could differ from these estimates.

       (k)    EFFECT OF NEW PRONOUNCEMENTS

              In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedge Activities". This Statement, which is effective for all fiscal quarters and all fiscal years beginning after June 15, 1999, requires all derivatives be measured at fair value and be recognized as assets and liabilities in the statement of financial position. This Statement sets forth the accounting for changes in fair value of a derivative depending on the intended use and designation of the derivative. Implementation of the Statement is not expected to have a significant impact on the financial position or results of operations of the Bank.

              In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137 which amended the implementation date SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

       (l)    RECLASSIFICATION

              Certain amounts in the 1998 financial statements have been reclassified to conform with the 1999 financial statements.









                                                                 (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(2)    INVESTMENT SECURITIES AVAILABLE FOR SALE

       The amortized cost and estimated market values of investment securities available for sale for the years ended December 31, 1999 and 1998 are as follows:

                                                                     DECEMBER 31, 1999
                                            --------------------------------------------------------------------
                                                                  GROSS             GROSS             ESTIMATED
                                             AMORTIZED         UNREALIZED         UNREALIZED            MARKET
                                               COST               GAINS            LOSSES               VALUE
                                            -----------         --------         -----------         -----------
         U.S. Treasury securities           $11,576,286         $     --         $    85,114         $11,491,172
         Obligations of U.S.
             government agencies              6,054,128               --              60,805           5,993,323
         Federal reserve bank stock             140,950               --                  --             140,950
                                            -----------         --------         -----------         -----------

                                            $17,771,364         $     --         $   145,919         $17,625,445
                                            ===========         ========         ===========         ===========

                                                                     DECEMBER 31, 1998
                                            --------------------------------------------------------------------
                                                                  GROSS             GROSS             ESTIMATED
                                             AMORTIZED         UNREALIZED         UNREALIZED            MARKET
                                               COST               GAINS            LOSSES               VALUE
                                            -----------         --------         -----------         -----------

         U.S. Treasury securities           $15,075,747         $149,425         $        --         $15,225,172
         Obligations of U.S.
             government agencies              5,552,046           37,535                  --           5,589,581
         Municipals                           1,000,000               --                  --           1,000,000
         Federal reserve bank stock             140,950               --                  --             140,950
                                            -----------         --------         -----------         -----------

                                            $21,768,743         $186,960         $        --         $21,955,703
                                            ===========         ========         ===========         ===========

       The amortized cost and estimated market value of investment securities available for sale for the year ended December 31, 1999 by contractual maturity, is below:

                                                            AMORTIZED           ESTIMATED
                                                              COST             MARKET VALUE
                                                           -----------         ------------
         Investment securities available for sale:
             Due in one year or less                       $ 9,579,844         $ 9,522,058
             Due after one year through five years           8,050,570           7,962,437
             Federal reserve bank stock                        140,950             140,950
                                                           -----------         -----------

                                                           $17,771,364         $17,625,445
                                                           ===========         ===========

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       At December 31, 1999 and 1998, the Bank had $2,008,202 and $2,023,915,
       respectively, in securities pledged to the State of Florida as collateral on public fund deposits and for other purposes required or permitted by law.

       Proceeds from sales of investment securities available for sale were $3,500,645 and $-0- in 1999 and 1998, respectively. Gross realized losses on sales of investment securities available for sale during 1999 and 1998 were $1,923 and $-0-, respectively.

(3)    LOANS

       Major categories of loans included in the loan portfolio for the years ended December 31, 1999 and 1998 are:

                                                              DECEMBER 31,
                                                    -------------------------------
                                                        1999                1998
                                                    -----------         -----------
         Real estate:
             Residential                            $22,405,926         $23,590,905
             Commercial                              22,521,760          19,121,381
             Construction                             6,672,424           4,697,886
                                                    -----------         -----------

                 Total real estate                   51,600,110          47,410,172
         Commercial                                   8,580,590           7,689,922
         Installment                                  2,633,232           1,654,245
         Overdrafts                                       7,953               9,866
                                                    -----------         -----------

                                                     62,821,885          56,764,205

         Less:
             Allowance for loan losses                  869,815             865,503
             Deferred loan origination fees             121,760             114,759
                                                    -----------         -----------

                 Net loans                          $61,830,310         $55,783,943
                                                    ===========         ===========

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       The following is a summary of information regarding nonaccrual and impaired loans for the years ended December 31, 1999 and 1998:

                                                                            DECEMBER 31,
                                                                     -------------------------
                                                                       1999             1998
                                                                     --------         --------
         Nonaccrual loans                                            $214,660         $180,003
                                                                     ========         ========

         Recorded investment in impaired loans                       $817,593         $596,000
                                                                     ========         ========

         Allowance for loan losses related to impaired loans
                                                                     $ 24,558         $ 54,000
                                                                     ========         ========

                                                           INTEREST
                                                           INCOME NOT            INTEREST              AVERAGE
                                                          RECOGNIZED ON           INCOME               RECORDED
                                                           NONACCRUAL          RECOGNIZED ON        INVESTMENT IN
                                                             LOANS            IMPAIRED LOANS        IMPAIRED LOANS
                                                          -------------       --------------        --------------
         FOR THE YEARS ENDED DECEMBER 31:
              1999                                          $ 22,392             $ 52,454             $ 706,797

              1998                                          $  6,881             $ 40,005             $ 899,000

       Certain principal stockholders, directors and officers and their related interests were indebted to the Bank as summarized below for the years ended December 31, 1999 and 1998:

                                                                      DECEMBER 31,
                                                            -----------------------------
                                                               1999                1998
                                                            ----------         ----------
         Balance, beginning of year                         $2,747,587         $2,172,197
         Additional new loans                                1,390,385          1,192,571
         Repayments on outstanding loans                     1,342,922            617,181
                                                            ----------         ----------

         Balance, end of year                               $2,795,050         $2,747,587
                                                            ==========         ==========

       All such loans were made in the ordinary course of business. For years ended December 31, 1999 and 1998, principal stockholders, directors and officers of the Bank and their related interests had available lines of credit of $811,472 and $194,900, respectively.

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       Changes in the allowance for loan losses for the years ended December 31, 1999 and 1998 were as follows:

                                                                       DECEMBER 31,
                                                              ----------------------------
                                                                 1999               1998
                                                              ---------          ---------
         Balance, beginning of year                           $ 865,503          $ 754,637
         Provision charged to operations                          9,000            150,000
         Loans charged-off                                      (53,926)           (42,808)
         Recoveries of previous charge-offs                      49,238              3,674
                                                              ---------          ---------

         Balance, end of year                                 $ 869,815          $ 865,503
                                                              =========          =========


(4)    PREMISES AND EQUIPMENT

       A summary of premises and equipment for the years ended December 31, 1999 and 1998 is as follows:

                                                                       DECEMBER 31,
                                                              -----------------------------
                                                                  1999              1998
                                                              ----------         ----------
         Land                                                 $1,682,576         $1,109,845
         Building                                              4,040,127          3,710,891
         Furniture, fixtures and equipment                     1,792,374          1,524,662
         Construction in progress                                  3,079             87,008
                                                              ----------         ----------

                                                               7,518,156          6,432,406
         Less accumulated depreciation                         1,456,167          1,137,882
                                                              ----------         ----------

                                                              $6,061,989         $5,294,524
                                                              ==========         ==========

(5)    FAIR VALUE OF FINANCIAL INSTRUMENTS

       The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

         CASH AND CASH EQUIVALENTS - The carrying amount of cash and cash equivalents represents fair value.

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

         INVESTMENTS AVAILABLE FOR SALE - The Bank's investment securities available for sale represent investments in U.S. Government obligations, U.S. Government Agency securities, and state and political subdivisions. The Bank's equity investments at year-end represents stock investments in the Federal Reserve Bank. The stock is not publicly traded and the carrying amount was used to estimate the fair value. The fair value of the U.S. Government obligations and U.S. Government Agency obligations and state and local political subdivision portfolios was estimated based on quoted market prices.

         LOANS - For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate, commercial and consumer loans other than variable rate loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

         DEPOSITS - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at December 31, 1999 and 1998 (that is their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit (CDs) approximate their fair value at the reporting date. Fair values for fixed rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         REPURCHASE AGREEMENTS - The carrying amount of the repurchase agreements approximate their fair value due to short-term nature of their indebtedness.

         COMMITMENTS - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.




                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       The following tables present the carrying amounts and estimated fair values of the Bank's financial instruments.

                                                                           DECEMBER 31, 1999
                                                                   -------------------------------
                                                                     CARRYING
                                                                      AMOUNT            FAIR VALUE
                                                                   -----------         -----------
         Financial assets:
             Cash and due from banks and federal
               funds sold                                          $ 8,466,372         $ 8,466,372
             Investment securities available for sale               17,625,445          17,625,445
             Loans (carrying amount less allowance
               for loan losses of $896,815)                         61,830,310          62,981,162

         Financial liabilities:
             Deposits:
               Without stated maturities                           $36,329,451         $36,329,451
               With stated maturities                               49,095,162          48,800,310
             Securities sold under agreement to repurchase           1,556,134           1,556,134

         Commitments:
             Letter of credit                                      $        --         $   198,295
             Lines of credit                                                --           8,343,646
             Loan commitments                                               --          11,629,000

                                                                           DECEMBER 31, 1998
                                                                   -------------------------------
         Financial assets:
             Cash and due from banks and federal
               funds sold                                          $ 8,962,574         $ 8,962,574
             Investment securities available for sale               21,955,703          21,955,703
             Loans (carrying amount less allowance
               for loan losses of $865,503)                         55,783,943          57,091,202

         Financial liabilities:
             Deposits:
               Without stated maturities                           $31,949,566         $31,949,566
               With stated maturities                               52,697,202          53,588,943
             Securities sold under agreement to repurchase             652,948             652,948

         Commitments:
             Letter of credit                                      $        --         $   401,295
             Lines of credit                                                --           4,697,456
             Loan commitments                                               --           6,540,000

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       The carrying amounts shown in the tables are included in the balance sheets under the indicated captions.

(6)    DEPOSITS

       A detail of deposits for the years ended December 31, 1999 and 1998 follows:

                                                                                DECEMBER 31,
                                                    ------------------------------------------------------------------
                                                                          WEIGHTED                            WEIGHTED
                                                                          AVERAGE                             AVERAGE
                                                                          INTEREST                            INTEREST
                                                         1999               RATE             1998              RATE
                                                     ------------         --------       ------------         --------
       Non-interest bearing deposits                 $ 11,214,288            --%         $ 11,324,586             --%
       Interest bearing:
         Interest-bearing demand
            Deposits                                   17,475,197           1.7%           14,213,877            1.7%
         Savings deposits                               7,639,966           2.0%            6,411,103            2.0%
         Time deposits less than $100,000              43,304,663           4.9%           44,323,979            4.7%
         Time deposits of $100,000 or
            Greater                                     5,790,499           5.1%            8,373,223            4.9%
                                                     ------------           ----         ------------            ----

                                                     $ 85,424,613           3.3%         $ 84,646,768            3.4%
                                                     ============           ====         ============            ====

       The following table presents, by various interest rate categories, the amount of certificate accounts maturing during the periods reflected below (dollars in thousands):

        INTEREST RATE         2000              2001          2002          2003          2004          TOTAL
        -------------       --------           -----         -----         -----          ----         ------
        1.00% - 3.99%       $     21               4            --            --            --             25
        4.00% - 4.99%         15,507           4,020           883           560           172         21,142
        5.00% - 5.99%         18,036           4,662         1,024           650           199         24,571
        6.00% - 6.99%          2,465             637           140            88            27          3,357
                            --------           -----         -----         -----           ---         ------

                            $ 36,029           9,323         2,047         1,298           398         49,095
                            ========           =====         =====         =====           ===         ======

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       Included in interest-bearing deposits are certificates of deposit issued, which have remaining maturities at December 31, 1999 and 1998 as follows:

                                               1999                1998
                                           -----------         -----------
         One year                          $36,028,939         $29,745,046
         Two year                            9,323,269          12,658,064
         Three year                          2,046,996           4,624,012
         Four year                           1,297,891           2,269,018
         Five year                             398,067           3,401,062
                                           -----------         -----------

                                           $49,095,162         $52,697,202
                                           ===========         ===========

       A summary of interest expense on deposits is as follows:

                                                               DECEMBER 31,
                                                      -----------------------------
                                                          1999              1998
                                                      ----------         ----------
         Interest-bearing demand deposits             $  278,101         $  186,682
         Savings deposits                                143,564            105,377
         Time deposits less than $100,000              2,314,419          2,484,703
         Time deposits of $100,000 or greater            253,371            262,836
                                                      ----------         ----------

                                                      $2,989,455         $3,039,598
                                                      ==========         ==========

       The Bank had deposits from directors, officers and employees and their related interests of approximately $2,313,000 and $931,000 for the years ended December 31, 1999 and 1998, respectively.

(7)    OTHER BORROWINGS

       The Bank enters into sales of securities under agreements to repurchase. These fixed-coupon agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreements remain in the asset accounts.

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       At December 31, 1999 and 1998, the Bank had $1,556,134 and $652,948 in
       repurchase agreements with weighted average interest rates of 4.20% and 4.63%, respectively. Repurchase agreements are secured by U.S. Treasury securities with market values of $4,007,412 and $1,522,500 as of December 31, 1999 and 1998, respectively.

       The repurchase agreements were to repurchase the identical securities as those which were sold. Repurchase agreements averaged $1,249,574 and $1,268,558 for the years ended December 31, 1999 and 1998, respectively. The maximum amount outstanding at any month-end for the corresponding periods was $2,848,705 and $1,525,913, respectively. Total interest expense paid on repurchase agreements for the years ending December 31, 1999 and 1998 was $52,391 and $58,853, respectively.

       The Bank has available repurchase lines equal to the amount of all unpledged investment securities.

(8)    INCOME TAXES

       The provision for income taxes for the years ended December 31, 1999 and 1998 consists of the following:


                                     CURRENT            DEFERRED            TOTAL
                                    ---------          ---------          --------
         DECEMBER 31, 1999:
            Federal                 $ 306,663          $   8,175          $314,838
            State                      38,594              1,399            39,993
                                    ---------          ---------          --------

                                    $ 345,257          $   9,574          $354,831
                                    =========          =========          ========

         DECEMBER 31, 1998:
            Federal                 $ 397,901          $ (52,234)         $345,667
            State                      56,643             (8,905)           47,738
                                    ---------          ---------          --------

                                    $ 454,544          $ (61,139)         $393,405
                                    =========          =========          ========


                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities for the years ended December 31, 1999 and 1998 are presented below:

                                                                            DECEMBER 31,
                                                                   ----------------------------
                                                                      1999               1998
                                                                   ---------          ---------
         Deferred tax assets:
              Allowance for loan losses                            $ 297,425          $ 294,038
              Deferred loan fees                                      45,818             43,184
              Unrealized loss on investment securities                54,909                 --
                                                                   ---------          ---------

                    Net deferred tax asset                           398,152            337,222
                                                                   ---------          ---------

         Deferred tax liabilities:
              Accretion of discount on investments                    (1,498)            (3,498)
              Unrealized gain on investment securities
                available for sale                                        --            (70,353)
              Premises and equipment due to differences in
                depreciation method and useful lives                 (45,024)           (27,429)
                                                                   ---------          ---------

                    Total deferred tax liability                     (46,522)          (101,280)
                                                                   ---------          ---------

                    Net deferred tax asset                         $ 351,630          $ 235,942
                                                                   =========          =========

       The Bank has recorded a deferred tax asset of $351,630 and $235,942 for the years ended December 31, 1999 and 1998, respectively. No valuation allowance as defined by SFAS 109 is required at December 31, 1999 and 1998.

       A reconciliation between the actual tax expense and the "expected" tax expense (computed by applying the U.S. federal corporate rate of 34% to earnings before income taxes) is as follows:

                                                                   DECEMBER 31,
                                                           ----------------------------
                                                              1999               1998
                                                           ---------          ---------
         "Expected" tax expense                            $ 331,151          $ 372,323
         State income taxes, net of federal income
             tax benefits                                     26,395             32,879
         Other, net                                           (2,715)           (11,797)
                                                           ---------          ---------

                                                           $ 354,831          $ 393,405
                                                           =========          =========

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(9)    REGULATORY CAPITAL

       The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets. Management believes, as of December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

       As of December 31, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

       The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                                 TO BE WELL
                                                                                                             CAPITALIZED UNDER
                                                                             FOR CAPITAL ADEQUACY            PROMPT CORRECTIVE
                                                       ACTUAL                      PURPOSES                  ACTION PROVISIONS
                                             ------------------------     --------------------------     ------------------------
                                                AMOUNT         RATIO        AMOUNT           RATIO         AMOUNT         RATIO
                                             ------------     -------     -----------      ---------     -----------    ---------
         AS OF DECEMBER 31, 1999:
             Total capital (to risk
               weighted assets)              $ 8,826,813       14.10%     $ 5,007,286        >8.0%       $ 6,259,107      >10.0%
                                                                                             -                            -

             Tier I capital (to risk
               weighted assets)                8,043,345       12.85%       2,503,643        >4.0%         3,755,464      > 6.0%
                                                                                             -                            -

             Tier I capital (to average
               assets)                         8,043,345        8.41%       3,826,972        >4.0%         4,783,715      > 5.0%
                                                                                             -                            -

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

                                                                                                                 TO BE WELL
                                                                                                             CAPITALIZED UNDER
                                                                             FOR CAPITAL ADEQUACY            PROMPT CORRECTIVE
                                                       ACTUAL                      PURPOSES                  ACTION PROVISIONS
                                             ------------------------     --------------------------     ------------------------
                                                AMOUNT         RATIO        AMOUNT           RATIO         AMOUNT         RATIO
                                             ------------     -------     -----------      ---------     -----------    ---------
         AS OF DECEMBER 31, 1998:
             Total capital (to risk
                weighted assets)             $ 7,965,900       14.86%     $ 4,288,320        >8.0%       $ 5,360,400     >10.0%
                                                                                             -                           -

             Tier I capital (to risk
                weighted assets)               7,267,000       13.56%       2,144,160        >4.0%         3,216,240     > 6.0%
                                                                                             -                           -

             Tier I capital (to average
                assets)                        7,267,000        8.20%       3,544,800        >4.0%         4,431,000     > 5.0%
                                                                                             -                           -

(10)   DIVIDENDS

       The Board of Directors of the Bank declared cash dividends of $146,050 and $115,271 for the years ended December 31, 1999 and 1998, respectively. Banking regulations limit the amount of dividends that may be paid by the Bank without prior approval of the Bank's regulatory agency.


(11)   STOCK OPTION PLANS

       The Bank currently has an incentive stock plan for the directors and employees. In October 1989, the Bank authorized 62,500 common shares for future options for each director under an incentive stock option and non-statutory stock option plan. The number of options granted to each director shall not exceed 7,500. Options were granted at $10.00 per share (fair market value of the stock). Each option provides that the underlying option expires no later than December 31, 1999 and vesting occurs at 25% for each year of service from the effective date of the grant. As of December 31, 1999 and 1998, there were -0- and 6,000 options vested and outstanding, respectively. During 1999 and 1998, 6,000 and -0-were forfeited due to terminations, respectively. No additional options were granted and 1,000 were exercised during the year ended December 31, 1999.

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       In addition, in 1989, the Bank granted options for a total of 45,000 shares under a stock option plan to key employees of the Bank. Options were granted at a minimum price of $10.00 per share or fair market value of the stock at the date of grant. Each option provides a vesting period of 25% at the date of grant and 25% for each year of service thereafter. The options expire in ten years from the date of the grant. As of December 31, 1999 and 1998, there were 5,250 and 29,500 options vested and outstanding, respectively. During 1999 and 1998, 125 and -0- were forfeited due to terminations, respectively. No additional options were granted and 24,625 were exercised during the year ended December 31, 1999.

       At December 31, 1998, the Bank has two stock-based compensation plans, which are described above. The Bank applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Bank's stock-based compensation plans been determined consistent with FASB Statement No. 123, the Bank's net income would have been reduced to the pro forma amounts indicated below:

                                                                 DECEMBER 31,
                                                      ----------------------------------
                                                          1999                   1998
                                                      -----------            -----------
         Net income:
             As reported                              $   619,048            $   701,663
             Pro forma                                    616,351                698,966
         Diluted earnings per share:
             As reported                                     1.27                  1.45
             Pro forma                                       1.27                  1.45

       The fair value of each option granted was estimated on the date of grant using minimum value method with the following weighted-average assumptions; dividend yield of .80 percent, expected volatility of -0-percent, risk-free interest rate of 4.73% and expected life of 8 years for the plan options.

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

       A summary of the status of the Bank's stock option plan for the years ended December 31, 1999 and 1998, and changes for the years ended December 31, 1999 and 1998 on those dates is presented below:

                                                                               DECEMBER 31,
                                                                     ------------------------------
                             FIXED OPTIONS                              1999                 1998
         -----------------------------------------------             ----------             -------
         Outstanding at beginning of year:                               37,000              61,937
             Granted                                                         --                  --
             Exercised                                                  (25,625)            (24,937)
             Forfeited                                                   (6,125)                 --
                                                                     ----------             -------

         Outstanding at end of year                                       5,250              37,000
                                                                     ----------             -------

         Options exercisable at end of year                               5,250              36,500
                                                                     ==========             =======

         Weighted-average fair value of options granted
             during the year per share                               $       --             $    --
                                                                     ==========             =======

       The following table summarizes information about fixed stock options outstanding for the year December 31, 1999:

                                                                                                         WEIGHTED AVERAGE
                             NUMBER              WEIGHTED         WEIGHTED             NUMBER            AVERAGE EXERCISE
     RANGE OF            OUTSTANDING AT          REMAINING        AVERAGE          EXERCISABLE AT            PRICE AT
     EXERCISE             DECEMBER 31,          CONTRACTUAL       EXERCISE          DECEMBER 31,            DECEMBER 31,
      PRICES                  1999                 LIFE            PRICE                1999                   1999
     --------            --------------         -----------       --------         --------------        -----------------
     $10.00                   5,250              6.0 years         $10.00               5,250                 $10.00

(12)   EMPLOYEE BENEFIT PLAN

       The Bank has adopted a 401(k) profit sharing plan. The effective date of the 401(k) portion of the plan is April 1, 1992, and was restated January 1, 1996. The effective date of the profit sharing portion of the plan is January 1, 1995. The plan covers all employees with one year of service who are 18 years of age or older. Under the 401(k) plan, employees can contribute and defer taxes on compensation contributed, as defined in the plan, within prescribed limits. The Bank may make discretionary matching contributions, qualified nonelective contributions and discretionary nonelective contributions, which are allocated on deferring bases. The Bank's contribution to the 401(k) portion of the plan amounted to $19,590 and $17,756 for the years ended December 31, 1999 and 1998, respectively. The Bank's contribution to the profit sharing portion of the plan was $31,400 and $24,783 for the years ended December 31, 1999 and 1998, respectively.

                                                                    (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(13)   CREDIT COMMITMENTS

       The Bank has outstanding at any time a significant number of commitments to extend credit. These arrangements are subject to strict credit control assessments and each customer's creditworthiness is evaluated on a case-by-case basis. A summary of commitments to extend credit and standby letters of credit written for the years ended December 31, 1999 and 1998 are as follows:

                                                                           DECEMBER 31,
                                                                 ------------------------------
                                                                     1999               1998
                                                                 -----------         ----------
         Standby letters of credit                               $   198,295         $  401,295
         Available lines of credit                                 8,343,646          4,697,456
         Unfunded firm loan commitments -- variable rate          11,629,000          6,540,000

       Because many commitments expire without being funded in whole or part, the contract amounts are not estimates of future cash flows.

       The majority of loan commitments have terms up to one year and have variable interest rates.

       Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that the collateral or other security is of no value.

       The Bank's policy is to require customers to provide collateral prior to the disbursement of approved loans. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, real estate and income providing commercial properties.

       Standby letters of credit are contractual commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(14)   CONCENTRATIONS OF CREDIT RISK

       Most of the Bank's business activity is with customers located within Pasco County and portions of adjacent counties. The majority of commercial and mortgage loans are granted to customers residing in this area. Generally, commercial loans are secured by real estate, and mortgage loans are secured by either first or second mortgages on residential or commercial property. As of December 31, 1999, substantially all of the Bank's loan portfolio was secured. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of Pasco County and portions of adjacent counties. The Bank does not have significant exposure to any individual customer or counterparty.

(15)   BASIC AND DILUTED EARNINGS PER SHARE

       Basic and diluted earnings per share are calculated as follows:

                                                                INCOME                  SHARES               PER SHARE
                                                              (NUMERATOR)           (DENOMINATOR)              AMOUNT
                                                           ----------------         -------------          -------------
       For the year ended 1999:
           BASIC EARNINGS PER SHARE:
             Net income                                    $       619,048              471,830            $        1.31
                                                                                                           =============

           EFFECT OF DILUTIVE SECURITIES:
             Stock options                                              --               15,400
                                                           ---------------              -------

           DILUTED EARNINGS PER SHARE:
             Income and assumed conversions                $       619,048              487,230            $        1.27
                                                           ===============             ========            =============

       For the year ended 1998:
           BASIC EARNINGS PER SHARE:
             Net income                                    $       701,663              458,049            $        1.53
                                                                                                           =============

           EFFECT OF DILUTIVE SECURITIES:
             Stock options                                              --               25,532
                                                           ---------------             --------

           DILUTED EARNINGS PER SHARE:
             Income and assumed conversions                $       701,663              483,581            $        1.45
                                                           ===============             ========            =============

                                                                     (Continued)

                     COMMUNITY NATIONAL BANK OF PASCO COUNTY

                        Notes to the Financial Statements

                           December 31, 1999 and 1998

(16)   MERGER NEGOTIATIONS

       The Bank's Board of Directors has approved a merger whereby the Bank will become a subsidiary of Centerstate Banks of Florida, Inc. ("Centerstate"). In the merger, the shareholders of the Bank will receive
       2.02 shares of Centerstate common stock for each Bank common share owned. Centerstate has not yet commenced any business. It has, however, entered into similar merger agreements with First National Bank of Polk County ("Polk") and First National Bank of Osceola County ("Osceola"). The closing of the Bank's merger is conditioned upon the simultaneous closing by Centerstate and the Polk and Osceola mergers. Upon the consummation of these mergers, the Bank, Polk and Osceola will operate as separate subsidiaries of Centerstate.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
First National Bank of Polk County:



We have audited the accompanying balance sheets of First National Bank of Polk County as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholders' equity and comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First National Bank of Polk County at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/KPMG LLP
----------------
Orlando, Florida
January 27, 2000

                       FIRST NATIONAL BANK OF POLK COUNTY

                                 Balance Sheets


                                                                             DECEMBER 31,
                                                                  --------------------------------
                                                                       1999                1998
                                                                  ------------          ----------
                                  ASSETS
Cash and due from banks                                           $  5,413,247           3,106,304
Federal funds sold                                                   2,631,000           3,752,000
Investment securities available for sale                            20,162,297          23,809,823
Loans, less allowance for loan losses of $633,633 and               43,169,433          39,414,516
    $688,530 for December 31, 1999 and 1998, respectively
Accrued interest receivable                                            448,888             533,345
Premises and equipment, net                                          2,578,302           2,701,899
Other real estate owned                                                190,597             203,179
Deferred income taxes, net                                             262,669             184,117
Prepaids and other assets                                              150,407              72,493
                                                                  ------------          ----------
                                                                  $ 75,006,840          73,777,676
                                                                  ============          ==========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
    Interest bearing                                              $ 56,378,614          57,359,893
    Noninterest bearing                                             11,351,625          10,066,213
                                                                  ------------          ----------
             Total deposits                                         67,730,239          67,426,106

    Securities sold under agreements to repurchase                     259,000             255,000
    Accrued interest payable                                            75,724              91,057
    Accounts payable and accrued expenses                               96,347             115,617
                                                                  ------------          ----------
             Total liabilities                                      68,161,310          67,887,780
                                                                  ------------          ----------
Stockholders' equity:
    Common stock, $5 par value; 5,000,000 shares
       authorized; 486,625 and 441,250 shares issued and
       outstanding at December 31, 1999 and 1998                     2,433,125           2,206,250
    Additional paid-in capital                                       2,555,034           2,250,547
    Retained earnings                                                1,924,427           1,364,345
    Accumulated other comprehensive (loss) income                      (67,056)             68,754
                                                                  ------------          ----------
             Total stockholders' equity                              6,845,530           5,889,896

Commitments and contingent liabilities
                                                                  ------------          ----------
             Total liabilities and stockholders' equity           $ 75,006,840          73,777,676
                                                                  ============          ==========

See accompanying notes to financial statements.

                       FIRST NATIONAL BANK OF POLK COUNTY

                            Statements of Operations


                                                                       YEARS ENDED DECEMBER 31,
                                                                     ----------------------------
                                                                         1999              1998
                                                                     ----------         ---------
Interest income:
    Loans                                                            $3,532,568         3,452,295
    Investment securities                                             1,307,640         1,254,071
    Federal funds sold                                                  152,538           291,839
                                                                     ----------         ---------
            Total interest income                                     4,992,746         4,998,205
                                                                     ----------         ---------
Interest expense:
    Deposits                                                          2,004,313         2,198,379
    Securities sold under agreement to repurchase                        15,397            33,975
                                                                     ----------         ---------
            Total interest expense                                    2,019,710         2,232,354
                                                                     ----------         ---------
            Net interest income                                       2,973,036         2,765,851
Provision for loan losses                                                63,000            39,000
                                                                     ----------         ---------
            Net interest income after loan loss provision             2,910,036         2,726,851
                                                                     ----------         ---------
Other income:
    Service charges on deposit accounts                                 232,037           195,016
    Other service charges and fees                                      123,365            79,701
                                                                     ----------         ---------
                                                                        355,402           274,717
                                                                     ----------         ---------
Other expenses:
    Salaries, wages and employee benefits                             1,029,052           887,138
    Occupancy expense                                                   236,013           215,842
    Depreciation of premises and equipment                              191,374           212,826
    Stationary and printing supplies                                     84,615            77,193
    Advertising and public relations                                     49,871            56,837
    Data processing expense                                             231,158           185,072
    Legal and professional fees                                          62,237            52,288
    Other operating expenses                                            360,583           326,910
                                                                     ----------         ---------
                                                                      2,244,903         2,014,106
                                                                     ----------         ---------
            Income before provision for income taxes                  1,020,535           987,462
Provision for income taxes                                              374,841           296,171
                                                                     ----------         ---------
            Net income                                               $  645,694           691,291
                                                                     ==========         =========
Earnings per share:
    Basic                                                            $     1.37              1.58
                                                                     ==========         =========
    Diluted                                                          $     1.32              1.49
                                                                     ==========         =========
Common shares used in the calculation of earnings per share:
    Basic                                                               472,662           437,360
                                                                     ==========         =========
    Diluted                                                             488,155           462,603
                                                                     ==========         =========

See accompanying notes to financial statements.

                       FIRST NATIONAL BANK OF POLK COUNTY

 Statements of Changes in Stockholders' Equity and Comprehensive Income (Loss)
                     Years ended December 31, 1999 and 1998


                                                UNREALIZED
                                               GAIN (LOSS) -
                                                 RECLASSI-                ADDITIONAL                      OTHER           TOTAL
                               COMPREHENSIVE     FICATION       COMMON     PAID-IN       RETAINED     COMPREHENSIVE   STOCKHOLDERS'
                                   INCOME         AMOUNT         STOCK     CAPITAL       EARNINGS     INCOME (LOSS)      EQUITY
                               -------------   -------------  ----------  ----------     ---------    -------------   -------------
Balances, December 31, 1997                                   $2,062,500  2,074,435        739,242         24,554       4,900,731

Dividends paid                                                        --         --        (66,188)            --         (66,188)

Stock options exercised                                          143,750    143,750             --             --         287,500

Tax effect of tax deduction
    in excess of book
    deduction on options
    exercised during the year                                         --     32,362             --             --          32,362

Comprehensive income:
    Net income                   $ 691,291                            --         --        691,291             --         691,291
    Other comprehensive
       income, net of tax:
       Gross unrealized gain
          on securities                             44,200
       Less: reclassified
          adjustment for gain
          included in net income                        --            --         --             --         44,200          44,200
                                                  --------
       Net unrealized gain on
          securities                44,200
                                 ---------
Comprehensive income             $ 735,491
                                 =========       ---------    ----------  ---------      ---------       --------       ---------

Balances, December 31, 1998                                    2,206,250  2,250,547      1,364,345         68,754       5,889,896

Dividends paid                                                        --         --        (85,612)            --         (85,612)

Stock options exercised                                          226,875    226,875             --             --         453,750

Tax effect of tax deduction
    in excess of book
    deduction on options
    exercised during the year                                         --     77,612             --             --          77,612

Comprehensive income:
    Net income                   $ 645,694                            --         --        645,694             --         645,694
    Other comprehensive
       income, net of tax:
       Gross unrealized loss
          on securities                           (135,810)
       Less: reclassified
          adjustment for loss
          included in net
          income                                        --
                                                  --------
       Net unrealized loss
          on securities           (135,810)                           --         --             --       (135,810)       (135,810)
                                 ---------
Comprehensive income             $ 509,884
                                 =========       ---------    ----------  ---------      ---------       --------       ---------
Balances, December 31, 1999                                   $2,433,125  2,555,034      1,924,427        (67,056)      6,845,530
                                                              ==========  =========      =========       ========       =========

See accompanying notes to financial statements.

                       FIRST NATIONAL BANK OF POLK COUNTY

                            Statements of Cash Flows


                                                                                                   YEARS ENDED DECEMBER 31,
                                                                                              ---------------------------------
                                                                                                  1999                  1998
                                                                                              ------------          -----------
Cash flows from operating activities:
    Net income                                                                                $    645,694              691,291
    Adjustments to reconcile net income to net cash provided by operating activities:
      Provision for loan losses                                                                     63,000               39,000
      Depreciation of premises and equipment                                                       191,374              212,828
      Net accretion of discounts on investment securities                                           67,443              (12,300)
      Net deferred loan origination fees                                                             9,440               20,366
      Gain on sale of other real estate owned                                                       (7,823)                  --
      Write down of other real estate owned                                                         11,436                9,227
      Deferred income taxes                                                                          3,387             (101,847)
      Tax deduction in excess of book deduction on options exercised                                77,612               32,362
    Cash provided by (used in) changes in:
        Net change in accrued interest receivable                                                   84,457              (49,435)
        Net change in prepaids and other assets                                                    (77,914)             (47,812)
        Net change in accrued interest payable                                                     (15,333)              (4,865)
        Net change in accounts payable and accrued expenses                                        (19,270)              30,151
                                                                                              ------------          -----------
           Net cash provided by operating activities                                             1,033,503              818,966
                                                                                              ------------          -----------
Cash flows from investing activities:
    Proceeds from maturities of investment securities available for sale                        11,980,841           12,521,191
    Proceeds from callable investment securities available for sale                              2,000,000            1,500,000
    Purchases of investment securities available for sale                                      (10,618,507)         (19,099,770)
    Increase in loans, net of repayments                                                        (3,992,303)          (5,188,988)
    Purchases of premises and equipment                                                            (67,777)            (196,655)
    Proceeds from sale of other real estate owned                                                  173,915              276,415
                                                                                              ------------          -----------
           Net cash used in investing activities                                                  (523,831)         (10,187,807)
                                                                                              ------------          -----------
Cash flows from financing activities:
    Net increase in demand and savings deposits                                                    304,133            8,971,771
    Net increase in other borrowings                                                                 4,000             (134,000)
    Stock options exercised                                                                        453,750              287,500
    Dividends paid                                                                                 (85,612)             (66,188)
                                                                                              ------------          -----------
             Net cash provided by financing activities                                             676,271            9,059,083
                                                                                              ------------          -----------
             Net increase (decrease) in cash and cash equivalents                                1,185,943             (309,758)

Cash and cash equivalents, beginning of year                                                     6,858,304            7,168,062
                                                                                              ------------          -----------
Cash and cash equivalents, end of year                                                        $  8,044,247            6,858,304
                                                                                              ============          ===========
Supplemental schedule of noncash transactions:
    Market value adjustment-investment securities available-for-sale-
        Market value adjustments-investments                                                  $   (107,514)             110,235
        Deferred income tax liability                                                               40,458              (41,481)
                                                                                              ------------          -----------
             Unrealized (loss) gain on investments available-for-sale                         $    (67,056)              68,754
                                                                                              ============          ===========
      Transfer of loan to other real estate owned                                             $    164,946              212,406
                                                                                              ============          ===========
    Cash paid during the year for:
      Interest                                                                                $  2,035,043            2,237,219
                                                                                              ============          ===========
      Income taxes                                                                            $    390,214              357,513
                                                                                              ============          ===========

See accompanying notes to financial statements.

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The following is a description of the basis of presentation and the significant accounting and reporting policies which First National Bank of Polk County (the "Bank") follows in preparing and presenting its financial statements.

       (a)    CASH EQUIVALENTS

              For purposes of the statement of cash flows, the Bank considers cash and due from banks, federal funds sold and noninterest bearing deposits in other banks with a purchased maturity of three months or less to be cash equivalents.

       (b)    INVESTMENT SECURITIES AVAILABLE FOR SALE

              The Bank accounts for investments at fair value except for those securities, which the Bank has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of stockholders' equity net of the effect of income taxes. Realized gains and losses on investment securities available for sale are computed using the specific identification method.

       (c)    LOANS

              Loans receivable that management has the intent and the Bank has the ability to hold until maturity or payoff are reported at their outstanding unpaid principal balance less the allowance for loan losses and deferred fees on originated loans.

              Loans are placed on nonaccrual status when the loan becomes 90 days past due as to interest or principal, unless the loan is both well secured and in the process of collection, or when the full timely collection of interest or principal becomes uncertain. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is written off, amortization of the net deferred loan origination fees cease and the loan is accounted for on the cash or cost recovery method thereafter, until qualifying for return to accrual status.

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

              The Bank, considering current information and events regarding the borrower's ability to repay their obligations, considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, the secondary market value of the loan, or the fair value of the collateral for collateral dependent loans. In the case of impaired collateral dependent loans where repayment is expected to be provided solely by the underlying collateral and there is no other available and reliable sources of repayment, the loan is written down to the lower of cost or collateral value. Impairment losses are included in the allowance for loan losses.

       (d)    ALLOWANCE FOR LOAN LOSSES

              The Bank follows a consistent procedural discipline and accounts for loan loss contingencies in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" (Statement 5). The following is a description of how each portion of the allowance for loan losses is determined.

              The Bank segregates the loan portfolio for loan loss purposes into the following broad segments: commercial real estate; residential real estate; commercial business; and consumer loans. The Bank provides for an allowance for losses inherent in the portfolio by the above categories, which consists of two components: general loss percentages and specific loss analysis.

              General loss percentages are calculated based upon historical analyses. A portion of the allowance is calculated for inherent losses which management believes exist as of the evaluation date even though they might not have been identified by the more objective processes used. This is due to the risk of error and/or inherent imprecision in the process. This portion of the allowance is particularly subjective and requires judgments based on qualitative factors which do not lend themselves to exact mathematical calculations such as; trends in delinquencies and nonaccruals; migration trends in the portfolio; trends in volume, terms, and portfolio mix; new credit products and/or changes in the geographic distribution of those products; changes in lending policies and procedures; loan review reports on the efficacy of the risk identification process; changes in the outlook for local, regional and national economic conditions and concentrations of credit.

              Allowances are provided in the event that the specific collateral analysis on a loan indicates that the estimated loss upon liquidation of collateral would be in excess of the general percentage allocation. The provision for loan loss is debited or credited in order to state the allowance for loan losses to the required level as determined above.

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

              The Bank considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. When a loan is impaired, the Bank may measure impairment based on (a) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate; (b) the observable market price of the impaired loans; or (c) the fair value of the collateral of a collateral-dependent loan. The Bank selects the measurement method on a loan-by-loan basis, except for collateral-dependent loans for which foreclosure is probable must be measured at the fair value of the collateral. In a troubled debt restructuring involving a restructured loan, the Bank measures impairment by discounting the total expected future cash flows at the loan's original effective rate of interest.

              Regulatory examiners may require the Bank to recognize additions to the allowance based upon their judgment about the information available to them at the time of their examination.

       (e)    PREMISES AND EQUIPMENT

              Premises and equipment are stated at cost less accumulated depreciation which is computed over the estimated useful lives of the assets which range from 3 to 40 years on a double-declining balance.

       (f)    OTHER REAL ESTATE OWNED

              Real estate acquired in the settlement of loans is recorded at the lower of cost (principal balance of the former loan plus costs of obtaining title and possession) or estimated fair value, less estimated selling costs. Costs relating to development and improvement of the property are capitalized, whereas those relating to holding the property are charged to operations.

       (g)    COMPREHENSIVE INCOME

              The Bank's other comprehensive income is the unrealized gain/(loss) on investment securities available for sale which is excluded from the statement of operations and is recorded as a separate component of stockholders' equity.

       (h)    NET INCOME PER SHARE

              The Bank adopted Statement of Financial Accounting Standards No. 128 (Statement 128) Earnings per Share, in the year ended December 31, 1998. Under Statement 128, the Bank presents two earnings per share (EPS) amounts. Basic EPS is calculated based on net earnings available to common shareholders and the weighted-average number of shares outstanding during the year. Diluted EPS includes additional dilution from potential common stock, such as stock issuable pursuant to the exercise of stock options outstanding.

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       (i)    INCOME TAXES

              Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred tax assets are recognized subject to management's judgment that realization is more likely than not.

       (j)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. These estimates include the allowance for loan loss and the valuation of the deferred tax asset. Actual results could differ from these estimates.

       (k)    EFFECT OF NEW PRONOUNCEMENTS

              In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedge Activities". This Statement, which is effective for all fiscal quarters and all fiscal years beginning after June 15, 1999, requires all derivatives be measured at fair value and be recognized as assets and liabilities in the statement of financial position. This Statement sets forth the accounting for changes in fair value of a derivative depending on the intended use and designation of the derivative. Implementation of the Statement is not expected to have a significant impact on the financial position or results of operations of the Bank.

              In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137 which amended the implementation date of SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

       (l)    RECLASSIFICATIONS

              Certain amounts in the 1998 financial statements have been reclassified to conform with the 1999 financial statements.

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

(2)    INVESTMENT SECURITIES AVAILABLE FOR SALE

       The amortized cost and estimated market values of investment securities available for sale for the years ended December 31, 1999 and 1998 are as follows:

                                                                               DECEMBER 31, 1999
                                                      ---------------------------------------------------------------------
                                                                            GROSS               GROSS             ESTIMATED
                                                       AMORTIZED         UNREALIZED          UNREALIZED            MARKET
                                                         COST               GAINS              LOSSES               VALUE
                                                      -----------        ----------         -----------          ----------
         U.S. Treasury securities                     $ 9,029,788            1,192              (48,887)          8,982,093
         Obligations of U.S.
             government agencies                       10,095,973               --              (59,819)         10,036,154
         Municipals                                     1,000,000               --                   --           1,000,000
         Federal reserve bank stock                       144,050               --                   --             144,050
                                                      -----------         --------          -----------          ----------

                                                      $20,269,811            1,192             (108,706)         20,162,297
                                                      ===========         ========          ===========          ==========

                                                                               DECEMBER 31, 1998
                                                      ---------------------------------------------------------------------
         U.S. Treasury securities                     $ 8,535,040           62,497                 (220)          8,597,317
         Obligations of U.S.
             government agencies                       14,031,798           57,424               (9,466)         14,079,756
         Municipals                                     1,000,000               --                   --           1,000,000
         Federal reserve bank stock                       132,750               --                   --             132,750
                                                      -----------         --------          -----------          ----------

                                                      $23,699,588          119,921               (9,686)         23,809,823
                                                      ===========         ========          ===========          ==========

       The amortized cost and estimated market value of investment securities available for sale for the year ended December 31, 1999 by contractual maturity is listed below:

                                                                                DECEMBER 31, 1999
                                                                        -------------------------------
                                                                         AMORTIZED           ESTIMATED
                                                                           COST            MARKET VALUE
                                                                        -----------        ------------
         Investment securities available for sale:
               Due in one year or less                                  $14,579,507         $14,515,717
               Due after one year through five years                      4,546,254           4,502,530
               Due after five years through fifteen years                 1,000,000           1,000,000
               Federal reserve bank stock                                   144,050             144,050
                                                                        -----------         -----------

                                                                        $20,269,811         $20,162,297
                                                                        ===========         ===========

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       At December 31, 1999 and 1998, the Bank had $251,000 and $250,000, at
       cost, respectively, in securities pledged to the State of Florida as collateral on public fund deposits and for other purposes required or permitted by law.

(3)    LOANS

       Major categories of loans included in the loan portfolio for the years ended December 31, 1999 and 1998 are:

                                                                        DECEMBER 31,
                                                              -------------------------------
                                                                  1999                1998
                                                              -----------         -----------
         Real estate:
             Residential                                      $18,578,222         $15,623,778
             Commercial                                         8,872,634          10,166,172
             Construction                                       1,277,682           1,800,438
                                                              -----------         -----------

                 Total real estate                             28,728,538          27,590,388

         Commercial                                             7,989,400           5,433,823
         Installment                                            6,842,422           6,788,342
         Equity lines of credit                                   347,857             306,565
         Overdrafts                                                 2,614              82,253
                                                              -----------         -----------

                                                               43,910,831          40,201,371
         Less:
             Allowance for loan losses                            633,633             688,530
             Deferred loan origination fees                       107,765              98,325
                                                              -----------         -----------

                 Net loans                                    $43,169,433         $39,414,516
                                                              ===========         ===========

                                                                    (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       The following is a summary of information regarding nonaccrual and impaired loans for the years ended December 31, 1999 and 1998:


                                                                             DECEMBER 31,
                                                                     -------------------------
                                                                        1999            1998
                                                                     --------         --------
         Nonaccrual loans                                            $258,965         $452,832
                                                                     ========         ========

         Recorded investment in impaired loans                       $648,679         $982,618
                                                                     ========         ========

         Allowance for loan losses related to impaired loans         $188,560         $208,057
                                                                     ========         ========


                                                                       INTEREST
                                                                      INCOME NOT            AVERAGE
                                                                      RECOGNIZED            RECORDED
                                                                          ON               INVESTMENT
                                                                      NONACCRUAL          IN IMPAIRED
                                                                        LOANS                LOANS
                                                                     -----------          -----------
         FOR THE YEARS ENDED DECEMBER 31:
              1999                                                   $    13,065          $   815,649
                                                                     ===========          ===========

              1998                                                   $     4,497          $   595,338
                                                                     ===========          ===========


       Certain principal stockholders, directors and officers and their related interests were indebted to the Bank as summarized below at December 31, 1999 and 1998:


                                                                   DECEMBER 31,
                                                          -----------------------------
                                                             1999                1998
                                                          ----------         ----------
         Balance, beginning of year                       $2,588,361         $2,429,671
         Additional new loans                              1,360,391          1,416,572
         Repayments on outstanding loans                   1,411,284          1,257,882
                                                          ----------         ----------

         Balance, end of year                             $2,537,468         $2,588,361
                                                          ==========         ==========


       All such loans were made in the ordinary course of business. For the December 31, 1999 and 1998, principal stockholders, directors and officers of the Bank and their related interests had available lines of credit of $1,326,304 and $864,592, respectively.

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       Changes in the allowance for loan losses for the years ended December 31, 1999 and 1998 were as follows:


                                                                       DECEMBER 31,
                                                              ----------------------------
                                                                 1999               1998
                                                              ---------          ---------
         Balance, beginning of year                           $ 688,530          $ 653,750
         Provision charged to operations                         63,000             39,000
         Loans charged-off                                     (119,651)           (23,601)
         Recoveries of previous charge-offs                       1,754             19,381
                                                              ---------          ---------

         Balance, end of year                                 $ 633,633          $ 688,530
                                                              =========          =========

(4)    PREMISES AND EQUIPMENT

       A summary of premises and equipment for the years ended December 31, 1999 and 1998 is as follows:

                                                                       DECEMBER 31,
                                                              -----------------------------
                                                                 1999                1998
                                                              ----------         ----------
         Land                                                 $  757,346         $  757,346
         Building and building improvements                    1,836,652          1,836,652
         Furniture, fixtures and equipment                     1,154,220          1,100,883
         Construction in progress                                  7,425                 --
                                                              ----------         ----------

                                                               3,755,643          3,694,881
         Less accumulated depreciation                         1,177,341            992,982
                                                              ----------         ----------

                                                              $2,578,302         $2,701,899
                                                              ==========         ==========

(5)    FAIR VALUE OF FINANCIAL INSTRUMENTS

       The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

         CASH AND CASH EQUIVALENTS - The carrying amount of cash and cash equivalents represents fair value.

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

         INVESTMENTS AVAILABLE FOR SALE - The Bank's investment securities available for sale represent investments in U.S. Government obligations, U.S. Government Agency securities, and state and political subdivisions. The Bank's equity investments at year-end represents stock investments in the Federal Reserve Bank. The stock is not publicly traded and the carrying amount was used to estimate the fair value. The fair value of the U.S. Government obligations and U.S. Government Agency obligations and state and local political subdivision portfolios was estimated based on quoted market prices.

         LOANS - For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate, commercial and consumer loans other than variable rate loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

         DEPOSITS - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at December 31, 1999 and 1998 (that is their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit (CDs) approximate their fair value at the reporting date. Fair values for fixed rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         REPURCHASE AGREEMENTS - The carrying amount of the repurchase agreements approximate their fair value.

         COMMITMENTS - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.




                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       The following tables present the carrying amounts and estimated fair values of the Bank's financial instruments.

                                                                             DECEMBER 31, 1999
                                                                    -------------------------------
                                                                     CARRYING
                                                                       AMOUNT           FAIR VALUE
                                                                    -----------         -----------
         Financial assets:
             Cash and due from banks and federal funds sold         $ 8,044,247         $ 8,044,247
             Investment securities available for sale                20,162,297          20,162,297
             Loans (carrying amount less allowance
                for loan losses of $633,633)                         43,169,433          43,852,000

         Financial liabilities:
             Deposits:
                Without stated maturities                           $42,831,333         $42,831,333
                With stated maturities                               24,898,906          24,852,000
             Securities sold under agreement to repurchase              259,000             259,000

         Commitments:
             Letter of credit                                       $        --         $   468,400
             Lines of credit                                                 --           3,249,559
             Loan commitments                                                --           2,878,181

                                                                             DECEMBER 31, 1998
                                                                    -------------------------------
         Financial assets:
             Cash and due from banks and federal funds sold         $ 6,858,304         $ 6,858,304
             Investment securities available for sale                23,809,823          23,809,823
             Loans (carrying amount less allowance
                for loan losses of $688,530)                         39,414,516          40,509,000

         Financial liabilities:
             Deposits:
                Without stated maturities                           $39,436,632         $39,436,632
                With stated maturities                               27,989,474          28,404,000
             Securities sold under agreement to repurchase              255,000             255,000

         Commitments:
             Letter of credit                                       $        --         $   200,000
             Lines of credit                                                 --           4,038,203
             Loan commitments                                                --           3,536,768

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       The carrying amounts shown in the tables are included in the balance sheets under the indicated captions.

(6)    DEPOSITS

       A detail of deposits for the years ended December 31, 1999 and 1998 follows:

                                                                           DECEMBER 31,
                                              -------------------------------------------------------------------
                                                                    WEIGHTED                             WEIGHTED
                                                                    AVERAGE                              AVERAGE
                                                                    INTEREST                             INTEREST
                                                   1999               RATE             1998                RATE
                                              -------------        ---------        ----------           --------
       Non-interest bearing deposits          $  11,351,625            --%          10,066,213               --%
       Interest bearing:
         Interest-bearing demand
             deposits                            25,646,704          2.69%          25,077,507             2.65%
         Savings deposits                         5,833,004          1.29%           4,292,912             1.75%
         Time deposits less than
             $100,000                            21,531,456          4.83%          24,383,845             5.13%
         Time deposits of $100,000
             or greater                           3,367,450          4.79%           3,605,629             5.22%
                                              -------------          -----          ----------             -----

                                              $  67,730,239          3.49%          67,426,106             3.51%
                                              =============          =====          ==========             =====

       The following table presents, by various interest rate categories, the amount of certificate accounts maturing during the periods reflected below (dollars in thousands):

         INTEREST RATE           2000          2001          2002          2003          2004         TOTAL
         -------------         -------         -----         -----         ----          ----        ------
         1.00% - 3.99%         $ 2,408            --            --          --            --          2,408
         4.00% - 4.99%          10,616         1,990           185          66            67         12,924
         5.00% - 5.99%           4,400         1,768           787         281            63          7,299
         6.00% - 7.00%           1,699            79           490          --            --          2,268
                               -------         -----         -----         ---           ---         ------

                               $19,123         3,837         1,462         347           130         24,899
                               =======         =====         =====         ===           ===         ======

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       Included in interest-bearing deposits are certificates of deposit issued, which have remaining maturities at December 31, 1999 and 1998 as follows:

                                                                     1999                1998
                                                                 ------------        ------------
         One year                                                $ 19,123,242        $ 20,100,111
         Two year                                                   3,837,486           5,050,078
         Three year                                                 1,461,899           1,189,023
         Four year                                                    346,593           1,310,106
         Five year                                                    129,686             340,156
                                                                 ------------        ------------

                                                                 $ 24,898,906        $ 27,989,474
                                                                 ============        ============

       A summary of interest expense on deposits is as follows:

                                                                DECEMBER 31,
                                                      -----------------------------
                                                          1999               1998
                                                      ----------         ----------
         Interest-bearing demand deposits             $  698,256         $  613,574
         Savings deposits                                 62,177             78,558
         Time deposits less than $100,000              1,078,773          1,333,051
         Time deposits of $100,000 or greater            165,107            173,196
                                                      ----------         ----------

                                                      $2,004,313         $2,198,379
                                                      ==========         ==========

       The Bank had deposits from directors, officers and employees and their related interests of approximately $1,619,323 and $1,506,131 for the years ended December 31, 1999 and 1998, respectively.

(7)    OTHER BORROWINGS

       The Bank enters into sales of securities under agreements to repurchase. These fixed-coupon agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreements remains in the asset accounts.

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       At December 31, 1999 and 1998, the Bank had $259,000 and $255,000 in repurchase agreements with weighted average interest rates of 4.57% and 4.50%, respectively. Repurchase agreements are secured by U.S. Treasury securities with market values of $1,497,380 and $1,525,465 at December 31, 1999 and 1998, respectively.

       The repurchase agreements were to repurchase similar securities as those, which were sold. Repurchase agreements averaged $346,205 and $682,822 for the years ended December 31, 1999 and 1998, respectively. The maximum amount outstanding at any month-end for the corresponding periods was $433,000 and $1,161,000, respectively. Total interest expense paid on repurchase agreements for the years ended December 31, 1999 and 1998 was $15,397 and $33,975, respectively.

       The Bank has available repurchase lines equal to the amount of all unpledged investment securities.

(8)    INCOME TAXES

       The provision for income taxes for the years ended December 31, 1999 and 1998 consists of the following:

                                               CURRENT            DEFERRED            TOTAL
                                              ---------          ---------          --------
         DECEMBER 31, 1999:
            Federal                           $ 331,924          $   2,894          $334,818
            State                                39,530                493            40,023
                                              ---------          ---------          --------

                                              $ 371,452          $   3,387          $374,841
                                              =========          =========          ========

         DECEMBER 31, 1998:
            Federal                           $ 344,241          $ (80,219)         $264,022
            State                                53,777            (21,628)           32,149
                                              ---------          ---------          --------

                                              $ 398,018          $(101,847)         $296,171
                                              =========          =========          ========




                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities for the years ended December 31, 1999 and 1998 are presented below:

                                                                                     DECEMBER 31,
                                                                             -------------------------
                                                                               1999             1998
                                                                             --------         --------
         Deferred tax assets:
              Unrealized loss on investment securities available for
                 sale                                                        $ 40,458         $     --
              Allowance for loan losses                                       217,178          227,139
              Nonaccrual interest                                               6,598            1,694
              Deferred loan fees                                               40,552           37,000
                                                                             --------         --------

                      Deferred tax asset                                      304,786          265,833
              Valuation allowance                                                  --               --
                                                                             --------         --------

                      Net deferred tax asset                                  304,786          265,833
                                                                             --------         --------
         Deferred tax liabilities:
              Depreciation                                                     42,117           40,235
              Unrealized gain on investment securities
                 available for sale                                                --           41,481
              Other                                                                --               --
                                                                             --------         --------

                      Total deferred tax liability                             42,117           81,716
                                                                             --------         --------

                      Net deferred tax asset                                 $262,669         $184,117
                                                                             ========         ========

       The Bank has recorded a deferred tax asset of $262,669 and $184,117 for the years December 31, 1999 and 1998, respectively. No valuation allowance as defined by SFAS 109 is required at December 31, 1999 and 1998. Management believes that a valuation allowance is not necessary because it is more likely than not the deferred tax asset is realizable.





                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       A reconciliation between the actual tax expense and the "expected" tax expense (computed by applying the U.S. federal corporate rate of 34% to earnings before income taxes) is as follows:

                                                                        DECEMBER 31,
                                                               ----------------------------
                                                                 1999                1998
                                                               ---------          ---------
         "Expected" tax expense                                $ 346,982          $ 335,737
         Tax exempt interest                                      (2,923)            (3,381)
         State income taxes, net of federal income tax
             benefits                                             26,119             17,878
         Valuation allowance                                          --            (65,666)
         Other                                                     4,663             11,603
                                                               ---------          ---------

                                                               $ 374,841          $ 296,171
                                                               =========          =========


(9)    REGULATORY CAPITAL

       The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets. Management believes, as of December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

       As of December 31, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                             TO BE WELL
                                                                                                         CAPITALIZED UNDER
                                                                              FOR CAPITAL                PROMPT CORRECTIVE
                                                  ACTUAL                   ADEQUACY PURPOSES             ACTION PROVISIONS
                                        ------------------------      --------------------------      ----------------------
                                           AMOUNT         RATIO         AMOUNT            RATIO         AMOUNT        RATIO
                                        ------------     -------      -----------        -------      -----------    -------
  AS OF DECEMBER 31, 1999:
     Total capital (to risk
        weighted assets)                $ 7,423,000       18.26%      $ 3,251,600         >8.0%       $ 4,064,500     >10.0%
                                                                                          -                           -

     Tier I capital (to risk
        weighted assets)                  6,913,000       17.01%        1,625,800         >4.0%         2,438,700     > 6.0%
                                                                                          -                           -

     Tier I capital (to average
        assets)                           6,913,000        9.19%        3,008,923         >4.0%         3,761,153     > 5.0%
                                                                                          -                           -

  AS OF DECEMBER 31, 1998:
     Total capital (to risk
        weighted assets)                $ 6,315,000       16.00%      $ 3,147,200         >8.0%       $ 3,934,000     >10.0%
                                                                                          -                           -

     Tier I capital (to risk
        weighted assets)                  5,821,000       14.80%        1,573,600         >4.0%         2,360,400     > 6.0%
                                                                                          -                           -

     Tier I capital (to average
        assets)                           5,821,000        8.19%        2,844,040         >4.0%         3,555,050     > 5.0%
                                                                                          -                           -

(10)   DIVIDENDS

       The Board of Directors of the Bank declared cash dividends of $85,612 and $66,188 for the years ended December 31, 1999 and 1998, respectively. Banking regulations limit the amount of dividends that may be paid by the Bank without prior approval of the Bank's regulatory agency.

(11)   STOCK OPTION PLANS

       The Bank currently has an incentive stock plan for the directors and employees. In March 1991, the Bank authorized 97,500 common shares for future options for each director under an incentive stock option and non-statutory stock option plan. The number of options granted to each director shall not exceed 7,500. Options were granted at $10.00 per share (fair market value of the stock). Each option provides that the underlying option expires no later than December 31, 2002 and vesting occurs at the time of grant. As of December 31, 1999 and 1998, there were 0 and 34,375 options vested and outstanding, respectively. No additional options were granted and 34,375 were exercised during the year ended December 31, 1999.

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       In addition, in March 1991, the Bank granted options for a total of 40,250 shares under a stock option plan to key employees of the Bank. Options were granted at a minimum price of $10.00 per share or fair market value of the stock at the date of grant. Each option provides a vesting period of 25% at the date of grant and 25% for each year of service thereafter. The options expire in ten years from the date of the grant. As of December 31, 1999 and 1998, there were 26,450 and 37,575 shares outstanding with 25,400 and 34,975 shares vested, respectively. During 1999 and 1998, 125 and 1,225 options, respectively, were forfeited due to terminations. No additional options were granted and 11,000 were exercised during the year ended December 31, 1999.

       At December 31, 1998, the Bank has two stock-based compensation plans, which are described above. The Bank applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation cost for the Bank's stock-based compensation plans been determined consistent with FASB Statement No. 123, the Bank's net income would have been reduced to the pro forma amounts indicated below:

                                                                      DECEMBER 31,
                                                            -----------------------------
                                                               1999                1998
                                                            ---------            --------
         Net income:
              As reported                                   $ 645,694            691,291
              Pro forma                                       638,788            685,445
         Diluted earnings per share:
              As reported                                        1.32               1.49
              Pro forma                                          1.31               1.48

       The fair value of each option granted is estimated on the date of grant using the minimum value method with the following weighted-average assumptions used for grants for the years ended December 31, 1999 and 1998, respectively; dividend yield of 1.0 percent and 3.0 percent; expected volatility of -0- percent; risk-free interest rates of 6.20 percent and 4.73 percent, respectively, and expected lives of 10 years for the plan options.

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       A summary of the status of the Bank's stock option plan for the years ended December 31, 1999 and 1998, and changes during the years ended on those dates is presented below:

                                                                        DECEMBER 31,
                                                                -------------------------
                          FIXED OPTIONS                            1999             1998
         ----------------------------------------------         --------          -------
         Outstanding at beginning of year:                        71,950           99,925
             Granted                                                  --            2,000
             Exercised                                           (45,375)         (28,750)
             Forfeited                                              (125)          (1,225)
                                                                --------          -------

         Outstanding at end of year                               26,450           71,950
                                                                --------          -------

         Options exercisable at end of year                       25,400           69,350
                                                                ========          =======

         Weighted-average fair value of options granted
             during the year per share                          $     --          $  5.27
                                                                ========          =======

       The following table summarizes information about fixed stock options outstanding at December 31, 1999 and 1998:

                                                                                                        WEIGHTED AVERAGE
                            NUMBER              WEIGHTED         WEIGHTED             NUMBER            AVERAGE EXERCISE
                        OUTSTANDING AT          REMAINING        AVERAGE          EXERCISABLE AT            PRICE AT
   RANGE OF              DECEMBER 31,          CONTRACTUAL       EXERCISE          DECEMBER 31,            DECEMBER 31,
EXERCISE PRICES              1999                 LIFE            PRICE                1999                   1999
---------------         --------------         -----------       --------         --------------        -----------------
$10.00 - $17.50             26,450              3.0 years         $10.86               25,400                $10.86



                                                                                                        WEIGHTED AVERAGE
                            NUMBER              WEIGHTED         WEIGHTED             NUMBER            AVERAGE EXERCISE
                        OUTSTANDING AT          REMAINING        AVERAGE          EXERCISABLE AT            PRICE AT
   RANGE OF              DECEMBER 31,          CONTRACTUAL       EXERCISE          DECEMBER 31,            DECEMBER 31,
EXERCISE PRICES              1998                 LIFE            PRICE                1998                   1998
---------------         --------------         -----------       --------         --------------        -----------------
$10.00 - $17.50             71,950              2.8 years         $10.35              69,350                 $10.35

                                                                    (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

(12)   EMPLOYEE BENEFIT PLAN

       The Bank has a qualified profit sharing plan covering all officers and employees. Under the plan, profits are distributed based on the Bank's actual return on capital compared to benchmarks established annually by the Board. The plan, available to employees and officers generally after completing one year of service, consists of a current cash award component and a deferred award component. The deferred award component vests ten percent for the first four years and the remaining sixty percent at the end of year five. The total amount accrued and funded under this plan for the years ended December 31, 1999 and 1998 was $36,154 and $45,299, respectively.

       The Bank also has an I.R.C. Section 401-(k) deferred compensation plan, whereby the Bank matches 50% of the employees' contributions up to 6% of compensation. Employees are fully vested after six years of service. The Bank's contributions to this plan for the year ended December 31, 1999 and 1998 were $12,978 and $14,123, respectively.

(13)   CREDIT COMMITMENTS

       The Bank has outstanding at any time a significant number of commitments to extend credit. These arrangements are subject to strict credit control assessments and each customer's creditworthiness is evaluated on a case-by-case basis. A summary of commitments to extend credit and standby letters of credit written for the years ended December 31, 1999 and 1998 are as follows:

                                                                          DECEMBER 31,
                                                                ----------------------------
                                                                    1999              1998
                                                                ----------         ---------
         Standby letters of credit                              $  468,400           200,000
         Available lines of credit                               3,249,559         4,038,203
         Unfunded firm loan commitments - variable rate          2,878,181         3,536,768

       Because many commitments expire without being funded in whole or part, the contract amounts are not estimates of future cash flows.

       The majority of loan commitments have terms up to one year and have variable interest rates.

       Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that the collateral or other security is of no value.

       The Bank's policy is to require customers to provide collateral prior to the disbursement of approved loans. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, real estate and income providing commercial properties.

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       Standby letters of credit are contractual commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

(14)   CONCENTRATIONS OF CREDIT RISK

       Most of the Bank's business activity is with customers located within Polk County and portions of adjacent counties. The majority of commercial and mortgage loans are granted to customers residing in this area. Generally, commercial loans are secured by real estate, and mortgage loans are secured by either first or second mortgages on residential or commercial property. As of December 31, 1999, substantially all of the Bank's loan portfolio was secured. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of Polk County and portions of adjacent counties. The Bank does not have significant exposure to any individual customer or counterparty.

(15)   BASIC AND DILUTED EARNINGS PER SHARE

       Basic and diluted earnings per share are calculated as follows:

                                                                INCOME                SHARES                 PER SHARE
                                                              (NUMERATOR)          (DENOMINATOR)               AMOUNT
                                                              -----------          -------------            ----------
       For the year ended 1999:
           BASIC EARNINGS PER SHARE:
             Net income                                       $  645,694              472,662                $    1.37
                                                                                                             =========

           EFFECT OF DILUTIVE SECURITIES:
             Stock options                                            --               15,493
                                                              ----------             --------

           DILUTED EARNINGS PER SHARE:
             Income and assumed conversions                   $  645,694              488,155                $    1.32
                                                              ==========             ========                =========

       For the year ended 1998:
           BASIC EARNINGS PER SHARE:
             Net income                                       $  691,291              437,360                $    1.58
                                                                                                             =========

           EFFECT OF DILUTIVE SECURITIES:
             Stock options                                            --               25,243
                                                              ----------             --------

           DILUTED EARNINGS PER SHARE:
             Income and assumed conversions                  $   691,291              462,603                $    1.49
                                                             ===========             ========                =========

                                                                     (Continued)

                       FIRST NATIONAL BANK OF POLK COUNTY

                          Notes to Financial Statements

                           December 31, 1999 and 1998

(16)   MERGER NEGOTIATIONS

       The Bank's Board of Directors has approved a merger whereby the Bank will become a subsidiary of Centerstate Banks of Florida, Inc. ("Centerstate"). In the merger, the shareholders of the Bank will receive
       1.62 shares of Centerstate common stock for each Bank common share owned. Centerstate has not yet commenced any business. It has, however, entered into similar merger agreements with First National Bank of Osceola County ("Osceola") and Community National Bank of Pasco County ("Pasco"). The closing of the Bank's merger is conditioned upon the simultaneous closing by Centerstate and the Osceola and Pasco mergers. Upon the consummation of these mergers, the Bank, Osceola and Pasco will operate as separate subsidiaries of Centerstate.

                                                                      APPENDIX A

         Agreement to Merge Among First National Bank of Polk County, Centerstate Banks of Florida, Inc. and First Interim National Bank of Polk County

                               AGREEMENT TO MERGE

                                      AMONG

                       FIRST NATIONAL BANK OF POLK COUNTY

                       CENTERSTATE BANKS OF FLORIDA, INC.

                                       AND

                   FIRST INTERIM NATIONAL BANK OF POLK COUNTY

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE I - THE MERGER............................................................................................2
         Section 1.1       Consummation of Merger; Closing Date...................................................2
         Section 1.2       Effect of Merger.......................................................................2
         Section 1.3       Further Assurances.....................................................................3
         Section 1.4       Directors and Officers.................................................................3
         Section 1.5       Name of Surviving Bank.................................................................3
         Section 1.6       Capitalization of Surviving Bank.......................................................3
         Section 1.7       Articles of Association and Bylaws.....................................................3
         Section 1.8       Absence of Trust Powers................................................................3

ARTICLE II - CONVERSION OF SHARES.................................................................................4
         Section 2.1       Manner of Conversion of First National/Polk Shares....................................4
         Section 2.2       First National/Polk Stock Options and Related Matters..................................4
         Section 2.3       Fractional Shares......................................................................5
         Section 2.4       Effectuating Conversion................................................................5
         Section 2.5       Laws of Escheat........................................................................6
         Section 2.6       CBF Shares.............................................................................6
         Section 2.7       FINB Shares............................................................................6

ARTICLE III - REPRESENTATIONS AND WARRANTIES
                           OF FIRST NATIONAL/POLK.................................................................7
         Section 3.1       Representations and Warranties of First National/Polk..................................7
                (a)        Organization, Qualification, and Corporate Power.......................................7
                (b)        Capitalization.........................................................................7
                (c)        First National/Polk Subsidiaries.......................................................8
                (d)        Authorization of Transaction...........................................................8
                (e)        Noncontravention.......................................................................8
                (f)        Financial Statements...................................................................9
                (g)        Undisclosed Liabilities................................................................9
                (h)        Brokers' Fees..........................................................................9
                (i)        Taxes.................................................................................10
                (j)        Allowance for Loan or Credit Losses...................................................10
                (k)        Properties; Insurance.................................................................10
                (1)        Material Contracts....................................................................11
                (m)        Material Contract Defaults............................................................11
                (n)        Compliance with Laws..................................................................11
                (o)        Employee Benefit Plans................................................................12
                (p)        Legal Proceedings.....................................................................13
                (q)        Absence of Certain Changes or Events..................................................13
                (r)        Reports...............................................................................14
                (s)        Statements True and Correct...........................................................14
                (t)        Environmental Matters.................................................................14
                (u)        Labor Matters.........................................................................15


                                                                                                               Page
                                                                                                               ----


ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF CBF..............................................................16
         Section 4.1      Representations and Warranties of CBF.................................................16
                 (a)      Organization, Qualification, and Corporate Power......................................16
                 (b)      Capitalization........................................................................16
                 (c)      CBF Subsidiaries......................................................................17
                 (d)      Authorization of Transaction..........................................................17
                 (e)      Noncontravention......................................................................17
                 (f)      Statements True and Correct...........................................................17

ARTICLE V - COVENANTS AND AGREEMENTS............................................................................18
         Section 5.1      Covenants.............................................................................18
                 (a)      Current Information...................................................................18
                 (b)      Regulatory Matters and Approvals......................................................18
                 (c)      Tax Opinion...........................................................................19
                 (d)      Conduct of Business Prior to the Effective Time of the Merger.........................19
                 (e)      Forbearance...........................................................................20
                 (f)      Issuance of Securities................................................................21
                 (g)      No Acquisitions.......................................................................21
                 (h)      Other Actions.........................................................................21
                 (i)      Government Filings....................................................................22
                 (j)      Tax-Free Reorganization Treatment.....................................................22
                 (k)      Full Access...........................................................................22
                 (1)      Notice of Material Adverse Developments...............................................22
                 (m)      Exclusivity...........................................................................22
                 (n)      Filings with the Offices..............................................................23
                 (o)      Press Releases........................................................................23
                 (p)      Agreements of Affiliates..............................................................23
                 (q)      Miscellaneous Agreements and Consents.................................................23
                 (r)      Indemnification.......................................................................24
                 (s)      Fairness Opinions.....................................................................24
                 (t)      Employee Benefit Plans................................................................24

ARTICLE VI - CONDITIONS TO THE OBLIGATIONS OF
                          FIRST NATIONAL/POLK  AND CBF..........................................................25
         Section 6.1      Conditions to Obligation to Close.....................................................25
                 (a)      Conditions to Obligation of CBF.......................................................25
                 (b)      Conditions to Obligation of First National/Polk.......................................26

ARTICLE VII - TERMINATION.......................................................................................27
         Section 7.1      Termination...........................................................................27
                 (a)      Termination of Agreement..............................................................27
                 (b)      Effect of Termination.................................................................28


                                                                                                               Page
                                                                                                               ----


ARTICLE VIII - MISCELLANEOUS.....................................................................................28
         Section 8.1       Miscellaneous.........................................................................28
                (a)        Survival..............................................................................28
                (b)        No Third Party Beneficiaries..........................................................28
                (c)        Entire Agreement......................................................................28
                (d)        Successors and Assigns................................................................28
                (e)        Counterparts..........................................................................29
                (f)        Headings..............................................................................29
                (g)        Notices...............................................................................29
                (h)        Governing Law.........................................................................29
                (i)        Amendments and Waivers................................................................29
                (j)        Severability..........................................................................30
                (k)        Expenses..............................................................................30
                (l)        Construction..........................................................................30
                (m)        Incorporation of Exhibits and Schedules...............................................30
                (n)        Jurisdiction and Venue................................................................30
                (o)        Remedies Cumulative...................................................................31

                               AGREEMENT TO MERGE

                                      AMONG

                       FIRST NATIONAL BANK OF POLK COUNTY,

                       CENTERSTATE BANKS OF FLORIDA, INC.

                                       AND

                   FIRST INTERIM NATIONAL BANK OF POLK COUNTY



         This Agreement to Merge (the "Agreement") is dated as of the 10th day of December, 1999 by and among FIRST NATIONAL BANK OF POLK COUNTY, a national banking association ("First National/Polk") and CENTERSTATE BANKS OF FLORIDA, INC., a Florida corporation ("CBF"); to be joined in by FIRST INTERIM NATIONAL BANK OF POLK COUNTY, an interim national banking association to be organized as a wholly-owned subsidiary of CBF under the laws of the United States and to become a party to this Agreement upon its organization ("FINB"). First National/Polk, CBF and FINB are individually referred to in this Agreement as a "Party" and collectively as the "Parties."


                                   BACKGROUND


         The respective Boards of Directors of First National/Polk and CBF deem it in the best interests of First National/Polk and CBF, respectively, and of their respective shareholders, that First National/Polk and FINB merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986 (the "Internal Revenue Code") (the "Merger"), and the Boards of Directors of the Parties have approved this Agreement and the Merger, which provides for CBF to issue shares of its common stock to the shareholders of First National/Polk, as herein provided.

         This Agreement is between (A) First National/Polk, being located at 7722 SR 544 East, City of Haines City, County of Polk, in the State of Florida, with a capital of $6,479,543, consisting of (i) 2,378,125 shares of common stock divided into 475,625 shares of common stock, each of $5.00 par value, (ii) surplus of $2,422,422, and (iii) undivided profits of $1,678,996 as of September 30, 1999, acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. 215(a)); (B) CBF, which has been organized for purposes of serving as a bank holding company for First National/Polk and other banks; and (C) FINB, to be located at 7722 SR 544 East, Winter Haven, Florida 33881, with a capital of $100,000, divided into 1,000 shares of common stock, each of $100 par value, surplus of $20,000, and no undivided profits, acting pursuant to a resolution to be adopted by its Board of Directors, and by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. 215(a)).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 Consummation of Merger; Closing Date. (a) Subject to the provisions hereof, First National/Polk shall be merged with and into FINB (which has heretofore and shall hereinafter be referred to as the "Merger"), under the charter of First National/Polk, pursuant to 12 U.S.C. ss.215a of the National Bank Act, and FINB shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Bank" when reference is made to it after the Effective Time of the Merger (as defined below)). The name of the Surviving Bank shall be First National Bank of Polk County, and the business of the Surviving Bank shall be that of a national banking association. The Merger shall become effective on the date and at the time set forth in the Certificate of Merger relating to the Merger issued by the Office of the Comptroller of the Currency (the "OCC") (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by First National/Polk and CBF, the Effective Time of the Merger shall occur on the 10th business day following the later to occur of (i) the effective date (including the expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) having authority over the transactions contemplated pursuant to this Agreement, (ii) the date on which the shareholders of First National/Polk approve the transactions contemplated by this Agreement, and (iii) the date of the satisfaction or waiver of all other conditions precedent to the transactions contemplated by this Agreement. As used in this Agreement, "Consent" shall mean a consent, approval, authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any contract, permit, law, regulation or order, and "Regulatory Authorities" shall mean, collectively, the OCC, the Florida Department of Banking and Finance (the "Florida Department"), the Office of Thrift Supervision ("OTS"), the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

                  (b) The closing of the Merger (the "Closing") shall take place at such location as the Parties hereto shall determine at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date, time and place as the Parties may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the Parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

                  (c) After the Effective Time of the Merger, the business of the Surviving Bank shall be conducted at its main office which shall be located at 7722 SR 544 East, Winter Haven, FL 33881, and at its legally established branches.

         Section 1.2 Effect of Merger. At the Effective Time of the Merger, First National/Polk shall be merged with and into FINB, under the charter of First National/Polk, and the separate existence of First National/Polk shall cease. The Surviving Bank shall be that of a national banking association. Except as otherwise provided in this Agreement, the Surviving Bank shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a banking association organized under the laws of the United States and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided in this Agreement, the Surviving Bank shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Bank may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Bank, the officers and directors of First National/Polk last in office shall execute and deliver or cause to be executed and delivered in the name of First National/Polk such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Bank title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of First National/Polk.

         Section 1.4 Directors and Officers. From and after the Effective Time of the Merger and until their successors shall be duly elected and qualified, James H. Bingham, G. Robert Blanchard, Sr., Terry W. Donley, W. Bryan Judge, Jr., Samuel L. Lupfer, IV, J. Thomas Rocker and James H. White shall serve as the CBF Board of Directors (or, if any one or more of such Directors is unwilling or unable to serve as a Director of CBF, such substitute Director as the then remaining directors of CBF shall determine). From and after the Effective Time of the Merger and until their successors shall be duly elected and qualified, the directors and executive officers of the Surviving Bank shall consist of those individuals who were serving as directors and executive officers, respectively, of First National/Polk as of the Effective Time of the Merger. The names and addresses of the Directors and executive officers of the Surviving Bank are attached hereto as Schedule 1.4. From and after the Effective Time of the Merger and until their successors shall be duly elected and qualified: James H. White shall serve as Chairman of the Board, President and Chief Executive Officer, G. Robert Blanchard, Sr. shall serve as Vice Chairman of the Board, and George H. Carefoot shall serve as Secretary.

         Section 1.5 Name of Surviving Bank. The name of the Surviving Bank shall be First National Bank of Polk County.

         Section 1.6 Capitalization of Surviving Bank. As of the Effective Time of the Merger, the Surviving Bank shall have 5,000,000 shares of common stock, par value $5.00 per share, authorized of which 475,625 shares shall be issued and outstanding (plus shares of First National/Polk common stock issued after September 30, 1999), all of which shall be owned by CBF. The Surviving Bank shall have no other classes of capital stock authorized or outstanding. As of the Effective Time of the Merger, the capital, surplus and retained earnings of the Surviving Bank shall be as set forth on Schedule 1.6. Preferred stock shall not be issued by the Surviving Bank.

         Section 1.7 Articles of Association and Bylaws. The Articles of Association and Bylaws under which the Surviving Bank will operate are attached hereto as Schedule 1.7.

         Section 1.8 Absence of Trust Powers. The Surviving Bank shall not have trust powers.

                                   ARTICLE II

                              CONVERSION OF SHARES

         Section 2.1 Manner of Conversion of First National/Polk Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of the holder of any shares of common stock of First National/Polk, par value $5.00 per share (the "First National/Polk Shares"):

                  (a) All First National/Polk Shares which are held by First National/Polk as treasury stock, if any, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

                  (b) Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.3 hereof and except with regard to Dissenting First National/Polk Shares (as hereinafter defined), each First National/Polk Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 1.62 shares of common stock of CBF, par value $.01 per share (the "CBF Shares"). The applicable amount of CBF Shares issuable in the Merger for each First National/Polk Share pursuant to this Section, as may be adjusted as provided herein, shall be hereinafter referred to as the "Conversion Ratio." The Conversion Ratio, including the number of CBF Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in CBF Shares, reclassification or similar distribution whereby CBF issues CBF Shares or any securities convertible into or exchangeable for CBF Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of this Agreement and prior to the Effective Time of the Merger.

                  (c) Each outstanding First National/Polk Share, the holder of which has perfected dissenters' rights in accordance with the provisions of the National Bank Act (the "Dissent Provisions") and has not effectively withdrawn or lost such holder's right to such appraisal (the "Dissenting First National/Polk Shares"), shall not be converted into or represent a right to receive the CBF Shares issuable in the Merger but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. First National/Polk shall give CBF prompt notice upon receipt by First National/Polk of any written objection to the Merger and any written demands for payment of the fair or appraised value of First National/Polk Shares, and of withdrawals of such demands, and any other instruments provided to First National/Polk pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value of any First National/Polk Shares held by such Dissenting Shareholder shall receive payment therefor from the Surviving Bank (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholder's First National/Polk Shares shall be canceled. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair or appraised value, the First National/Polk Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Merger as provided by this Agreement.

         Section 2.2 First National/Polk Stock Options and Related Matters. As of the Effective Time of the Merger, all rights with respect to the First National/Polk Shares issuable pursuant to the exercise of stock purchase options ("First National/Polk Options") granted by First National/Polk and which are outstanding at the Effective Time of Merger shall be converted into options for CBF Shares (the "Merger Options") in compliance with any restrictions contained in the plan or


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agreement, if any, under which such First National/Polk Options were issued.
Each holder of a First National/Polk Option shall have the right to acquire as of the Effective Time of the Merger a number of CBF Shares equal to the product (rounded up to the next whole share) of (i) the number of First National/Polk Shares covered by such First National/Polk Option immediately prior to the Effective Time of the Merger and (ii) the Conversion Ratio; and the exercise price per share of the CBF Shares at which such First National/Polk Option is exercisable shall be an amount (rounded up to the next whole cent) computed by dividing (i) the exercise price per share of the First National/Polk Shares at which such First National/Polk Option is exercisable immediately prior to the Effective Time of the Merger by (ii) the Conversion Ratio.

         Section 2.3 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of First National/Polk Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a CBF Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such CBF Share, multiplied by the book value per First National/Polk Share as of the end of the calendar month immediately preceding or occurring on the Effective Time of the Merger. No such holder shall be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.4 Effectuating Conversion. (a) CBF, or such other institution as CBF may designate, shall serve as the exchange agent (the "Exchange Agent"). The Exchange Agent may employ sub-agents in connection with performing its duties. After the Effective Time of the Merger, CBF shall cause the Exchange Agent to deliver the consideration to be paid by CBF for the First National/Polk Shares, along with the appropriate cash payment in lieu of fractional interests in CBF Shares. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of First National/Polk Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing First National/Polk Shares for the consideration provided for in this Agreement. The Letter of Transmittal shall contain instructions with respect to the surrender of certificates representing First National/Polk Shares and the receipt of the consideration contemplated by this Agreement and shall require each holder of First National/Polk Shares to transfer good and marketable title to such First National/Polk Shares to CBF, free and clear of all liens, claims and encumbrances.

                  (b) At the Effective Time of the Merger, the stock transfer books of First National/Polk shall be closed as to holders of First National/Polk Shares immediately prior to the Effective Time of the Merger and no transfer of First National/Polk Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing First National/Polk Shares shall, without any action on the part of any holder thereof, no longer represent First National/Polk Shares. If, after the Effective Time of the Merger, certificates are properly presented to CBF, such certificates shall be exchanged for the consideration contemplated by this Agreement into which the First National/Polk Shares represented thereby were converted in the Merger.

                  (c) In the event that any holder of First National/Polk Shares is unable to deliver the certificate which represents such holder's First National/Polk Shares, CBF, in the absence of actual notice that any First National/Polk Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional CBF Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:


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                           (i)      An affidavit or other evidence to the
reasonable satisfaction of CBF that any such certificate has been lost, wrongfully taken or destroyed;

                           (ii)     Such security or indemnity as may be
reasonably requested by CBF to indemnify and hold CBF harmless; and

                           (iii)    Evidence to the satisfaction of CBF that
such holder is the owner of the First National/Polk Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                  (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional CBF Shares are to be made to a person other than the person in whose name any certificate representing First National/Polk Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of CBF that such tax has been paid or is not applicable.

                  (e) No holder of First National/Polk Shares shall be entitled to receive any dividends or distributions declared or made with respect to the CBF Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by this Agreement, any amount of cash representing fractional CBF Shares nor any dividend or other distribution with respect to CBF Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing First National/Polk Shares as provided for by this Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing CBF Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional CBF Shares and the amount of any dividends or other distributions with respect to CBF Shares to which such holder is entitled as a holder of CBF Shares.

         Section 2.5 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of First National/Polk Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, CBF shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of First National/Polk, CBF, FINB, the Surviving Bank, nor any other person acting on their behalf shall be liable to a holder of First National/Polk Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

         Section 2.6 CBF Shares. The one CBF Share issued and outstanding at the Effective Time of the Merger shall be cancelled and thus shall not be outstanding after the Merger.

         Section 2.7 FINB Shares. The shares of FINB common stock, par value $100 per share, issued and outstanding at the Effective Time of the Merger shall be converted as a result of, and upon the Effective Time of the Merger, into 475,625 shares of common stock, each of $5.00 par


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



value (plus shares of First National/Polk Shares issued by First National/Polk after September 30, 1999).


                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF FIRST NATIONAL/POLK

         Section 3.1 Representations and Warranties of First National/Polk. First National/Polk represents and warrants to CBF that the statements contained in this Article III are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except (i) representations and warranties which are confined to a specified date shall speak only as of such date, (ii) as expressly contemplated by this Agreement, or (iii) as set forth in the disclosure schedule prepared by First National/Polk and delivered to CBF prior to the date of this Agreement (the "First National/Polk Disclosure Schedule"). The First National/Polk Disclosure Schedule has been arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

                  (a) Organization, Qualification, and Corporate Power. First National/Polk is a national banking association duly organized, validly existing, and in good standing under the laws of the United States. First National/Polk is duly authorized to engage in the business of banking in Florida as an insured bank under the Federal Deposit Insurance Act, as amended (the "FDIA"). First National/Polk is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification except where the lack of such qualification would not have a material adverse effect on its (i) business, financial condition or results of operations, or (ii) ability to consummate the transactions contemplated by this Agreement (together, its "Condition"); it being understood and agreed that, for purposes of this Agreement, a material adverse effect on the Condition of a Party shall not include a decline in results of operations resulting from any change in law, rule, regulation or GAAP which impacts banks or bank holding companies generally in a substantially similar manner. First National/Polk has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. True and complete copies of the Articles of Association and the Bylaws of First National/Polk are attached hereto as Schedule 3(a). First National/Polk has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, individually or in the aggregate, would have a material adverse effect on the Condition of First National/Polk.

                  (b) Capitalization. The authorized capital stock of First National/Polk consists of 5,000,000 First National/Polk Shares, of which 475,625 First National/Polk Shares are issued and outstanding on the date of this Agreement. There are no other classes of capital stock of First National/Polk authorized. First National/Polk holds no First National/Polk Shares as treasury stock. All of the issued and outstanding First National/Polk Shares have been duly authorized and are validly issued, fully paid and nonassessable. None of the outstanding First National/Polk Shares has been issued in violation of any preemptive rights of the current or past stockholders of First National/Polk. Except with respect to the 37,450 First National/Polk Shares issuable pursuant to the First National/Polk Options, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which First National/Polk is a party or which are binding upon First National/Polk or, to the Knowledge of First National/Polk, any other party providing for the issuance, voting, transfer,


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



disposition, or acquisition of any of the capital stock of First National/Polk. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to First National/Polk. For purposes of this Agreement, the term "Knowledge" means actual knowledge after reasonable investigation of the Chairman, President, Chief Financial Officer, Chief Accounting Officer or any Executive or Senior Vice President of such Party.

                  (c) First National/Polk Subsidiaries. First National/Polk has no Subsidiary or Subsidiaries. For purposes of this Agreement, the term "Subsidiary" means all those corporations, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure, any such entity which owns or operates an automatic teller machine interchange network, any such entity the equity securities of which are owned or controlled in a fiduciary capacity or any such entity which is a general industry association or group.

                  (d) Authorization of Transaction. First National/Polk has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that First National/Polk cannot consummate the Merger unless and until all requisite approvals are received from the Regulatory Authorities and the approval of the shareholders of First National/Polk has been obtained. Subject to the foregoing sentence, (i) this Agreement has been duly executed and delivered by First National/Polk and this Agreement constitutes a valid and binding agreement of First National/Polk, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies, (ii) the performance by First National/Polk of its obligations under this Agreement and the consummation of the Merger and the other transactions provided for under this Agreement have been or will be duly and validly authorized by all necessary corporate action on the part of First National/Polk, and (iii) the Board of Directors of First National/Polk has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for under this Agreement. Other than to or from the Regulatory Authorities or to or from the Internal Revenue Service ("IRS") or the Pension Benefit Guaranty Corporation ("PBGC") with respect to any employee benefit plans, First National/Polk does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the Condition of First National/Polk.

                  (e) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) subject to the receipt of the approvals contemplated in Section 3(d) above, violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which First National/Polk is subject or any provision of the Articles of Association or Bylaws of First National/Polk or (ii) with the passing of time or the giving of notice or both, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other obligation to which First National/Polk is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would


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



not have a material adverse effect on the Condition of First National/Polk. For purposes of this Agreement, the term "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanics, materialmen, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) liens arising under workers compensation, unemployment insurance, social security, retirement, and similar legislation,
(d) liens on goods in transit incurred pursuant to documentary letters of credit, (e) purchase money liens and liens securing rental payments under capital lease arrangements, and (f) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money. For purposes of this Agreement, the term "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  (f) Financial Statements. First National/Polk has delivered to CBF prior to the execution of this Agreement copies of the following financial statements of First National/Polk (collectively referred to herein as the "First National/Polk Financial Statements"): (i) audited balance sheets of First National/Polk at December 31, 1998 and 1997, and the related statements of (A) income, (B) shareholders' equity and (C) cash flows for the years then ended and the notes thereto as reported upon by its independent certified public accountants, and (ii) unaudited balance sheet of First National/Polk at September 30, 1999, and the related unaudited statements of (A) income and (B) shareholders' equity for the period then ended.

                           The First National/Polk Financial Statements (as of
the dates thereof and for the periods covered thereby): (i) have been prepared from the books and records of First National/Polk, which in all material respects account for those transactions which in accordance with good business practices and applicable banking and other legal requirements are required to be accounted for, and (ii) present fairly in all material respects the financial position and the results of operations and cash flows of First National/Polk as of the dates and for the periods indicated, in accordance with GAAP, applied on a basis consistent with prior periods except as disclosed in the notes thereto or, in the case of unaudited quarterly statements, subject to normal recurring year-end adjustments that are not material and the absence of certain footnote and cash flow information.

                  (g) Undisclosed Liabilities. First National/Polk has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities for future disbursements on letters of credit, lines of credit and similar instruments or unfunded loan commitments, (ii) liabilities accrued or reserved against in the balance sheet dated as of September 30, 1999 included in the First National/Polk Financial Statements or reflected in the notes thereto, and (iii) liabilities which have arisen after September 30, 1999 in the Ordinary Course of Business or in connection with the transactions provided for in this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand and none of which, individually or in the aggregate, materially and adversely affect the Condition of First National/Polk). Since September 30, 1999, First National/Polk has not incurred or paid any obligation or liability which would be material to the Condition of First National/Polk, except in the Ordinary Course of Business.

                  (h) Brokers' Fees. Neither First National/Polk nor any of its officers, directors or employees, has any liability or obligation to pay any fees or commissions to, or has employed, any broker, finder, or agent with respect to the transactions contemplated by this Agreement.


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



                  (i)      Taxes.

                           (i)      All federal, state, local and foreign tax
returns required to be filed by or on behalf of First National/Polk have been timely filed or requests for extensions have been timely filed, granted and have not expired, for periods ending on or before September 30, 1999, and all such returns filed are true, complete and accurate in all material respects. First National/Polk has timely paid or caused to be paid all taxes shown to be due on such tax returns. There is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes currently pending involving First National/Polk. All material tax, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid, accrued or provided for.

                           (ii)     First National/Polk has not executed an
extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

                           (iii)    Adequate provision for any federal, state,
local or foreign taxes due or to become due for First National/Polk for any period or periods through and including September 30, 1999, has been made and is reflected on the September 30, 1999 financial statements included in the First National/Polk Financial Statements.

                           (iv)     Deferred taxes of First National/Polk have
been provided for in the First National/Polk Financial Statements in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments.

                           (v)      All taxes which First National/Polk is
required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid to the proper governmental entity or are being withheld by First National/Polk, except where the failure of any of which, individually or in the aggregate, would not have a material adverse effect on the Condition of First National/Polk.

                  (j) Allowance for Loan or Credit Losses. The allowance for loan or credit losses ("Allowance") shown on the balance sheet of First National/Polk as of September 30, 1999 included in the First National/Polk Financial Statements was, and the Allowance shown on the balance sheets of First National/Polk as of dates subsequent to the execution of this Agreement will to the Knowledge of First National/Polk be, in each case as of the dates thereof, adequate to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivable) of First National/Polk and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by First National/Polk, except where the failure of the Allowance to be so adequate would not have a material adverse effect on the Condition of First National/Polk.

                  (k) Properties; Insurance. First National/Polk has good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the properties and assets, tangible or intangible, reflected in the First National/Polk Financial Statements, except for liens disclosed in such Financial Statements, those arising in the Ordinary Course of Business after September 30, 1999 or liens which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of First National/Polk. All buildings, and all fixtures, equipment and other property and assets which are material to its business and which are held under leases or subleases by First National/Polk are held under valid instruments enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except that the availability of the equitable remedy of specific performance or


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


injunctive relief is subject to the discretion of the court before which any proceedings may be brought). The real property owned and used as facilities by First National/Polk has never been used for the handling, treatment, storage or disposal of any hazardous or toxic substance as defined under any applicable state or federal law. All policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of First National/Polk, and the fidelity bonds in effect as to which First National/Polk is a named insured, are described in Schedule 3(k) hereto. Substantially all of First National/Polk's equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

                  (l) Material Contracts. Neither First National/Polk nor any of its assets, businesses or operations as of the date of this Agreement is a party to, or is bound or affected by, or receives benefits under, any of the following (whether written or oral and excluding agreements for the extension of credit by First National/Polk made in the Ordinary Course of Business): (i) any employment agreement or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, or employee, including in any such person's capacity as a consultant (other than those which are terminable at will without any further amount being payable thereunder), (ii) any other agreement with any officer, director, employee, or affiliate, (iii) any agreement with any labor union, (iv) any agreement which limits the ability of First National/Polk to compete in any line of business or which involves any restriction of the geographical area in which First National/Polk may carry on its business (other than as may be required by law or applicable regulatory authorities), or (v) any agreement, contract, arrangement or commitment with annual payments aggregating $20,000 or more.

                  (m) Material Contract Defaults. First National/Polk is not in default, and has not received any written notice or has any Knowledge that any other party is in default, in any material respect under any contract, lease, sublease, license, franchise, permit, indenture, agreement, or mortgage for borrowed money, or instrument of indebtedness (except, as to the foregoing, extensions of credit by First National/Polk in the Ordinary Course of Business), and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

                  (n)      Compliance with Laws.

                           (i)      First National/Polk is in compliance in all
respects with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to its employees conducting its business, with any Regulatory Agreements (as hereinafter defined) applicable to First National/Polk, and with its internal policies and procedures, except where the breach or violation of any of which, individually or in the aggregate, would not have a material adverse effect on the Condition of First National/Polk.

                           (ii)     First National/Polk has not received any
written notification or communication from any Regulatory Authorities (A) asserting that First National/Polk is not in substantial compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces which as a result of such noncompliance would have a material adverse effect on the Condition of First National/Polk, (B) threatening to revoke any license, franchise, permit or governmental authorization which is material to the Condition of First National/Polk, (C) requiring or threatening to require First National/Polk, or indicating that First National/Polk may be required, to enter into or be subject to a cease and desist order, agreement, memorandum of understanding or any other agreement or undertaking (or to cause its Board of Directors to adopt any resolutions) restricting or limiting or purporting to restrict or limit in any manner the operations of First National/Polk, including, without limitation, any restriction on the payment of dividends, or
(D) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner the operations


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of First National/Polk, including, without limitation, any restriction on the payment of dividends (any such notice, communication, order, agreement, memorandum, resolutions or undertaking described in this sentence herein referred to as a "Regulatory Agreement"). First National/Polk has not consented to, entered into, agreed to enter into, or been made subject to, any Regulatory Agreement. First National/Polk has no Knowledge that any Regulatory Authority is considering imposing on First National/Polk any Regulatory Agreement.

                  (o)      Employee Benefit Plans.

                           (i)      The First National/Polk Disclosure Schedule
lists every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, any medical, vision, dental or other health plan, any life insurance plan, any golden parachute or other executive compensation plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Benefit Plan" or, collectively, "Benefit Plans"), currently or expected to be adopted, maintained by, sponsored in whole or in part by, or contributed to by First National/Polk or any ERISA Affiliate (as herein defined) for the benefit of its employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which any of its employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "First National/Polk Benefit Plans"). No First National/Polk Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) and Section 4001(a)(3) of ERISA. For purposes of this
Section 4(o), the term "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with First National/Polk is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

                           (ii)     True, correct and complete copies of all
written First National/Polk Benefit Plans and descriptions of all unwritten First National/Polk Benefit Plans listed in the First National/Polk Disclosure Schedule and all trust agreements or other funding arrangements, including insurance contracts, all amendments thereto and, where applicable, with respect to any such plans or plan amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the IRS or the United States Department of Labor after December 31, 1974, annual reports or returns, audited or unaudited financial statements, actuarial valuations, and summary annual reports for the most recent three plan years, the most recent summary plan descriptions and any material modifications thereto, have previously been delivered to CBF or will be attached to the First National/Polk Disclosure Schedule.

                           (iii)    All the First National/Polk Benefit Plans
and the related trusts are in material compliance with, and have been administered in material compliance with, the provisions of ERISA, the provisions of the Internal Revenue Code and all other applicable laws, rules and regulations and collective bargaining agreements. Any required governmental approvals for the First National/Polk Benefit Plans have been obtained, including, but not limited to, favorable determination letters on the qualification of the ERISA Plans and tax exemption of related trusts, as applicable, under the Internal Revenue Code, and all such governmental approvals continue in full force and effect. To the Knowledge of First National/Polk, neither First National/Polk nor any administrator or fiduciary of any First National/Polk Benefit Plan or agent or delegate of any of the foregoing has engaged in any transaction or acted or failed to act in any manner which could subject First National/Polk, CBF or any affiliate thereof to any direct or indirect liability for a breach of any fiduciary, co-fiduciary or other duty under ERISA. To the Knowledge of First National/Polk, no oral or written representation or communication with respect to any aspect of the First National/Polk


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Benefit Plans has been made to employees of First National/Polk prior to the
Effective Time of the Merger which is not in accordance with the written or otherwise pre-existing terms and provisions of such First National/Polk Benefit Plans in effect at the time of such communication. There are no unresolved claims or disputes under the terms of, or in connection with, the First National/Polk Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim under the terms of, or in connection with, the First National/Polk Benefit Plans.

                           (iv)     To the Knowledge of First National/Polk, no
"party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code) of any First National/Polk Benefit Plan has engaged in any "prohibited transaction" (within the meaning of Section 4975(c) of the Internal Revenue Code or Section 406 of ERISA). There has been no (A) "reportable event" (as defined in Section 4043 of ERISA), or event described in Section 4062(e) or Section 4063(a) of ERISA, or (B) termination or partial termination, withdrawal or partial withdrawal with respect to any of the ERISA Plans which: (1) First National/Polk maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the benefit of employees of First National/Polk; or (2) which has been maintained or contributed to or was required to be maintained or contributed to by any member of a controlled group of trades or business as defined in ERISA Section 4001(a)(14) which has, since January 1, 1975, included First National/Polk.

                           (v)      For any given ERISA Plan relating to First
National/Polk, all assets of such plan are carried at their fair market value, to the extent required by the plan document and applicable law, and the fair market value of such plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all present or former participants in such plan. No First National/Polk Benefit Plan is subject to the rules of the PBGC.

                           (vi)     As of the Effective Time, First
National/Polk will not have any material current or future liability under any First National/Polk Benefit Plan that was not reflected in the First National/Polk Financial Statements.

                           (vii)    No First National/Polk Benefit Plan provides
for welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement other than as may be required by Section 601 et seq. of ERISA.

                           (viii)   Each First National/Polk Benefit Plan may be
terminated by the Surviving Bank in its sole discretion on or after the Closing Date without liability of any kind or description arising from either such termination or any action attributable to the Surviving Bank.

                           (ix)     The execution of, or performance of the
transactions contemplated by, this Agreement will not create, accelerate or increase any obligations under the First National/Polk Benefit Plans, and will not require or cause to be payable any payment which is or would be an "excess parachute payment" under Section 28OG of the Internal Revenue Code.

                  (p) Legal Proceedings. There are no actions, suits or proceedings instituted or pending or, to the Knowledge of First National/Polk, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against First National/Polk, or against any property, asset, interest or right of First National/Polk, that have a reasonable probability either individually or in the aggregate of having a material adverse effect on the Condition of First National/Polk.

                  (q) Absence of Certain Changes or Events. Since September 30, 1999, the businesses of First National/Polk has been operated only in the ordinary course consistent with past


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



practices and since such date there has not been, occurred or arisen: (i) any damage, destruction, loss or casualty whether or not covered by insurance which has had or is reasonably likely to have a material adverse effect on the Condition of First National/Polk; (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the First National/Polk Shares or any redemption or other acquisition of the First National/Polk Shares by First National/Polk or any split, combination or reclassification of First National/Polk Shares declared or made; (iii) any extraordinary losses required by GAAP to be disclosed as such that have been suffered and not adequately reserved against, whether or not in the Ordinary Course of Business; (iv) any material assets mortgaged, pledged or subjected to any lien, charge or other encumbrance; (v) any agreement to do any of the foregoing; or (vi) any other event, development or condition of any character including any change in results of operations, financial condition, method of accounting or accounting practices, nature of business, or manner of conducting the business of First National/Polk that has had, or is reasonably likely to have, a material adverse effect on the Condition of First National/Polk.

                  (r) Reports. Since September 30, 1999, First National/Polk has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authority. Each such report and statement, including the financial statements, exhibits and schedules thereto, at the time of filing thereof complied in all material respects with the laws and rules and regulations applicable to it and did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

                  (s) Statements True and Correct. No representation or warranty made by First National/Polk in this Agreement, no written statement or certificate included in an Exhibit or Schedule by First National/Polk in connection with this Agreement, and no written statement or certificate to be furnished by First National/Polk to CBF pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by First National/Polk for inclusion in the definitive proxy materials to be mailed to First National/Polk shareholders in connection with the Special First National/Polk Meeting (as defined in Section 5(b)(iii)), or in any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby, will at the respective time such documents are filed fail to comply in all material respects with the laws and rules and regulations applicable to First National/Polk, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All documents that First National/Polk is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

                  (t)      Environmental Matters.

                           (i)      To the Knowledge of First National/Polk, the
Participation Facilities, and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency ("EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, either individually or in the aggregate, do not or would not result in a material adverse effect on the Condition of First National/Polk.

                           (ii)     To the Knowledge of First National/Polk,
there is no suit, claim, action or proceeding, pending or threatened, before any court, governmental agency or board or other forum in which First National/Polk or any Participation Facility has been or, with respect to threatened


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



proceedings, may be, named as a defendant (A) for alleged noncompliance (including by any predecessor), with any environmental law, rule or regulation or (B) relating to the release into the environment of any Hazardous Material (as hereinafter defined) or oil whether or not occurring at or on a site owned, leased or operated by First National/Polk or any Participation Facility except as would not, either individually or in the aggregate, result in a material adverse effect on the Condition of First National/Polk.

                           (iii)    To the Knowledge of First National/Polk,
there is no suit, claim, action or proceeding, pending or threatened, before any court, governmental agency or board or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant (A) for alleged noncompliance (including by any predecessor) with any environmental law, rule or regulation or (B) relating to the release into the environment of any Hazardous Material or oil whether or not occurring at or on a site owned, leased or operated by a Loan Property, except where such noncompliance or release does not or would not result, either individually or in the aggregate, in a material adverse effect on the Condition of First National/Polk.

                           (iv)     To the Knowledge of First National/Polk,
there is no reasonable basis for any suit, claim, action or proceeding as described in subsection (ii) or (iii) of this Section 3(t) except as would not, individually or in the aggregate, have a material adverse effect on the Condition of First National/Polk.

                           (v)      During the period of (A) First
National/Polk's ownership or operation of any of its current properties, (B) First National/Polk's participation in the management of any Participation Facilities, or (C) First National/Polk's holding of a Security Interest in a Loan Property, to the Knowledge of First National/Polk, there has been no release of Hazardous Material or oil in, on, under or affecting such properties, except where such release does not or would not result, either individually or in the aggregate, in a material adverse effect on the Condition of First National/Polk. Prior to the period of (A) First National/Polk's ownership or operation of any of its current properties, (B) First National/Polk's participation in the management of any Participation Facility, or (C) First National/Polk holding of a Security Interest in a Loan Property, to the Knowledge of First National/Polk, there was no release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release does not or would not result, either individually or in the aggregate, in a material adverse effect on the condition of First National/Polk.

                           (vi)     The following definitions apply for purposes
of this Section 3(t): (A) "Loan Property" means any real property in which First National/Polk holds a Security Interest and, where required by the context, said term means the owner or operator of such property; (B) "Participation Facility" means any facility in which First National/Polk participates in the management and where required by the context, said term means the owner or operator of such property; and (C) "Hazardous Material" means any pollutant, contaminant, or hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq. or any similar state law.

                  (u) Labor Matters. First National/Polk is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any material proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike or other labor dispute involving it pending or, to its Knowledge, threatened, any of which would have, individually or in the aggregate, a material adverse effect on the Condition of First National/Polk.


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


                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF CBF

         Section 4.1 Representations and Warranties of CBF. CBF represents and warrants to First National/Polk that the statements contained in this
Article IV are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except (i) representations and warranties which are confined to a specified date shall speak only as of such date, (ii) as expressly contemplated by this Agreement, or (iii) as set forth in the disclosure schedule prepared by CBF and delivered to First National/Polk prior to the date of this Agreement (the "CBF Disclosure Schedule"). The CBF Disclosure Schedule has been arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV.

                  (a) Organization, Qualification, and Corporate Power. CBF is a corporation duly organized, validly existing, and in good standing under the laws of Florida. CBF is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification except where the lack of such qualification would not have a material adverse effect on its Condition. CBF has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. True and complete copies of the Articles of Incorporation and the Bylaws of CBF are attached hereto as Schedule 4(a). CBF has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, individually or in the aggregate, would have a material adverse effect on the Condition of CBF on a consolidated basis.

                           As of the Effective Time of the Merger, FINB (i) will
be an interim national banking association duly organized, validly existing and in good standing under the laws of the United States (ii) will have the corporate power and authority to own or lease all of its properties and assets and to carry on its business as proposed to be conducted pursuant to this Agreement, and (iii) will be licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by FINB, or the character or location or the properties and assets owned or leased by FINB, make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of CBF on a consolidated basis. FINB, as of the Effective Time of the Merger, will have in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of CBF on a consolidated basis.

                  (b) Capitalization. The authorized capital stock of CBF consists of (i) 20,000,000 CBF Shares, of which one CBF Share is issued and outstanding on the date of this Agreement, and (ii) 5,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding on the date of this Agreement. There are no other classes of capital stock of CBF authorized. CBF holds no CBF Shares as treasury stock. All of the issued and outstanding CBF Shares have been duly authorized and are validly issued, fully paid and nonassessable. None of the outstanding CBF Shares has been issued in violation of any preemptive rights of the current or past stockholders of CBF. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which CBF is a party or which are binding upon CBF or, to the Knowledge of CBF, any other party providing for the issuance, voting, transfer, disposition, or acquisition of any of the capital stock of CBF.

There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to CBF.

                  (c) CBF Subsidiaries. Except for FINB (and other interim national banking associations organized to facilitate consummation of the mergers referred to in Sections 6(a)(xiii) and 6(b)(xi)), which at the Effective Time of the Merger will be organized as a wholly-owned subsidiary of CBF, CBF has no Subsidiary or Subsidiaries.

                  (d) Authorization of Transaction. CBF has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that CBF cannot consummate the Merger unless and until all requisite approvals are received from the Regulatory Authorities. Subject to the foregoing sentence, (i) this Agreement has been duly executed and delivered by CBF and this Agreement constitutes a valid and binding agreement of CBF, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies, (ii) the performance by CBF of its obligations under this Agreement and the consummation of the Merger and the other transactions provided for under this Agreement have been or will be duly and validly authorized by all necessary corporate action on the part of CBF, and (iii) the Board of Directors of CBF has approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for under this Agreement. Other than to or from the Regulatory Authorities or to or from the IRS or the PBGC with respect to any employee benefit plans, CBF does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the Condition of CBF on a consolidated basis.

                  (e) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) subject to the receipt of the approvals contemplated in Section 4(d) above, violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which CBF is subject or any provision of the Articles of Incorporation or Bylaws of CBF or (ii) with the passing of time or the giving of notice or both, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other obligation to which CBF is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the Condition of CBF on a consolidated basis.

                  (f) Statements True and Correct. No representation or warranty made by CBF in this Agreement, no written statement or certificate included in an Exhibit or Schedule by CBF in connection with this Agreement, and no written statement or certificate to be furnished by CBF to First National/Polk pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by CBF for inclusion in the definitive proxy materials to be mailed to First National/Polk shareholders in connection with the Special First National/Polk Meeting (as defined in Section 5(b)(iii)), or in any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby, will at the respective time such documents are filed fail to comply in all material respects with the laws and rules and regulations applicable to CBF, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All documents that CBF is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.


                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

         Section 5.1 Covenants. Except as otherwise set forth in the Disclosure Schedules, the Parties agree as follows with respect to the period from and after the execution of this Agreement until the earlier of the consummation of the transactions contemplated by this Agreement or the termination of this Agreement:

                  (a) Current Information. During the period from the date of this Agreement to the Effective Time of the Merger, each Party shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other. Within twenty (20) days after the end of each calendar month beginning after the date of this Agreement, each of First National/Polk and CBF shall deliver to the other copies of their respective unaudited balance sheets and statements of income, and any other financial or statistical information submitted by management to the Board of Directors of First National/Polk or CBF (other than information provided to a Board of Directors specifically in connection with its consideration of the Merger, this Agreement, and the transactions contemplated hereby) for or in the preceding fiscal month. All such financial statements shall be prepared in accordance with the books and records of such Party, shall be complete and accurate in all material respects, shall present fairly the financial position and the results of operations of that Party as of and for the periods indicated, and shall be prepared in accordance with GAAP, subject to normal recurring year-end adjustments and the absence of certain footnote information in the unaudited statements.

                  (b)      Regulatory Matters and Approvals.

                           (i)      Bank Regulatory Matters.  CBF and First
National/Polk shall cause to be promptly prepared and filed with the FRB, the FDIC, and the OCC, applications for their approval of the Merger and with any other Regulatory Authority having jurisdiction any other applications for approvals or Consents which may be necessary for the consummation of the Merger. The Parties shall provide copies of all such applications and notices to the others for review prior to submission or filing with the appropriate Regulatory Authorities. Each Party agrees to promptly review and provide any comments on such applications and notices to the others. Each Party shall use its best efforts to take or cause to be taken all actions necessary for such applications and notices to be approved and shall provide the others with copies of all correspondence and notices to or from such agencies concerning such applications and notices. No Consent obtained which is necessary to consummate the transactions contemplated by this Agreement shall be conditioned or restricted in a manner which in the reasonable judgment of a Party would (A) unduly impair or restrict the operations, or would have a material adverse effect on the Condition, of CBF or the Surviving Bank, or (B) render consummation of the Merger unduly burdensome; provided, that such Party has used its reasonable efforts (it being understood that such reasonable efforts shall not include the threatening or commencement of any litigation) to cause such conditions or restrictions to be removed or modified as appropriate.


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



                           (ii)     Definitive Proxy Materials.  First
National/Polk shall prepare a proxy statement which shall consist of the First National/Polk definitive proxy materials relating to the Special First National/Polk Meeting (the "Proxy Statement"). The Proxy Statement shall contain the affirmative recommendation of the Board of Directors of First National/Polk in favor of the adoption of this Agreement and the approval of the Merger. CBF shall provide to First National/Polk such information and assistance in connection with the preparation of the Proxy Statement as First National/Polk may reasonably request. First National/Polk shall not be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Statement made in reliance upon, or in conformity with, information furnished to First National/Polk by CBF for use therein. In connection with the Special First National/Polk Meeting, the Parties shall file the proxy statement with such Regulatory Agencies as may be required by law in order for such materials to be furnished to First National/Polk shareholders in connection with such meeting.

                           (iii)    Shareholder Approvals. First National/Polk
shall call a special meeting of its shareholders (the "Special First National/Polk Meeting") and mail to them the Proxy Statement (as soon as reasonably practicable following a determination by First National/Polk and CBF that such special meeting should be called) in order that First National/Polk shareholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with applicable law. CBF, as sole shareholder of FINB, agrees to vote in favor of adoption of this Agreement and approval of the Merger.

                           (iv)     Securities Act Matters.  CBF will prepare
and file with the SEC a Registration Statement under the Securities Act in connection with the CBF Shares to be issued to First National/Polk shareholders in the Merger. First National/Polk and CBF shall each promptly furnish all information concerning it and the holders of its outstanding shares as the other may reasonably request from time to time in connection with the preparation of the Registration Statement. The Parties shall use their reasonable efforts to cause the Registration Statement to become effective under the Securities Act as soon as reasonably practicable after the filing thereof and to take any action required to be taken under applicable state, Blue Sky or securities laws in connection with the issuance of the CBF Shares upon consummation of the Merger.

                           (v)      Other Governmental Matters.  Subject to the
last sentence of Section 5(b)(i), each of the Parties shall take any additional action that may be necessary, proper, or advisable in connection with any other notice to, filings with, and authorizations, consents, and approvals of governments and governmental agencies that it may be required to give, make or obtain in connection with the transactions contemplated by this Agreement.

                  (c) Tax Opinion. On or before the date the Proxy Statement is mailed to First National/Polk shareholders, First National/Polk and CBF shall each use all reasonable efforts to obtain a written opinion from an accounting or law firm selected by First National/Polk and CBF, to the effect that the exchange of First National/Polk Shares, to the extent exchanged for CBF Shares as contemplated herein, shall not give rise to gain or loss to the holders of such First National/Polk Shares, or gain or loss to CBF with respect to such exchange (except to the extent of any cash paid in lieu of fractional shares), and accordingly, the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code (the "Tax Opinion"). The Tax Opinion shall be reasonably satisfactory to each of First National/Polk and CBF in form and substance.

                  (d) Conduct of Business Prior to the Effective Time of the Merger. During the period from the date of this Agreement to the Effective Time of the Merger, except as set forth in the First National/Polk or CBF Disclosure Schedules, or with the prior written consent of the other Parties, or as expressly contemplated or permitted by this Agreement, each of First National/Polk


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

and CBF shall (i) conduct its business in, and only in, the usual, regular and ordinary course consistent with past practices, (ii) use its reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and (iii) take no action which would materially adversely affect or delay the ability of any Party to obtain any necessary approvals of any Regulatory Authority or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                  (e) Forbearance. During the period from the date of this Agreement to the Effective Time of the Merger, except as set forth in the First National/Polk or CBF Disclosure Schedules, or except as expressly contemplated or permitted by this Agreement, no Party shall, or permit its Subsidiaries to, without the prior written consent of the other Parties:

                           (i)      Other than in the Ordinary Course of
Business, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness; it being understood and agreed that incurrence of indebtedness in the Ordinary Course of Business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance other than in the Ordinary Course of Business;

                           (ii)     Adjust, split, combine or reclassify any
capital stock; make, declare or pay any dividend (except in accordance with past practice) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or, grant any stock options or stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

                           (iii)    Sell, transfer, mortgage, encumber or
otherwise dispose of any of its material properties or assets to any individual, corporation or other entity, or cancel, release or assign any material indebtedness to any such person or any claims held by any such person, except
(A) in the Ordinary Course of Business, or (B) as set forth in a Disclosure Schedule pursuant to contracts or agreements in force at the date of this Agreement;

                           (iv)     Except for transactions in the Ordinary
Course of Business, make any material investment in, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of property or assets, any other individual, corporation or other entity;

                           (v)      Except for transactions in the Ordinary
Course of Business, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

                           (vi)     Increase in any material manner the
compensation or fringe benefits of any of its employees or pay any bonus or pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, other than in the Ordinary Course of Business (except that First National/Polk may amend the stock option plans pursuant to which the First National/Polk Options were issued to provide that the First National/Polk Options shall not terminate as a result of the Merger); with the understanding that entering into any new employment contracts,


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

or renewing or amending any existing employment contracts, shall be deemed outside the Ordinary Course of Business;

                           (vii)    Amend its Articles of Incorporation,
Articles of Association, or its bylaws;

                           (viii)   Enter into any new line of business;

                           (ix)     Change its lending, investment,
asset/liability management or other material banking policies in any respect which is material, including without limitation, policies and procedures relating to calculating and funding the Allowance;

                           (x)      Incur or commit to any capital expenditure
or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the Ordinary Course of Business;

                           (xi)     Change its methods of accounting in effect
at December 31, 1998, except as required by generally accepted accounting principles, or its fiscal year; or

                           (xii) Agree to, or make any commitment to, take any
of the actions prohibited by this Section 5(e).

                  (f) Issuance of Securities. Except as set forth in a Disclosure Schedule or as contemplated by this Agreement, no Party shall or shall permit any of its Subsidiaries to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into or exercisable for or any rights, warrants or options to acquire, any such shares or voting debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of First National/Polk Shares, pursuant to outstanding First National/Polk Options, in each case as in effect on the date of this Agreement and in each case in accordance with their present terms; (ii) the issuance of CBF Shares pursuant to outstanding CBF Options or CBF Warrants, in each case as in effect on the date of this Agreement and in each case in accordance with their present terms; (iii) issuances by a Subsidiary of its capital stock to its parent; and (iv) the issuance by a Party of any shares of its capital stock in a transaction approved by the Parties pursuant to Section 5(g).

                  (g) No Acquisitions. Other than acquisitions which may be mutually agreed upon in writing by the Parties, no Party shall or shall permit any of its Subsidiaries to acquire or agree to acquire, by merging or consolidation with or by purchasing a substantial equity interest in, or by purchasing a substantial portion of the assets, or assuming a substantial portion of the liabilities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to such Party and its Subsidiaries taken as a whole; provided, however, that the foregoing shall not prohibit (i) internal reorganizations, consolidations or dissolutions involving only existing Subsidiaries, (ii) foreclosure and other acquisitions related to previously contracted debt, in each case in the Ordinary Course of Business,
(iii) acquisitions of control by First National/Polk in its fiduciary capacity,
(iv) investments made by small business investment corporations, acquisitions of financial assets and merchant banking activities, in each case in the Ordinary Course of Business, or (v) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement.

                  (h) Other Actions. No Party shall or shall permit any of its Subsidiaries to take any action that, or fail to take any action the failure of which, results in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement which would adversely affect the ability of any of them to obtain any of the Regulatory Approvals, except in every case as may be required by applicable law.

                  (i) Government Filings. Each Party shall file all reports, applications and other documents required to be filed with the appropriate bank regulators between the date hereof and the Effective Time of the Merger and shall make available to the other Party copies of all such reports promptly after the same are filed.

                  (j) Tax-Free Reorganization Treatment. No Party shall take or cause to be taken any action, whether before or after the Effective Time of the Merger, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

                  (k) Full Access. Each Party shall and shall cause each of its Subsidiaries to permit representatives of the others to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such Party and its Subsidiaries, to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to each of such Party and its Subsidiaries. Each Party agrees to furnish any other Party and its advisers with such financial operating data and other information with respect to its business, properties and employees as such Party shall, from time to time, reasonably request. No investigation by a Party shall affect the representations and warranties of any other Party to this Agreement, and each such representation and warranty shall survive any such investigation.

                  (l) Notice of Material Adverse Developments. Each Party shall give prompt written notice to the other Parties of any material adverse effect on its Condition, or any material adverse development affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of such Party and its Subsidiaries taken as a whole, including without limitation (i) any material change in its business or operations, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or the threat of material litigation involving such Party, or (iv) any event or condition that might be reasonably expected to cause any of such Party's representations and warranties set forth herein not to be true and correct in all material respects as of the Closing Date. Each Party shall also give prompt written notice to the other Parties of any other material adverse development affecting the ability of such Party to consummate the transactions contemplated by this Agreement. Any such notices shall be accompanied by copies of any and all pertinent documents, correspondence and similar papers relevant to a complete understanding of such material adverse development, which shall be promptly updated as necessary. CBF shall have 20 business days after First National/Polk gives any written notice pursuant to this Section 5(l) within which to exercise any right CBF may have to terminate this Agreement pursuant to Section 7(a)(iv) below by reason of the material adverse development, and First National/Polk likewise shall have 20 business days after CBF gives any written notice pursuant to this Section 5(l) within which to exercise any right First National/Polk may have to terminate this Agreement pursuant to Section 7(a)(iii) below by reason of the material adverse development. Unless one of the Parties terminates this Agreement within the aforementioned period, the written notice of a material development shall be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained herein, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the material adverse development.

                  (m) Exclusivity. Except as specifically permitted or contemplated by this Agreement, the Parties shall not (and shall not cause or permit any of their Subsidiaries to) solicit, initiate, encourage, entertain, consider, or participate in the negotiation, discussion or submission of any proposal or offer from any person (other than a Party) relating to any (i) liquidation, dissolution, or recapitalization, (ii) merger or consolidation, (iii) acquisition or purchase of 25% or more of securities or assets, or (iv) similar transaction or business combination involving any of the Parties and/or its Subsidiaries, or their respective assets (the foregoing transactions referred to in subclauses (i) through (iv), inclusive, are referred to in this Agreement as an "Acquisition Proposal"); provided, however, that each Party shall be entitled to entertain, consider, and participate in negotiations and discussions regarding, and furnish any information with respect to, any effort or attempt by any person to do or seek to do any of the foregoing to the extent that the Board of Directors of such Party determines in good faith, based upon the written advice of its legal counsel, that the failure to so consider or participate in such negotiations or discussions would be inconsistent with the fiduciary obligations of the directors of such Party to the shareholders of such Party. The Party shall give all of the other Parties prompt notice of any such negotiations and discussions. Each Party shall notify others immediately if any person (other than a Party) makes any proposal, offer, inquiry, or contact with respect to any Acquisition Proposal.

                  (n) Filings with the Offices. Upon the terms and subject to the conditions of this Agreement, the Parties shall execute and file any and all documents in connection with the Merger for filing with any Federal and state offices.

                  (o) Press Releases. Each Party shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement, the Merger or any other transaction contemplated hereby; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation.

                  (p) Agreements of Affiliates. First National/Polk shall deliver to CBF a letter identifying all persons whom First National/Polk believes to be, at the time the Merger is submitted to a vote of the First National/Polk shareholders, "affiliates" of First National/Polk for purposes of Rule 145 under the Securities Act. First National/Polk shall use its best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to CBF prior to the Effective Time of the Merger a written agreement providing that each such person shall agree not to sell, transfer or otherwise dispose of the CBF Shares to be received by such person in the Merger, except in compliance with the applicable provisions of the Securities Act and until such time as the financial results covering at least 30 days of combined operations of CBF and First National/Polk have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Prior to the Effective Time of the Merger, First National/Polk shall amend and supplement such letter and use its reasonable best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5(p).

                  (q) Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using their respective reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby. Each Party shall, and shall cause each of their respective Subsidiaries to, use their reasonable best efforts to obtain all approvals and Consents of all third parties and Regulatory Authorities necessary or, in the reasonable opinion of any Party, desirable for the consummation of the transactions contemplated by this Agreement. No Consent obtained which is necessary to consummate the transactions contemplated by this Agreement shall be conditioned or restricted in a manner which in the reasonable judgment of a Party would (A) unduly impair or restrict the operations, or would have a material adverse effect on the Condition, of CBF or the Surviving Bank, or (B) render consummation of the Merger unduly burdensome; provided, that such Party has used its reasonable efforts (it being understood that such reasonable efforts shall not include the threatening or commencement of any litigation) to cause such conditions or restrictions to be removed or modified as appropriate.

                  (r)      Indemnification.

                           (i)      After the Effective Time of the Merger, CBF
shall cause the Surviving Bank to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of First National/Polk (each, an "Indemnified Party") after the Effective Time of the Merger against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time of the Merger (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under, and in accordance with the terms and conditions of, the Florida Business Corporation Act and by the Articles of Association and Bylaws of First National/Polk as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit. CBF shall cause the Surviving Bank to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable law.

                           (ii)     If the Surviving Bank or any of its
successors or assigns (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, CBF shall cause the Surviving Bank to cause proper provision to be made so that the successors and assigns of the Surviving Bank shall assume the obligations set forth in this Section 5(r).

                  (s) Fairness Opinions. On or before 10 days prior to the date of the Proxy Statement, (i) First National/Polk shall use all reasonable efforts to obtain an opinion from a firm selected by it that the terms of the Merger are fair to First National/Polk shareholders from a financial point of view (the "First National/Polk Fairness Opinion"), and (ii) CBF shall have the right to obtain an opinion from a firm selected by it that the terms of the Merger are fair to CBF shareholders from a financial point of view (the "CBF Fairness Opinion").

                  (t) Employee Benefit Plans. First National/Polk and CBF shall use their best efforts to coordinate the conversion of each First National/Polk Benefit Plan into similar plans of the Surviving Bank, to the extent similar plans are maintained by the Surviving Bank, and to make available for eligibility for First National/Polk employees all benefit plans and policies maintained by the Surviving Bank following the Effective Time of the Merger with such employees receiving credit for past service with a Party prior to the Effective Time of the Merger for purposes of eligibility for participation, vesting, and years of service, under such benefit plans and policies.

                                   ARTICLE VI

          CONDITIONS TO THE OBLIGATIONS OF FIRST NATIONAL/POLK AND CBF

         Section 6.1       Conditions to Obligation to Close.

                  (a) Conditions to Obligation of CBF. The obligation of CBF to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

                           (i)      This Agreement and the Merger shall have
received the requisite approval of the shareholders of First National/Polk and the number of Dissenting First National/Polk Shares shall not exceed 5% of the number of First National/Polk Shares issued and outstanding immediately prior to the Effective Time of the Merger;

                           (ii)     The Parties shall have procured all
approvals, authorizations and Consents specified in Section 5(b) above and the Disclosure Schedules, including but not limited to all necessary consents, authorizations and approvals of Regulatory Authorities which, with respect to those from the Regulatory Authorities, shall not contain provisions which (A) unduly impair or restrict the operations, or would have a material adverse effect on the Condition, of CBF or the Surviving Bank, or (B) render consummation of the Merger unduly burdensome, in each case as determined in the reasonable discretion of CBF;

                           (iii)    The representations and warranties set forth
in Article III above shall be true and correct in all material respects at and as of the Closing Date;

                           (iv)     First National/Polk shall have performed and
complied in all material respects with all its covenants required to be complied with hereunder through the Closing;

                           (v)      No action, suit, or proceeding shall be
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge could
(A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right after the Effective Time of the Merger of the Surviving Bank to own, operate, or control substantially all of the assets and operations of First National/Polk and/or CBF to own, operate, or control substantially all of the assets and operations of the Surviving Bank (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                           (vi)     The shareholders' equity of First
National/Polk on the last day of the calendar month immediately preceding the Closing Date, as determined in accordance with GAAP before any adjustments required pursuant to Statement of Financial Accounting Standards No. 115 ("FAS 115"), shall not be less than the amount set forth in the September 30, 1999 First National/Polk Financial Statements;

                           (vii)    First National/Polk shall have delivered to
CBF a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 6(a)(i) through (vi) is satisfied in all respects;

                           (viii)   All actions to be taken by First
National/Polk in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to CBF;

                           (ix)     CBF shall have received the Tax Opinion in a
form reasonably satisfactory to CBF;

                           (x)      CBF shall have received the CBF Fairness
Opinion;

                           (xi)     CBF shall have received a letter, dated as
of the Effective Time of the Merger, from an accounting firm selected by CBF and First National/Polk to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement; and

                           (xii)    CBF shall close simultaneously with the
Effective Time of the Merger the acquisitions by CBF of First National Bank of Osceola County and Community National Bank of Pasco County.

         CBF may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

                  (b) Conditions to Obligation of First National/Polk. The obligations of First National/Polk to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i)      This Agreement and the Merger shall have
received the requisite approval of the shareholders of First National/Polk and the number of Dissenting First National/Polk Shares shall not exceed 5% of the number of First National/Polk Shares issued and outstanding immediately prior to the Effective Time of the Merger;

                           (ii)     The Parties shall have procured all of the
third party approvals, authorizations and consents specified in Section 5(b) above, and the Disclosure Schedules, including but not limited to all necessary consents, authorizations and approvals of Regulatory Authorities which, with respect to those from the Regulatory Authorities, shall not contain provisions which (A) unduly impair or restrict the operations, or would have a material adverse effect on the Condition, of CBF or the Surviving Bank, or (B) render consummation of the Merger unduly burdensome, in each case as determined in the reasonable discretion of First National/Polk;

                           (iii)    The representations and warranties set forth
in Article IV above shall be true and correct in all material respects at and as of the Closing Date;

                           (iv)     CBF shall have performed and complied in all
material respects with all its covenants required to be complied with hereunder through the Closing;

                           (v)      No action, suit, or proceeding shall be
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge could
(A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right after the Effective Time of the Merger of the Surviving Bank, to own, operate, or control substantially all of the assets and operations of First National/Polk (and no such judgment, order, decree, stipulation, injunction or charge shall be in effect);

                           (vi)     CBF shall have delivered to First
National/Polk a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in
Section 6(b)(i) through (vii) is satisfied in all respects;

                           (v)      All actions to be taken by CBF in connection
with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to First National/Polk;

                           (vi)     First National/Polk shall have received the
Tax Opinion in a form reasonably satisfactory to First National/Polk; and

                           (vii)    CBF shall close simultaneously with the
Effective Time of the Merger the acquisitions by CBF of First National Bank of Osceola County and Community National Bank of Pasco County.

         First National/Polk may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.


                                   ARTICLE VII

                                   TERMINATION

         Section 7.1       Termination.

                  (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its Board of Directors (whether before or after approval of its or any other Party's shareholders) as provided below:

                           (i)      The Parties may terminate this Agreement by
mutual written consent at any time prior to the Effective Time of the Merger;

                           (ii)     CBF may terminate this Agreement by giving
written notice to First National/Polk at any time prior to the Effective Time of the Merger in the event First National/Polk is in breach, and First National/Polk may terminate this Agreement by giving written notice to CBF at any time prior to the Effective Time of the Merger in the event CBF or FINB is in breach, of any representation, warranty, or covenant contained in this Agreement in any material respect. Each Party shall have the right to cure any such breach, if such breach is capable of being cured, within 15 days after receipt of written notice of such breach or within any such longer period mutually agreed to in writing by the Parties hereto ("Cure Period"); provided, however, that in no event shall the Cure Period extend beyond December 31, 2000;

                           (iii)    If a material adverse development shall have
occurred affecting the Condition of CBF on a consolidated basis, First National/Polk may terminate this Agreement by giving written notice to CBF;

                           (iv)     If a material adverse development shall have
occurred affecting the Condition of First National/Polk, CBF may terminate this Agreement by giving written notice to First National/Polk;

                           (v)      First National/Polk and CBF each may
terminate this Agreement by giving written notice to the other Party at any time after (i) the First National/Polk Special Meeting in the event this Agreement or the Merger fails to receive the requisite First National/Polk shareholder approval, or (ii) the denial, and any final appeal or rehearing thereof (or if any denial by such authority is not appealed within the time limit for appeal), of any approval from a Regulatory Authority necessary to permit the Parties to consummate the Merger and the transactions contemplated by this Agreement or if any Consent shall be conditioned or restricted in the manner provided in the last sentence of Section 5(b)(i); and

                           (vi)     Any Party may terminate this Agreement by
giving written notice to the other Parties at any time after December 31, 2000 if the Effective Time of the Merger has not yet then occurred and such termination was approved by a two-thirds vote of such Party's full Board of Directors.

                  (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(k) above, and the expense provisions in 8(k) below, shall survive any such termination.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1       Miscellaneous.

                  (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in Article II above concerning issuance of CBF Shares and the provisions in Section 5(r) above concerning insurance and indemnification) shall survive the Effective Time of the Merger.

                  (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Article II above concerning issuance of CBF Shares are intended for the benefit of First National/Polk shareholders and (ii) the provisions in Section 5(r) above concerning insurance and indemnification are intended for the benefit of the individuals specified and their respective legal representatives.

                  (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

                  (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, delivered by facsimile transmission, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to CBF or FINB:                    James H. White
                                      Chairman of the Board, President and Chief
                                      Executive Officer
                                      Centerstate Banks of Florida, Inc.
                                      7722 State Road 544 East
                                      Winter Haven, Florida  33881
                                      Facsimile: (941) 421-6663

If to First National/Polk:            George H. Carefoot
                                      President and Chief Executive Officer
                                      First National Bank of Polk County
                                      7722 SR 544 East
                                      Winter Haven, Florida  33881
                                      Facsimile: (407) 421-6663

and, in all cases, with copies to:    John P. Greeley, Esquire
                                      Smith, Mackinnon, Greeley, Bowdoin,
                                        Edwards, Brownlee & Marks, P.A.
                                      255 S. Orange Avenue, Suite 800
                                      Orlando, FL 32801
                                      Facsimile: (407) 843-2448

or to such other address as any Party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by hand delivery; (b) on the date of transmission with confirmed answer back if by telex, facsimile or other telegraphic method; and
(c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to principles of conflict of laws.

                  (i) Amendments and Waivers. To the extent permitted by law, the Parties may amend any provision of this Agreement at any time prior to the Effective Time of the Merger by a subsequent writing signed by each of the Parties upon the approval of their respective Boards of Directors; provided, however, that after approval of this Agreement by a Party's shareholders, there shall be made no amendment in the Conversion Ratio in a manner that adversely affects the economic value of the Merger to such shareholders without their further approval. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the remaining terms and provision hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the termination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provisions with a term or provisions that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (k) Expenses. Each Party shall bear its own expenses in connection with the negotiation and execution of this Agreement and the implementation and effectiveness of the Merger. Notwithstanding the foregoing, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such Party or Parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing Party.

                  (l) Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

                  (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (n) Jurisdiction and Venue. The Parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in Polk County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the Parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in a state or federal court of record in Polk County;
(b) consents to the jurisdiction of each such Court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such Party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

                  (o) Remedies Cumulative. Except as otherwise expressly provided herein, no remedy herein conferred upon any Party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any Party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and have affixed their respective seals as of the date first above written, each by its President and Chief Executive Officer and attested to by its Cashier or Secretary, pursuant to a resolution of its Board of Directors, acting by a majority.

CENTERSTATE BANKS OF FLORIDA, INC.         FIRST NATIONAL BANK OF POLK
                                           COUNTY


/s/ James H. White                         /s/ George H. Carefoot
--------------------------------------     -------------------------------------
James H. White, Chairman of the Board      George H. Carefoot
President and Chief Executive Officer      President and Chief Executive Officer


Attest:                                    Attest:

/s/ George H. Carefoot                     /s/ Lynn C. Briske
--------------------------------------     -------------------------------------
George H. Carefoot, Secretary              Lynn C. Briske, Cashier



STATE OF FLORIDA
COUNTY OF POLK

       The foregoing instrument was acknowledged before me this 10th day of December, 1999, by James H. White and George H. Carefoot, Chairman of the Board, President and Chief Executive Officer, and Secretary, respectively, of Centerstate Banks of Florida, Inc.



                                             /s/ John P. Greeley
                                             ----------------------------------
                                             Printed Name:  /s/ John P. Greeley
                                                          ---------------------
                                             Notary Public, State of Florida


Personally Known [X] or Produced Identification [ ]
Type of Identification Produced
                               ------------------------------

STATE OF FLORIDA
COUNTY OF POLK

       The foregoing instrument was acknowledged before me this 10th day of December, 1999, by George H. Carefoot and Lynn C. Briske, President and Chief Executive Officer, and Cashier, respectively, of First National Bank of Polk County.


                                              /s/ Dorothy Pogue
                                              ----------------------------------
                                              Printed Name: Dorothy Pogue
                                                            --------------------
                                              Notary Public, State of Florida


Personally Known [X] or Produced Identification [ ]
Type of Identification Produced
                               --------------------------------

                                     JOINDER


       First Interim National Bank of Polk County hereby joins in the foregoing Agreement, undertakes that it be bound thereby and that it will duly perform all the acts and things therein referred or provided to be done by it.

       IN WITNESS WHEREOF, First Interim National Bank of Polk County has caused this undertaking to be made by its duly authorized officers as of this ____ day of _____________, ____.


                                           FIRST INTERIM NATIONAL BANK OF
                                           POLK COUNTY



                                           -------------------------------------
                                           George H. Carefoot
                                           President and Chief Executive Officer


                                           Attest:


                                           -------------------------------------
                                           Lynn C. Briske, Cashier



STATE OF FLORIDA
COUNTY OF POLK

       The foregoing instrument was acknowledged before me this _____ day of __________, _____, by George H. Carefoot and Lynn C. Briske, President and Chief Executive Officer, and Cashier, respectively, of First Interim National Bank of Polk County.


                                           -------------------------------------
                                           Printed Name:
                                                        ------------------------

                                           Notary Public, State of Florida


Personally Known [ ] or Produced Identification [ ]
Type of Identification Produced
                               -------------------------------

                                  SCHEDULE 1.4
                                       TO
                               AGREEMENT TO MERGE

             NAMES AND ADDRESSES OF DIRECTORS AND EXECUTIVE OFFICERS
                                OF SURVIVING BANK


DIRECTORS                                          EXECUTIVE OFFICERS
---------                                          ------------------

George H. Carefoot                                 George H. Carefoot
313 Hamilton Shore Drive                           313 Hamilton Shore Drive
Winter Haven, FL  33881                            Winter Haven, FL 33881

Bruce A. Davis                                     Lynn C. Briske
P. O. Box 622                                      702 Pinnacle Drive
Haines City, FL  33845                             Haines City, FL  33844

Terry W. Donley                                    Joyce W. Lovelace
2235 Crump Road                                    13 Pine Forest Circle
Winter Haven, FL  33881                            Haines City, FL  33844

Bruce B. Ingram                                    James H. White
7400 State Rd 544                                  P. O. Box 188
Winter Haven, FL 33881                             Haines City, FL 33845-0188

Jack A. Kuder
11000 Placiado Rd.
Placiado, FL  33946

Charlie N. Long, Jr.
270 Lakeview Blvd.
Lake Alfred, FL  33850

Edward D. Mathews
1000 US Hwy 27 N
Haines City, FL  33844

Louis W. McKnight
P. O. Box 708
Davenport, FL  33837

William K. Pou, Jr.
P. O. Box 904
Mulberry, FL  33860

J. Thomas Rocker
2740 Sequoyah Drive
Haines City, FL  33844

Joy C. Sims
415 Dyson Road
Haines City, FL  33844

Ralph T. Stalnaker, Jr.
15 Canterbury Drive
Haines City, FL  33844

James H. White
P.O. Box 188
Haines City, FL  33845-0188

                                  SCHEDULE 1.6
                                       TO
                               AGREEMENT TO MERGE

                        CAPITALIZATION OF SURVIVING BANK


       The capital stock, capital surplus and retained earnings of the Surviving Bank shall be the following amounts adjusted, however, for earnings and expenses and shares issued between September 30, 1999 and the Effective Time of the
Merger:


Common Stock, $5.00 par value; 5,000,000
shares authorized; 475,625 shares issued and
outstanding                                             $ 2,378,125

Capital surplus                                           2,422,422

Net unrealized gains/losses on securities held
as available-for-sale                                       (46,329)

Retained earnings                                         1,725,325
                                                        -----------

     Total Shareholders' Equity                         $ 6,479,543
                                                        ===========

                                   APPENDIX B

                         Opinion of Allen C. Ewing & Co.

                  December 22, 1999



The Board of Directors
First National Bank of Polk County
Post Office Box 188
Haines City, Florida 33845

Members of the Board:

         First National Bank of Polk County ("First National/Polk"), Centerstate Banks of Florida, Inc., a registered bank holding company ("Centerstate"), and First Interim National Bank of Polk County, an interim banking association to be organized as a wholly-owned subsidiary of Centerstate ("Interim Bank"), have entered into a definitive agreement to merge dated as of December 10, 1999 (the "Agreement"), providing for First National/Polk to merge with and into Interim Bank (the "Merger"). The Agreement provides, among other things, that each share of outstanding common stock, par value $5.00 per share, of First National/Polk ("First National/Polk Common Stock") will be converted in the Merger into the right to receive 1.62 (the "Conversion Ratio") shares of common stock, par value $0.01 per share, of Centerstate ("Centerstate Common Stock"). Each option to purchase First National/Polk Common Stock outstanding at the Effective Time of the Merger shall be converted into an option to purchase Centerstate Common Stock in accordance with a formula set forth in the Agreement.

         The Agreement also provides that Centerstate shall close simultaneously with the Effective Time of the Merger (as defined in the Agreement) the acquisitions by Centerstate of Community National Bank of Pasco County ("Community National/Pasco") and First National Bank of Osceola County ("First National/Osceola"). First National/Polk, Community National/Pasco and First National/Osceola will become wholly-owned subsidiaries of Centerstate. Reference should be made to the Agreement for a more complete description of the terms and conditions of the Merger.

         You have requested our opinion as investment bankers as to the fairness, from a financial point of view, of the Conversion Ratio to the shareholders of First National/Polk.

         Allen C. Ewing & Co. is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. As part of its investment banking business, Allen C. Ewing & Co. is regularly engaged in the valuation of securities of banking and thrift companies in connection with mergers and acquisitions, underwritings, private placements, trading and market making activities, and valuations for various other purposes.

         Allen C. Ewing & Co. was engaged by the Board of Directors of First National/Polk (the "Board") as financial advisor to First National/Polk for the limited purposes of (i) assisting in the determination of the Conversion Ratio contained in the Agreement and (ii) rendering an opinion as to the fairness, from a financial point of view, of the Conversion Ratio to the shareholders of First National/Polk. Consistent with the limited scope of our engagement, we did not make any recommendations to the Board as to alternative strategies to the Board's business decision to enter into the Merger. Allen C. Ewing & Co. was also engaged by the Boards of Directors of Community National/Pasco and First National/Osceola for the same limited purposes described in this paragraph.

         In arriving at the opinion expressed in this letter, we have reviewed, analyzed, and relied upon information and material bearing upon the Merger and the financial and operating condition of First National/Polk, Centerstate, Interim Bank, Community National/Pasco and First National/Osceola, including, among other things, the following: (i) the Agreement; (ii) Annual Reports to Shareholders and audited financial statements for First National/Polk, Community National/Pasco and First National/Osceola for the three years ended December 31, 1998; (iii) certain unaudited interim financial information for First National/Polk, Community National/Pasco and First National/Osceola for various periods during 1999; (iv) other financial information concerning the business and operations of First National/Polk, Community National/Pasco and First National/Osceola furnished to us by senior management from each respective institution for purposes of our analysis, including certain internal forecasts for each; and (v) certain adjustments for nonrecurring income and expenses for various periods for First National/Polk, Community National/Pasco and First National/Osceola. We have also held discussions with the management of First National/Polk, Community National/Pasco and First National/Osceola concerning their respective operations, financial condition, and prospects, as well as the results of regulatory examinations.

         We have considered financial, economic, regulatory, and other factors as we have deemed relevant and appropriate under the circumstances, including among others the following: (i) certain publicly available information concerning the financial terms of certain mergers and acquisitions of other financial institutions in Florida and the financial position and operating performance of the institutions acquired in those transactions; and (ii) certain publicly available information concerning the trading of, and the trading market for, the publicly-traded common stocks of certain other financial institutions. We have taken into account our assessment of general economic, market, and financial conditions, our experience in other transactions, our experience in securities valuation and our knowledge of the banking industry.

         In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available, including that referred to above, and we have not attempted independently to verify such information. We have relied upon the management of First National/Polk, Community National/Pasco and First National/Osceola, respectively, as to the reasonableness and achievability (and the assumptions and bases therein) of the financial and operational forecasts and projections, as well as the adjustments for nonrecurring income and expenses, provided to us by the respective companies. We have assumed that such forecasts, projections, and adjustments reflect the best currently available estimates and judgments of management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by management. We have also assumed, without independent verification, that the allowances for loan and other losses of First National/Polk, Centerstate, Interim Bank, Community National/Pasco and First National/Osceola are adequate to cover any such losses. We have not made or obtained any inspections, evaluations, or appraisals of any of the assets or liabilities of First National/Polk, Centerstate, Interim Bank, Community National/Pasco and First National/Osceola, nor have we examined any individual loan, property, or securities files. We have also assumed that First National/Polk, Centerstate, Interim Bank, Community National/Pasco and First National/Osceola have taken the necessary steps to address Year 2000 issues. Ewing makes no representations with respect to Year 2000 readiness for First National/Polk, Centerstate, Interim Bank, Community National/Pasco or First National/Osceola.

         In the ordinary course of its business as a broker-dealer, Allen C. Ewing & Co. may, from time to time, purchase securities from, and sell securities to, banking and thrift companies and as a market maker in securities may from time to time have a long or short position in, and buy or sell, debt or equity securities of banking and thrift companies for its own account and for the accounts of its customers. As of the date of this letter, Allen C. Ewing & Co. has no such positions in First National/Polk, Centerstate, Interim Bank, Community National/Pasco or First National/Osceola.

         Based upon and subject to the foregoing, we are of the opinion that the Conversion Ratio is fair, from a financial point of view, to the shareholders of First National/Polk. This opinion is necessarily based upon our limited scope and conditions as they exist and can be evaluated on the date of this letter and the information made available to us through such date. This opinion is also necessarily contingent upon execution of the Agreement and the provisions therein, including, among other things, the provision requiring Centerstate to close simultaneously with the Effective Time of the Merger the acquisitions by Centerstate of Community National/Pasco and First National/Osceola.

         This letter is directed to the Board of Directors of First National/Polk and does not constitute a recommendation as to how any shareholder of First National/Polk should vote in connection with the Merger.

                                         Very truly yours,

                                         ALLEN C. EWING & CO.



                                         By: /s/ Brian C. Beach
                                            -----------------------------------
                                            Brian C. Beach
                                            Executive Vice President

                                   APPENDIX C

              Excerpts from Section 215a of the National Bank Act

                  SS.215A. MERGER OF NATIONAL BANKS OR STATE BANKS INTO
                           NATIONAL BANKS

(A) APPROVAL OF COMPTROLLER, BOARD AND SHAREHOLDERS; MERGER AGREEMENT; NOTICES; CAPITAL STOCK; LIABILITY OF RECEIVING ASSOCIATION

         One or more national banking associations or one or more State banks, with the approval of the Comptroller, under an agreement not inconsistent with this subchapter, may merge into a national banking association located within the same State, under the charter of the receiving association. The merger agreement shall --

         (1) be agreed upon in writing by a majority of the board of directors of each association or State bank participating in the plan of merger;

         (2) be ratified and confirmed by the affirmative vote of the shareholders of each such association or State bank owning at least two-thirds of its capital stock outstanding, or by a greater proportion of such capital stock in the case of a State bank if the laws of the State where it is organized so require, at a meeting to be held on the call of the directors, after publishing notice of the time, place, and object of the meeting for four consecutive weeks in a newspaper of general circulation published in the place where the association or State bank is located, or, if there is no such newspaper, then in the newspaper of general circulation published nearest thereto, and after sending such notice to each shareholder of record by certified or registered mail at least ten days prior to the meeting, except to those shareholders who specifically waive notice, but any additional notice shall be given to the shareholders of such State bank which may be required by the laws of the State where it is organized. Publication of notice may be waived, in cases where the Comptroller determines that an emergency exists justifying such waiver, by unanimous action of the shareholders of the association or State banks;

         (3) specify the amount of the capital stock of the receiving association, which shall not be less than that required under existing law for the organization of a national bank in the place in which it is located and which will be outstanding upon completion of the merger, the amount of stock (if any) to be allocated, and cash (if any) to be paid, to the shareholders of the association or State bank being merged into the receiving association; and

         (4) provide that the receiving association shall be liable for all liabilities of the association or State bank being merged into the receiving association.

(B)      DISSENTING SHAREHOLDERS

         If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder; or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(C)      VALUATION OF SHARES

         The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(D) APPLICATION TO SHAREHOLDERS OF MERGING ASSOCIATIONS: APPRAISAL BY COMPTROLLER; EXPENSES OF RECEIVING ASSOCIATION; SALE AND RESALE OF SHARES; STATE APPRAISAL AND MERGER LAW

         If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                   APPENDIX D

             Information on Community National Bank of Pasco County

                      BUSINESS OF COMMUNITY NATIONAL BANK

GENERAL

         Community National Bank was organized as a national banking association on November 3, 1989. Community National Bank provides a range of consumer and commercial banking services to individuals, businesses and industries. The basic services offered by Community National Bank include: demand interest bearing and noninterest bearing accounts, money market deposit accounts, NOW accounts, time deposits, safe deposit services, credit cards, cash management, direct deposits, notary services, money orders, night depository, travelers' checks, cashier's checks, domestic collections, savings bonds, bank drafts, drive-in tellers, and banking by mail. In addition, Community National Bank makes secured and unsecured commercial and real estate loans and issues stand-by letters of credit. Community National Bank provides automated teller machine ("ATM") cards, as a part of the HONOR ATM network, thereby permitting customers to utilize the convenience of larger ATM networks. Community National Bank does not have trust powers and, accordingly, no trust services are provided.

         The revenues of Community National Bank are primarily derived from interest on, and fees received in connection with, real estate and other loans, and from interest and dividends from investment and mortgage-backed securities, and short-term investments. The principal sources of funds for Community National Bank's lending activities are its deposits, repayment of loans, and the sale and maturity of investment securities. The principal expenses of Community National Bank are the interest paid on deposits, and operating and general administrative expenses.

         As is the case with banking institutions generally, Community National Bank's operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the Federal Reserve and the OCC. Deposit flows and costs of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds. Community National Bank faces strong competition in the attraction of deposits (its primary source of lendable funds) and in the origination of loans. See "Competition."

LENDING ACTIVITIES

      Community National Bank offers a range of lending services, including real estate, consumer and commercial loans, to individuals and small businesses and other organizations that are located in or conduct a substantial portion of their business in the Bank's market area. Community National Bank's total loans at December 31, 1999 and 1998 were $62.8 million, or 66% of total assets, and $56.7 million, or 61% of total assets, respectively. The interest rates charged on loans vary with the degree of risk, maturity, and amount of the loan, and are further subject to competitive pressures, money market rates, availability of funds, and government regulations. Community National Bank has no foreign loans or loans for highly leveraged transactions.

         Community National Bank's loans are concentrated in three major areas: real estate loans, commercial loans, and consumer loans. At December 31, 1999, 82.1%, 13.7% and 4.2% and at December 31, 1998, 83.5%, 13.5%, and 3.0% of
Community National Bank's loan portfolio consisted of real estate, commercial and consumer loans, respectively. In excess of 94% and 95% of Community National Bank's loans at December 31, 1999 and 1998, respectively, were made on a secured basis. As of December 31, 1999 and 1998, 82.1% and 83.5%, respectively of the loan portfolio consisted of loans secured by mortgages on real estate.

         Community National Bank's commercial loans include loans to individuals and small-to-medium sized businesses located primarily in Pasco, Sumter and Lake Counties for working capital, equipment purchases, and various other business purposes. A majority of Community National Bank's commercial loans are secured by equipment or similar assets, but these loans may also be made on an unsecured basis. Commercial loans may be made at variable- or fixed-interest rates. Commercial lines of credit are typically granted on a one-year basis, with loan covenants and monetary thresholds. Other commercial loans with terms or amortization schedules of longer than one year will normally carry interest rates which vary with the prime lending rate and will become payable in full and are generally refinanced in three to five years.

         Community National Bank's real estate loans are secured by mortgages and consist primarily of loans to individuals and businesses for the purchase, improvement of or investment in real estate and for the construction of single-family residential units or the development of single-family residential building lots. These real estate loans may be made at fixed- or variable-interest rates. Community National Bank generally does not make fixed-interest rate commercial real estate loans for terms exceeding five years. Loans in excess of five years generally have adjustable interest rates. Community National Bank's residential real estate loans generally are repayable in monthly installments based on up to a 30-year amortization schedule with variable-interest rates.

         Community National Bank's consumer loan portfolio consists primarily of loans to individuals for various consumer purposes, but includes some business purpose loans which are payable on an installment basis. The majority of these loans are for terms of less than five years and are secured by liens on various personal assets of the borrowers, but consumer loans may also be made on an unsecured basis. Consumer loans are made at fixed- and variable-interest rates, and are often based on up to a five-year amortization schedule.

         For additional information regarding Community National Bank's loan portfolio, see "Community National Bank's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition."

DEPOSIT ACTIVITIES

         Deposits are the major source of Community National Bank's funds for lending and other investment activities. Community National Bank considers the majority of its regular savings, demand, NOW and money market deposit accounts to be core deposits. These accounts comprised 42.5% and 37.7% of Community National Bank's total deposits at December 31, 1999 and 1998, respectively. Approximately 57.5% and 62.3% of Community National Bank's deposits at December 31, 1999 and 1998 were certificates of deposit. Generally, Community National Bank attempts to maintain the rates paid on its deposits at a competitive level. Time deposits of $100,000 and over made up 6.8% and 5.7% of Community National Bank's total deposits at December 31, 1999 and 1998, respectively. The majority of the deposits of Community National Bank are generated from Pasco, Sumter and Lake Counties. Community National Bank does not accept brokered deposits. For additional information regarding Community National Bank's deposit accounts, see "Community National Bank's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition."

EMPLOYEES

         At December 31, 1999, Community National Bank employed 48 full-time employees. The employees are not represented by a collective bargaining unit. Community National Bank consider relations with its employees to be good.

PROPERTIES

         The main office of Community National Bank is located at 6930 Gall Blvd., Zephyrhills, Florida, in a two-story building of approximately 11,400 square feet, which is owned by Community National Bank. Community National Bank also has a branch office of approximately 3,361 square feet in a single story building located at 36239 St. Rd 54W, Zephyrhills, Florida; a branch office of approximately 4,000 square feet in a single story building located at 114 West Belt Avenue, Bushnell, Florida; a branch office of approximately 4,000 square feet in a single story building located at 1017 South Main Street, Wildwood, Florida; a branch office of approximately 3,361 square feet in a single story building located at 1105 West Broad Street, Groveland, Florida; and a branch office located at 1051 East Highway 50, Clermont, Florida, in a single story building of approximately 4,000 square feet. All of Community National Bank's branch offices are owned by it.

LITIGATION

         In the ordinary course of operations, Community National Bank is a party to various legal proceedings. Management does not believe there is any proceeding against Community National Bank which, if determined adversely, would have a material adverse effect on the financial condition or results of operations of Community National Bank.

MANAGEMENT

         Board of Directors. The Board of Directors of Community National Bank currently consists of 11 directors, each of whom holds office until the next annual meeting of Community National Bank shareholders. The following table sets forth certain information with respect to the directors of Community National Bank.


                                        DIRECTOR OR OFFICER            PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                            OF CNB SINCE                   EXPERIENCE DURING PAST FIVE YEARS
---------------                         --------------------           ---------------------------------

James H. Bingham, 51                           1988                    President of Bingham Realty, Inc.
                                                                       (commercial real estate company)

G. Robert Blanchard, Sr., 72                   1990                    President and CEO of WRB Enterprises,
                                                                       Inc. (diversified holding company)

Pavitar S. Cheema, 50                          1988                    Urologist for Pavitar S. Cheema, M.D.,
                                                                       P.A.

Emory R. Guess, 59                             1994                    Owner of Emory Guess Realty (real
                                                                       estate business)

Larry S. Hersch, 49                            1988                    Partner in Hersch & Kelly (law firm)

Michael R. Langley, 40                         1997                    President of Mike Langley Citrus (citrus
                                                                       grower)

Carol Madill Lockey, 56                        1994                    Real Estate Investor

Jean M. Murphy, 67                             1992                    Owner of Freedom Travel (travel
                                                                       agency)

Ronald E. Oakley, 54                           1988                    Vice President and Secretary of Oakley
                                                                       Groves, Inc. (citrus harvester, hauler
                                                                       and grower)

James S. Stalnaker, Jr., 45                    1988                    President and Chief Executive Officer
                                                                       of Community National Bank

James H. White, 73                             1988                    Chairman of the Board of Community
                                                                       National Bank, First National Bank of
                                                                       Osceola County, and First National
                                                                       Bank of Polk County

      Executive Officers. The following sets forth information regarding the executive officers of Community National Bank. The officers of Community National Bank serve at the pleasure of the Board of Directors.

                                            PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                                EXPERIENCE DURING PAST FIVE YEARS
---------------------------                 ---------------------------------

James S. Stalnaker, Jr., 45                 President and Chief Executive Officer

Timothy A. Pierson, 40                      Executive Vice President

Elizabeth J. Bowen, 51                      Sr. Vice President and Cashier

Linda A. Jones, 42                          Sr. Vice President

Thomas M. Ward, 42                          Sr. Vice President (June 1999 to present); Vice President
                                            of First Union National Bank (1987 to June 1999)

James H. White, 73                          Chairman of the Board of Community National Bank, First
                                            National Bank of Osceola County, and First National Bank of
                                            Polk County


COMPENSATION AND BENEFITS

      The table below sets forth certain information with respect to compensation paid to Mr. Stalnaker (the President and Chief Executive Officer of Community National Bank) during the years presented. No other executive officer of Community National Bank received a total salary and bonus in excess of $100,000 in 1999.

                                                ANNUAL COMPENSATION
                                            --------------------------------------------------------------------
     NAME AND                                                                   OTHER ANNUAL      ALL OTHER
PRINCIPAL POSITION                YEAR      SALARY($)           BONUS           COMPENSATION     COMPENSATION(1)
------------------                ----      ---------           -----           ------------     ---------------

James S. Stalnaker,               1999      $122,160            $  0                $  0           $ 11,108
President and Chief               1998      $117,460            $  0                $  0           $ 20,098
Executive Officer                 1997      $107,460            $  0                $  0           $ 15,722

--------------

(1) Represents amounts contributed by Community National Bank to Mr. Stalnaker's Section 401(k) savings plan accounts and Profit Sharing Plan.

         Non-employee directors of Community National Bank receive directors fees of $250 for each Board and $100 committee meeting attended.

         Savings Plan

         Community National Bank has a 401(k) savings plan covering substantially all employees of Community National Bank. Under the provisions of the plan, employees may contribute up to 15% of their compensation on a pre-tax basis, subject to limits specified in the Internal Revenue Code. Community National Bank may make, at the discretion of the Board of Directors, matching contributions up to 3% of the employee's annual compensation and within various limitations specified by the Code.

         Profit Sharing Plan

         Community National Bank has a Profit Sharing Plan covering substantially all employees of Community National Bank. Under the provisions of the plan, Community National Bank may make, at the discretion of the Board of Directors, a cash payout and a deferred contribution to employees and officers, annually.

         Stock Option Plan

         Community National Bank has an Officers' and Employees' Stock Option Plan. Under the plan, options for an aggregate of 5,750 shares of Community National Bank Common Stock were outstanding as of the date of this Proxy Statement. The plan provides that options are granted at prices equal to market value on the date of grant as determined by the Board of Directors, and become exercisable over four years at the rate of 25% each year. The options remain exercisable up to 10 years from the date of grant. The exercise prices for the outstanding options range from $10.00 to $12.81 per share.

MANAGEMENT AND PRINCIPAL STOCK OWNERSHIP

         Directors and Officers

         The following table sets forth the beneficial ownership of outstanding shares of Community National Bank Common Stock as of the date of this Proxy Statement by Community National Bank's current directors, and by current directors and executive officers as a group. Except as set forth below, management of Community National Bank is not aware of any individual or group that owns in excess of 5% of the outstanding shares of Community National Bank.

NAME OF INDIVIDUAL                                AMOUNT/NATURE OF                    PERCENT
(AND ADDRESS OF 5% OWNER)                         BENEFICIAL OWNERSHIP(1)             OF CLASS
-------------------------                         -----------------------             --------

James H. Bingham                                  21,382(2)                           4.39%

G. Robert Blanchard, Sr.                          42,500(3)                           8.73%
1414 Swan Ave., Suite 201
Tampa, FL 33606

Pavitar S. Cheema                                 25,725(4)                           5.28%
38023 Medical Center Dr.
Zephyrhills, FL 33543

Emory R. Guess                                       300(5)                           0.06%

Larry S. Hersch                                   11,162(6)                           2.29%

Michael R. Langley                                   200                              0.04%

Carol Madill Lockey                               23,982(7)                           4.93%

Jean M. Murphy                                       500                              0.10%

Ronald E. Oakley                                  19,977(8)                           4.10%

James S. Stalnaker, Jr.                           15,200                              3.12%

James H. White                                    32,500(9)                           6.68%
P. O. Box 188
Haines City, FL 33845-0188

All directors and executive
officers as a group (15 persons)                 201,028                             41.26%


---------------------------

(1) Information related to beneficial ownership is based upon the information available to Community National Bank.
(2) Includes 11,025 held by a trust as to which he exercises voting and investment power, 200 shares held jointly with his spouse, 100 shares held by his spouse, 450 shares held by him as custodian for a minor child, and 5 shares held by a company as to which shares he exercises voting and investment power.
(3) Includes 39,800 shares held by a company as to which shares he exercises voting and investment power, and 2,500 shares held by a trust as to which shares he exercises voting and investment power.
(4)      Consists of shares held jointly with spouse.
(5) Consists of shares held by a trust as to which the individual exercises voting and investment power.

(6) Includes 500 shares held by his spouse and 100 shares held as custodian for minor children.
(7) Consists of 10,982 shares held by trusts as to which she exercises voting and investment power, 9,000 held by her spouse, and 4,000 shares held by her spouse as custodian for minor children.
(8) Includes 12,300 shares held by a trust as to which he exercises voting and investment power.
(9) Includes 14,000 shares held by his spouse, 5,800 shares held jointly with his spouse, and 2,000 held by his individual retirement account.

                    COMMUNITY NATIONAL BANK OF PASCO COUNTY
                            SELECTED FINANCIAL DATA

         The information presented below for the years ended December 31, 1995, through 1999 is derived in part from Community National Bank's audited financial statements. This information does not purport to be complete and should be read in conjunction with Community National Bank's financial statements appearing elsewhere in this prospectus.

                            SELECTED FINANCIAL DATA
                            Years Ended December 31,

                                                 ----------------------------------------------------------------------
(Dollars in thousands except for per share data)     1999           1998           1997          1996           1995
-----------------------------------------------------------------------------------------------------------------------

SUMMARY OF OPERATIONS:
Total Interest Income                            $    6,579     $    6,274     $    5,807     $    5,089     $    4,577
Total Interest Expense                               (3,042)        (3,098)        (2,957)        (2,591)        (2,359)
                                                 ----------     ----------     ----------     ----------     ----------
                                                 $    3,537     $    3,176     $    2,850     $    2,499     $    2,218
Provision for Loan Losses                                (9)          (150)          (150)          (135)          (100)
                                                 ----------     ----------     ----------     ----------     ----------
Net Interest Income After Provision for
     Loan Losses                                 $    3,528     $    3,026     $    2,700     $    2,364     $    2,118
Noninterest Income                                      655            564            523            338            271
Noninterest Expense                                  (3,209)        (2,495)        (1,914)        (1,772)        (1,517)
                                                 ----------     ----------     ----------     ----------     ----------
Income before Income Taxes                       $      974     $    1,095     $    1,309     $      930     $      872
Income Taxes                                           (355)          (393)          (484)          (341)          (307)
                                                 ----------     ----------     ----------     ----------     ----------
Net Income                                       $      619     $      702     $      825     $      589     $      565
                                                 ==========     ==========     ==========     ==========     ==========

PER COMMON SHARE DATA:
Basic Earnings Per Share                         $     1.31     $     1.53     $     1.97     $     1.46     $     1.40
Diluted Earnings Per Share                       $     1.27     $     1.45     $     1.83     $     1.38     $     1.36
Book Value Per Share                             $    16.44     $    16.13     $    14.86     $    13.17     $    11.93
Tangible Book Value Per Share                    $    16.51     $    15.74     $    14.56     $    13.11     $    11.79
Dividends                                        $     0.30     $     0.25     $     0.17     $     0.14     $     0.12
Actual Shares Outstanding                           487,210        461,585        436,648        403,400        402,400
Weighted Average Shares Outstanding                 471,830        458,049        418,129        402,973        402,400
Diluted Weighted Average Shares Outstanding         487,230        483,581        451,096        428,243        415,952

BALANCE SHEET DATA:
Assets                                           $   95,142     $   92,981     $   79,965     $   69,134     $   60,846
Total Loans, net                                     61,830         55,784         50,814         45,344         38,777
Total Deposits                                       85,425         84,647         71,671         63,623         55,779
Short-Term Borrowings                                 1,556            653          1,488              0              0
Shareholders' Equity                                  8,008          7,447          6,488          5,313          4,802
Tangible Capital                                      8,043          7,267          6,358          5,287          4,745
Average Total Assets                                 94,372         83,776         75,199         65,864         59,114
Average Loans (net)                                  56,395         51,468         47,783         41,381         38,105
Average Interest Earning Assets                      83,899         75,995         68,903         60,442         54,716
Average Deposits                                     85,413         75,398         68,452         60,740         54,547
Average Interest Bearing Deposits                    74,319         65,982         60,407         53,732         48,483
Average Interest Bearing Liabilities                 75,569         67,250         61,239         53,792         48,483
Average Shareholders' Equity                          7,672          7,000          5,769          4,987          4,488

                            Years Ended December 31,



                                                   ---------------------------------------------------------------------
(Dollars in thousands except for per share data)       1999           1998           1997           1996           1995
------------------------------------------------   ---------------------------------------------------------------------


SELECTED FINANCIAL RATIOS:
Return on Average Assets                               0.66%          0.84%          1.10%          0.89%          0.96%
Return on Average Equity                               8.07%         10.03%         14.30%         11.81%         12.59%
Dividend Payout                                       22.87%         16.31%          8.62%          9.58%          8.55%
Efficiency (1)                                        76.55%         66.71%         56.74%         62.46%         60.95%
Net Interest Margin (2)                                4.22%          4.18%          4.14%          4.13%          4.05%
Net Interest Spread (3)                                3.82%          3.65%          3.60%          3.60%          3.50%

CAPITAL RATIOS:
Tier 1 Leverage Ratio                                  8.41%          8.20%          8.07%          7.82%          7.84%
Risk-Based Capital
  Tier 1                                              12.85%         13.56%         13.73%         13.42%         14.45%
  Total                                               14.10%         14.86%         14.98%         14.68%         15.71%
Average Equity to Average Assets                       8.13%          8.36%          7.67%          7.57%          7.59%

ASSET QUALITY RATIOS:
Net Charge-Offs to Average Loans                       0.01%          0.07%          0.10%          0.23%          0.18%
Allowance to Period End Loans                          1.38%          1.53%          1.46%          1.42%          1.57%
Allowance for Loan Losses to
     Nonperforming Loans                             397.26%        402.79%        115.44%        112.76%        234.98%
Nonperforming Assets to Total Assets                   0.23%          0.23%          0.82%          0.84%          0.43%

OTHER DATA:
Banking Locations                                         6              6              4              3              2
Full-Time Equivalent Employees                           52             45             35             28             27



(1) Efficiency ratio is non interest expense divided by the sum of net interest income before the provision for loan loss plus non interest income.
(2) Net interest margin is net interest income divided by total average earning assets.
(3) Net interest spread is the difference between the average yield on average earning assets and the average yield on average interest bearing liabilities.

                            COMMUNITY NATIONAL BANK
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS COVERS IMPORTANT FACTORS AFFECTING THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF COMMUNITY NATIONAL BANK FOR THE PERIODS SHOWN. COMMUNITY NATIONAL BANK'S FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THIS ANALYSIS.

OVERVIEW

         Community National Bank is a national bank chartered November 1989. It provides traditional deposit and lending products and services to its commercial and retail customers through six full service branches located within Pasco County in central Florida. Community National Bank is subject to the supervision of the Office of the Comptroller of the Currency. At December 31, 1999, the Bank had total assets of $95.1 million, total loans of $61.8 million, total deposits of $85.4 million, and total shareholders' equity of $8.0 million. Net income for the years ended December 31, 1999 and 1998, was $619,000 and $702,000 respectively.

         Community National Bank is located in Pasco County, which is primarily a retirement and agricultural community. Pasco county is contiguous to Hillsborough County in which Tampa is located. Community National Bank's locations are situated along Interstate 75 and Interstate 4 in small communities.

         At December 31, 1999, real estate loans were approximately 73% of total gross loans outstanding. Of this amount, approximately half were residential real estate loans and half were commercial real estate loans. Due to the demographics of the market, the concentration in real estate loans is expected to continue.



RESULTS OF OPERATIONS

NET INCOME

Year Ended December 31, 1999, Compared to the Year Ended December 31, 1998

         Community National Bank's net income for the year ended December 31, 1999, was $619,000 compared to $702,000 for the year ending December 31, 1998. The net income per share for 1999 and 1998 was $1.31 ($1.27 diluted) and $1.53 ($1.45 diluted). The per share income was negatively impacted due to the issuance of additional shares from the exercise of stock options. Community National Bank has a qualified stock option plan for its employees, as well as a non qualified stock option plan for its directors.

         Community National Bank's return on average assets ("ROA") and return on average equity ("ROE") for 1999 was 0.66% and 8.07% as compared to the ROA and ROE of 0.84% and 10.03% for 1998. The efficiency ratios for 1999 and 1998 approximated 77% and 67% respectively.

         There were positive improvements in net interest income of approximately $361,000 and in non interest income of approximately $91,000 during 1999 as compared to 1998. The current provision for loan losses decreased by $141,000 and income tax expense decreased by $38,000. These positive impacts were offset by the negative impacts resulting from a $714,000 increase in non-interest expense in 1999 compared to 1998.

         The improvement in net interest margin was primarily due to a combination of increased interest earning assets and changes in interest bearing liabilities plus an increase in non interest bearing demand deposits. The increase in non interest expense was primarily due to an increase in compensation related expenses, occupancy and other related expenses associated with the opening of two branch locations in October 1998.


NET INTEREST INCOME/MARGIN

         Net interest income consists of interest and fee income generated by earning assets, less interest expense.

Year Ended December 31, 1999, Compared to Year Ended December 31, 1998

         Net interest income increased $361,000 or 11% to $3,537,000 during 1999 compared to $3,176,000 for 1998. The $361,000 increase was a combination of a $305,000 increase in interest income and a $56,000 decrease in interest expense.

         Average interest earning assets increased $7,904,000 to $83,899,000 during 1999 compared to $75,995,000 for 1998. Comparing these same two periods, the yield on average interest earning assets decreased from 8.26% to 7.84%. The increase in volume had a positive effect on the change in interest income ($639,000 volume variance), which was partially offset by the negative impact resulting from the 0.42% decrease in average yields ($334,000 rate variance). The result was a $305,000 increase in interest income.

         Average interest bearing liabilities increased $8,319,000 to $75,569,000 during 1999 compared to $67,250,000 for 1998. Comparing these same two periods, the cost of average interest bearing liabilities decreased from 4.61% to 4.03%. The increase in volume had an increasing effect on interest expense ($204,000 volume variance). The decrease in yield had a decreasing effect on interest expense ($260,000 rate variance). The result was a $56,000 decrease in interest expense.

                       AVERAGE BALANCES - YIELDS & RATES
                           (Dollars are in Thousands)


                                                                     Years Ended December 31,
                                            --------------------------------------------------------------------------
                                                            1999                                   1998
                                            -------------------------------------   ----------------------------------
                                              Average      Interest      Average     Average     Interest     Average
                                              Balance      Inc / Exp      Rate       Balance     Inc / Exp      Rate
                                            -----------   -----------   ---------   ---------    ---------   ---------
ASSETS:
Federal Funds Sold                           $  5,077      $    252      4.96%       $  5,518    $    296       5.36%
Securities Available for Sale                  22,427         1,224      5.46%         18,451       1,074       5.82%
Securities Held to Maturity                         0             0                       558          35       6.27%
Loans (2)(1)                                   56,395         5,103      9.05%         51,468       4,869       9.46%
                                             --------      --------     -----        --------    --------       ----
TOTAL EARNING ASSETS                         $ 83,899      $  6,579      7.84%       $ 75,995    $  6,274       8.26%
All Other Assets                               10,473                                   7,781
                                             ========                                ========
TOTAL ASSETS                                 $ 94,372                                $ 83,776
                                             ========                                ========

LIABILITIES & SHAREHOLDERS' EQUITY:
Deposits:
  NOW & Money Markets                        $ 16,100      $    278      1.73%       $ 11,248    $    187       1.66%
  Savings                                       7,210           144      2.00%          5,272         105       1.99%
  Time Deposits                                51,009         2,568      5.03%         49,461       2,747       5.55%
Short Term Borrowings                           1,250            52      4.16%          1,269          59       4.65%

                                             --------      --------      ----        --------    --------       ----
TOTAL INTEREST BEARING
LIABILITIES                                  $ 75,569      $  3,042      4.03%       $ 67,250    $  3,098       4.61%
Demand Deposits                                11,094                                   9,417
Other Liabilities                                  37                                     109
Shareholders' Equity                            7,672                                   7,000
                                             --------                                --------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                         $ 94,372                                $ 83,776
                                             ========                                ========
NET INTEREST SPREAD(3)                                                   3.81%                                  3.65%
                                                                         ====                                   ====
NET INTEREST INCOME                                        $  3,537                              $  3,176
                                                           ========                              ========
NET INTEREST MARGIN(4)                                                    4.22%                                 4.18%
                                                                        ======                                  ====


(1) Loan balances are net of deferred fees/cost of origination and reserve for loan loss allowances.
(2) Interest income on average loans includes loan fee recognition of $205,000 and $185,000 for the years ended December 31, 1999 and 1998. Generally, interest is not accrued on loans past due by more than 90 days.
(3) Represents the average rate earned on interest earning assets minus the average rate paid on interest bearing liabilities.
(4)      Represents net interest income divided by total earning assets.

              ANALYSIS OF CHANGES IN INTEREST INCOME AND EXPENSES
                           (Dollars are in Thousands)

                                                 Net Change 1998 - 1999
                                        -------------------------------------
                                                                       Net
                                          Volume(1)      Rate(2)      Change
                                        -------------------------------------
INTEREST INCOME
    Federal Funds sold                      $(24)       $ (21)          $ (45)
    Securities Available for Sale            231          (81)            150
    Securities Held to Maturity              (34)           0             (34)
    Loans                                    466         (232)            234

                                        -------------------------------------
TOTAL INTEREST INCOME                       $639        $(334)          $ 305
                                        -------------------------------------


INTEREST EXPENSE
    Deposits
         NOW & Money Market Accounts          81           10              91
         Savings                              39            0              39
         Time Deposits                        86         (265)           (179)
    Short-Term  Borrowings                    (2)          (5)             (7)

                                        -------------------------------------
TOTAL INTEREST EXPENSE                      $204        $(260)          $ (56)
                                        -------------------------------------

NET INTEREST INCOME                         $435        $ (74)          $ 361
                                        =====================================

(1) The volume variance reflects the change in the average balance outstanding multiplied by the actual average rate during the prior period.
(2) The rate variance reflects the change in the actual average rate multiplied by the average balance outstanding during the current period.



PROVISION FOR LOAN LOSSES

         Management's policy is to maintain the allowance for loan losses at a level sufficient to absorb inherent losses in the loan portfolio. The allowance is increased by the provision for loan losses, which is a charge to current period earnings, and net recoveries on prior period loan charge-offs. The allowance is decreased by net charge-offs. In determining the adequacy of the reserve for loan losses, management considers the conditions of individual borrowers, Community National Bank's historical loan loss experience, the general economic environment and the overall portfolio composition. As these factors change, the level of loan loss provision changes.

Year Ended December 31, 1999, Compared to Year Ended December 31, 1998.

         The provision for loan loss expense was $9,000 for the year ended December 31, 1999, compared to $150,000 for the year ended December 31, 1998. At December 31, 1999, the allowance for loan losses totaled $870,000, or 1.38%, of total loans outstanding compared to $866,000, or 1.53%, of total loans outstanding at December 31, 1998.

         Management believes that Community National Bank's allowance for loan losses was adequate at December 31, 1999. The following sets forth certain information on Community National Bank's allowance for potential future loan losses for the periods presented.

                     ACTIVITY IN ALLOWANCE FOR LOAN LOSSES
                           (In Thousands of Dollars)

                                                                                      Years Ended
                                                                                         Dec 31
                                                                               -------------------------
                                                                                  1999           1998
                                                                               ----------     ----------

                 Balance at Beginning of Year                                  $      866     $      755

                 Loans Charged-Off:
                     Commercial, Financial & Agricultural                               0            (11)
                     Real Estate, Mortgage                                            (54)           (28)
                     Consumer                                                           0             (4)
                                                                               ----------     ----------
                 Total Loans Charged-Off                                       $      (54)    $      (43)
                                                                               ----------     ----------

                 Recoveries on Loans Previously
                 Charged-Off:
                     Commercial, Financial & Agricultural                      $       43     $        2
                     Real Estate, Mortgage                                              5              0
                     Consumer                                                           1              2
                                                                               ----------     ----------
                 Total Loan Recoveries                                         $       49     $        4
                                                                               ----------     ----------


                 Net Loans Charged-Off                                         $       (5)    $      (39)
                                                                               ----------     ----------

                 Provision for Loan Losses Charged
                      to Expense                                               $        9     $      150
                                                                               ----------     ----------

                 Ending Balance                                                $      870     $      866
                                                                               ==========     ==========

                 Total Loans Outstanding (net of deferred fees/costs)          $   62,700     $   56,650
                 Average Loans Outstanding                                     $   57,401     $   52,414
                 Allowance for Loan Losses to Loans
                      Outstanding                                                    1.38%          1.53%
                 Net Charge-offs to Average Loans
                      Outstanding                                                    0.01%          0.07%


NON-INTEREST INCOME

Year Ended December 31, 1999, Compared to Year Ended December 31, 1998

         Non interest income for 1999 increased by $91,000 or 16%, to $655,000 as compared to $564,000 for 1998. The net increase was comprised of a $168,000 increase in service fees on various deposit accounts, a $103,000 decrease from gain on sale of other real estate owned, and a $26,000 net increase from other miscellaneous fees.

NON-INTEREST EXPENSE

Year Ended December 31, 1999, Compared to Year Ended December 31, 1998

         Non-interest expense increased $714,000 (29%) to $3,209,000 during 1999 compared to $2,495,000 for 1998. The increase was a result of a $291,000 increase in compensation and related employee expenses. Office occupancy and related equipment expenses increased by $248,000. All other expenses combined increased by $175,000 as summarized in the table below -- Non Interest Expenses. These increases are primarily due to the opening of two new branch offices in October 1998.


                             NON INTEREST EXPENSES
                           (Dollars are in Thousands)

                                                                    Year ended
                                                                       Dec 31
                                                      ---------------------------------------
                                                         1999          1998        Incr/(Decr)
                                                      -----------------------------------------

         Salary, wages and employee benefits          $  1,423       $  1,132       $    291
         Occupancy expense                                 413            272            141
         Depreciation of premises and equipment            322            215            107
         Stationary and printing supplies                   79             83             (4)
         Advertising and public relations                   80             48             32
         Data processing expense                           241            209             32
         Legal & professional fees                         112            115             (3)
         Other operating expenses                          539            421            118
                                                      --------------------------------------
         Total non interest expenses                  $  3,209       $  2,495       $    714
                                                      --------------------------------------

INCOME TAX PROVISION

         The income tax provision for the year ended December 31, 1999, was $355,000 an effective tax rate of 36.4%, as compared to $393,000 for the year ended December 31, 1998, an effective tax rate of 35.9%.

Net Income

         Net income for the years ended December 31, 1999, and 1998 was $619,000 and $702,000, respectively.

FINANCIAL CONDITION

         As of December 31, 1999, Community National Bank had total assets of $95.1 million, compared to $93.0 million as of December 31, 1998. Net loans outstanding on December 31, 1999, were $61.8 million, compared to $55.8 million as of December 31, 1998.

Loans

         Lending related income is the most important component of Community National Bank's net interest income and is the major contributor to profitability. The loan portfolio is the largest component of earning assets, and generates the largest portion of revenues. The absolute volume of loans and the volume of loans as a percentage of earning assets are important determinants of net interest margin as loans are expected to produce higher yields than securities and other earning assets. Average loans during the year ended December 31, 1999, were $56,395,000, or 67.2% of earning assets as compared to $51,468,000 or 67.7% of earning assets for December 31, 1998. This represented an average loan to average deposit ratio of 66.0% and 68.3% for December 31, 1999, and December 31, 1998, respectively.

         As of December 31,1999, Community National Bank had total loans, net of deferred fees/costs, of $62,700,000 as compared to $56,650,000 at December 31, 1998, an increase of $6,050,000 or 10.7%. The growth in loans was mainly due to the general growth in the market and the calling efforts of the loan officers. As December 31, 1999, commercial, financial and agricultural loans totaled $8,581,000, or 13.7%, of the loan portfolio. Real estate construction loans totaled $6,672,000 or 10.6%, of the loan portfolio. Real estate mortgage loans totaled $44,806,000 or 71.5% of the loan portfolio. Installment and consumer loans totaled $2,641,000 or 4.2% of the loan portfolio.

         Loan concentrations are considered by management to exist where there are amounts loaned to multiple borrowers engaged in similar activities which collectively could be similarly impacted by economic or other conditions and when the total of such amounts would exceed 25% of total capital. Due to the lack of diversified industry in the markets served, Community National Bank has concentrations in geographic locations as well as in types of loans funded.

                           LOAN PORTFOLIO COMPOSITION
                           (Dollars are in Thousands)

               TYPES OF LOANS                                                         December 31,
               --------------                                                  -------------------------
                                                                                  1999           1998
                                                                               ----------     ----------
                 Commercial, Financial & Agricultural                          $    8,581     $    7,690
                 Real Estate - Construction                                         6,672          4,698
                 Real Estate - Mortgage                                            44,806         42,598
                 Installment & Consumer Lines                                       2,641          1,664
                                                                               ----------     ----------
                 Total Loans, Net of Deferred fees/costs                       $   62,700     $   56,650
                 Less:  Allowance for Loan Losses                                    (870)          (866)
                                                                               ----------     ----------
                 Net Loans                                                     $   61,830     $   55,784
                                                                               ==========     ==========

                             LOAN MATURITY SCHEDULE
                           (Dollars are in Thousands)
                                   (Based on Contractual Maturities)

                                                                           December 31, 1999
                                                           -----------------------------------------------------
                                                            0 - 12         1 - 5         Over 5
                                                            Months         Years          Years          Total
                                                           --------       --------       --------       --------
All Loans other Than Construction                          $ 35,842       $ 18,477       $  2,933       $ 57,252
Real Estate - Construction                                    5,570              0              0          5,570
                                                           --------       --------       --------       --------
Total                                                      $ 41,412       $ 18,477       $  2,933       $ 62,822
                                                           ========       ========       ========       ========
Fixed Interest Rate                                        $  7,758       $ 17,937       $  2,933       $ 28,628
Variable Interest Rate                                       33,654            540              0         34,194
                                                           --------       --------       --------       --------
Total                                                      $ 41,412       $ 18,477       $  2,933       $ 62,822
                                                           ========       ========       ========       ========


                                                                           December 31, 1998
                                                           -----------------------------------------------------
                                                            0 - 12         1 - 5         Over 5
                                                            Months         Years          Years          Total
                                                           --------       --------       --------       --------
All Loans Other Than Construction                          $ 36,159       $ 14,203       $  1,704       $ 52,066
Real Estate - Construction                                    4,698              0              0          4,698
                                                           --------       --------       --------       --------
Total                                                      $ 40,857       $ 14,203       $  1,704       $ 56,764
                                                           ========       ========       ========       ========
Fixed Interest Rate                                        $  4,929       $ 14,203       $  1,704       $ 20,836
Variable Interest Rate                                       35,928              0              0         35,928
                                                           --------       --------       --------       --------
Total                                                      $ 40,857       $ 14,203       $  1,704       $ 56,764
                                                           ========       ========       ========       ========

Credit Quality

         Community National Bank maintains an allowance for loan losses to absorb inherent losses in the loan portfolio. The loans are charged against the allowance when management believes collection of the principal is unlikely. The allowance consists of amounts established for specific loans and is also based on historical loan loss experience. The specific reserve element is the result of a regular analysis of all loans and commitments based on credit rating classifications. The historical loan loss element represents a projection of possible future credit problems and is determined using loan loss experience of each loan type. Management also weighs general economic conditions based on knowledge of specific factors that may affect the collectibility of loans. Community National Bank is committed to the early recognition of possible problems and to maintaining a sufficient allowance. At December 31, 1999, the allowance for loan losses was $870,000 or 1.4% of total loans outstanding, net of deferred fees/costs, compared to $866,000, or 1.5% at December 31, 1998.

         Non-performing assets consist of non-accrual loans, loans past due 90 days or more and still accruing interest, and other real estate owned. Loans are placed on a non-accrual status when they are past due 90 days and management believes the borrower's financial condition, after giving consideration to economic conditions and collection efforts, is such that collection of interest is doubtful. When a loan is placed on non-accrual status, interest accruals cease and uncollected interest is reversed and charged against current income. Subsequent collections reduce the principal balance of the loan until the loan is returned to accrual status.

         Total non-performing assets as of December 31, 1999, increased $4,000 or 2%, to $219,000 compared to $215,000 as of December 31, 1998. Non-performing loans, plus other real estate owned, as a percentage of total assets at December 31, 1999, and 1998 were 0.23% and 0.23% respectively. Management believes that the allowance for loan losses was adequate at December 31, 1999.

         Management is continually analyzing its loan portfolio in an effort to recognize and resolve its problem assets as quickly and efficiently as possible. As of December 31, 1999, management believes that it has identified and adequately reserved for such problem assets. However, management recognizes that many factors can adversely impact various segments of its market. As such, management continuously focuses its attention on promptly identifying and managing potential problem loans as they arise. The tables below summarize Community National Bank's non performing assets and allocation of allowance for loan losses for the periods provided.


                             NON PERFORMING ASSETS
                           (Dollars are in Thousands)

                                                                                      December 31,
                                                                               -----------------------
                                                                                  1999          1998
                                                                               -----------------------

                 Non-Accrual Loans                                             $    215       $    180
                 Past Due Loans 90 Days or More
                      and Still Accruing Interest                                     4              0
                 Other Real Estate Owned                                              0             35
                                                                               --------       --------
                 Total Non-Performing Assets                                   $    219       $    215
                                                                               ========       ========

                 Percent of Total Assets                                           0.23%          0.23%
                                                                               ========       ========
                 Allowance for Loan Losses                                     $    870       $    866
                                                                               ========       ========
                 Allowance for Loan Losses to
                      Nonperforming Loans                                        397.26%        402.79%
                                                                               ========       ========

                                                                            Dec 31, 1999   Dec 31, 1998
                                                                            ------------   ------------

                 Restructured loans                                            $    0         $    0
                                                                               ------         ------
                 Recorded investment in impaired loans                         $  818         $  596
                                                                               ------         ------


                                      ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
                                             (Dollars are in Thousands)

                                                                  December 31, 1999         December 31, 1998
                                                           --------------------------- ----------------------------
                                                                          Percent of                   Percent of
                                                                        Loans in Each                 Loans in Each
                                                                         Category to                   Category to
                                                              Amount     Total Loans      Amount       Total Loans
                                                           -----------  -------------  ------------   -------------

Commercial, Financial & Agricultural                          $    230             14%     $    264              14%
Real Estate Construction                                            84             11%           60               8%
Real Estate - Mortgage                                             394             71%          385              75%
Consumer                                                           162              4%          157               3%
Unallocated                                                          0              0%            0               0%
                                                              --------       --------      --------        --------
Total                                                         $    870            100%     $    866             100%
                                                              ========       ========      ========        ========


Deposits and Funds Purchased

         Total deposits as of December 31, 1999, were $85,425,000 compared to $84,647,000 on December 31, 1998, an increase of $778,000 or 0.9%. The Bank does not rely on purchased or brokered deposits as a source of funds. Instead, the generation of deposits within its market area serves as the Bank's fundamental tool in providing a source of funds to be invested, primarily in loans. The tables below summarize selected deposit information for the periods indicated.

                 SELECTED STATISTICAL INFORMATION FOR DEPOSITS
                             (dollars in thousand)

                                                          December 31,                      December 31,
                                                    --------------------------------------------------------
                                                              1999                              1998
                                                    --------------------------------------------------------
                                                     Average                          Average
                                                     Balance          Rate            Balance           Rate
                                                    ---------         ----           ---------          ----
         Noninterest-bearing
              Demand deposits                       $ 11,094          0.00%          $  9,417          0.00%
         Interest-bearing demand
              Deposits                                16,100          1.73%            11,248          1.66%
         Savings deposits                              7,210          2.00%             5,272          1.99%
         Time deposits                                51,008          5.03%            49,461          5.55%
                                                    --------          ----           --------          ----
                  Total Average Deposits            $ 85,412          3.50%          $ 75,398          4.03%
                                                    ========          ====           ========          ====


                 MATURITY OF TIME DEPOSITS OF $100,000 OR MORE
                           (Dollars are in Thousands)

                                                                   Dec 31, 1999        Dec 31, 1998
                                                                   ------------        ------------
                 Three Months or Less                                $    3,548          $    3,141
                 Three Through Six Months                                 1,991               1,456
                 Six Through Twelve Months                                2,481               2,670
                 Over Twelve Months                                       1,876               1,106
                                                                     ==========          ==========
                                   Total                             $    9,896          $    8,373
                                                                     ==========          ==========

Repurchase Agreements

         Community National Bank enters into agreements to repurchase ("repurchase agreements") under which Community National Bank pledges investment securities owned and under its control as collateral against the one-day agreements. The daily average balance of these agreements for the years ended December 31, 1999, and 1998 was approximately $1,250,000 and $1,269,000 respectively. Interest expense for the same periods was approximately $52,000 and $59,000, respectively, resulting in an average rate paid of 4.16% and 4.65%, respectively.

                      SCHEDULE OF SHORT-TERM BORROWINGS(1)
                             (dollars in thousands)

                                        Maximum                   Average                  Weighted
                                      Outstanding              Interest Rate                Average
                                         at any     Average     during the     Ending    Interest Rate
                                       Month End    Balance        Year        Balance    at Year End
                                     -------------------------------------------------------------------
YEAR ENDED DECEMBER 31,
1999                                    $2,848      $1,250         4.16%       $1,556       4.20%
1998                                    $1,785      $1,269         4.65%         $653       4.63%

-------------------------
(1)      Consists of Securities sold under agreements to repurchase


Securities

         Community National Bank accounts for investments at fair value except for those securities, which Community National Bank has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of stockholders' equity net of the effect of income taxes. Realized gains and losses on investment securities available for sale are computed using the specific identification method.

         Securities that management has the intent and Community National Bank has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the statement of operations.

         Community National Bank does not engage in trading activities as defined in Statement of Financial Accounting Standard No. 115.

         Community National Bank's available for sale portfolio was $17,626,000 at December 31, 1999, (19% of total assets), and $21,956,000 at December 31, 1998, (24% of total assets). See the tables below for a summary of security type, maturity and average yield distributions.

         Community National Bank did not have any securities in its held to maturity portfolio at December 31, 1999, or December 31, 1998.

         Community National Bank uses its securities portfolio primarily as a source of liquidity and a base from which to pledge assets for repurchase agreements and public deposits. When the company's liquidity position exceeds expected loan demand, other investments are considered by management as a secondary earnings alternative. Typically, management remains short-term (under 5 years) in its decision to invest in certain securities. As these investments mature, they will be used to meet cash needs or will be reinvested to maintain a desired liquidity position. Community National Bank has designated substantially all of its securities as available for sale to provide flexibility, in case an immediate need for liquidity arises. The composition of the portfolio offers management full flexibility in managing its liquidity position and interest rate sensitivity, with the intent to minimize the adverse impact on its regulatory capital levels. The available for sale portfolio is carried at fair market value and had a net unrealized loss of approximately $145,000 as of December 31, 1999, a net unrealized gain of approximately $187,000 on December 31, 1998.

         Community National Bank invests primarily in direct obligations of the United States, obligations guaranteed as to the principal and interest by the United States and obligations of agencies of the United States. In addition, Community National Bank enters into federal funds transactions with its principal correspondent banks, and acts as a net seller of such funds. The Federal Reserve Bank also requires equity investments to be maintained by Community National Bank. The tables below summarize the maturity distribution of securities, weighted average yield by range of maturities, and distribution of securities for the periods provided.

                 MATURITY DISTRIBUTION OF INVESTMENT SECURITIES
                           (Dollars are in Thousands)

                                                          December 31, 1999             December 31, 1998
                                                    ------------------------------------------------------------
                                                     Amortized      Estimated      Amortized      Estimated
AVAILABLE-FOR-SALE                                      Cost       Market Value       Cost       Market Value
                                                    ------------------------------------------------------------
U.S. Treasury and U.S. Government Agencies
    and Corporations and Obligations of
    State and Political Subdivisions:
         One Year or Less                             $  9,579       $  9,522       $  7,508       $  7,576
         Over One Through Five Years                     8,051          7,963         13,120         13,239
         Over Five Through Ten Years                         0              0              0              0
         Over Ten Years                                      0              0          1,000          1,000
Federal Reserve Bank Stock                                 141            141            141            141
                                                      --------       --------       --------       --------
Total                                                 $ 17,771       $ 17,626       $ 21,769       $ 21,956
                                                      ========       ========       ========       ========

                 WEIGHTED AVERAGE YIELD BY RANGE OF MATURITIES
        (Average yields on securities available for sale were calculated based on amortized cost)

                                                                        Dec 31, 1999     Dec 31, 1998
                                                              -----------------------------------------
             One Year or Less                                                  5.17%           6.10%
             Over One Through Five Years                                       5.61%           5.42%
             Over Five Through Ten Years                                       0.00%           0.00%
             Over Ten Years                                                    0.00%           5.62%


                     DISTRIBUTION OF INVESTMENT SECURITIES
                           (Dollars are in Thousands)

                                                         December 31, 1999            December 31, 1998
                                                  -----------------------------------------------------------
                                                     Amortized         Fair        Amortized         Fair
                                                       Cost            Value         Cost            Value
                                                  -----------------------------------------------------------
    US Treasury Securities                            $ 11,576       $ 11,491       $ 15,076       $ 15,225
    US Government Agencies                               6,054          5,994          5,552          5,590
    State, County, & Municipal                               0              0          1,000          1,000
    Mortgage-Backed Securities                               0              0              0              0
    Federal Reserve Bank Stock                             141            141            141            141
                                                      --------       --------       --------       --------
    Total                                             $ 17,771       $ 17,626       $ 21,769       $ 21,956
                                                      ========       ========       ========       ========

Liquidity and Interest Rate Sensitivity

         Market and public confidence is the financial strength of Community National Bank and financial institutions in general, and will largely determine the institutions access to appropriate levels of liquidity. This confidence is significantly dependent on Community National Bank's ability to maintain sound asset quality and appropriate levels of capital reserves.

         Liquidity is defined as the ability of Community National Bank to meet anticipated customer demands for funds under credit commitments and deposit withdrawals at a reasonable cost and on a timely basis. Management measures the company's liquidity position by giving consideration to both on- and off-balance sheet sources of and demands for funds on a daily and weekly basis.

         Sources of liquidity include cash and cash equivalents, net of federal requirements to maintain reserves against deposit liabilities; investment securities eligible for pledging to secure borrowings from dealers and customers pursuant to securities sold under repurchase agreements; loan repayments; loan sales; deposits and certain interest rate-sensitive deposits; and borrowings under overnight federal fund lines available from correspondent banks. In addition to interest rate-sensitive deposits, Community National Bank's primary demand for liquidity is anticipated fundings under credit commitments to customers.

         Interest rate sensitivity refers to the responsiveness of interest-earning assets and interest-bearing liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate-sensitive assets and liabilities, at a given time interval, including both floating rate instruments and instruments which are approaching maturity. The measurement of Community National Bank's interest rate sensitivity, or gap, is one of the principal techniques used in asset and liability management. Management generally attempts to maintain a balance between rate-sensitive assets and liabilities as the exposure period is lengthened to minimize the overall interest rate risks to the company.

         The asset mix of the balance sheet is evaluated continually in terms of several variables: yields, credit quality, appropriate funding sources and liquidity. Management of the liability mix of the balance sheet focuses on expanding the various funding sources.

         Community National Bank's gap and liquidity positions are reviewed periodically by management to determine whether or not changes in policies and procedures are necessary to achieve financial goals. At December 31, 1999, approximately 54% of total gross loans were adjustable rate and 55% of total securities either reprice or mature in less than one year. Total deposit liabilities consisted of approximately $25,115,000 (29%) in NOW, Money Market Accounts and Savings, $49,095,000 (58%) in time deposits, and $11,214,000 (13%) in non interest bearing demand accounts. At December 31, 1998, approximately 64% of total gross loans were adjustable rate and 32% of total securities either reprice or mature in less than one year. Total deposit liabilities consisted of approximately $20,625,000 (24%) in NOW, Money Market Accounts and Savings, $52,697,000 (63%) in time deposits, and $11,325,000 (13%) in non interest bearing demand accounts. A rate sensitivity analysis is presented below as of December 31, 1999, and December 31, 1998.

         Community National Bank has prepared a table that presents the market risk associated with financial instruments held by the company. In the "Rate Sensitivity Analysis" table, rate sensitive assets and liabilities are shown by maturity or repricing periods, separating fixed and variable interest rates. The estimated fair value of each instrument category is also shown in the table. While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that, were Community National Bank have to dispose of such instruments at December 31, 1998, and December 31, 1999, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1998, and December 31, 1999, should not necessarily be considered to apply at subsequent dates.

                           RATE SENSITIVITY ANALYSIS
                               December 31, 1999
                           (Dollars are in Thousands)

                                                                                                                   Est. Fair
                                    0-1 Yr       1-2 Yrs       2-3 Yrs      3-4 Yrs      4 Yrs +       TOTAL         Value
                                   -------       -------       -------      -------      -------       -------      ---------
INTEREST EARNING ASSETS
Loans
   Fixed Rate Loans                $ 7,758       $ 2,987       $6,940       $8,089       $2,933       $28,707       $28,803
   Average Interest Rate              8.45%         9.41%        8.93%        8.80%        8.34%         8.75%
   Variable Rate Loans              33,638            79          322          139            0        34,178        34,178
   Average Interest Rate              8.26%         7.25%        6.88%        6.75%                      8.24%
Investment Securities(1)
   Fixed Rate Securities             9,550         7,000        1,000            0            0        17,550        17,484
   Average Interest Rate              5.17%         5.59%        5.73%                                   5.37%
   Variable Rate Securities              0             0            0            0            0             0
   Average Interest Rate
Federal Funds Sold                     931             0            0            0            0           931           931
Average Interest Rate                 4.96%                                                              4.96%
Other Earning Assets(2)                141             0            0            0            0           141           141
Average Interest Rate                 6.00%                                                              6.00%
                                   -------       -------       ------       ------       ------       -------       -------
Total Interest-Earning Assets      $52,018       $10,066       $8,262       $8,228       $2,933       $81,507       $81,537
                                      7.66%         6.74%        8.46%        8.77%        8.34%         7.76%
                                   =======       =======       ======       ======       ======       =======

INTEREST BEARING LIABILITIES
NOW Accounts                       $10,950       $     0       $    0       $    0       $    0       $10,950       $10,950
Average Interest Rate                 1.06%                                                              1.06%
Money Market Accounts                6,526             0            0            0            0         6,526         6,526
Average Interest Rate                 2.71%                                                              2.71%
Savings Accounts                     7,640             0            0            0            0         7,640         7,640
Average Interest Rate                 1.99%                                                              1.99%
CDs $100,000 & Over                  8,020         1,272          302          202          100         9,896         9,908
Average Interest Rate                 4.95%         5.71%        6.19%        6.05%        6.00%         5.12%
CDs Under $100,000                  28,010         8,052        1,745        1,095          297        39,199        39,071
Average Interest Rate                 4.69%         5.16%        5.77%        5.73%        4.68%         4.86%
Securities Sold Under
Repurchase Agreement                 1,556             0            0            0            0         1,556         1,556
Average Interest Rate                 4.19%                                                              4.19%

                                   -------       -------       ------       ------       ------       -------       -------
Total Interest-Bearing
Liabilities                        $62,702       $ 9,324       $2,047       $1,297       $  397       $75,767       $75,651
                                      3.54%         5.24%        5.83%        5.78%        5.01%         3.86%
                                   =======       =======       ======       ======       ======       =======


----------------------------

(1)  Securities available for sale are shown at their amortized cost.

(2)  Represents interest earning Federal Reserve Bank Stock.

                           RATE SENSITIVITY ANALYSIS
                               December 31, 1998
                           (Dollars are in Thousands)

                                                                                                                  Est. Fair
                                    0-1 Yr       1-2 Yrs      2-3 Yrs      3-4 Yrs      4 Yrs +        TOTAL        Value
                                   -------       -------      -------      -------      -------       -------     ---------
INTEREST EARNING ASSETS
Loans
   Fixed Rate Loans                $ 4,929       $ 5,042       $3,384       $5,640       $1,407       $20,402       $20,729
   Average Interest Rate              9.19%         9.74%        9.56%        9.13%        8.08%         9.29%
   Variable Rate Loans              35,807           474           81            0            0        36,362        36,362
   Average Interest Rate              8.28%         7.50%        7.25%                                   8.27%
Investment Securities(1)
   Fixed Rate Securities             7,007        10,620        2,001        1,000        1,000        21,628        21,816
   Average Interest Rate              6.01%         5.34%        6.07%        5.73%        5.62%         5.66%
   Variable Rate Securities              0             0            0            0            0             0
   Average Interest Rate
Federal Funds Sold                   5,175             0            0            0            0         5,175          5175
Average Interest Rate                 5.72%                                                              5.72%
Other Earning Assets(2)                141             0            0            0            0           141           141
Average Interest Rate                 6.00%                                                              6.00%
                                   -------       -------       ------       ------       ------       -------       -------
Total Interest-Earning Assets      $53,059       $16,136       $5,466       $6,640       $2,407       $83,708       $84,223
                                      7.81%         6.78%        8.25%        8.62%        7.06%         7.68%
                                   =======       =======       ======       ======       ======       =======

INTEREST BEARING LIABILITIES
NOW Accounts                       $ 9,032       $     0       $    0       $    0       $    0       $ 9,032       $ 9,032
Average Interest Rates                1.08%                                                              1.08%
Money Market Accounts                5,182             0            0            0            0         5,182         5,182
Average Interest Rates                2.28%                                                              2.28%
Savings Accounts                     6,411             0            0            0            0         6,411         6,411
Average Interest Rates                1.85%                                                              1.85%
CDs $100,000 & Over                  7,266           602          103          302          100         8,373         8,477
Average Interest Rates                5.23%         5.61%        6.02%        6.02%        6.09%         5.31%
CDs Under $100,000                  22,479        12,056        4,521        1,967        3,301        44,324        45,111
Average Interest Rates                              5.11%        5.71%        5.66%        5.82%         5.88%         5.42%
Securities Sold Under
Repurchase Agreement                   653             0            0            0            0           653           653
Average Interest Rates                4.63%                                                              4.63%

                                   -------       -------       ------       ------       ------       -------       -------
Total Interest-Bearing Liabilities $51,023       $12,658       $4,624       $2,269       $3,401       $73,975       $74,866
                                      3.71%         5.71%        5.67%        5.85%        5.89%         4.34%
                                   =======       =======       ======       ======       ======       =======

--------------------

(1)  Securities for sale are shown at their amortized cost.

(2)  Represents interest earning Federal Reserve Bank Stock

Primary Sources and Uses of Funds

Year ended December 31, 1999

         The primary source of funds during the period included net growth in deposits ($778,000), increase in borrowings from repurchase agreements ($903,000), decrease in net investments outstanding ($4,331,000), decrease in cash and federal funds sold ($497,000), exercise of stock options net of tax benefit ($296,000), and net income ($619,000). The primary uses of funds during the period included an increase in net loans outstanding ($6,046,000), an increase in premises and equipment ($767,000), dividends paid ($146,000) and other miscellaneous net uses ($465,000).

Year ended December 31, 1998

         The primary source of funds during the period included net growth in deposits ($12,976,000), exercise of stock options net of tax benefit ($290,000), net income ($702,000), and other miscellaneous net sources ($251,000). The primary uses of funds during the period included an increase in investments outstanding ($4,769,000), an increase in net loans outstanding ($4,970,000), an increase in cash and federal funds sold ($1,686,000), an increase in premises and equipment ($1,844,000), a decrease in borrowings from repurchase agreements ($835,000), and dividends paid ($115,000).


CAPITAL RESOURCES

         Shareholders' equity at December 31, 1999, was $8,008,000, as compared to $7,447,000 at December 31, 1998.

         The Comptroller has established risk-based capital requirements for national banks. These guidelines are intended to provide an additional measure of a bank's capital adequacy by assigning weighted levels of risk to asset categories. Banks are also required to systematically maintain capital against such "off- balance sheet" activities as loans sold with recourse, loan commitments, guarantees and standby letters of credit. These guidelines are intended to strengthen the quality of capital by increasing the emphasis on common equity and restricting the amount of loan loss reserves and other forms of equity such as preferred stock that may be included in capital. Community National Bank's goal is to maintain its current status as a "well-capitalized institution" as that term is defined by its regulators.

         Under the terms of the guidelines, banks must meet minimum capital adequacy based upon both total assets and risk adjusted assets. All banks are required to maintain a minimum ratio of total capital to risk-weighted assets of 8% and a minimum ratio of Tier 1 capital to risk-weighted assets of 4%. Adherence to these guidelines has not had an adverse impact on Community National Bank. Selected capital ratios at December 31, 1999, and 1998 were as follows:

                                 CAPITAL RATIOS
                           (Dollars are in Thousands)

                                                              Actual         Well Capitalized
                                                         ---------------------------------------  Excess
                                                         Amount     Ratio     Amount    Ratio     Amount
                                                         --------------------------------------------------
        AS OF DECEMBER 31, 1999:
        Total Capital:  (to Risk Weighted Assets):          $8,827    14.1%     $5,007    10.0%      $3,820
        Tier 1 Capital: (to Risk Weighted Assets):          $8,043    12.9%     $2,504     6.0%      $5,539
        Tier 1 Capital: (to Average Assets):                $8,043     8.4%     $3,827     5.0%      $4,216

        AS OF DECEMBER 31, 1998:
        Total Capital:  (to Risk Weighted Assets):          $7,966    14.9%     $5,360    10.0%      $2,606
        Tier 1 Capital: (to Risk Weighted Assets):          $7,267    13.6%     $3,216     6.0%      $4,051
        Tier 1 Capital: (to Average Assets):                $7,267     8.2%     $4,431     5.0%      $2,836



EFFECTS OF INFLATION AND CHANGING PRICES

         The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. In addition, inflation affects financial institutions' increased cost of goods and services purchased, the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings, and shareholders' equity. Commercial and other loan originations and refinancings tend to slow as interest rates increase, and can reduce Community National Bank's earnings from such activities.


ACCOUNTING PRONOUNCEMENTS

         On January 1, 1998, the Bank adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 provides new accounting and reporting standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The adoption of this standard did not have a material impact on reported results of operations of Community National Bank.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes accounting and reporting standards for derivative instruments (including certain derivative instruments imbedded in other contracts). The statement is effective for fiscal years beginning after June 15, 1999. The financial impact of the adoption of this statement has not been determined. However, the effect of the adoption of the statement is not expected to be material. In June 1999, the FASB issued SFAS No. 137, which delays implementation of SFAS No. 133 for one year.

Quarterly Financial Information

         The following table sets forth, for the periods indicated, certain consolidated quarterly financial information for Community National Bank. This information is derived from Community National Bank's unaudited financial statements, which include, in the opinion of management, all normal recurring adjustments which management considers necessary for a fair presentation of the results for such periods. This information should be read in conjunction with Community National Bank's Financial Statements included elsewhere in this Prospectus. The results for any quarter are not necessarily indicative of results for future periods.

                            SELECTED QUARTERLY DATA

                                                           1999                                      1998
(Dollars in Thousands except              ---------------------------------------     ----------------------------------
for per share data)                         4Q        3Q         2Q         1Q          4Q       3Q        2Q        1Q
---------------------------------------------------------------------------------     ----------------------------------
Net Interest Income                       $ 927       $ 867     $ 859       $ 884     $ 839     $ 767     $ 780     $ 790
Provision for Loan Losses                     0           6       (18)         21         0        30        60        60
                                          -----       -----     -----       -----     -----     -----     -----     -----
Net Interest Income
     after provision for loan losses      $ 927       $ 861     $ 877       $ 863     $ 839     $ 737     $ 720     $ 730
Other Income (excluding
     security transactions)               $ 181       $ 169     $ 158       $ 149     $ 233     $ 123     $ 104     $ 104
Securities gains (losses), net            $  (2)      $   0     $   0       $   0     $   0     $   0     $   0     $   0
Other expenses                            $ 825       $ 791     $ 815       $ 778     $ 706     $ 599     $ 607     $ 583
                                          -----       -----     -----       -----     -----     -----     -----     -----
Income before income
     tax expense                          $ 281       $ 239     $ 220       $ 234     $ 366     $ 261     $ 217     $ 251
Income tax expense                        $  94       $  90     $  83       $  88     $ 118     $  98     $  82     $  95
                                          -----       -----     -----       -----     -----     -----     -----     -----
Net Income                                $ 187       $ 149     $ 137       $ 146     $ 248     $ 163     $ 135     $ 156
                                          =====       =====     =====       =====     =====     =====     =====     =====

Basic earnings per common share           $0.38       $0.32     $0.30       $0.32     $0.54     $0.36     $0.30     $0.36
Diluted earnings per common share         $0.38       $0.31     $0.28       $0.30     $0.51     $0.34     $0.28     $0.33

                                  APPENDIX E

             Information on First National Bank of Osceola County

                      BUSINESS OF FIRST NATIONAL/OSCEOLA

GENERAL

      First National/Osceola was organized as a national banking association on September 13, 1989. First National/Osceola provides a range of consumer and commercial banking services to individuals, businesses and industries. The basic services offered by First National/Osceola include: demand interest bearing and noninterest bearing accounts, money market deposit accounts, NOW accounts, time deposits, safe deposit services, credit cards, cash management, direct deposits, notary services, money orders, night depository, travelers' checks, cashier's checks, domestic collections, savings bonds, bank drafts, drive-in tellers, and banking by mail. In addition, First National/Osceola originates real estate loans, secured and unsecured commercial loans, and issues stand-by letters of credit. First National/Osceola provides automated teller machine ("ATM") cards, as a part of the HONOR ATM network, thereby permitting customers to utilize the convenience of larger ATM networks. First National/Osceola does not have trust powers and, accordingly, no trust services are provided.

      The revenues of First National/Osceola are primarily derived from interest on, and fees received in connection with, real estate and other loans, and from interest and dividends from investment and mortgage-backed securities, and short-term investments. The principal sources of funds for First National/Osceola's lending activities are its deposits, repayment of loans, and the sale and maturity of investment securities. The principal expenses of First National/Osceola are the interest paid on deposits, and operating and general administrative expenses.

      As is the case with banking institutions generally, First National/Osceola's operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the Federal Reserve and the OCC. Deposit flows and costs of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds. First National/Osceola faces strong competition in the attraction of deposits (its primary source of lendable funds) and in the origination of loans. See "Competition."

LENDING ACTIVITIES

      First National/Osceola offers a range of lending services, including real estate, consumer and commercial loans, to individuals and small businesses and other organizations that are located in or conduct a substantial portion of their business in the Bank's market area. First National/Osceola's total loans at December 31, 1999 and 1998 were $71.0 million, or 65.3% of total assets, and $57.4 million, or 52.5% of total assets, respectively. The interest rates charged on loans vary with the degree of risk, maturity, and amount of the loan, and are further subject to competitive pressures, money market rates, availability of funds, and government regulations. First National/Osceola has no foreign loans or loans for highly leveraged transactions.

      First National/Osceola's loans are concentrated in three major areas: real estate loans, commercial loans, and consumer loans. At December 31, 1999, 73%, 17% and 10% and at December 31, 1998, 71%, 19%, and 10% of First
National/Osceola's loan portfolio consisted of real estate, commercial and consumer loans, respectively. In excess of 95% of First National/Osceola's loans at December 31, 1999 and 1998, respectively, were made on a secured basis. As of December 31, 1999 and 1998, 73% and 71%, respectively of the loan portfolio consisted of loans secured by mortgages on real estate.


      First National/Osceola's commercial loans include loans to individuals and small-to- medium sized businesses located primarily in Osceola and Orange Counties for working capital, equipment purchases, and various other business purposes. A majority of First National/Osceola's commercial loans are secured by equipment or similar assets, but these loans may also be made on an unsecured basis. Commercial loans may be made at variable- or fixed-interest rates. Commercial lines of credit are typically granted on a one-year basis, with loan covenants and monetary thresholds. Other commercial loans with terms or amortization schedules of longer than one year will normally carry interest rates which vary with the prime lending rate and will become payable in full and are generally refinanced in five to ten years.

      First National/Osceola's real estate loans are secured by mortgages and consist primarily of loans to individuals and businesses for the purchase, improvement of or investment in real estate and for the construction of single-family residential units or the development of single-family residential building lots. These real estate loans may be made at fixed- or variable-interest rates. First National/Osceola generally does not make fixed-interest rate commercial real estate loans for terms exceeding five years. Loans in excess of five years generally have adjustable interest rates. First National/Osceola's residential real estate loans generally are repayable in monthly installments based on up to a 25-year amortization schedule with variable-interest rates.

      First National/Osceola's consumer loan portfolio consists primarily of loans to individuals for various consumer purposes, but includes some business purpose loans which are payable on an installment basis. The majority of these loans are for terms of less than five years and are secured by liens on various personal assets of the borrowers, but consumer loans may also be made on an unsecured basis. Consumer loans are made at fixed interest rates, and are often based on up to a five-year amortization schedule.

      For additional information regarding First National/Osceola's loan portfolio, see "First National/Osceola's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition."

DEPOSIT ACTIVITIES

      Deposits are the major source of First National/Osceola's funds for lending and other investment activities. First National/Osceola considers the majority of its regular savings, demand, NOW and money market deposit accounts to be core deposits. These accounts comprised 49% and 43% of First National/Osceola's total deposits at December 31, 1999 and 1998, respectively. Approximately 51% and 57% of First National/Osceola's deposits at December 31, 1999 and 1998 were certificates of deposit. Generally, First National/Osceola attempts to maintain the rates paid on its deposits at a competitive level. Time deposits of $100,000 and over made up 12% and 12% of First National/Osceola's total deposits at December 31, 1999 and 1998, respectively. The majority of the deposits of First National/Osceola are generated from Osceola and Orange Counties. First National/Osceola does not accept brokered deposits. For additional information regarding First National/Osceola's deposit accounts, see "First National/Osceola's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition."


EMPLOYEES
      At December 31, 1999, First National/Osceola employed 58 full-time and two part-time employees. The employees are not represented by a collective bargaining unit. First National/Osceola consider relations with its employees to be good.


PROPERTIES

      The main office of First National/Osceola is located at 920 North Bermuda Avenue, Kissimmee, Florida, in a two-story building of approximately 12,000 square feet, which is leased by First National/Osceola under a lease which, with renewal options, expires in 2009. First National/Osceola also has a branch office of approximately 2,800 square feet in a one-story building located at 2801 13th Street, St. Cloud, Florida; a branch office of approximately 3,700 square feet in a one-story building located at 850 Cypress Parkway, Poinciana, Florida; a branch office of approximately 3,700 square feet in a one-story building located at 15 Silver Star Road E., Ocoee, Florida; a branch office located at 12285 South Orange Blossom Trail, Orlando, Florida, in a one-story building of approximately 3,700 square feet; and a drive-in facility at 100 Ruby Avenue, Kissimmee, Florida. All of First National/Osceola's branch offices are owned by it.

LITIGATION

      In the ordinary course of operations, First National/Osceola is a party to various proceedings. Management does not believe there is any proceeding pending against First National/Osceola which, if determined adversely, would have a material adverse effect on the financial condition or results of operations of First National/Osceola.

MANAGEMENT

      Board of Directors. The Board of Directors of First National/Osceola currently consists of 13 directors, each of whom holds office until the next annual meeting of First National/Osceola shareholders. The following table sets forth certain information with respect to the directors of First National/Osceola.



                              DIRECTOR OR OFFICER
                           OF FIRST NATIONAL/OSCEOLA                   PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                        SINCE                              EXPERIENCE DURING PAST FIVE YEARS
-------------------        --------------------------                  ---------------------------------

O. Sam Ackley, 50                   1989                               Chief Executive Officer of Ackley
                                                                       Group (credit card processing)

James C. Chapman, 49                1998                               President of Chapco, Inc. (ranching
                                                                       and fencing)

A. Gerald Divers, 64                1989                               President of The Bank of Tampa

Bryan W. Judge, 72                  1989                               Self-employed, farming (1994-
                                                                       present); Chief Executive Officer of
                                                                       Judge Farms (1965-1994)

Danny L. Lackey, 55                 1998                               General Manager of Bronson's
                                                                       Partnership (ranching)

Sara S. Lewis, 61                   1998                               Owner of Travel Store (travel)

Samuel L. Lupfer, IV, 44            1989                               President of Lupfer-Frakes, Inc.
                                                                       (insurance)

R. Stephen Miles, Jr., 58           1989                               Attorney, Overstreet, Miles, Rich &
                                                                       Cumbie, P.A. (1997-present); Miles
                                                                       & Cumbie (1975-1997)

Charles H. Parsons, 69              1989                               Architect, Parsons Design &
                                                                       Development, P.A.

E. Hampton Sessions, 54             1989                               Chief of Radiology, Osceola
                                                                       Regional Medical Center (1996-
                                                                       present); private practice physician

Larry L. Walter, 47                 1989                               President and Chief Executive
                                                                       Officer of Hanson Walter &
                                                                       Associates (engineering)


James H. White, 73                  1989                               Chairman of the Board of First
                                                                       National/Osceola, Community
                                                                       National Bank of Pasco County, and
                                                                       First National Bank of Polk County

Thomas E. White, 45                 1989                               President and Chief Executive
                                                                       Officer of First National/Osceola


      Executive Officers. The following sets forth information regarding the executive officers of First National/Osceola. The officers of First National/Osceola serve at the pleasure of the Board of Directors.


                                            PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                                EXPERIENCE DURING PAST FIVE YEARS
---------------------                       --------------------------------------------
James W. Burns, 50                          Senior Vice President, Branch Administration
Linda J. Davidson, 51                       Senior Vice President, Cashier
Thomas E. White, 45                         President and Chief Executive Officer
James H. White, 73                          Chairman of 3 Central Florida Banks


COMPENSATION AND BENEFITS
      The table below sets forth certain information with respect to compensation paid to Thomas E. White (the President and Chief Executive Officer of First National/Osceola) during the years presented. No other executive officer of First National/Osceola received a total salary and bonus in excess of $100,000 in 1999.

                                                 ANNUAL COMPENSATION
                                     ------------------------------------------------------------
     NAME AND                                                 OTHER ANNUAL          ALL OTHER
PRINCIPAL POSITION         YEAR      SALARY($)      BONUS     COMPENSATION        COMPENSATION(1)
------------------         ----      ---------      -----     ------------        ---------------

Thomas E. White,           1999      $122,451      $14,000           -                $2,451
President and Chief        1998      $114,000      $14,000           -                $4,680
Executive Officer          1997      $112,000      $ 6,990           -                $4,480

------------------------

(1) Represents amounts contributed by First National/Osceola to Mr. White's Section 401(k) savings plan account.

      Non-employee directors of First National/Osceola receive directors fees of $200 for each Board meeting attended and $100 for each Committee meeting attended.

      Savings Plan

      First National/Osceola has a 401(k) savings plan covering substantially all employees of First National/Osceola. Under the provisions of the plan, employees may contribute up to 15% of their compensation on a pre-tax basis, subject to limits specified in the Internal Revenue Code. First National/Osceola may make, at the discretion of the Board of Directors, matching contributions up to 3% of the employee's annual compensation and within various limitations specified by the Code.

      Stock Option Plans

      First National/Osceola has a Directors' Stock Option Plan and an Officers' and Employees' Stock Option Plan. Under the plans, options for an aggregate of 2,650 shares of First National/Osceola Common Stock were outstanding as of the date of this Proxy Statement. The plans provide that options are granted at prices equal to market value on the date of grant as determined by the Board of Directors, and become exercisable over five years at the rate of 20% each year. The options remain exercisable up to 10 years from the date of grant. The exercise prices for the outstanding options range from $10 to $24 per share.

MANAGEMENT AND PRINCIPAL STOCK OWNERSHIP

      Directors and Officers

      The following table sets forth the beneficial ownership of outstanding shares of First National/Osceola Common Stock as of the date of this Proxy Statement by First National/Osceola's current directors, and by current directors and executive officers as a group. Except as set forth below, management of First National/Osceola is not aware of any individual or group that owns in excess of 5% of the outstanding shares of First National/Osceola.



NAME OF INDIVIDUAL                    AMOUNT/NATURE OF           PERCENT
(AND ADDRESS OF 5% OWNER)          BENEFICIAL OWNERSHIP(1)       OF CLASS
-------------------------          -----------------------       --------
O. Sam Ackley                               6,250                  1.22%

James C. Chapman                              125                  0.03%

A. Gerald Divers                              600                  0.12%

Bryan W. Judge                             15,714 (2)              3.07%

Danny L. Lackey                             5,852 (3)              1.15%

Sara S. Lewis                                 125                  0.03%


Samuel L. Lupfer, IV                              9,025 (4)               1.77%

R. Stephen Miles, Jr.                             4,500 (5)               0.88%

Charles H. Parsons                                6,250                   1.22%

E. Hampton Sessions                              12,203 (6)               2.39%

Larry L. Walter                                  11,300 (7)               2.21%

James H. White                                   35,000 (8)               6.85%
1st National Bank of Polk County
P. O. Box 188
Haines City, FL  33845-0188

Thomas E. White                                  26,000 (9)               5.09%
1472 Regal Court
Kissimmee, FL  34744

All directors and executive                     136,494                  26.70%
officers as a group (15 persons)

------------------------

(1) Information related to beneficial ownership is based upon the information available to First National/Osceola.
(2)      Includes 15,514 shares held jointly with his spouse.
(3) Includes 5,000 shares owned by a partnership as to which shares he exercises voting and investment power.
(4)      Includes 8,825 shares held jointly with his spouse.
(5) Includes 2,800 shares held jointly with his spouse, and 1,500 shares held by his IRA.
(6) Includes 2,353 shares held by a trust as to which shares he exercises voting and investment power.
(7)      Includes 11,100 shares held jointly with his spouse.
(8) Includes 16,000 shares held jointly with his spouse and 11,500 shares held by his spouse.
(9) Includes 2,500 shares held by a partnership as to which shares he exercises voting and investment power, and 300 shares held as custodian for minor children.

                     FIRST NATIONAL BANK OF OSCEOLA COUNTY
                            SELECTED FINANCIAL DATA

         The information presented below for the years ended December 31, 1995 through 1999 is derived in part from First National/Osceola's audited financial statements. This information does not purport to be complete and should be read in conjunction with First National/Osceola's financial statements appearing elsewhere in this prospectus.

                            SELECTED FINANCIAL DATA
                            Years Ended December 31,

(Dollars in thousands except for per share data)         1999            1998            1997            1996            1995
------------------------------------------------      ---------       ---------       ---------       ---------       ---------
SUMMARY OF OPERATIONS:
Total Interest Income                                 $   7,530       $   7,266       $   6,255       $   5,241       $   4,673
Total Interest Expense                                   (3,256)         (3,454)         (2,818)         (2,457)         (2,223)
                                                      ---------       ---------       ---------       ---------       ---------
                                                      $   4,274       $   3,812       $   3,437       $   2,784       $   2,450
Provision for Loan Losses                                  (186)            (38)           (212)           (299)           (126)
                                                      ---------       ---------       ---------       ---------       ---------
Net Interest Income After Provision for
     Loan Losses                                      $   4,088       $   3,774       $   3,225       $   2,485       $   2,324
Noninterest Income                                          897             707             524             337             269
Noninterest Expense                                      (3,913)         (3,075)         (2,742)         (2,151)         (1,710)
                                                      ---------       ---------       ---------       ---------       ---------
Income before Income Taxes                            $   1,072       $   1,406       $   1,007       $     671       $     883
Income Taxes                                               (391)           (512)           (405)           (253)           (323)
                                                      ---------       ---------       ---------       ---------       ---------
Net Income                                            $     681       $     894       $     602       $     418       $     560
                                                      =========       =========       =========       =========       =========

PER COMMON SHARE DATA:
Basic Earnings Per Share                              $    1.42       $    2.00       $    1.41       $    0.98       $    1.32
Diluted Earnings Per Share                            $    1.36       $    1.86       $    1.32       $    0.93       $    1.27
Book Value Per Share                                  $   16.55       $   16.53       $   14.60       $   13.41       $   12.65
Tangible Book Value Per Share                         $   16.51       $   16.16       $   14.55       $   13.36       $   12.52
Dividends                                             $    0.31       $    0.25       $    0.17       $    0.14       $    0.12
Actual Shares Outstanding                               511,175         451,109         435,500         425,500         425,500
Weighted Average Shares Outstanding                     481,135         446,737         425,836         425,500         425,500
Diluted Weighted Average Shares Outstanding             500,084         481,677         456,159         448,999         440,016

BALANCE SHEET DATA:
Assets                                                $ 108,734       $ 109,325       $  86,286       $  74,193       $  62,628
Total Loans, net                                         70,161          56,591          52,313          45,685          34,756
Total Deposits                                           94,822          97,558          78,508          67,339          52,200
Short-Term Borrowings                                     5,263           3,978           1,044           1,003           4,809
Shareholders' Equity                                      8,459           7,457           6,358           5,704           5,381
Tangible Capital                                          8,441           7,289           6,335           5,686           5,327
Average Total Assets                                    108,881         101,350          79,954          67,385          58,967
Average Loans (net)                                      63,737          54,609          48,921          39,243          32,318
Average Interest Earning Assets                          99,448          92,600          72,660          61,810          54,934
Average Deposits                                         96,821          90,556          72,028          58,049          48,959
Average Interest Bearing Deposits                        77,425          73,343          59,361          48,148          41,692
Average Interest Bearing Liabilities                     81,158          75,659          61,093          51,708          46,421
Average Shareholders' Equity                              7,953           6,941           5,984           5,580           5,058

                            Years Ended December 31,

                                                      -------------------------------------------------------------------------
(Dollars in thousands except for per share data)         1999            1998            1997            1996            1995
------------------------------------------------      -------------------------------------------------------------------------

SELECTED FINANCIAL RATIOS:
Return on Average Assets                                   0.63%           0.88%           0.75%           0.62%           0.95%
Return on Average Equity                                   8.56%          12.88%          10.06%           7.49%          11.07%
Dividend Payout                                           21.90%          12.49%          12.03%          14.25%           9.12%
Efficiency(1)                                             75.67%          68.05%          69.22%          68.92%          62.89%
Net Interest Margin(2)                                     4.30%           4.12%           4.73%           4.50%           4.46%
Net Interest Spread(3)                                     3.28%           4.00%           3.73%           3.71%           3.56%

CAPITAL RATIOS:
Tier 1 Leverage Ratio                                      7.83%           6.68%           7.46%           7.70%           8.61%
Risk-Based Capital
  Tier 1                                                  12.18%          12.49%          11.86%          12.17%          14.56%
  Total                                                   13.33%          13.74%          13.12%          13.43%          16.81%
Average Equity to Average Assets                           7.30%           6.85%           7.48%           8.28%           8.58%

ASSET QUALITY RATIOS:
Net Charge-Offs to Average Loans                           0.27%           0.07%           0.10%           0.93%           0.39%
Allowance to Period End Loans                              1.12%           1.36%           1.47%           1.37%           1.47%
Allowance for Loan Losses to
     Nonperforming Loans                                   1478%            457%           1859%           1044%            536%
Nonperforming Assets to Total Assets                       0.05%           0.16%           0.04%           0.08%           0.15%

OTHER DATA:
Banking Locations                                             6               4               4               4               2
Full-Time Equivalent Employees                               58              44              39              37              23

(1) Efficiency ratio is non interest expense divided by the sum of net interest income before the provision for loan loss plus non interest income.
(2) Net interest margin is net interest income divided by total average earning assets.
(3) Net interest spread is the difference between the average yield on average earning assets and the average yield on average interest bearing liabilities.

                             First National/Osceola
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS COVERS IMPORTANT FACTORS AFFECTING THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF FIRST NATIONAL/OSCEOLA FOR THE PERIODS SHOWN. FIRST NATIONAL/OSCEOLA'S FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THIS ANALYSIS.

OVERVIEW

         The First National Bank of Osceola County is a national bank chartered September 1989. First National/Osceola provides traditional deposit and lending products and services to its commercial and retail customers through five full service branches located within Osceola County in central Florida. First National/Osceola is subject to the supervision of the Office of the Comptroller of the Currency. At December 31, 1999, First National/Osceola had total assets of $108.7 million, total loans of $70.1 million, total deposits of $94.8 million, and total shareholders' equity of $8.5 million. Net income for the year ended December 31, 1999, was $681,000, as compared with $894,000 for the year ended December 31, 1998.

         First National/Osceola is located in Osceola County, primarily in the Kissimmee/St. Cloud area, which is contiguous to the southern edge of Orange County. It is also contiguous with the city of Orlando, Florida. First National/Osceola has three full service and one remote facility in Osceola County. The remaining two full service facilities are located within Orange County.

         First National/Osceola's primary lending focus is small business commercial lending, but also originates residential real estate loans and consumer loans within Osceola and Orange counties. First National/Osceola does not rely on purchased or broker deposits as a source of funds. Instead, the generation of deposits within its market area serves as the fundamental tool in providing a source of funds to be invested, primarily in loans.


RESULTS OF OPERATIONS

NET INCOME

Year Ended December 31, 1999, Compared to the Year Ended December 31, 1998

         First National/Osceola's net income for the year ended December 31, 1999 was $681,000 compared to net income of $894,000 for the year ended December 31, 1998. The per share net income for the years ended December 31, 1999 and 1998 was $1.42 ($1.36 diluted) and $2.00 ($1.86 diluted). Net income overall was negatively impacted due to increased operating expenses resulting primarily from opening a new branch early in 1999. The per share income was also negatively impacted due to the issuance of additional shares from the exercise of stock options, primarily in 1999. First National/Osceola has a qualified stock option plan for its employees, as well as a non-qualified stock option plan for its directors.

         First National/Osceola's return on average assets ("ROA") and return on average equity ("ROE") for the year ended December 31, 1999 was 0.63% and 8.56%, as compared to the ROA and ROE of 0.88% and 12.88% for the year ended December 31, 1998. The efficiency ratios for the year ended December 31, 1999 and 1998 were 76% and 68%, respectively.

         Net income decreased approximately $213,000 or 24% to $681,000 for the year ended December

31, 1999, compared to $894,000 for the same period during 1998. However, both net interest income and non-interest income increased by a combined amount of approximately $652,000, which was offset by an increase of approximately $838,000 in non interest expenses, primarily due to the opening of a new branch early in 1999, as well as investing in future growth by adding additional employees and equipment in other areas of the bank. The provision for loan losses decreased by $148,000 and income tax expense decreased by approximately $121,000.

         The improvement in net interest margin was primarily due to an increase in average interest earning assets resulting from a growth in lending activities. The increase in non-interest income was a result of an increase in loan related fees as well as deposit related fees, both due to the overall growth of the loan and deposit portfolios.


NET INTEREST INCOME/MARGIN

         Net interest income consists of interest and fee income generated by earning assets, less interest expense.

Year Ended December 31, 1999, Compared to Year Ended December 31, 1998

         Net interest income increased $462,000 or 12% to $4,274,000 during the year ended December 31, 1999 compared to $3,812,000 for the year ended December 31, 1998. The $462,000 increase was a combination of a $264,000 increase in interest income and a $198,000 decrease in interest expense.

         Average interest earning assets increased $6,848,000 to $99,448,000 during the year ended December 31, 1999, compared to $92,600,000 for the year ended December 31, 1998. Comparing these same two periods, yield on average interest earning assets decreased from 7.85% to 7.57%. The increase in volume had a positive effect on the change in interest income ($797,000 volume variance), however, this was partially offset by the negative impact resulting from the 0.28% decrease in average yields ($533,000 rate variance). The result was a $264,000 increase in interest income.

         Average interest bearing liabilities increased $5,499,000 to $81,158,000 during the year ended December 31, 1999, compared to $75,659,000 for the year ended December 31, 1998. Comparing these same two periods, the cost of average interest bearing liabilities decreased from 4.57% to 4.01%. The increase in volume resulted in an increase in interest expense ($121,000 volume variance), which was partially offset by the 0.56% decrease in average yields ($319,000 rate variance). The result was a $198,000 decrease in interest expense. Refer to the tables Average Balances -- Yields & Rates, and Analysis Of Changes In Interest Income And Expenses below.

                       AVERAGE BALANCES - YIELDS & RATES
                           (Dollars are in Thousands)

                                                                           Years Ended December 31,
                                                   ----------------------------------------------------------------------
                                                                   1999                                1998
                                                   ----------------------------------    --------------------------------
                                                    Average     Interest     Average     Average      Interest    Average
                                                    Balance     Inc / Exp     Rate       Balance     Inc / Exp     Rate
                                                   ---------    ---------    -------    --------     ---------    -------
ASSETS:
Federal Funds Sold                                 $   2,995    $    151      5.04%     $ 12,790      $    637      4.98%
Securities Available for Sale                         27,970       1,537      5.50%       23,485         1,379      5.87%
Securities Held to Maturity                            4,746         203      4.28%        1,716            90      5.24%
Loans(2)(1)                                           63,737       5,639      8.85%       54,609         5,160      9.45%

                                                   ---------    --------      ----      --------      --------      ----
TOTAL EARNING ASSETS                               $  99,448    $  7,530      7.57%     $ 92,600      $  7,266      7.85%
All Other Assets                                       9,433                               8,750
                                                   ---------                            --------
TOTAL ASSETS                                       $ 108,881                            $101,350
                                                   =========                            ========

LIABILITIES & SHAREHOLDERS' EQUITY:
Deposits:
  NOW & Money Markets                              $  16,292    $    252      1.55%     $ 14,164      $    231      1.63%
  Savings                                              9,706         242      2.49%        6,722           181      2.69%
  Time Deposits                                       51,427       2,602      5.06%       52,457         2,938      5.60%
Short Term Borrowings                                  3,733         160      4.29%        2,316           104      4.49%
                                                   ---------    --------      ----      --------      --------      ----
TOTAL INTEREST BEARING
LIABILITIES                                        $  81,158    $  3,256      4.01%     $ 75,659      $  3,454      4.57%
Demand Deposits                                       19,396                              17,213
Other Liabilities                                        374                               1,537
Shareholders' Equity                                   7,953                               6,941
                                                   ---------                            --------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                               $ 108,881                            $101,350
                                                   =========                            ========

NET INTEREST SPREAD(3)                                                        3.56%                                 3.28%
                                                                              ====                                  ====
NET INTEREST INCOME                                              $ 4,274                              $  3,812
                                                                 =======                              ========
NET INTEREST MARGIN(4)                                                        4.30%                                 4.12%
                                                                              ====                                  ====

(1) Loan balances are net of deferred fees/cost of origination and reserve for loan losses.
(2) Interest income on average loans includes loan fee recognition of $251,000 and $208,000 for years ended December 31, 1999 and 1998.
(3) Represents the average rate earned on interest earning assets minus the average rate paid on interest bearing liabilities.
(4)  Represents net interest income divided by total earning assets.

              ANALYSIS OF CHANGES IN INTEREST INCOME AND EXPENSES
                           (Dollars are in Thousands)


                                                                       Net Change Dec 31, 1998 - 1999
                                                                     ---------------------------------
                                                                                                  Net
                                                                     Volume(1)      Rate(2)     Change
                                                                     ---------------------------------
          INTEREST INCOME
              Federal Funds sold                                      $(488)         $   2       $(486)
              Securities Available for Sale                             263           (105)        158
              Securities Held to Maturity                               159            (46)        113
              Loans                                                     863           (384)        479
                                                                     ---------------------------------
          TOTAL INTEREST INCOME                                       $ 797          $(533)      $ 264
                                                                     ---------------------------------
          INTEREST EXPENSE
              Deposits
                NOW & Money Market Accounts                           $  35          $ (14)      $  21
                Savings                                                  80            (19)         61
                Time Deposits                                           (58)          (278)       (336)
              Short-Term  Borrowings                                     64             (8)         56
                                                                     ---------------------------------
          TOTAL INTEREST EXPENSE                                      $ 121          $(319)      $(198)
                                                                     ---------------------------------
          NET INTEREST INCOME                                         $ 676          $(214)      $ 462
                                                                     =================================

(1) The volume variance reflects the change in the average balance outstanding multiplied by the actual average rate during the prior period.
(2) The rate variance reflects the change in the actual average rate multiplied by the average balance outstanding during the current period.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

         Management's policy is to maintain the allowance for loan losses at a level sufficient to absorb inherent losses in the loan portfolio. The allowance is increased by the provision for loan losses, which is a charge to current period earnings and decreased by charge-offs net of recoveries on prior period loan charge-offs. In determining the adequacy of the reserve for loan losses, management considers those levels maintained by conditions of individual borrowers, the historical loan loss experience, the general economic environment and the overall portfolio composition. As these factors change, the level of loan loss provision changes.

Year Ended December 31, 1999, Compared to Year Ended December 31, 1998

         The provision for loan loss expense increased $148,000 or 389% to $186,000 during the year ended December 31, 1999, as compared to $38,000 for the year ended December 31, 1998, due to an increase in general lending activity. At December 31, 1999, the allowance for loan losses totaled $798,000, or 1.12%, of total loans outstanding, compared to $781,000 or 1.36% of total loans outstanding at December 31, 1998.

         Management believes that First National/Osceola's allowance for loan losses was adequate at December 31, 1999. The following sets forth certain information on First National/Osceola's allowance for loan losses for the periods presented.

                     ACTIVITY IN ALLOWANCE FOR LOAN LOSSES
                           (In Thousands of Dollars)

                                                                December 31,
                                                          ------------------------
                                                            1999            1998
                                                          --------        --------
Balance at Beginning of Year                              $    781        $    781

Loans Charged-Off:
    Commercial, Financial & Agricultural                      (148)            (20)
    Real Estate, Mortgage                                        0              (4)
    Consumer                                                   (52)            (31)
                                                          --------        --------
Total Loans Charged-Off                                   $   (200)       $    (55)
                                                          --------        --------

Recoveries on Loans Previously Charged-Off
    Commercial, Financial & Agricultural                  $     13        $      3
    Real Estate, Mortgage                                        4               9
    Consumer                                                    14               5
                                                          --------        --------
Total Loan Recoveries                                     $     31        $     17
                                                          --------        --------


Net Loans Charged-Off                                     $   (169)       $    (38)
                                                          --------        --------

Provision for Loan Losses Charged
     to Expense                                           $    186        $     38
                                                          --------        --------

Ending Balance                                            $    798        $    781
                                                          ========        ========

Total Loans Outstanding (net of deferred fees/costs)      $ 70,959        $ 57,372
Average Loans Outstanding                                 $ 63,737        $ 54,609

Allowance for Loan Losses to Loans Outstanding                1.12%           1.36%
Net Charge-offs to Average Loans
     Outstanding                                              0.27%           0.07%

NON-INTEREST INCOME

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

         Non-interest income for 1999 increased by $190,000, or 27% to $897,000 as compared to $707,000 for 1998. The net increase was comprised of a $123,000 increase in service fees on various deposit accounts, a $42,000 increase in ATM related fees, a $6,000 net gain on the sale of securities, and an increase of approximately $19,000 in other miscellaneous fees.


NON-INTEREST EXPENSE

Year Ended December 31, 1999, Compared to Year Ended December 31, 1998

         Non-interest expense increased $838,000 (27%) to $3,913,000 during the year ended December 31, 1999, compared to $3,075,000 for the year ended December 31, 1998. The increase was a result of a $291,000 increase in compensation and related employee benefits, a $188,000 increase in occupancy and related equipment expenses, with the remaining increases in non-interest expense (approximately

$359,000) summarized in the table below - Non-Interest Expenses. The primary reasons for the increase in non interest expense was the new branch that began operating early in 1999, as well as an increase in employees and equipment required to sustain the overall growth of First National/Osceola.

                              NON INTEREST EXPENSE
                           (Dollars are in Thousands)

                                                  Years Ended Dec 31
                                           -------------------------------
                                            1999        1998    Incr(Decr)
                                           -------------------------------
Salary, wages and employee benefits         $1,665      $1,374      $291
Occupancy expense                              563         423       140
Depreciation of premises and equipment         265         217        48
Stationary and printing supplies               164         100        64
Advertising and public relations                82          75         7
Data processing expense                        280         233        47
Legal & professional fees                      101          97         4
Other operating expenses                       793         556       237
                                            ------      ------      ----
Total other operating expenses              $3,913      $3,075      $838
                                            ======      ======      ====

INCOME TAXES PROVISION

         The income tax provision for the year ended December 31, 1999, was $391,000, an effective tax rate of 36.5%, as compared to $512,000 for the year ended December 31, 1998, an effective tax rate of 36.4%.

Net Income

         Net income for the years ended December 31, 1999, and 1998 was $681,000 and $894,000, respectively.

FINANCIAL CONDITION

         As of December 31, 1999, First National/Osceola had total assets of $108.7 million, compared to $109.3 million as of December 31, 1998. Total net loans and total deposits outstanding as of December 31, 1999, were $70.2 million and $94.8 million, respectively. Total net loans and total deposits outstanding as of December 31, 1998 were $56.6 million and $97.6 million respectively.

Loans

         Lending-related income is the most important component of the First National/Osceola's net interest income and is a major contributor to profitability. The loan portfolio is the largest component of earning assets, and it therefore generates the largest portion of revenues. The absolute volume of loans and the volume of loans as a percentage of earning assets is an important determinant of net interest margin as loans are expected to produce higher yields than securities and other earning assets. Average loans during the year ended December 31, 1999, were $63,737,000, or 64% of earning assets, as compared to $54,609,000, or 59% of earning assets, for December 31, 1998. This represented an average loan to average deposit ratio of 66% and 60% for the years ended December 31, 1999 and 1998, respectively.

         As of December 31, 1999, First National/Osceola had total loans of $70,959,000, net of unearned discount, as compared to $57,372,000 at December 31, 1998, an increase of $13,587,000, or 24%. The growth in loans during this period was mainly due to the general growth in the market and the calling efforts of the loan officers. Commercial, financial and agricultural loans totaled $12,109,000, or 17% of the loan portfolio. Real estate construction loans totaled $3,963,000, or 6% of the loan portfolio. Real estate mortgage loans totaled $47,845,000, or 67% of the loan portfolio. Installment and consumer loans totaled $7,042,000, or 10% of the loan portfolio.

         Loan concentrations are considered to exist where there are amounts loaned to multiple borrowers engaged in similar activities, which collectively should be similarly impacted by economic or other conditions and when the total of such amounts would exceed 25% of total capital. Due to the lack of diversified industry and the relative proximity of markets served, the Bank has concentrations in geographic as well as in types of loans funded. The tables below provide a summary of the loan portfolio composition and maturities for the periods provided below.

                           LOAN PORTFOLIO COMPOSITION
                           (Dollars are in Thousands)

                   TYPES OF LOANS                                                December 31,
                   -----------------------------------------------------------------------------
                                                                               1999       1998
                                                                             --------    -------
                   Commercial, Financial & Agricultural                      $12,109     $10,828
                   Real Estate - Construction                                  3,963       2,801
                   Real Estate - Mortgage                                     47,845      37,818
                   Installment & Consumer Lines                                7,042       5,925
                                                                             -------     -------
                   Total Loans, Net of Unearned Discount                     $70,959     $57,372
                   Less:  Allowance for Loan Losses                             (798)       (781)
                                                                             =======     =======
                   Net Loans                                                 $70,161     $56,591
                                                                             =======     =======

                             LOAN MATURITY SCHEDULE
                           (Dollars are in Thousands)

                                                                          December 31, 1999
                                                           ----------------------------------------------
                                                            0 - 12       1 - 5       Over 5
                                                            Months       Years        Years        Total
                                                           -------      -------      -------      -------
         All Loans other Than Construction                 $34,628      $22,022      $10,346      $66,996
         Real Estate - Construction                          3,963            0            0        3,963
                                                           -------      -------      -------      -------
         Total                                             $38,591      $22,022      $10,346      $70,959
                                                           =======      =======      =======      =======
         Fixed Interest Rate                               $ 4,467      $22,022      $10,346      $36,835
         Variable Interest Rate                             34,124            0            0       34,124
                                                           -------      -------      -------      -------
         Total                                             $38,591      $22,022      $10,346      $70,959
                                                           =======      =======      =======      =======
                                                                          December 31, 1998
                                                           ----------------------------------------------
                                                            0 - 12       1 - 5        Over 5
                                                            Months       Years         Years        Total
                                                           -------      -------      -------      -------
         All Loans other Than Construction                 $36,789      $17,121      $   661      $54,571
         Real Estate - Construction                          2,801            0            0        2,801
                                                           -------      -------      -------      -------
         Total                                             $39,590      $17,121      $   661      $57,372
                                                           =======      =======      =======      =======
         Fixed Interest Rate                               $ 5,706      $17,121      $   661      $23,488
         Variable Interest Rate                             33,884            0            0       33,884
                                                            ------      -------      -------       ------
         Total                                             $39,590      $17,121      $   661      $57,372
                                                           =======      =======      =======      =======

Credit Quality

         First National/Osceola maintains an allowance for loan losses to absorb inherent losses in the loan portfolio. The loans are charged against the allowance when management believes collection of the principal is unlikely. The reserve consists of amounts established for specific loans and is also based on historical loan loss experience. The specific reserve element is the result of a regular analysis of all loans and commitments based on credit rating classifications. The historical loan loss element represents a projection of future credit problems and is determined using loan loss experience of each loan type. Management also weighs general economic conditions based on knowledge of specific factors that may affect the collectibility of loans. First National/Osceola is committed to the early recognition of problems and to maintaining a sufficient allowance. At December 31, 1999, the allowance for loan losses was $798,000 or 1.1% of total loans outstanding, net of unearned income, compared to $781,000 or 1.4%, at December 31, 1998.

         Non-performing assets consist of non-accrual loans, loans past due 90 days or more and still accruing interest, and other real estate owned. Loans are placed on a non-accrual status when they are past due 90 days and management believes the borrower's financial condition, after giving consideration to economic conditions and collection efforts, is such that collection of interest is doubtful. When a loan is placed on non-accrual status, interest accruals cease and uncollected interest is reversed and charged against current income. Subsequent collections reduce the principal balance of the loan until the loan is returned to accrual status.

         Total non-performing assets as of December 31, 1999, decreased $117,000 or 68% to $54,000, compared to $171,000 as of December 31, 1998.
Non-performing loans, plus other real estate owned, as a percentage of total assets at December 31, 1999 and December 31,1998, was .05% and .16%, respectively. Management believes that the allowance for loan losses on December 31, 1999, was adequate.

         Management is continually analyzing its loan portfolio in an effort to recognize and resolve its problem assets as quickly and efficiently as possible. As of December 31, 1999, management believes that it has identified and adequately reserved for such problem assets. However, management recognizes that many factors can adversely impact various segments of its market. As such management continuously focuses its attention on promptly identifying and providing for potential problem loans, as they arise. The tables below summarize First National/Osceola's non performing assets and allocation of allowance for loan losses for the periods provided.

                             NON-PERFORMING ASSETS
                           (Dollars are in Thousands)
                                  December 31,

                                                      1999       1998
                                                    -------    -------
         Non-Accrual Loans                          $   0       $   0
         Past Due Loans 90 Days or More
              and Still Accruing Interest              54         171
         Other Real Estate Owned                        0           0
                                                    -----       -----
         Total Non-Performing Assets                $  54       $ 171
                                                    =====       =====

         Percent of Total Assets                     0.05%       0.16%
                                                    =====       =====
         Allowance for Loan Losses                  $ 798       $ 781
                                                    =====       =====
         Allowance for Loan Losses to
              Nonperforming Loans                    1478%        457%
                                                    =====       =====


                                                 Dec 31, 1999       Dec 31, 1998
                                                 ------------       ------------
         Restructured loans                          $    0           $    0
                                                     ------           ------
         Recorded investment in impaired loans       $    0           $    0
                                                     ------           ------

                    ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
                           (Dollars are in Thousands)

                                                 December 31, 1999            December 31, 1998
                                              ----------------------      ------------------------
                                                        Percent of                     Percent of
                                                       Loans in Each                  Loans in Each
                                                        Category to                    Category to
                                               Amount   Total Loans        Amount      Total Loans
                                              ------- --------------      -------    -------------
      Commercial, Financial & Agricultural      $ 25        17%            $ 47            9%
      Real Estate Construction                     0         6%               9            5%
      Real Estate - Mortgage                     228        67%             407           66%
      Consumer                                     3        10%              26           10%
      Unallocated                                542         0%             292            0%
                                                ----       ---             ----          ---
      Total                                     $798       100%            $781          100%
                                                ====       ===             ====          ===

Deposits and Funds Purchased

         Total deposits decreased $2,736,000 (2.8%) to $94,822,000 as of December 31, 1999, compared to $97,558,000 on December 31, 1998. First National/Osceola does not rely on purchased or brokered deposits as a source of funds. Instead, the generation of deposits within its market area serves as the company's fundamental tool in providing a source of funds to be invested primarily in loans. The table below summarizes selected deposit information for the periods indicated.

                 SELECTED STATISTICAL INFORMATION FOR DEPOSITS
                           (Dollars are in Thousands)

                                             December 31, 1999          December 31, 1998
                                          ----------------------     ----------------------
                                            Average                      Average
                                            Balance        Rate         Balance      Rate
                                          -----------     ------     -----------   --------
         Noninterest-bearing
              demand deposits              $19,396         0.00%        $17,213      0.00%
         Interest-bearing demand
              deposits                      24,480         2.43%         21,104      1.09%
         Savings deposits                    9,706         2.49%          6,722      2.69%
         Time deposits                      43,239         5.22%         45,517      6.45%
                                           -------         ----         -------      ----
               Total Average Deposits      $96,821         3.20%        $90,556      3.70%
                                           =======         ====         =======      ====

                 MATURITY OF TIME DEPOSITS OF $100,000 OR MORE
                           (Dollars are in Thousands)
                                  December 31,

                                                  1999         1998
                                                -------      -------
                 Three Months or Less           $ 3,851      $ 4,256
                 Three Through Six Months         3,046        3,410
                 Six Through Twelve Months        3,184        2,677
                 Over Twelve Months               1,278        1,218
                                                -------      -------
                                    Total       $11,359      $11,561
                                                =======      =======

Repurchase Agreements and Federal Reserve Bank Advances

         First National/Osceola enters into agreements to borrow short term funds via Federal Reserve Bank Advances and also enters into agreements to repurchase ("repurchase agreements") under which the company pledges investment securities owned and under its control as collateral against the one-day agreements. The daily average balance of these short-term borrowing agreements for the years ended December 31, 1999, and 1998, was approximately $3,705,000 and $2,316,000, respectively. Interest expense for the same periods was approximately $160,000 and $104,000, respectively, resulting in an average rate paid of 4.29% and 4.49% for the years ended December 31, 1999, and 1998, respectively.
                     SCHEDULE OF SHORT-TERM BORROWINGS (1)
                             (dollars in thousands)

                                                Maximum                       Average                     Weighted
                                              Outstanding                  Interest Rate                  Average
                                                 at any       Average       during the       Ending    Interest Rate
                                               Month End      Balance          Year          Balance    at Year End
                                             ------------- ------------- ---------------- ------------ -------------
YEAR ENDED DECEMBER 31,
1999                                             4,848         3,705          4.29%          5,263         4.41%
1998                                             4,729         2,316          4.49%          3,978         4.50%

-------------------------
(1) Consists of Securities sold under agreements to repurchase and Federal Reserve Bank Advances


Securities

         First National/Osceola accounts for investments at fair value except for those securities which the company has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of stockholders' equity net of the effect of income taxes. Realized gains and losses on investment securities available for sale are computed using the specific identification method.

         Securities that management has the intent and the company has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the statement of operations.

         First National/Osceola does not engage in trading activities as defined in Statement of Financial Accounting Standard Number 115.

         First National/Osceola's available for sale portfolio totaled $22,039,000 at December 31, 1999 and $35,819,000 at December 31, 1998, or 20%
and 33%, respectively, of total assets. The held to maturity portfolio totaled $3,532,000 at December 31, 1999, and $2,555,000 at December 31, 1998, or 3% and
2%, respectively, of total assets. See the tables below for a summary of security type, maturity and average yield distributions.

          First National/Osceola uses its securities portfolio primarily as a source of liquidity and a base from which to pledge assets for repurchase agreements and public deposits. When the company's liquidity position exceeds expected loan demand, other investments are considered by management as a secondary earnings alternative. Typically, management remains short-term (under 5 years) in its decision to invest in certain securities. As these investments mature, they will be used to meet cash needs or will be reinvested to maintain a desired liquidity position. The company has designated substantially all of its securities as available for sale to provide flexibility, in case an immediate need for liquidity arises. The composition of the portfolio offers management full flexibility in managing its liquidity position and interest rate sensitivity, without adversely impacting its regulatory capital levels. The available for sale portfolio is carried at fair market value and had a net unrealized loss of approximately $171,000 on December 31, 1999, and a net unrealized gain of approximately $201,000 on December 31, 1998.

         First National/Osceola invests primarily in direct obligations of the United States, obligations guaranteed as to the principal and interest by the United States and obligations of agencies of the United States. In addition, the company enters into federal funds transactions with its principal correspondent banks, and acts as a net seller of such funds. The Federal Reserve Bank also requires equity investments to be maintained by First National/Osceola. The tables below summarize the maturity distribution of securities, weighted average yield by range of maturities, and distribution of securities for the periods provided.

                 MATURITY DISTRIBUTION OF INVESTMENT SECURITIES
                           (Dollars are in Thousands)


                                                                    December 31, 1999          December 31, 1998
                                                                -------------------------   ------------------------
                                                                Amortized     Estimated     Amortized    Estimated
           AVAILABLE-FOR-SALE                                     Cost       Market Value     Cost      Market Value
                                                                ----------  -------------   ---------- -------------
           U.S. Treasury and U.S. Government
              Agencies and Corporations and Obligations of
              State and Political Subdivisions:
                 One Year or Less                               $16,284         $16,210       $10,395       $10,440
                 Over One Through Five Years                      5,770           5,673        23,088        23,244
                 Over Five Through Ten Years                          0               0             0             0
                 Over Ten Years                                       0               0         2,000         2,000
         Federal Reserve Bank Stock                                 156             156           135           135
                                                                -------         -------       -------       -------
         Total                                                  $22,210         $22,039       $35,618       $35,819
                                                                =======         =======       =======       =======

         HELD-TO-MATURITY
         U.S. Government Agencies and Treasuries
                 One Year or Less                               $     0         $     0       $   501       $   504
                 Over One Through Five Years                      3,532           3,457         2,054         2,042
                                                                -------         -------       -------       -------
            Total                                               $ 3,532         $ 3,457       $ 2,555       $ 2,546
                                                                =======         =======       =======       =======



                 WEIGHTED AVERAGE YIELD BY RANGE OF MATURITIES
              (Average Yields on Securities Available for Sale are
                      Calculated Based on Amortized Cost)



                                                           Dec 31, 1999               Dec 31, 1998
                                                           ------------               ------------
                   One Year or Less                            5.27%                      5.80%
                   Over One Through Five Years                 5.41%                      5.34%
                   Over Five Through Ten Years                 0.00%                      0.00%
                   Over Ten Years                              0.00%                      5.77%


                     DISTRIBUTION OF INVESTMENT SECURITIES
                           (Dollars are in Thousands)


                                                       December 31, 1999           December 31, 1998
                                                     ----------------------      ----------------------
                                                      Amortized      Fair        Amortized      Fair
           AVAILABLE-FOR-SALE                           Cost         Value          Cost        Value
                                                     ----------    --------      ---------     --------
            US Treasury Securities                    $13,804      $13,733        $19,621      $19,775
            US Government Agencies                      8,000        7,910         13,502       13,550
            State, County, & Municipal                      0            0          2,000        2,000
            Mortgage-Backed Securities                    250          240            360          359
            Federal Reserve Bank Stock                    156          156            135          135
                                                      -------      -------        -------      -------
            Total                                     $22,210      $22,039        $35,618      $35,819
                                                      =======      =======        =======      =======

         HELD-TO-MATURITY
            US Treasury Securities                    $     0      $     0        $ 2,054      $ 2,042
            US Government Agencies                      3,532        3,457            501          504
                                                      -------      -------        -------      -------
            Total                                     $ 3,532      $ 3,457        $ 2,555      $ 2,546
                                                      =======      =======        =======      =======


Liquidity and Interest Rate Sensitivity

         Market and public confidence in the financial strength of First National/Osceola and financial institutions in general will largely determine the company's access to appropriate levels of liquidity. This confidence is significantly dependent on First National/Osceola's ability to maintain sound asset quality and appropriate levels of capital reserves.

         Liquidity is defined as the ability to meet anticipated customer demands for funds under credit commitments and deposit withdrawals at a reasonable cost and on a timely basis. Management measures the liquidity position by giving consideration to both on- and off-balance sheet sources of and demands for funds on a daily and weekly basis.

         Sources of liquidity include cash and cash equivalents, net of federal requirements to maintain reserves against deposit liabilities; investment securities eligible for pledging to secure borrowings from dealers and customers pursuant to securities sold under repurchase agreements; loan repayments; loan sales; deposits and certain interest rate-sensitive deposits; and borrowings under overnight federal fund lines available from correspondent banks. In addition to interest rate-sensitive deposits, the primary demand for liquidity is anticipated fundings under credit commitments to customers.

         Interest rate sensitivity refers to the responsiveness of interest-earning assets and interest-bearing liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate-sensitive assets and liabilities, at a given time interval, including both floating rate instruments and instruments which are approaching maturity. The measurement of First National/Osceola's interest rate sensitivity, or gap, is one of the principal techniques used in asset and liability management. Management generally attempts to maintain a balance between rate-sensitive assets and liabilities as the exposure period is lengthened to minimize the overall interest rate risks to First National/Osceola.

         The asset mix of the balance sheet is evaluated continually in terms of several variables: yield, credit quality, appropriates funding sources and liquidity. Management of the liability mix of the balance sheet focuses on expanding the various funding sources.


         First National/Osceola's gap and liquidity positions are reviewed periodically by management to determine whether or not changes in policies and procedures are necessary to achieve financial goals. At December 31, 1999, approximately 48% of total gross loans were adjustable rate and 74% of total securities either reprice or mature in less than one year. Liabilities consisted of approximately $26,737,000 (28%) in NOW, Money Market Accounts and Savings, $48,070,000 (51%) in time deposits and $20,015,000 (21%) in non-interest bearing demand accounts. At December 31, 1998, approximately 59% of total gross loans were adjustable rate and 23% of total securities either reprice or mature in less than one year. Liabilities consisted of approximately $24,122,000 (25%) in NOW, Money Market Accounts and Savings, $54,764,000 (56%) in time deposits, and $18,671,000 (19%) in non-interest bearing demand accounts. A rate sensitivity analysis is presented below as of December 31, 1999 and December 31, 1998.

         First National/Osceola has prepared a table which presents the market risk associated with financial instruments held by the company. In the "Rate Sensitivity Analysis" table, rate sensitive assets and liabilities are shown by maturity or repricing periods, separating fixed and variable interest rates. The estimated fair value of each instrument category is also shown in the table. While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that, were First National/Osceola to have disposed of such instruments at December 31, 1998, and December 31, 1999, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1998, and December 31, 1999, should not necessarily be considered to apply at subsequent dates.

                           RATE SENSITIVITY ANALYSIS
                               December 31, 1999
                           (Dollars are in Thousands)

                                                                                                                    Est. Fair
(Dollars in thousands)                  0-1 Yr     1-2 Yrs    2-3 Yrs   3-4 Yrs    4-5 Yrs     5 Ys +     TOTAL       Value
----------------------                  ------     -------    -------   -------    -------    -------    --------   ---------
INTEREST EARNING ASSETS:
Loans
    Fixed Rate Loans                   $ 4,467     $3,679     $4,182     $6,498     7,663     $10,304    $36,793     $36,697
       Average Interest Rate              8.51%      9.22%      8.94%      8.54%     8.45%       8.17%      8.53%
    Variable Rate Loans                 34,124          0          0          0         0           0     34,124      32,280
       Average Interest Rate              8.67%                                                             8.67%
Investment Securities (1)
    Fixed Rate Investments              16,285      5,520        250          0         0           0     22,055      21,883
       Average Interest Rate              5.27%      5.53%      5.65%                                       5.34%
    Variable Rate Investments                0          0          0          0         0           0          0
       Average Interest Rate
Federal Funds Sold                           0          0          0          0         0           0          0           0
    Average Interest Rate                 0.00%
Other Earning Assets (2)                   156          0          0          0         0           0        156         156
    Average Interest Rate                 6.00%                                                             6.00%
                                        ------     ------     ------    ------     ------     -------    -------     -------
Total Interest-Earning Assets          $55,032     $9,199     $4,432     $6,498     7,663     $10,304    $93,128     $91,016
    Average Interest Rate                 7.64%      7.01%      8.75%      8.54%     8.45%       8.17%      7.82%
                                       =======     ======     ======    ======     ======     =======    =======     -------

INTEREST BEARING LIABILITIES

NOW                                    $ 9,989     $   --     $   --     $   --    $   --     $    --    $ 9,989     $ 9,989
    Average Interest Rate                 1.03%                                                             1.03%
Money Market                             6,788          0          0          0         0           0      6,788       6,788
    Average Interest Rate                 2.76%                                                             2.76%
Savings                                  9,960          0          0          0         0                  9,960       9,960
    Average Interest Rate                 2.46%                                                             2.46%
CDs $100,000 & Over                     10,080      1,146          0        133         0           0     11,359      11,424
    Average Interest Rate                 5.30%      5.59%                 5.00%                            5.33%
CDs Under $100,000                      28,533      5,969      1,097        622       490           0     36,711      36,787
    Average Interest Rate                 4.93%      5.24%      5.57%      5.20%     5.42%                  5.01%
Securities Sold Under
    Repurchase Agreement                 2,263          0          0          0         0           0      2,263       2,263
    Average Interest Rate                 4.41%                                                             4.41%

                                       -------     ------     ------     ------    ------     -------    -------     -------
Total Interest-Bearing Liabilities     $67,613     $7,115     $1,097        755       490     $    --    $77,070     $77,211
    Average Interest Rate                 3.81%      5.30%      5.57%      5.16%     5.42%                  4.00%
                                       =======     ======     ======      ======   ======     =======    =======


---------------
      (1) Securities available for sale are shown at their amortized cost.
      (2) Represents interest earning Federal Reserve Bank Stock.

                           RATE SENSITIVITY ANALYSIS
                               December 31, 1998
                           (Dollars are in Thousands)

                                                                                                                Est. Fair
                                        0-1 Yr    1-2 Yrs   2-3 Yrs   3-4 Yrs   4-5 Yrs    5 Ys +      TOTAL      Value
                                        --------  --------  --------  --------  --------   -------    -------   ---------
INTEREST EARNING ASSETS
Loans
   Fixed Rate Loans                      $ 5,706   $ 2,971   $ 5,015    $4,531    $4,531      $656   $ 23,410    $ 23,734
   Average Interest Rate                    8.45%     9.53%     9.29%     8.70%     8.70%     9.08%      8.88%
   Variable Rate Loans                    33,661         0         0         0         0         0     33,661      33,661
   Average Interest Rate                    8.12%                                                        8.12%
Investment Securities (1)
   Fixed Rate Securities                   8,761    19,373     6,054     1,859         0     2,000     38,047      38,239
   Average Interest Rate                    6.07%     5.79%     5.69%     5.78%               5.70%      5.83%
   Variable Rate Securities                    0         0         0         0         0         0          0
   Average Interest Rate
Federal Funds Sold                         5,146         0         0         0         0         0      5,146       5,146
Average Interest Rate                       5.37%                                                        5.37%
Other Earning Assets (2)                     135         0         0         0         0         0        135         135
Average Interest Rate                       6.00%                                                        6.00%
                                         -------   -------   -------    ------    ------    ------   ---------   --------
Total Interest-Earning Assets            $53,409   $22,344   $11,069    $6,390    $4,531    $2,656   $100,399    $100,915
                                            7.55%     6.28%     7.32%     7.85%     8.70%     6.53%      7.29%
                                         =======   =======   =======    ======    ======    ======   ========

INTEREST BEARING LIABILITIES
NOW Accounts                             $ 9,196   $     0   $     0    $    0    $    0    $    0   $  9,196    $  9,196
Average Interest Rate                       1.00%                                                        1.00%
Money Market Accounts                      6,897         0         0         0         0         0      6,897       6,897
Average Interest Rate                       2.00%                                                        2.00%
Savings Accounts                           8,029         0         0         0         0         0      8,029       8,029
Average Interest Rate                       1.65%                                                        1.65%
CDs $100,000 & Over                       10,611       650       300         0         0         0     11,561      11,731
Average Interest Rate                       5.57%     5.91%     6.00%                                    5.60%
CDs Under $100,000                        36,222     4,734     1,098       766       383         0     43,203      43,784
Average Interest Rate                       5.39%     5.61%     5.75%     5.75%     5.30%                5.43%
Securities Sold Under
  Repurchase Agreement                     3,978         0         0         0         0         0      3,978       3,978
Average Interest Rate                       4.49%                                                        4.49%

                                         -------   -------   -------    ------    ------    ------   --------    ---------
Total Interest-Bearing Liabilities       $74,933   $ 5,384   $ 1,398    $  766    $  383    $    0   $ 82,864    $ 83,615
                                            4.12%     5.65%     5.80%     5.75%     5.30%                4.27%
                                         =======   =======   =======    ======    ======    ======   ========

-------------------
(1)      Securities available for sale are shown at their amortized cost.
(2)      Represents interest earning Federal Reserve Bank Stock.

Primary Sources and Uses of Funds

Year ended December 31, 1999

         The primary source of funds during the period included maturity/sale of investments net of purchases ($12,803,000), decrease in federal funds sold and other cash items ($2,171,000), exercise of stock options net of tax benefit, ($712,000) increase in borrowings from repurchase agreements and Federal Reserve Bank Advances ($1,285,000) and net income ($681,000). The primary uses of funds during the period included a decrease in deposits ($2,736,000), an increase in net loans outstanding ($13,570,000), increase in premises and equipment) ($719,000), dividends paid ($158,000), and other miscellaneous net uses ($469,000).

CAPITAL RESOURCES

         Shareholders' equity at December 31, 1999, was $8,459,000 compared to $7,457,000 at December 31, 1998.

         The Comptroller has established risk-based capital requirements for national banks. These guidelines are intended to provide an additional measure of a bank's capital adequacy by assigning weighted levels of risk to asset categories. Banks are also required to systematically maintain capital against such "off-balance sheet" activities as loans sold with recourse, loan commitments, guarantees and standby letters of credit. These guidelines are intended to strengthen the quality of capital by increasing the emphasis on common equity and restricting the amount of loan loss reserves and other forms of equity such as preferred stock that may be included in capital. First National/Osceola's goal is to maintain its current status as a "well-capitalized institution" as that term is defined by its regulators.

         Under the terms of the guidelines, banks must meet minimum capital adequacy based upon both total assets and risk adjusted assets. All banks are required to maintain a minimum ratio of total capital to risk-weighted assets of 8% and a minimum ratio of Tier 1 capital to risk-weighted assets of 4%. Adherence to these guidelines has not had an adverse impact on First National/Osceola. Selected capital ratios at December 31, 1999, and 1998 were as follows:

                                 CAPITAL RATIOS
                           (Dollars are in Thousands)

                                                       Actual                Well Capitalized        Excess
                                                 ------------------        -------------------
                                                  Amount     Ratio          Amount      Ratio        Amount
                                                 ------------------        -------------------       ------
AS OF DECEMBER 31, 1999:
Total Capital:  (to Risk Weighted Assets):        $9,239     13.3%          $6,929      10.0%         $2,310
Tier 1 Capital: (to Risk Weighted Assets):        $8,441     12.2%          $4,157       6.0%         $4,284
Tier 1 Capital: (to Average Assets):              $8,441      7.8%          $5,389       5.0%         $3,052

AS OF DECEMBER 31, 1998:
Total Capital:  (to Risk Weighted Assets):        $8,019     13.7%          $5,835      10.0%         $2,184
Tier 1 Capital: (to Risk Weighted Assets):        $7,289     12.5%          $3,501       6.0%         $3,788
Tier 1 Capital: (to Average Assets):              $7,289      6.7%          $5,420       5.0%         $1,869

EFFECTS OF INFLATION AND CHANGING PRICES

         The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. In addition, inflation affects financial institutions' increased cost of goods and services purchased, the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings, and shareholders' equity. Commercial and other loan originations and refinancings tend to slow as interest rates increase, and can reduce First National/Osceola's earnings from such activities.

ACCOUNTING PRONOUNCEMENTS

         On January 1, 1998, First National/Osceola adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 provides new accounting and reporting standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The adoption of this standard did not have a material impact on reported results of operations of First National/Osceola.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes accounting and reporting standards for derivative instruments (including certain derivative instruments imbedded in other contracts). The statement is effective for fiscal years beginning after June 15, 1999. The financial impact of the adoption of this statement has not been determined. However, the effect of the adoption of the statement is not expected to be material. In June of 1999, the FASB issued SFAS No. 137, which delays implementation of SFAS No. 133 for one year.

Quarterly Financial Information

         The following table sets forth, for the periods indicated, certain consolidated quarterly financial information for First National/Osceola. This information is derived from First National/Osceola's unaudited financial statements which include, in the opinion of management, all normal recurring adjustments which management considers necessary for a fair presentation of the results for such periods. This information should be read in conjunction with First National/Osceola's Financial Statements included elsewhere in this Prospectus. The results for any quarter are not necessarily indicative of results for future periods.

                            SELECTED QUARTERLY DATA
                           (Dollars are in Thousands)

         (Dollars in Thousands except                     1999                              1998
         for per share data)                --------------------------------   ------------------------------
                                               4Q      3Q       2Q      1Q        4Q      3Q     2Q      1Q
         ---------------------------------  --------------------------------   ------------------------------
         Net Interest Income                 $1,150  $1,085   $1,065   $ 974    $  956   $ 980  $ 951   $ 925
         Provision for Loan Losses               87      24       38      37       (58)     27     27      42
                                             ------  ------   ------   -----   -------   ------ ------  -----
         Net Interest Income
         after provision for loan losses     $1,063  $1,061   $1,027   $ 937    $1,014   $ 953  $ 924   $ 883

         Non-Interest Income                    246     226      223     202       205     177    168     157
         Non-Interest Expenses                1,077   1,017      944     875       859     769    727     720
                                             ------  ------   ------   -----   -------   ------ ------  -----
         Income before income
              tax expense                    $  232  $  270   $  306   $ 264    $  360   $ 361  $ 365   $ 320
         Income tax expense                      83      92      116     100       125     166     93     128
                                             ------  ------   ------   -----   -------   ------ ------  -----
         Net Income                          $  149  $  178   $  190   $ 164    $  235   $ 195  $ 272   $ 192
                                             ======  ======   ======   =====   =======   ====== ======  =====

         Basic earnings per common share     $ 0.29  $ 0.36   $ 0.41   $0.36    $ 0.52   $0.43  $0.61   $0.44
         Diluted earnings per common share   $ 0.29  $ 0.35   $ 0.38   $0.33    $ 0.49   $0.40  $0.57   $0.40

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.0850, Florida Statutes, grants a corporation the power to indemnify its directors, officers, employees, and agents for various expenses incurred resulting from various actions taken by its directors, officers, employees, or agents on behalf of the corporation. In general, if an individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the action was unlawful, then the corporation has the power to indemnify said individual who was or is a party to any proceeding (including, in the absence of an adjudication of liability (unless the court otherwise determines), any proceeding by or in the right of the corporation) against liability expenses, including counsel fees, incurred in connection with such proceeding, including any appeal thereof (and, as to actions by or in the right of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof). To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any proceeding, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         Any indemnification in connection with the foregoing, unless pursuant to a determination by a court, shall be made by the corporation upon a determination that indemnification is proper in the circumstances because the individual has met the applicable standard of conduct. The determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected by the board of directors or such committee; or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, then the directors or the committee shall evaluate the reasonableness of expenses and may authorize indemnification. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

         Section 607.0850 also provides that the indemnification and advancement of expenses provided pursuant to that Section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses may not be made if a judgment or other final adjudication established that the individual's actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful); (ii) a transaction from which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor in a proceeding by or in the right of a shareholder. Indemnification and advancement of expenses shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person, unless otherwise provided when authorized or ratified.

         Section 607.0850 further provides that unless the corporation's articles of incorporation provide otherwise, then notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (i) the individual is entitled to mandatory indemnification under Section 607.0850 (in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses); (ii) the individual is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power under Section 607.0850; or (iii) the individual is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether the person met the standard of conduct set forth in Section 607.0850. Further, a corporation is granted the power to purchase and maintain indemnification insurance.

         Article VI of the Bylaws of the Company provides for indemnification of the Company's officers and directors and advancement of expenses. The text of the indemnification provision contained in the such Bylaws is set forth in
Exhibit 3.2 to this Registration Statement. Among other things, indemnification is granted to each person who is or was a director, officer or employee of the Company and each person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation to the full extent authorized by law. Article VI of the Company's Bylaws also sets forth certain conditions in connection with any advancement of expenses and provision by the Company of any other indemnification rights and remedies. The Company also is authorized to purchase insurance on behalf of any person against liability asserted whether or not the Company would have the power to indemnify such person under the Bylaws.

ITEM 21.  EXHIBITS AND FINANCIAL SCHEDULES

     (A)  EXHIBITS

        2.1         -    Agreement to Merge between Centerstate Banks of
                         Florida, First National Bank of Osceola County and
                         First Interim National Bank of Osceola County*

        2.2         -    Agreement to Merge between Centerstate Banks of
                         Florida, First National Bank of Polk County and  First
                         Interim National Bank of Polk County (attached as
                         Appendix A to the proxy statement/prospectus)

        2.3         -    Agreement to Merge between Centerstate Banks of
                         Florida, Community National Bank of Pasco County and
                         Community Interim National Bank of Pasco County*

        3.1         -    Articles of Incorporation of Centerstate Banks of
                         Florida, Inc.*

        3.2         -    Bylaws of Centerstate Banks of Florida*

        4.1         -    Specimen Stock Certificate of Centerstate Banks of
                         Florida*

          5         -    Legal Opinion of Smith, Mackinnon, Greeley, Bowdoin,
                         Edwards, Brownlee & Marks, P.A. with respect to the validity of the Common Stock being offered hereby*

          8         -    Tax Opinion of KPMG LLP

       10.1         -    Centerstate Banks of Florida Stock Option Plan*

         21         -    Subsidiaries of Centerstate Banks of Florida*

       23.1         -    Consent of KPMG LLP

       23.2         -    Consent of Allen C. Ewing & Co.

       23.3         -    Consent of Smith, Mackinnon, Greeley, Bowdoin,
                         Edwards, Brownlee & Marks, P.A. (included in Exhibit
                         5)*

       23.4         -    Omitted

       23.5         -    Omitted

       23.6         -    Omitted

       23.7         -    Consent of KPMG LLP

         24         -    Power of Attorney (included with signatures pages to
                         this Registration Statement)


         27         -    Financial Data Schedule (for SEC use only)*


       99.1         -    Notice of Special Meeting of First National Bank of
                         Polk County Shareholders*

       99.2         -    Proxy of First National Bank of Polk County*

       99.3         -    Letter dated March 10, 2000 to Securities and Exchange
                         Commission from Dwight Darby & Company


       99.4         -    Letter dated March 27, 2000, to Securities and
                         Exchange Commission from Graham & Cottrill, P.A.


---------------
*      Previously filed with the Registration Statement

      (B)  FINANCIAL STATEMENTS

             (1) Financial Statements are included in the proxy statement/prospectus; see "Index to Financial Statements" in the Prospectus.

      Schedules are omitted for the reason that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of the Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant will (1) file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and (iii) include any additional or changed information on the plan of distribution; (2) for determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering; and (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 20, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed in its behalf by the undersigned, thereunto duly authorized, in Winter Haven, Florida, on April 14, 2000.


                               CENTERSTATE BANKS OF FLORIDA, INC.

                                /s/ James H. White
                               -------------------------------------------------
                               James H. White
                               Chairman, President and Chief Executive Officer



                               /s/ James J. Antal
                              --------------------------------------------------
                              James J. Antal
                              Senior Vice President and Chief Financial Officer (principal financial officer and proposed accounting officer)



                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints James H. White and G. Robert Blanchard, Sr., for himself and not for one another, and each and either of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this Registration Statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

            Signature                      Title                    Date
---------------------------------         --------             --------------
 /s/ James H. White                       Director             April 14, 2000
---------------------------------
James H. White


 /s/ G. Robert Blanchard, Sr.             Director             April 14, 2000
---------------------------------
G. Robert Blanchard, Sr.


 /s/ James H. Bingham                     Director             April 14, 2000
---------------------------------
James H. Bingham


 /s/ Terry W. Donley                      Director             April 14, 2000
---------------------------------
Terry W. Donley


 /s/ W. Bryan Judge, Jr.                  Director             April 14, 2000
---------------------------------
W. Bryan Judge, Jr.


 /s/ Samuel L. Lupfer, IV                 Director             April 14, 2000
---------------------------------
Samuel L. Lupfer, IV


 /s/ J. Thomas Rocker                     Director             April 14, 2000
---------------------------------
J. Thomas Rocker